Pursuant to Rule 424(b)(3)

Registration No. 333-215385

DATARAM CORPORATION

777 Alexander Road, Suite 100

Princeton, NJ 08540

(609) 799-0071

Dear Shareholder:

On behalf of the Board of Directors and management, I invite you to attend the Special Meeting of Shareholders of Dataram Corporation (the “Company” or “us” or “we” or “our” or “Dataram”) to be held at the offices of Sichenzia Ross Ference Kesner LLP at 61 Broadway 32nd floor NY, NY 10006 on March 30, 2017 at 10:00 a.m. EDT.

The notice of Special Meeting and proxy statement/prospectus accompanying this letter describe the specific business to be acted upon at the meeting.

In addition to the specific matters to be acted upon, there will be an opportunity for questions of general interest to the shareholders.

Your vote is important. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date, and promptly return the enclosed proxy card in the envelope provided. Your proxy will be voted at the Special Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement/prospectus, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

If you plan to attend the meeting in person, please respond affirmatively to the request for that information by marking the box on the proxy card. You will be asked to present valid picture identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Sincerely,

David A. Moylan

Chairman and Chief Executive Officer

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DATARAM CORPORATION

777 Alexander Road, Suite 100

Princeton, NJ 08540

(609) 799-0071

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

On behalf of the Board of Directors and management, I invite you to attend the Special Meeting of Shareholders of Dataram Corporation (the “Company” or “us” or “we” or “our” or “Dataram”) to be held at the offices of Sichenzia Ross Ference Kesner LLP at 61 Broadway 32nd floor NY, NY 10006 on March 30, 2017 at 10:00 a.m. EDT.

On June 13, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), as amended and restated on July 29, 2016, and further amended and restated on September 14, 2016 and November 28, 2016 (as so amended, the “Merger Agreement”), with Dataram Acquisition Sub, Inc., a Nevada corporation and our wholly-owned subsidiary (“DAS”), U.S. Gold Corp., a Nevada corporation (“USG”) and Copper King LLC, the principal shareholder of USG pursuant to which USG will be merged with and into DAS, with USG surviving the merger as the surviving corporation and our wholly-owned subsidiary (the “Merger”). On June 13, 2016, the Company’s Board of Directors approved the Merger and the issuance of the Merger Consideration (as defined below), and the Board has subsequently approved each of the amendments to the Merger Agreement and Merger Consideration (defined below).

At the Special Meeting, we will ask you to:

1.	Approve the Merger and the issuance of an aggregate of (i) up to 45,880,820 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (including shares of Common Stock issuable upon conversion of our newly designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), (ii) options to purchase up to 925,833 shares of the Company’s Common Stock at an exercise price equal to $0.90 per share and (iii) warrants to purchase up to 1,809,436 shares of the Company’s Common Stock at an exercise price of $0.66 per share, (collectively, the “Merger Consideration”) as consideration for the acquisition of USG as well as a change in control resulting therefrom in accordance with The NASDAQ Stock Market Rules (“Stock Market Rules”);

2.	Approve a certificate of amendment to our Articles of Incorporation to increase our authorized number of shares of Common Stock and preferred stock, par value $0.01 per share (the “Preferred Stock”) to 200,000,000 shares from 54,000,000 shares and 50,000,000 shares from 5,000,000 shares, respectively;

3.	Grant the Board of Directors the authority, in its sole discretion, to approve an amendment to the Company's Articles of Incorporation to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding Common Stock by a ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to March 30, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors; and

4.	Transact such business as may properly come before the meeting or any adjournments.

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting.

The Board of Directors recommends a vote:

1.	FOR the Merger and the issuance of the Merger Consideration;

2.	FOR the certificate of amendment to our Articles of Incorporation to increase our authorized Common Stock and Preferred Stock; and

3.	FOR the Reverse Split.

Shareholders of record at the close of business on February 24, 2017, will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors of Dataram Corporation,

Sincerely,

Anthony M. Lougee

Corporate Secretary

YOUR VOTE AT THE SPECIAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Special Meeting.

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “Information About the Special Meeting and Voting” in the proxy statement/prospectus accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your shares, please contact our Corporate Secretary at Dataram Corporation, at 777 Alexander Road, Suite 100, Princeton, NJ 08540, telephone number (609) 799-0071.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement/prospectus at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement/prospectus.

THE PROXY STATEMENT/PROSPECTUS IS AVAILABLE AT: http://corporate.dataram.com/company-info/investor-relations/financial-releases-and-info

By Order of the Board of Directors,

Sincerely,

Anthony M. Lougee

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the SPECIAL Meeting OF SHAREHOLDERS to Be Held on March 30, 2017 at 10:00 A.M. EDT.

The Notice of Special Meeting of Shareholders and our Proxy Statement/Prospectus are available at:

http://corporate.dataram.com/company-info/investor-relations/financial-releases-and-info

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Dataram Corporation that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Chief Executive Officer of Dataram Corporation, 777 Alexander Road, Suite 100, Princeton, New Jersey 08540 or by calling (609) 799-0071.

To ensure timely delivery of these documents, any request should be made no later than March 20, 2017 to receive them before the special meeting.

For additional details about where you can find information about Dataram, please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus.

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TABLE OF CONTENTS

Special Meeting of Dataram Corporation	3

Information about the Special Meeting and Voting	3

Prospectus Summary	9
The Companies	9
The Merger	11
Reasons for the Merger	12
Fairness Opinion of ROTH Capital Partners, LLC	13
Overview of the Merger Agreement	14
Lock-up Agreements	14
Management Following the Merger	15
Change of Control/Change in Control	15
Interest of Certain Directors and Executive Officers	16
Material U.S. Federal Income Tax Consequences of the Merger	16
Risk Factors	18
Regulatory Approvals	18
Appraisal Rights	18
Comparison of Shareholder Rights	19

Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data	20
Selected Historical Financial Data of Dataram	20
Selected Historical Financial Data of USG	22

Market Price and Dividend Information	25

Risk Factors	27

Forward-looking Statements	35

The Merger	36
Background of the Merger	36
Dataram Reasons for the Merger	38
USG Reasons for the Merger	40
Fairness Opinion of ROTH Capital Partners, LLC	41
Interests of Certain of the Company’s Directors and Executive Officers in the Merger	45
Form of the Merger	45
Merger Consideration	45
Effective Time of the Merger	47
Regulatory Approvals	47
Material U.S. Federal Income Tax Consequences of the Merger	47
NASDAQ Stock Market Listing	49
Anticipated Accounting Treatment	49
Appraisal Rights	49

The Merger Agreement	50
General	50
Merger Consideration	50
Directors and Officers of the Company Following the Merger	51
Surviving Corporation	52
Conditions to Consummation of the Merger	52
Representations and Warranties	53
Other Agreements	54

Agreements Related to the Merger	55
Lock-up Agreements	55

Matters Being Submitted to a Vote of Dataram Shareholders	56
Proposal 1: Approval of the Merger and the Issuance of the Merger Consideration	56
Proposal 2: Approval of an Amendment to the Company’s Articles of Incorporation to Increase the Company’s Authorized Common Stock and Preferred Stock	57
Proposal 3: Approval of an Amendment to the Company’s Articles of Incorporation to Effect the Reverse Split	59

Dataram’s Business	64

USG’s Business	70

Dataram’s Management’s Discussion and Analysis of Financial Condition and Results of Operation	77

Changes and Disagreements with Accountants on Accounting and Financial Disclosure	85

Quantitative and Qualitative Disclosures about the Market Risk of Dataram	85

USG’s Management’s Discussion and Analysis of Financial Condition and Results of Operation	86

Changes and Disagreements with Accountants on Accounting and Financial Disclosure	91

Management Following the Merger	92
Executive Officers and Directors of the Combined Company Following the Merger	92
Independence of Directors	95
Compensation Committee Interlocks and Insider Participation	96
Committees of the Board	96
Audit Committee	96
Compensation Committee	97
Nominating and Corporate Governance Committee	97
Director Compensation	98
Executive Compensation	99
Employment Agreements and Potential Termination and Change in Control Payments	102

Related Party Transactions of Directors and Executive Officers of the Combined Company	104
Dataram Transactions	104
USG Transactions	105

Dataram Corporation and U.S. Gold Corp. Unaudited Pro Forma Condensed Combined Financial Information	106

Dataram Corporation and U.S. Gold Corp. Notes to Unaudited Pro Forma Condensed Combined Financial Information	110

Description of Dataram Capital Stock	113

Comparison of Rights of Holders of Dataram Stock and USG Stock	117

Principal Shareholders of Dataram	132

Principal Shareholders of USG	133

Legal Matters	134

Experts	134

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	134

Where You Can Find More Information	135

DATARAM CORPORATION

777 Alexander Road, Suite 100

Princeton, NJ 08540

(609) 799-0071

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 3, 2017

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF DATARAM CORPORATION

PROSPECTUS FOR UP TO 45,880,820 SHARES OF COMMON STOCK, INCLUDING SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES C PREFERRED STOCK.

On June 13, 2016, Dataram Corporation, a Nevada corporation (the “Company” or “us” or “we” or “our” or “Dataram”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), as amended and restated on July 29, 2016 and further amended and restated on September 14, 2016 and November 28, 2016, with Dataram Acquisition Sub, Inc., a Nevada corporation and our wholly-owned subsidiary (“DAS”), U.S. Gold Corp., a Nevada corporation (“USG”) and Copper King LLC, the principal shareholder of USG pursuant to which USG will be merged with and into DAS, with USG surviving the merger as the surviving corporation and our wholly-owned subsidiary (the “Merger”). On June 13, 2016, the Company’s Board of Directors approved the Merger and the issuance of the Merger Consideration as defined below, and has approved each subsequent amendment to the Merger Agreement and Merger Consideration.

Pursuant to the terms of the Merger Agreement, the Company will issue an aggregate of (i) up to 45,880,820 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (including shares of Common Stock issuable upon conversion of our newly designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”)), (ii) options to purchase up to 925,833 shares of the Company’s Common Stock at an exercise price equal to $0.90 per share and (iii) warrants to purchase up to 1,809,436 shares of the Company’s Common Stock to be issued to a placement agent at an exercise price of $0.66 per share, (collectively, the “Merger Consideration”) as consideration for the acquisition of USG in accordance with The NASDAQ Stock Market Rules (“Stock Market Rules”);

On September 16, 2016, the Board approved, subject to the approval of the shareholders, the filing of a certificate of amendment (the “Certificate of Amendment”) to our Articles of Incorporation to increase our authorized number of shares of Common Stock and Preferred Stock to 200,000,000 shares from 54,000,000 shares and 50,000,000 shares from 5,000,000 shares, respectively;

On September 16, 2016, the Board approved, subject to the approval of the shareholders, an amendment to our Articles of Incorporation to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding Common Stock by a ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to March 30, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

Proposals to approve the Merger and the issuance of the Merger Consideration, the Certificate of Amendment, and the Reverse Split will be presented at the Special Meeting of shareholders of Dataram Corporation scheduled to be held on March 30, 2017.

This proxy statement/prospectus provides detailed information that that you should read before you vote on the proposals that will be presented to you at the Special Meeting of the Company’s shareholders. We encourage you to carefully read this entire document and the documents incorporated by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 30 of this proxy statement/prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The Special Meeting will be held at the offices of Sichenzia Ross Ference Kesner LLP at 61 Broadway 32nd floor NY, NY 10006 on March 30, 2017 at 10:00 a.m. EDT.

This proxy statement/prospectus is dated March 3, 2017. On or about March 8, 2017, we will mail this proxy statement/prospectus in paper copy. For information on how to vote your shares, please see the instruction form from your broker or other fiduciary, as applicable, as well as “Information About the Special Meeting and Voting” in the proxy statement/prospectus. Shareholders who, according to our records, owned shares of the Company’s Common Stock at the close of business on February 24, 2017, will be entitled to vote at the Special Meeting.

If you would like to attend the meeting and vote in person, please send an email to info@dataram.com and directions will be provided to you.

SPECIAL MEETING OF DATARAM CORPORATION

Information About the Special Meeting and Voting

Why am I receiving these proxy materials?

The Board of Directors (“Board”) of Dataram Corporation (the “Company” or “us” or “we” or “our” or “Dataram”) is asking for your proxy for use at the Special Meeting of Shareholders of the Company, to be held at the offices of Sichenzia Ross Ference Kesner LLP at 61 Broadway 32nd floor NY, NY 10006 on March 30, 2017 at 10:00 a.m. EDT and at any adjournment or postponement of the meeting. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

This proxy statement/prospectus is furnished to shareholders of Dataram Corporation, a Nevada corporation, in connection with the solicitation of proxies by the Board for use at the Special Meeting of Shareholders (the “Meeting”).

Sharing the Same Last Name and Address

We are sending only one copy of our proxy statement / prospectus to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy statement / prospectus mailed to you, or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary at 777 Alexander Road, Suite 100, Princeton, New Jersey 08540 or call us at 609-799-0071. You may also contact us in the same manner if you received multiple copies of the materials and would prefer to receive a single copy in the future.

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to shareholders?

We will mail this proxy statement/prospectus and a proxy card on or about February 20, 2017 to shareholders of record of the Company.

What is the purpose of the meeting?

You will be voting on:

1.	Approval of the Merger and the issuance of the Merger Consideration in connection with the acquisition of USG in accordance with the Stock Market Rules;

2.	Approval of the Certificate of Amendment;

3.	Approval of the Reverse Split; and

4.	Such other business that is properly presented at the meeting.

What are the Board’s recommendations?

The Board recommends a vote:

1.	“FOR” the Merger and the issuance of the Merger Consideration;

2.	“FOR” the approval of the Certificate of Amendment; and

3.	“FOR” approval of the Reverse Split.

Who is entitled to vote at the meeting, what is the “record date”, and how many votes do they have?

Holders of record of our Common Stock at the close of business on February 24, 2017 (the “Record Date”) will be entitled to vote at the meeting. Each share of Common Stock has one vote. There were 4,818,666 shares of Common Stock outstanding on the Record Date officers and directors hold approximately 8 % of the outstanding voting capital as of the Record Date.

What is a quorum of shareholders?

In order to carry on the business of the Special Meeting, a quorum must be present. If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee, or other record holder of our voting capital indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether we have a quorum. Since there were 4,818,666 shares of Common Stock on February 24, 2017 the presence of holders of 2,409,334 shares of voting capital will represent a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

Proposal 1: Approval of the Merger and the issuance of the Merger Consideration	The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Merger and the issuance of the Merger Consideration. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Proposal 2: Amendment to our Articles of Incorporation to Increase our Authorized Capital Stock.	The affirmative vote of a majority of the votes outstanding as of the Record Date is required to approve the amendment to our Articles of Incorporation to increase our authorized capital stock. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Proposal 3: Approval of the Reverse Split	The affirmative vote of a majority of the votes outstanding as of the Record Date is required to approve the Reverse Split. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Who can attend the meeting?

All shareholders at the close of business on February 24, 2017 the Record Date, or their duly appointed proxies, may attend the meeting.

What do I need to attend the meeting?

In order to be admitted to the meeting, a shareholder must present proof of ownership of Common Stock as of the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee, or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the meeting. You will also be required to present a form of photo identification, such as a driver’s license.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask shareholders to instruct the proxy how to vote so that all voting capital may be voted at the meeting even if the holders do not attend the meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either for or against any of the proposals being presented to shareholders and will have no impact on the result of the vote on these proposals.

How do I vote?

If you are a shareholder of record, you may vote by mailing a completed proxy card or in person at the Special Meeting.

If you are a street name holder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee), you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Special Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

You must be present, or represented by proxy, at the Special Meeting in order to vote your shares. You can submit your proxy by completing, signing, and dating your proxy card and mailing it in the accompanying pre-addressed envelope. YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

How will my proxy vote my shares?

If your proxy card is properly completed and received, and if it is not revoked, before the Special Meeting, your shares will be voted at the meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card, but do not give any voting instructions, your shares will be voted as follows:

1.	“FOR” approval of the Merger and the issuance of the Merger Consideration in connection with the acquisition of USG in accordance with the Stock Market Rules;

2.	“FOR” approval of the Certificate of Amendment; and

3.	“FOR” approval of the Reverse Split.

To our knowledge, no other matters will be presented at the meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive from your broker a full meeting package including a voting instruction form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority under NASDAQ rules to vote their clients’ unvoted shares on certain routine matters.

The following matters are considered non-routine matters. NASDAQ rules do not permit brokerage firms to vote their clients’ unvoted shares for:

•	Proposal 1: Approval of the Merger and the issuance of the Merger Consideration in connection with the acquisition of USG in accordance with the Stock Market Rules;

•	Proposal 2: Approval of the Certificate of Amendment; and

•	Proposal 3: Approval of the Reverse Split.

Therefore, if you do not vote on these proposals, your shares will remain unvoted on those proposals. We urge you to provide voting instructions to your brokerage firm so that your vote will be cast on those proposals.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the meeting?

If you are a registered shareholder (meaning your shares are registered directly in your name with our transfer agent) you may change your vote at any time before voting takes place at the meeting. You may change your vote by:

1.	Delivering another proxy card or voter instruction form to Dataram Corporation, ATTN: Corporate Secretary, 777 Alexander Road, Suite 100, Princeton NJ 08540, with a written notice dated later than the proxy you want to revoke stating that the proxy is revoked.

2.	Completing and sending in another proxy card or voting instruction form with a later date.

3.	Attending the meeting and voting in person.

For shares you hold beneficially or in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee or fiduciary in accordance with that entity’s procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the meeting and voting in person.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will pay the costs of preparing, printing, and mailing the notice of Special Meeting of Shareholders, this proxy statement/prospectus and the enclosed proxy card. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile, or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

We have retained Equity Stock Transfer to aid in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting. For these services, we will pay total fees of approximately $34,000.

Who can I contact to answer my questions or help vote my proxy?

If you have any questions concerning the merger, the other meeting matters, or need assistance voting your shares, please contact our proxy solicitor Alliance Advisors at the number listed below:

Alliance Advisors LLC
200 Broadacres Drive, 3rd floor
Bloomfield, NJ 07003
(855) 723-7815

Proposals to be Presented at the Special Meeting

We will present three proposals at the meeting. We have described in this proxy statement/prospectus all of the proposals that we expect will be made at the meeting. If any other proposal is properly presented at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of voting capital on such proposal in our best judgment.

OTHER MATTERS

Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

No Appraisal Rights

Under the Nevada Revised Statutes and our charter documents, holders of our Common Stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect any of the proposals. For more information about such rights, see the provisions of Section 92A.390 of the Nevada Revised Statutes.

Change of Control/Change in Control

The Board of Directors has determined that the Merger Consideration will constitute a change of control or change in control. Upon the closing of the Merger and upon the Company’s satisfaction of all notice requirements under the Exchange Act, the majority of the Board of Directors will change and the following individuals will be appointed to the Board of the Company: Timothy M. Janke, James Dale Davidson and John N. Braca.

Stock Market Rule 5635(b) requires shareholder approval where the issuance of securities will result in a change of control. Immediately after the Merger, USG shareholders will own approximately 90.8% of the Common Stock of the Company (including shares of Common Stock issuable upon conversion of Series C Preferred Stock) and the Company shareholders will own will own approximately 9.2% of the Common Stock of the Company. Therefore, the Company is required to obtain the approval of its shareholders pursuant to Stock Market Rule 5635(b). In connection with the approval of Proposal 1, a vote in favor of such proposal will be deemed to be a vote in favor of any change in control and of control resulting from the consummation of the Merger.

Related Party Transactions

Stock Market Rule 5635(a)(2) requires shareholder approval where any director, officer or substantial shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

Based on the Company’s current understanding, no director, officer or substantial shareholder of the Company will have a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company’s voting stock to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSALS

Edward Karr is a member of the Board of Directors of the Company and the President, Chief Executive Officer, a member of the Board of Directors and a shareholder of USG. Accordingly, Mr. Karr has a substantial interest in Proposal 1. Mr. Karr has recused himself from all decisions relating to Dataram’s acquisition of USG. In addition, the Company’s counsel, Sichenzia Ross Ference Kesner LLP, has previously represented USG in unrelated matters prior to the consummation of the Merger negotiations. The Company’s Finance and Investment Committee, consisting of Directors Trent Davis, David Moylan and Michael Markulec, has overseen the negotiation of the terms of the Merger on behalf of the Company, and has retained special independent counsel, Windels Marx Lane and Mittendorf, LLP to assist the Committee. Members of the Board and executive officers of the Company do not have any interest in any other Proposal that is not shared by all other shareholders of the Company.

ANNUAL REPORT ON FORM 10-K

Upon the written request of a shareholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended April 30, 2016, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the SEC. The Company will furnish any exhibit to the Annual Report on Form 10-K to any shareholder upon request and upon payment of a fee equal to the Company’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or its exhibits should be addressed to Chief Financial Officer, Dataram Corporation, 777 Alexander Road, Suite 100, Princeton, New Jersey 08540.

PROSPECTUS SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Merger and the proposals being considered at the Dataram Corporation Special Meeting, you should read this entire proxy statement/prospectus carefully, including the Merger Agreement attached as Annex A, the opinion of ROTH Capital Partners, LLC attached as Annex B and the other annexes to which you are referred herein. For more information, please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus.

THE COMPANIES

Dataram Corporation

777 Alexander Road, Suite 100

Princeton, NJ 08540

(609) 799-0071

Since 1967, Dataram has been an independent manufacturer of memory products and provider of performance solutions. The Company provides customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Cisco, Dell, Fujitsu, HP, IBM, Lenovo and Oracle as well as a line of memory products for Intel and AMD motherboard based servers.  Dataram manufactures its memory in-house to meet three key criteria - quality, compatibility, and selection - and tests its memory for performance and OEM compatibility as part of the production process.  With memory designed for over 50,000 systems and with products that range from energy-efficient DDR4 modules to legacy SDR offerings, Dataram offers one of the most complete portfolios in the industry.  The Company is a CMTL Premier Participant and ISO 9001 (2008 Certified). Its products are fully compliant with JEDEC Specifications. Dataram’s customers include an international network of distributors, resellers, retailers, OEM customers and end users.

In addition to memory products, Dataram offers solutions that provide its customers significant and quantifiable cost savings (reduction in total cost of ownership) while helping them manage end-of-life transitions.  These include:

•	Design and engineering services;

•	Contract and flexible manufacturing to accommodate special customer needs;

•	Simulation labs for testing and validation;

•	Financial programs and trade-in / trade-up programs to allow customers to optimize memory procurements; and

•	Software tools to assess memory needs and optimize memory deployment and application performance.

Dataram has four business lines which provide complementary solutions to the market.  Each has a different customer focus and “go to market” approach.  They are:

•	Dataram / Princeton Memory;

•	Micro Memory Bank (MMB);

•	MemoryStore.com; and

•	18004Memory.com.

The Dataram / Princeton Memory Business provides innovative new memory products that support enterprise / mission critical need; custom and high end memory solutions for most demanding customers ranging from enterprise and data center segments to power users and gamers; provides solutions to extend the density memory options available to customers.  The business also provides:

•	Memory Solutions Services:

o	Performance optimization, total cost of computing reduction consulting;

o	Engineering and design services for embedded applications;

o	Proof of concept engagements;

o	Customized consignment programs;

o	Product on-demand offerings; and

o	Installation services;

•	Software: products that improve application and computing performance; and

•	Buy-back program: in conjunction with the MMB business, provides customers with opportunity to “trade-in” existing memory as part of a sale with trade-in credited towards purchase of new memory.

The Micro Memory Bank business provides new and refurbished memory products which are not commonly available.  These solutions extend the life of the system where memory is no longer available by the OEM, helping companies avoid the cost of additional hardware expenditures.  The business also provides:

•	Brokerage services: makes opportunistic purchases of excess surplus inventories for less than market price; also buys unknown inventory which is then opened, cataloged, and sometimes refurbished;

•	Buy-back program: works with Princeton business to provide customers with opportunity to “trade-in” existing memory as part of a sale with trade-in credited towards purchase of new memory. Memory traded-in is refurbished and then sold; and

•	Technology recycling program: provides end of life recycling services to customers across all IT hardware categories including laptops, desktops, workstations, servers, main frames, hubs and switches.

Operating since 1994, 18004Memory.com web property provides a one-stop source for new and refurbished memory products used in desktops, laptops, notebooks, servers, MAC systems, printers, digital cameras, PDAs, MP3 players, and more.  They provide memory upgrades for all major brands including Compaq, Dell, Apple, Hewlett-Packard, Toshiba, IBM, Gateway, Sony, Fujitsu, and Acer.

The Memorystore.com web property provides a one-stop web source for “Dataram Value Memory” products used in desktops, laptops, notebooks, servers, workstations, and MAC systems.  Dataram Value Memory is memory specifically designed and tested to meet industry standards.  It is purchased by customers who know the exact technical specifications of the memory they need. Dataram Value Memory is fully compliant with JEDEC Specifications.

U.S. Gold Corp.

Suite 102, Box 604

1910 East Idaho Street

Elko, NV  89801

(755) 888-4060

U.S. Gold Corp. (“USG”) is an exploration stage company that owns certain mining leases and other mineral rights. On July 2, 2014, USG entered into an asset purchase agreement with Wyoming Gold Mining Company, Inc. (“Wyoming Gold”) for the purchase of the Copper King gold and copper development project located in the Silver Crown Mining district of southwest Wyoming (the “Copper King Project”). On May 27, 2016, USG acquired certain unpatented mining claims related to a gold development project in Eureka County, Nevada from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (the “Keystone Project”). Subsequent to this acquisition, USG acquired 71 additional unpatented lode mining claims.

Copper King Project

The Copper King Project is located in southeastern Wyoming. USG’s rights to the Copper King Project are derived from two mineral leases from the State of Wyoming. Ownership of the mineral rights remains in the possession of the State of Wyoming as conveyed to the state by the United States. The State of Wyoming issued the mineral leases to Wyoming Gold in 2013 and 2014 and Wyoming Gold assigned both leases to USG on June 23, 2014. Limited exploration and mining were conducted on the Copper King property in the late 1880s and early 1900s. Since 1938, at least nine historic (pre-Strathmore) drilling campaigns by at least seven companies and the U. S. Bureau of Mines have been conducted at Copper King. Wyoming Gold conducted an exploration drill program in 2007 and 2008. The focus of Wyoming Gold’s work was to confirm and potentially expand the mineralized body outlined in the previous drill campaigns, increase the geologic and geochemical database leading to the creation of the current geologic model and resource estimate, and to provide material for further metallurgical testing.

Keystone Project

On May 25, 2016, USG entered into a purchase and sale agreement (“Purchase and Sale ”), as amended and restated, with Nevada Gold and Americas Gold Exploration, Inc. pursuant to which USG acquired certain mining claims related to a gold development project in Nevada. At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. Subsequent to the acquisition, USG acquired 71 additional unpatented lode mining claims. No comprehensive, modern-era, model-driven exploration has ever been conducted on the Keystone Project. Previously, significant amounts of low grade (+/- 0.02 opt) and anomalous gold were intersected, but results were considered uneconomic, and prior projects were terminated.

USG Capital Raise

USG recently completed a private placement of shares of its Series C Preferred Stock pursuant to which it raised approximately $12.0 million in gross proceeds. As described below, these shares will be converted into Company securities as part of the Merger.

Dataram Acquisition Sub, Inc.

Dataram Acquisition Sub, Inc. (“DAS”) is a wholly owned subsidiary of the Company and was formed for the purposes of carrying out the Merger.

THE MERGER

Upon the effective time of the Merger, USG will be merged with and into DAS, with USG surviving the Merger as the wholly-owned subsidiary of the Company. Immediately after the Merger, USG shareholders will own approximately 90.8% of the Common Stock of the Company, (including shares of Common Stock issuable upon conversion of Series C Preferred Stock) and the Company shareholders will own will own approximately 9.2% of the Common Stock of the Company.

REASONS FOR THE MERGER

Each of the board of directors of the Company and USG also considered other reasons for the Merger, as described herein.

The Company’s Board of Directors and the Finance and Investment Committee (the “Special Committee”) considered the following factors in reaching its conclusion to approve the Merger and to recommend that the Company’s shareholders approve the Merger and the issuance of the Merger Consideration, all of which the Company’s Board of Directors and the Special Committee viewed as supporting its decision to approve the business combination with USG:

•	The Company’s Board of Directors believes that based upon the Company’s current financial situation, the market for its products and services and projected growth that entry into the natural resources segment represents a market opportunity that would diversify the Company’s business model and thereby mitigate risk associated with focusing on one industry and increase the overall value of the Company. In reaching this belief, the Board considered that, as the memory business and junior mining business have different business models and risks profiles, and also operate in different markets (suppliers, customers), the combination mitigates sector specific exposure and associated risks

•	The Company’s Board of Directors considered that following the Merger, Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business. While each of these businesses will be operated and managed independent of one another, they will share common resources and functions to include, but not limited to, human resources, legal, facilities, back office operations and administrative support. The sharing of common functions and resources will be of mutual operational and financial benefit. While each business will report as separate business into the parent entity (Dataram), the combined organization will be led by an experienced senior management team with representation from each of the current management teams of Dataram and USG, and the board of directors will also have representation from each of the current Boards of Directors of Dataram and USG.

•	The Company’s Board of Directors concluded that the Merger would provide the existing Company shareholders an opportunity to participate in the potential growth of the combined organization following the Merger, while the Company’s pre-merger shareholders will benefit from any decision by the Company to sell or spin off the existing Company business within eighteen (18) months of the consummation of the Merger through the declaration of a special dividend ( See “Overview of the Merger Agreement – Conditions to Consummation of the Merger”) payable to the Company’s shareholders as of a record date which is no less than five (5) business days prior to the effective date of the Merger.

•	The Company’s Board of Directors also considered that the combined organization will be led by an experienced senior management team and a Board of Directors with representation from each of the current boards of directors of Dataram and USG.

•	The Company’s Special Committee considered the financial analyses of ROTH Capital Partners, LLC (“ROTH”), including its opinion to the Special Committee as to the fairness to the shareholders of Dataram, from a financial point of view and as of November 28, 2016, the date of the opinion, of the exchange ratio.

•	The expenses to be incurred in connection with the Merger;

•	The possible volatility, at least in the short term, of the trading price of the Company’s Common Stock resulting from the Merger announcement;

•	The strategic direction of the combined entity following the completion of the Merger where Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business, While each of these businesses will be operated and managed independent of one another, they will share common resources and functions to include, but not be limited to, human resources, legal, facilities, back office operations and administrative support. The sharing of common functions and resources will be of mutual operational and financial benefit;

•	While each business will report as separate business into the corporate entity, the combined organization will be led by an experienced senior management team with representation from each of the current management teams of Dataram and USG, and the Boards of Directors will also have representation from each of the current Boards of Directors of Dataram and USG;

•	The potentially strengthened balance sheet of the combined organization resulting from (i) the requirement that USG have raised a minimum of $3,000,000 in net proceeds and up to a maximum of $12,000,000 in gross proceeds from a finance transaction on or prior to the closing of the Merger, (ii) that there be no liabilities on the books of USG, and (iii) USG does not have any known and reported legal issues;

•	The impact that the Merger will have on the Company’s operating expenses and expenses of being a public company as such expenses will be allocated between the surviving entity’s two lines of business;

•	The Merger Consideration which is in the form of equity and not cash;

•	The market price for the Company’s Common Stock and its impact on the Company’s ability to raise capital as a stand-alone entity;

•	The Company’s history of losses over the prior several years and its impact on the Company’s ability to raise capital as a stand-alone entity;

•	The Company’s current economic condition and difficulties to be faced as a standalone company;

•	The Company’s restrictions on ability to raise capital without approval of a majority of the holders of the Series D Preferred Stock; and

•	Various other risks associated with the combined organization and the Merger, including those described in the section entitled “Risk Factors” in this proxy statement/prospectus.

In the course of reaching its decision to approve the Merger, the Board of Directors of USG consulted with its senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others:

•	The potential to provide its current shareholders with greater liquidity by owning stock in a public company;

•	The expenses to be incurred in connection with the Merger and related administrative challenges associated with combining the companies;

•	The additional public company expenses and obligations that USG’s business will be subject to following the Merger that it has not previously been subject to; and

•	Various other risks associated with the combined organization and the merger, including the risks described in the section entitled “Risk Factors” in this proxy statement/prospectus.

FAIRNESS OPINION OF ROTH CAPITAL PARTNERS

Roth Capital Partners LLC, a full service investment banking firm dedicated to the small-cap public market, was retained to provide an opinion as to the fairness of the Merger Consideration to the shareholders of the Company from a financial point of view. Roth Capital Partners LLC assessed the value of the Merger Consideration using publicly available and other information provided by the Company such as financial information including financial performance and operating data of the Company and USG. In addition, Roth Capital Partners LLC engaged in discussions with management of the Company with respect to past and current operations and financial condition and prospects of the Company and USG and the strategic rationale for, and the potential benefits of, the Merger. Roth Capital Partners, LLC was paid $52,500 for the fairness opinion.

Based on the foregoing, in a letter dated November 28, 2016, Roth Capital Partners concluded that the Merger Consideration was fair, from a financial point of view, to the shareholders of the Company.

A copy of the fairness opinion is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus.

OVERVIEW OF THE MERGER AGREEMENT

Surviving Corporation

At the effective time of the merger all the properties, rights, privileges, powers and franchises of DAS and USG will vest in the surviving corporation debts, liabilities and obligations of DAS and USG will become the debts, liabilities and obligations of the Surviving Corporation. In addition, the articles of incorporation and bylaws of USG in effect at the effective time will become the articles of incorporation and the bylaws of the surviving corporation. Furthermore, the officers and directors of USG and DAS in office immediately prior to the effective time will be the officers and directors of the surviving corporation.

Merger Consideration

At the effective time of the merger, the outstanding shares of common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of USG will be converted into the right to receive an aggregate of (i) up to 45,880,820 shares of Common Stock of the Company (including shares of Common Stock issuable upon conversion of our newly designated Series C Preferred Stock, (ii) options held by certain USG holders will be exchanged for five-year options to purchase up to 925,833 shares of the Company’s Common Stock at an exercise price equal to $0.90 per share which vest 1/24 each month over the 2 years from the original date of issue and (iii) warrants held by USG holders will be exchanged for five-year cashless warrants to purchase up to 1,809,436 shares of the Company’s Common Stock at an exercise price equal to $0.66 per share (collectively, the “Merger Consideration”) as consideration for the acquisition of USG in accordance with The NASDAQ Stock Market Rules (“Stock Market Rules”).

Conditions to the Consummation of the Merger

In addition to closing conditions described in more detail hereafter, the closing of the Merger is subject to customary closing conditions, including, among other things:

1.	the approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital of the Merger and the issuance the Merger Consideration pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

2.	the approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to increase the number of shares of authorized Common Stock and Preferred Stock;

3.	the receipt by the Company of a fairness opinion with respect to the Merger and the Merger Consideration;

4.	the Company filing Schedule 14f-1 with respect to the change with the Company’s Board of Directors;

5.	the receipt of lock-up agreements from certain USG shareholders; and

6.	the declaration by the Board of Directors of the Company of a special dividend (the “Special Dividend”) entitling each shareholder of the Company prior to consummation of the Merger to a proportionate interest, equal to such shareholders interest in the Company, to the Company’s existing businesses as described above under “The Companies – Dataram Corporation”, or the proceeds therefrom, in the event the Board of the Company elects to divest such businesses with eighteen (18) months after consummation of the Merger.

Lock-up Agreements

As a condition to the closing of the Merger certain USG security holders have entered into lock-up agreements pursuant to which such parties have agreed not to, except in limited circumstances, sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s Common Stock, including, as applicable, shares received in the Merger from that effective time of the Merger until one or two years following the closing of the Merger. See section entitled “Merger Consideration” in this proxy statement/prospectus.

As of February 24, 2017, no Dataram Company’s shareholders have lock-up agreements

Escrow Shares

At the Effective Time of the Merger, the Company shall deliver to the escrow agent, Merger Consideration consisting of 10% of the total number of shares of capital stock of the Company otherwise issuable to Copper King in shares of Series C Preferred Stock (the “Escrow Shares”). The Escrow Shares will be available to secure any claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of Copper King and USG pursuant to the Merger Agreement as well as against the failure to deliver a new economic preliminary report upon the Copper King Project during the period of twelve (12) months following the closing of the Merger (the “Escrow Period”).

In no event will the indemnification obligations of Copper King exceed the Escrow Shares. The Escrow Shares will not be available for sale, transfer or other disposition by Copper King during the Escrow Period.

Indemnification

The Merger Agreement provides that Copper King will indemnify and hold harmless the Company, the surviving entity and their respective directors, officers and affiliates and their successors and assigns (the “Company Indemnified Parties”) from and against any and all actions, costs, damages, expenses, losses (collectively, the “Losses”) to the extent such Losses result or arise from breach of any representations or warranties set forth in the Merger Agreement and all taxes resulting from or relating to the ownership, management or use of and the operation of USG prior to and including the closing date. Copper King shall not have any liability to the Company Indemnified Parties for any Losses referred to above until all of such liabilities collectively exceed $10,000. Moreover, in no event shall Copper King aggregate liability of the Company Indemnified Parties exceed the after tax amount of such claim and all claims shall be net of any insurance proceeds reasonably expected to be received in respect to the Losses subject to such claim. Pursuant to the terms of the Merger Agreement, Copper King indemnification obligation is limited to the Escrow Shares. See section entitled “Escrow Shares” above.

MANAGEMENT FOLLOWING THE MERGER

Management of the Company / Management of Surviving Corporation

Pursuant to the Merger Agreement, Trent D. Davis and Michael E. Markulec will resign as members of the Board of Directors at or prior to the consummation of the Merger. In addition, USG appointed the following three designees to the Company’s Board of Directors, which appointment shall be effective on the eleventh day following the date on which the Company meets its information obligations under the Exchange Act, including the filing and mailing of a Schedule 14f-1: Timothy M. Janke, James Dale Davidson and John N. Braca.

The following table lists the names and positions of the individuals who are expected to serve as executive officers and directors of the Company upon completion of the Merger:

Name	Title
Edward M. Karr	Chief Executive Officer, President and Director
David A. Moylan	President - Dataram Division and Director
Anthony M. Lougee	Chief Financial Officer
David S. Rector	Chief Operating Officer and Corporate Secretary
Timothy M. Janke	Director
James Dale Davidson	Director
John N. Braca	Director

CHANGE OF CONTROL/CHANGE IN CONTROL

The Board of Directors has determined that the Merger Consideration will constitute a change of control or change in control. Upon the closing of the Merger and upon the Company’s satisfaction of all notice requirements under the Exchange Act, the majority of the Board of Directors will change and the following individuals will be appointed to the Board of the Company: Timothy M. Janke, James Dale Davidson and John N. Braca.

Stock Market Rule 5635(b) requires shareholder approval where the issuance of securities will result in a change of control. Immediately after the Merger, USG shareholders will own approximately 90.8% of the Common Stock of the Company (including shares of Common Stock issuable upon conversion of Series C Preferred Stock) and the Company shareholders will own will own approximately 9.2% of the Common Stock of the Company. Therefore, the Company is required to obtain the approval of its shareholders pursuant to Stock Market Rule 5635(b). In connection with the approval of Proposal 1, a vote in favor of such proposal will be deemed to be a vote in favor of any change in control and of control resulting from the consummation of the Merger.

INTEREST OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS

Certain members of management of the Company have interests which may be different from your interests as shareholders of the Company. Members of the Special Committee were aware of these interests at the time they approved the Merger Agreement.

Edward Karr is a member of the Board of Directors of the Company and the President, Chief Executive Officer and a member of the Board of Directors of USG. Accordingly, Mr. Karr has a substantial interest in approval of the Merger. The other Members of the Board and executive officers of the Company do not have any interest in any that is not shared by all other shareholders of the Company.

Anthony Lougee and David Moylan have employment and severance agreements with Dataram which include Change in Control provisions. These agreements provide Mr. Lougee and Mr. Moylan with additional compensation upon the occurrence of certain conditions following a change in control. The Merger will constitute a change in control under the respective agreements. See “The Merger – Interests of Certain Directors and Executive Officers.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Generally

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of USG capital stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative pronouncements and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect.  Any such change could affect the accuracy of this discussion.

This discussion assumes you hold your shares of USG capital stock as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to U.S. holders of USG capital stock subject to special treatment under the federal income tax laws such as:

•	insurance companies;

•	investment companies;

•	tax-exempt organizations;

•	financial institutions;

•	dealers in securities or foreign currency;

•	banks or trusts;

•	persons that hold USG capital stock as part of a straddle, hedge, constructive sale or other integrated security transaction;

•	persons that have a functional currency other than the U.S. dollar;

•	investors in pass-through entities; or

•	persons who acquired their USG capital stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan.

Further, this discussion does not consider the potential effects of any state, local or foreign tax laws or U.S. federal tax laws other than federal income tax laws.

This discussion is not intended to be tax advice to any particular holder of USG capital stock.  Tax matters regarding the Merger are complicated, and the tax consequences of the Merger to you will depend on your particular situation.  You should consult your own tax advisor regarding the specific tax consequences to you of the Merger, including the applicability and effect of federal, state, local and foreign income and other tax laws.

For purposes of this discussion, you are a “U.S. holder” if you beneficially own USG capital stock and you are:

•	a citizen or resident of the United States for federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•	a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If an entity classified as a partnership for U.S. federal income tax purposes holds USG capital stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.   Partners of partnerships holding USG capital stock are urged to consult their own tax advisors.

Neither Dataram nor USG have requested a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences of the Merger and, as a result, there can be no assurance that the IRS will not disagree with any of the conclusions described below.  It is the Company’s understanding that the Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Code, and Dataram and USG will each be a party to the reorganization within the meaning of Section 368(b) of the Code.  This understanding is not binding on the IRS or any court.

The discussion below summarizes the material U.S. federal income tax consequences to a U.S. holder of USG capital stock resulting from the qualification of the Merger as reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

As a tax-free reorganization, it is the Company’s understanding that the Merger will have the following federal income tax consequences for U.S. holders of USG capital stock:

1.	No gain or loss will be recognized by U.S. holders of USG capital stock as a result of the exchange of such shares for the Merger Consideration pursuant to the Merger.

2.	The tax basis of the Merger Consideration received by each U.S. holder of USG capital stock will equal the tax basis of such U.S. holder’s shares of USG capital stock exchanged in the Merger.

3.	The holding period for the Merger Consideration received by each U.S. holder of USG capital stock will include the holding period for the shares of USG capital stock of such U.S. holder exchanged in the Merger.

Reporting and Retention Requirements

If you receive the Merger Consideration as a result of the Merger, you are required to retain certain records pertaining to the Merger pursuant to the Treasury Regulations under the Code.  If you are a “significant holder” (as defined in the Treasury Regulations under the Code) of USG capital stock, you must file with your U.S. federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger.   You are urged to consult your tax advisors concerning potential reporting requirements.

RISK FACTORS

The Company and its shareholders are subject to various risks associated with the Merger including the following risks:

•	USG is a new company with a short operating history and has a history of losses;

•	Since USG has a limited operating history, it is difficult for potential investors to evaluate its business;

•	Exploring for gold is an inherently speculative business;

•	USG’s business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time;

•	USG may be denied the government licenses and permits which it needs to explore on its properties;

•	The values of USG’s properties are subject to volatility in the price of gold and any other deposits USG may seek or locate;

•	USG’s property titles may be challenged and it is not insured against any challenges, impairments or defects to its mineral claims or property titles;

•	Possible amendments to the General Mining Law could make it more difficult or impossible for USG to execute its business plan;

•	Market forces or unforeseen developments may prevent USG from obtaining the supplies and equipment necessary to explore for gold and other resources;

•	USG may not be able to maintain the infrastructure necessary to conduct exploration activities; and

•	USG does not carry any property or casualty insurance and although the Company anticipates purchasing a comprehensive insurance policy on behalf of USG at or prior to the closing of the Merger, there can be no assurance that USG will be insured. Even if USG does obtain insurance, it may not cover all of the risks associated with its operations.

These risks are discussed in greater detail under the section entitled “Risk Factors” in this proxy statement/prospectus. The Company encourages you to read and consider all of these risks, together with the financial and other information contained in this prospectus, carefully, If any of the risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the value of our common stock would likely decline and you may lose all or a part of your investment.

REGULATORY APPROVALS

The Company must comply with applicable federal and state securities laws and the rules and regulations of The NASDAQ Stock Market LLC in connection with the consummation of the Merger and the issuance of the Merger Consideration and the filing of this proxy statement/prospectus with the SEC.

NO APPRAISAL RIGHTS

Under the Nevada Revised Statutes (“NRS”) and our charter documents, holders of our Common Stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect any of the proposals. For more information about such rights, see the provisions of Section 92A.390 of the NRS and the section entitled “The Merger—Appraisal Rights” in this proxy statement/prospectus.

COMPARISON OF SHAREHOLDER RIGHTS

Both the Company and USG are incorporated under the laws of the State of Nevada and accordingly, the rights of the shareholders of each are currently, and will continue to be, governed by the NRS. If the Merger is consummated, USG shareholders will become shareholders of the Company, and their rights will be governed by the NRS, the bylaws of the Company and, assuming Proposal 2 is approved by the Company’s shareholders at the Special Meeting, the Articles of Incorporation of the Company, as amended. The rights of the Company’s shareholders contained in the Company’s bylaws and Articles of Incorporation, as amended, differ from the rights of USG shareholders under the Amended and Restated Articles of Incorporation and bylaws of USG, as more fully described under the section entitled “Comparison of Rights of Holders of Dataram Stock and USG Stock” in this proxy statement/prospectus.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL DATA

The following tables set forth selected historical consolidated financial data of the Company. The selected historical consolidated financial information as of and for the years ended April 30, 2016 and 2015 has been derived from the Company’s audited historical consolidated financial statements, and are contained in its Annual Report on Form 10-K for the fiscal year ended April 30, 2016, which is included herein into this proxy statement/prospectus.

The selected unaudited historical consolidated financial information of the Company as of and for the six month periods ended October 31, 2016 and 2015 has been derived from the Company’s unaudited historical consolidated financial statements in its quarterly report on Form 10-Q for the quarter ended October 31, 2016, which is incorporated herein into this proxy statement/prospectus.

The following information is only a summary and should be read together with the Company’s management’s discussion and analysis of results of operations and financial condition and the Company’s consolidated financial statements and the notes related thereto incorporated herein into this proxy statement/ prospectus.

.

Selected Historical Financial Data of Dataram

DATARAM CORPORATION AND SUBSIDIARIES

Balance Sheet Data (at period end)

(In thousands)

	October 31, 2016	April 30, 2016	April 30, 2015
Current assets	$2,996	$4,261	$4,656

Goodwill	1,083	1,083	1,083

Total assets	4,442	5,751	6,275

Total liabilities	1,805	2,859	4,158

Total shareholders' equity	2,637	2,892	2,117

DATARAM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Six Month Period Ended	Six Month Period Ended	Year Ended	Year Ended
	October 31, 2016	October 31, 2015	April 30, 2016	April 30, 2015

Revenues	$9,594	$13,388	$25,182	$28,258

Operating expenses
Cost of sales	8,018	10,783	20,464	24,068
Engineering	98	100	191	768
Selling, general and administrative	2,581	2,684	5,767	6,171
Total operating expenses	10,696	13,567	26,422	31,007

Loss from operations	(1,102)	(178)	(1,240)	(2,749)

Total other expense, net	(84)	(109)	(168)	(1,077)

Gain on sale of State NOL	—	190	190	—
Income tax expense	—	—	(3)	(3)
Net loss	(1,186)	(97)	(1,221)	(3,829)

Dividend – Series A preferred stock	—	122	122	1,759

Net loss allocated to common shareholders	(1,186)	(219)	(1,343)	(5,588)

Net loss per share of common stock
Basic and diluted	($0.40)	($0.21)	($1.07)	($6.60)
Weighted average common shares outstanding
Basic and diluted	2,942,591	1,036,141	1,255,414	846,170

The following tables set forth selected historical consolidated financial data of U.S. Gold Corp. The selected historical consolidated financial information as of and for the years ended April 30, 2016 and 2015 has been derived from U.S. Gold Corp.’s audited historical consolidated financial statements, and are contained elsewhere in this proxy statement/prospectus.

The selected unaudited historical consolidated financial information of U.S. Gold Corp. as of and for the nine month periods ended October 31, 2016 and 2015 has been derived from its unaudited historical consolidated financial statements which are also included elsewhere in this proxy statement/prospectus.

The following information is only a summary and should be read together with U.S. Gold Corp.’s management’s discussion and analysis of results of operations and financial condition and its consolidated financial statements and the notes related thereto included elsewhere in this proxy statement/ prospectus.

Selected Historical Financial Data of USG

U.S. GOLD CORP. AND SUBSIDIARY

Balance Sheet Data (at period end)

(In thousands)

	October 31, 2016	April 30, 2016	April 30, 2015
Current assets	$9,343	$320	$45

Non-current assets (mineral rights)	4,137	3,092	3,092

Total assets	13,480	3,412	3,136

Total liabilities	118	544	124

Total shareholders' equity	13,362	2,868	3,012

U.S. GOLD CORP. AND SUBSIDIARY

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Month Period Ended	Six Month Period Ended	Year Ended	Year Ended
	October 31, 2016	October 31, 2015	April 30, 2016	April 30, 2015

Revenues	$—	$—	$—	$—

Operating expenses
Selling, general and administrative	2,033	8	407	14
Total operating expenses	2,033	8	407	14

Loss from operations	(2,033)	(8)	(407)	(14)
Total other expense, net	(4)	—	—	—

Net loss allocated to common shareholders	(2,037)	(8)	(407)	(14)

Net loss per share of common stock
Basic and diluted	($0.22)	($0.76)	($3.42)	($1.65)
Weighted average common shares outstanding
Basic and diluted	9,265,489	10,000	118,933	8,507

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The transaction will be accounted for as a Reverse Business Combination, the acquisition of Dataram by USG under the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations”. The unaudited pro forma condensed combined financial statements contained in this proxy statement/prospectus were prepared using the acquisition method of accounting. The selected unaudited pro forma condensed combined balance sheet information is presented as if the transaction occurred on October 31, 2016, plus pro forma adjustments. The selected unaudited pro forma condensed combined statement of operations information for the six months ended October 31, 2016 and for the year ended April 30, 2016 is presented as if the transaction occurred on May 1, 2015.

The selected unaudited pro forma condensed combined financial information is presented for information purposes only and is not intended to represent or be indicative of the combined results of operation or financial position that USG would of reported had the transaction been completed as of the date for the periods presented, and should not be taken as representative of USG’s consolidated results of operations of financial condition following the completion of the transaction. In addition, the selected unaudited pro forma condensed combined financial information is not intended to project future financial position or results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 38 of this proxy statement/prospectus. The following selected unaudited pro forma condensed combined financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Financial Information” and related notes beginning on page 126 of this proxy statement/ prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Six	For the Year
	Months Ended	Ended
	October 31, 2016	April 30, 2016

Revenues	$9,594	$25,182
Cost of sales	8,018	20,464
Engineering	98	191
Selling, general and administrative	4,613	6,174
Net loss	(3,223)	(1,628)
Basic and diluted net loss per share	$(0.06)	$(0.03)
Weighted average common shares outstanding	50,308,790	50,308,790

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA

As of
October 31, 2016

Cash	$9,064
Total assets	22,132
Total liabilities	1,922
Total stockholder's equity	20,210

MARKET PRICE AND DIVIDEND INFORMATION

The Company’s Common Stock is listed on The NASDAQ Capital Market under the symbol “DRAM”. The following table sets forth, for the periods indicated, the high and low intraday prices per share of the Company’s Common Stock as reported by The NASDAQ Capital Market.

Dataram Common Stock

	2016		2015
	High	Low	High	Low
First Quarter	$9.60	$5.55	$9.57	$7.14
Second Quarter	5.82	3.12	11.52	6.30
Third Quarter	4.47	1.59	8.16	4.23
Fourth Quarter	2.79	1.65	10.71	6.15

All prices have been adjusted to reflect the reverse 1-for-3 stock split which was effective July 11, 2016.

The closing price of the Company’s Common Stock on February 2 2017, as reported on The NASDAQ Capital Market, was $1.47 per share.

Because the market price of the Company’s Common Stock is subject to fluctuation, the market value of the shares of the Company’s Common Stock that USG shareholders will be entitled to receive in the Merger may increase or decrease.

As of February 24, 2017, the record date for the Special Meeting, the Company had approximately 2,800  holders of record of its Common Stock. As of February 24, 2017, USG had 7 holders of record of its common stock and 240 holders of record of its preferred stock. For detailed information regarding the beneficial ownership of certain shareholders of the Company upon consummation of the Merger, see the section entitled “Principal Shareholders of Combined Company” in this proxy statement/prospectus.

USG is a private company and its common stock and preferred stock are not publicly traded.

Dividends

The Company does not anticipate paying dividends on shares of its common stock in the foreseeable future as the Board of Directors intends to retain future earnings for use in the Company’s business. Any future determination as of the payment of dividends on the Company’s common stock will depend upon the Company’s financial conditions, results of operations and such other factors as the Board of Directors seems relevant. In addition, the Company’s financing agreement with Rosenthal & Rosenthal, Inc. entered into as of November 6, 2013 contains covenants limiting the declaration and distribution of a dividend.

Any determination to pay dividends subsequent to the Merger will be at the discretion of the Company’s then-current Board of Directors and will depend upon a number of factors, including the Company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the Company’s then-current board of directors deems relevant.

Special Dividend

It is a condition to the consummation of the Merger that the Company’s Board of Directors shall have declared, Dataram shareholders as of a record date which is no less than five (5) business days prior to the Closing Date, to be eligible to receive a special dividend, a right entitling each shareholder to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of the Company assets or the proceeds therefrom, as, when and if the Board of Directors of the Company elects to divest such Company assets within eighteen (18) months of the closing date.

The special dividend will be a distribution equal to the value of the net proceeds of any asset sale of the legacy assets. The distribution to the legacy shareholders will be defined as the purchase price of the assets of the legacy business, less all costs directly related to the transaction.  Should the legacy business have more liabilities than assets and the assumption of such liabilities constitute the purchase price, no distribution will be made.  The distribution may be made in cash, stock, or a combination thereof, as received by the Company from the purchaser of the legacy assets.  The costs of the transaction to be deducted from the purchase price to determine the net proceeds shall include:

1.	Sale costs (including applicable legal and accounting fees tied directly to the sale), the Company’s investment banker and broker commissions tied directly to the sale, employee bonuses paid specifically in connection with the sale of the assets;

2.	Costs incurred by a third party administrator overseeing / managing the sale of the assets, if any. This shall not include the costs of the Company’s employee’s managing the legacy business;

3.	Legacy business employee benefits triggered solely by the sale of the legacy assets, such as employee severance;

4.	Debt repayment of the legacy business by the Company, if required as a condition of sale; and

5.	Shareholder distribution costs for special dividend.

Series D Preferred Shares Dividend Payable

On August 5, 2016, the Company issued and sold 3,699 shares of Series D Preferred Stock convertible into an aggregate of 369,853 shares of common stock to accredited investors, with each share of Series D convertible Preferred Stock initially convertible into 100 shares of Common Stock. Upon the consummation of a “Qualified Transaction” (as define in the governing Certificate of Designation) within 120 days of the sale of the Series D Preferred Stock, or at the discretion of the Board of Directors thereafter each share of Series D Preferred Stock will be entitled to receive a special dividend equal to one additional share of Series D Preferred Stock. On December 15, 2016, the Company’s Board of Directors approved the special dividend to the holders of Series D Preferred Stock as of December 15, 2016, and issued an aggregate of 3,699 additional shares of Series D Preferred Stock on February 1, 2017.

USG has never paid or declared any cash dividends on its common stock. If the Merger does not occur, USG does not anticipate paying any cash dividends on its common stock in the foreseeable future as USG intends to retain future earnings for use in its business. Any future determination to pay dividends will be at the discretion of USG’s board of directors and will depend upon a number of factors, including its results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors USG’s board of directors deems relevant.

RISK FACTORS

The combined organization will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the material risks described below before deciding how to vote your shares of stock. In addition, you should read and consider the risks associated with the business of Dataram because these risks may also affect the combined company—these risks can be found in Dataram’s Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus.

Certain Risk Factors Relating to USG

The Merger with USG and the issuance of the Merger Consideration will result in a change of control of the Company and the Company will be required to submit a new application under NASDAQ’s original listing standards. If such application is not approved by NASDAQ, the Company’s Common Stock may be delisted from The NASDAQ Capital Market.

In connection with the Merger, the Company will issue 45,880,820 shares of Common Stock including Common Stock issuable upon conversion of its Series C Convertible Preferred Stock (excluding shares issuable upon warrants and options issued in connection with the Merger).  The Company believes that the issuance of the Merger Consideration will result in a change of control of the Company.  NASDAQ Rule 5110(a) provides that a Company must apply for initial listing in connection with a transaction whereby a company combines with a non-NASDAQ entity, resulting in a change of control of such company and potentially allowing the non-NASDAQ entity to effectively obtain NASDAQ listing.  In determining whether a change of control has occurred, NASDAQ considers all relevant factors including, changes in management, board of directors, voting power, ownership and financial structure of the Company.  If the Company’s initial listing application is not approved by NASDAQ pursuant to Rule 5110(a), the Company’s Common Stock may be delisted from The NASDAQ Capital Market.

USG is a new company with a short operating history, a history of losses, and may never achieve any meaningful revenue.

USG was formed in February 2014. Its operating history consists of starting its preliminary exploration activities. USG has no income-producing activities from mining or exploration and has already incurred losses because of the expenses it has incurred in acquiring the rights to explore its properties and starting its preliminary exploration activities. USG incurred a net loss of approximately $14,000 and approximately $407,000 for the year ended April 30, 2015 and 2016, respectively and has not generated any revenue. USG expects that its operating expenses and net losses will increase dramatically as it proceeds with exploration and development of the Copper King and Keystone mining projects. Exploring for gold and other minerals or resources is an inherently speculative activity and there is no assurance we will be able to develop an economically feasible operating plan for either the Copper King of Keystone properties. There is a strong possibility that USG will not find any commercially exploitable gold or other deposits on its properties. Because USG is an exploration company, it may never achieve any meaningful revenue.

USG must make annual lease payments, advance royalty and royalty payments and claim maintenance payments or we will lose our rights to our property.

USG is required under the terms of the leases covering some of our property interests to make annual lease payments and advance royalty and royalty payments each year. USG is also required to make annual claim maintenance payments to the U.S. Bureau of Land Management (“BLM”) and pay a fees to the counties in which USG operates in order to maintain our rights to explore and, if warranted, to develop our unpatented mining claims. If USG fails to meet these obligations, USG will lose the right to explore for gold and other minerals on these properties.

Since USG has a limited operating history, it is difficult for potential investors to evaluate its business.

USG’s limited operating history makes it difficult for potential investors to evaluate its business or prospective operations. Since its formation, USG has not generated any revenues. As an early stage company, USG is subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in USG in light of the uncertainties encountered by developing companies in a competitive environment. USG’s business is dependent upon the implementation of its business plan. There can be no assurance that its efforts will be successful or that USG will ultimately be able to attain profitability.

USG is an exploration stage company and has only recently commenced exploration activities on our claims. We reported a net loss for the year ended April 30, 2015 and April 30, 2016 and expect to incur operating losses for the foreseeable future.

The Company’s evaluation of USG’s Copper King and Keystone properties are primarily based on historical data and on new exploration data that we have developed since 2016, supplemented by historical exploration data. USG’s plans for mining and processing activities at the Copper King property are in their early stages and preliminary, as USG’s exploration programs on the Copper King and Keystone properties. Accordingly, USG is not yet in a position to estimate expected amounts of minerals, yields or values or evaluate the likelihood that business will be successful. USG has not earned any revenues from mining operations. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties and commencement of mining activities that USG plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, costs and expenses that may exceed current estimates and the requirement for external funding to continue USG’s business. Prior to completion of USG’s exploration stage, USG anticipates that the Company will incur increased operating expenses without realizing any revenues.

USG incurred a net loss for the year ended April 30, 2015 and 2016 and the period ending October 31, 2016. USG expects to incur significant losses into the foreseeable future. Based on USG’s current cash position and burn rate, the Company can fund basic operations through 2018, but expect to require additional external financing to fund operations and exploration beyond 2018. If USG decides to pursue a plan to commence mining and processing at either Copper King or Keystone, additional external financing would be required. If the Company is not able to raise external funding, and eventually generate significant revenues from claims and properties, the Company will not be able to earn profits or continue operations. USG has no production history upon which to base any assumption as to the likelihood that the Company will prove successful, and it is uncertain that it will generate any operating revenues or ever achieve profitable operations. If USG is unsuccessful in addressing these risks, the business will most likely fail.

If USG decides to pursue the commencement of mining and processing activities at Copper King, unanticipated problems or delays may negatively affect our business and financial condition.

If USG were to decide to pursue the commencement of mining and processing activities at either Keystone or Copper King, additional external financing would be required.  USG would be required to complete additional studies and obtain necessary permits, develop formal supporting infrastructure, establish a processing facility, obtain mining equipment (which could be through purchase, lease, contract mining or a combination of these), hire employees for the mine and the processing plant to include senior employees, purchase materials and supplies, commence mining, leaching and processing activities, and continue these activities as well as the corporate activities currently conducted for a number of months until sufficient positive cash flow is produced by gold sales to fund all of these ongoing activities. USG may suffer significant delays or cost overruns as a result of a variety of factors, such as increases in the prices of materials, mining or processing problems, unanticipated variations in mined materials, shortages of workers or materials, transportation constraints, adverse weather, equipment failures, fires, damage to or destruction of property and equipment, environmental problems, unforeseen difficulties or labor issues, any of which could delay or prevent us from commencing or ramping up mining and processing. If USG’s start-up were prolonged or delayed or our costs were higher than anticipated, USG could be unable to obtain sufficient funds to cover the additional costs, and its business could experience a substantial setback. Prolonged problems could have a material adverse effect on the USG business, consolidated financial condition or results of operations and threaten our viability.

Exploring for gold and other minerals is inherently speculative, involves substantial expenditures, and is frequently non-productive.

Mineral exploration (currently USG’s only business), and gold exploration in particular, is a business that by its nature is very speculative. USG may not be able to establish mineral reserves on our properties or be able to mine any gold or any other minerals on a profitable basis. There is a strong possibility that USG will not discover gold or any other resources which can be mined or extracted at a profit. Although the Copper King Project has known gold deposits, the deposits may not be of the quality or size necessary for it to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

The mining industry is capital intensive and USG and we may be unable to raise the necessary funding to finance the Copper King and Keystone exploration programs.

USG does not have sufficient capital to fund its exploration programs for the Copper King Project or the Keystone Project as they are currently planned or to fund the acquisition and exploration of new properties. USG will require additional funding to continue its planned exploration programs.

USG received approximately $12.0 million in gross proceeds from its private placement and intends to use the proceeds as described below. The amount and timing of the use of proceeds will vary depending on a number of factors including, but not limited to, the amount raised in the private placement, the amount of cash generated or used by USG’s operations, and the success of exploration efforts. USG’s management will have broad discretion in the allocation of the net proceeds of this offering. After the merger, the anticipated use of the net proceeds is as follows:

	USD Amount Assuming New Maximum Offering	Percent of Maximum

USE OF PROCEEDS
Placement Fee (1)	$1,200,000	10.00%
Placement Expenses (2)	$240,000	2.00%
Keystone Project (3)	$2,500,000	20.8%
Copper King Project (4)	$3,500,000	29.2%
General, Administrative and Working Capital (5)	$1,515,000	12.6%
Property Acquisitions and Additional Exploration (6)	$2,760,000	23.00%
Repayment of Copper King LLC Note (7)	$285,000	2.4%
TOTAL APPLICATION OF PROCEEDS	$12,000,000	100.00%

1.	Placement Fee: The private placement fee is ten percent (10%) of the gross offering proceeds from Placement Agent Investors.

2.	Placement Expenses: The private placement expenses are a non-allocable expense reimbursement of 2% of the gross offering proceeds raised from placement agent investors.

3.	Keystone Project: USG intends to use approximately $2,500,000 of offering proceeds for exploration on the Keystone Project. This includes compensation for the VP Exploration, David Mathewson, consulting fees, geophysical work, exploratory drilling, and annual and other fees for legal maintenance of the mining claims. USG’s budget calls for approximately $500,000 in expenditures on the Keystone Project in the first year, and approximately $2,000,000 in expenditures in the second year.

4.	Copper King Project: USG plans to spend approximately $1,750,000 per year for the next two years for claims maintenance, exploration, drilling, and other expenditures related to the Copper King Project.

5.	General, Administrative, and Working Capital: USG plans to use approximately $1,515,000 over the next two years for general and administrative expenses and working capital.

6.	Property Acquisitions and Additional Exploration: USG intends to use up to $2,760,000 for the acquisition of additional precious metals properties, and/or to pursue additional and more intensive exploration activities on the Keystone Project, to include an accelerated and more intensive drilling program.

7.	Repayment of Copper King LLC note: USG intends to use $285,000 to repay the balance due under its outstanding note to Copper King LLC.

If USG decides to pursue the commencement of production at either of its properties, additional external financing would be required. In addition, even if USG does not decide to pursue the commencement of production at these properties, USG will be required to raise additional funds in order to finance its operations. USG may be unable to secure additional financing on terms acceptable to USG, or at all. USG’s inability to raise additional funds would prevent USG from achieving its business objectives and would have a negative impact on our business, financial condition, results of operations and the value of our securities. If USG raises additional funds by issuing additional equity or convertible debt securities, the ownership of existing shareholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

USG does not know if its properties contain any gold or other minerals that can be mined at a profit.

Although the properties on which USG has the right to explore for gold are known to have deposits of gold, the Company does not know if any deposits of gold or other minerals can be mined at a profit. Whether a gold or other mineral deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of gold or other minerals which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

USG is obligated to pay production royalties on certain of its mineral production, including a royalty of 5% to 10% on production, based on FOB Mine Value per Ton for the Copper King site to the State of Wyoming, with ‘Mine Value’ referring to value of concentrate being shipped, after deduction of production costs. Also, the State of Wyoming may require that all waste material mined and not removed from the premises shall, as mining progresses, be used to fill the pits and leveled unless consent of the lessor is otherwise obtained, so that at the expiration, surrender, or termination of the lease, the land will reasonably approximate its original configuration and with a minimum of permanent damage to the surface.

USG is obligated to pay Nevada Gold Ventures LLC (David Mathewson) an underlying production royalty on the Keystone Property, as follows: (i) a one-half percent (0.5%) underlying production royalty of the Net Revenues of the net smelter returns from ores, metals, minerals and materials produced and sold from the UNR Claims, which claims are specifically defined in Article 1 under “UNR Claims” and (ii) a three and one-half percent (3.5%) underlying production royalty of the Net Revenues of the net smelter returns of the Valuable Minerals sold from the remaining mining claims comprising the Keystone Property.

These obligations increase USG’s costs of production and make our ability to operate profitably more difficult.

USG is a junior gold exploration company with no mining activities or operations and USG may never have any mining activities or operations in the future.

USG’s primary business is exploring for gold and, to a lesser extent, other minerals. In the event that USG discovers commercially exploitable gold or other deposits, USG will not be able to make any money from mining activities unless the gold or other deposits are actually mined, or we sell our interest. Accordingly, USG will need to seek additional capital through debt or equity financing, find some other entity to mine its properties on its behalf, enter into a joint venture or other arrangements with a third party, mine them itself, or sell or lease the property or rights third parties.

Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start up. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. If and when we assume operational responsibility for mining on USG’s properties, it is possible that USG will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. USG’s future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that USG will choose to not be insured against this risk because of high insurance costs or other reasons.

USG’s business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of USG operations are subject to extensive environmental regulations that can substantially delay exploration and make exploration expensive or prohibit it altogether. USG may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on USG’s properties. USG may have to pay to remedy environmental pollution, which may reduce the amount of money that USG have available to use for exploration or other activities, and adversely affect its financial position. If USG is unable to fully remedy an environmental problem, USG might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine the Company’s properties and USG retains any operational responsibility for doing so, USG’s potential exposure for remediation may be significant, and this may have a material adverse effect upon USG’s business and financial position. .

USG has not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from its exploration activities). However, if USG mines one or more of its properties and retains operational responsibility for mining, then such insurance may not be available to it on reasonable terms or at a reasonable price. All of its exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond its financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if USG is in full compliance with all substantive environmental laws.

The government licenses and permits which USG needs to explore on our property may take too long to acquire or cost too much to enable USG to proceed with exploration. In the event that USG discovers commercially exploitable deposits, USG may face substantial delays and costs associated with securing the additional government licenses and permits that could preclude USG’s ability to develop the mine and mine its properties.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the BLM, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence.

As with all permitting processes, there is substantial uncertainty about when and if the permits will be issued. There is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted or could be challenged by third parties, which could result in protracted litigation that could cause substantial delays, or may be granted in an unacceptable timeframe or cost too much. Additionally, proposed mineral exploration and mining projects can become controversial and be opposed by nearby landowners and communities, which can substantially delay and interfere with the permitting process. Delays in or inability to obtain necessary permits would result in unanticipated costs, which may result in serious adverse effects upon our business.

The values of USG’s properties are subject to volatility in the price of gold and any other deposits USG may seek or locate.

USG’s ability to obtain additional and continuing funding, and its profitability in the unlikely event it ever commences mining operations or sells the rights to mine, will be significantly affected by changes in the market price of gold and other mineral deposits. Gold and other mineral prices fluctuate widely and are affected by numerous factors, all of which are beyond USG’s control. Some of these factors include:

•	Fluctuation in the supply of, demand and market price for gold;

•	Mining activities of USG’s competitors;

•	the sale or purchase of gold by central banks, and for in investment purposes by individuals and financial institutions;

•	interest rates;

•	currency exchange rates;

•	inflation or deflation;

•	fluctuation in the value of the United States dollar and other currencies;

•	speculation;

•	global and regional supply and demand, including investment, industrial and jewelry demand; and

•	political and economic conditions of major gold or other mineral producing countries.

The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold or other minerals could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of its properties impracticable. If that happens, then U.S Gold could lose its rights to its properties and be compelled to sell some or all of these rights. Additionally, the future development of its properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

USG’s property titles may be challenged and it is not insured against any challenges, impairments or defects to our mineral claims or property titles. USG has not fully verified title to its properties.

USG’s unpatented Keystone Claims were located, created and are maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations with which the owner of an unpatented claim must comply in order to locate and maintain a valid claim. Moreover, if USG discovers mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries on lands that USG does not control. In such a case USG would not have the right to extract those minerals. USG has obtained a title report on its Keystone Claims, but cannot be certain that all defects or conflicts with its title to those claims have been identified. . USG does not have title reports or opinions covering all of our properties. The uncertainty resulting from not having title opinions for all of USG’s properties or having detailed claim surveys on all of USG’s properties leaves USG exposed to potential title defects. Further, USG has not obtained title insurance regarding its purchase and ownership of the Keystone Claims. Defending any challenges to its property titles may be costly, and may divert funds that could otherwise be used for exploration activities and other purposes.

In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting its discovery of commercially extractable gold. Challenges to its title may increase its costs of operation or limit its ability to explore on certain portions of its properties. USG is not insured against challenges, impairments or defects to its property titles, nor does USG intend to carry extensive title insurance in the future.

Possible amendments to the General Mining Law could make it more difficult or impossible for USG to execute its business plan.

U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which USG is subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 8% of gross revenue on new mining operations located on federal public land, which would have applied to substantial portions of its properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which USG may find on its properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on USG’s business model.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation, if it includes concepts that have been part of previous legislative proposals, could, among other things, (i) adopt the limitation on the number of millsites that a claimant may use, discussed below, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims and millsites, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, (vi) impose royalties on gold and other mineral production from unpatented mining claims or impose fees on production from patented mining claims, and (vii) impose a fee on the amount of material displaced at a mine. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on our unpatented claims.

USG’s ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor’s Opinion that concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on November 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

In addition, a consortium of environmental groups has filed a lawsuit in the United District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the BLM, and the USFS, asking the court to order the BLM and USFS to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the BLM and the USFS to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit were to prevail, that could have an adverse impact on the Company’s ability to use our unpatented millsites for facilities ancillary to its exploration, development and mining activities, and could significantly increase the cost of using federal lands at USG’s properties for such ancillary facilities.

Market forces or unforeseen developments may prevent USG from obtaining the supplies and equipment necessary to explore for gold and other minerals.

In general, both gold exploration and mineral exploration are very competitive businesses. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of USG’s planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for its exploration program. Fuel prices are extremely volatile as well. USG will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If USG cannot find the equipment and supplies needed for its various exploration programs, it may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in its activities may adversely affect its exploration activities and financial condition.

Our directors and executive officers lack significant experience or technical training in exploring for precious and base metal deposits and in developing mines.

Most of USG’s directors and executive officers lack significant experience or technical training in exploring for precious and base metal deposits and in developing mines. Accordingly, USG’s COO (Chief Operating Officer) and VP and Head of Nevada Exploration have significant experience and expertise in environmental permitting and regulatory matters for developing and operating mines and both has significant operating experience with mine operations, our management may not be fully aware of many of the other specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to some of USG’s management’s lack of experience in the mining industry.

USG may not be able to maintain the infrastructure necessary to conduct exploration activities.

USG’s exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect USG’s exploration activities and financial condition.

USG’s exploration activities may be adversely affected by the local climate or seismic events, which could prevent us from gaining access to our property year-round.

Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or may otherwise prevent USG from conducting exploration activities on our property. There may be short periods of time when the unpaved portion of the access road is impassible in the event of extreme weather conditions or unusually muddy conditions. During these periods, it may be difficult or impossible for USG to access our property, make repairs, or otherwise conduct exploration activities on them.

USG does not carry any property or casualty insurance, however it intends to carry such insurance in the future.

USG’s business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to its properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. Investors could lose all or part of their investment if any such catastrophic event occurs. USG does not carry any property or casualty insurance at this time and although the Company anticipates purchasing a comprehensive insurance policy on behalf of USG at or prior to the closing of the Merger, there can be no assurance that USG will be insured. Even if USG does obtain insurance, it may not cover all of the risks associated with its operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to it or to other companies in its business on acceptable terms. Should any events against which USG is not insured actually occur, USG may become subject to substantial losses, costs and liabilities which will adversely affect its financial condition.

Although the Merger Agreement makes declaration of the Special Dividend as a closing condition, Company shareholders may receive no value from the Special Dividend.

Although it is a closing condition that the Company’s Board of Directors declare the Special Dividend, there is no guarantee the Board of the Company will elect, after the Merger is consummated, to divest the Company of its pre-Merger businesses, and even if the Board decides it is in the best interest of shareholders to divest the business, there may be no suitable buyer of the business. Therefore, Company shareholders may receive no value from the Special Dividend.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as the Company cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Forward looking statements may also include any statements of the plans, strategies and objectives of management with respect to the approval and closing of the Merger, the Company’s ability to solicit a sufficient number of proxies to approve the Merger and other matters related to the consummation of the Merger.

For a discussion of the factors that may cause the Company, USG or the combined organization’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion the effect of the Merger on the business of the Company, USG and the combined organization, see “Risk Factors” beginning on page 27.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by the Company. See “Where You Can Find More Information”.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of the Company, USG or the combined organization could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement/prospectus are current only as of the date on which the statements were made. The Company and USG do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

THE MERGER

This section and the section entitled “The Merger Agreement” in this proxy statement/prospectus describe the material aspects of the Merger, including the Merger Agreement. While the Company believes that this description covers the material terms of the Merger and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus for a more complete understanding of the Merger and the Merger Agreement, including the Merger Agreement attached as Annex A, the opinion of ROTH Capital Partners, LLC attached as Annex B, and the other documents to which you are referred herein. See the section entitled “Where You Can Find More Information” in this proxy statement/prospectus.

Background of the Merger

Historical Background for Dataram

Dataram’s Board of Directors and executive management regularly review Dataram’s operating and strategic plans, both near-term and long-term, as well as potential partnerships in an effort to enhance shareholder value. These reviews and discussions focus, among other things, on the opportunities and risks associated with Dataram’s business and financial condition and strategic relationships and other strategic options.

On May 3, 2016, Mr. Moylan, the Chief Executive Officer of the Company, participated in a conference call with Mr. Kesner of Sichenzia Ross Ference Kesner LLP (“SRFK”), the Company’s legal counsel, and Mr. Karr, a member of the Company’s Board of Directors and the President and Chief Executive Officer of USG regarding a potential acquisition opportunity. USG shared USG specific information with the Company.

On May 5, 2016, USG and Dataram discussed a potential combination of the respective businesses and developed a preliminary term sheet with proposed indicative share exchange consideration.

On May 6, 2016, Mr. Moylan participated in a conference call with Mr. Kesner and Mr. Karr to discuss the potential acquisition of USG.

On May 7, 2016, the Company and USG executed a Non-Disclosure Agreement with respect to the proposed acquisition.

On May 10, 2016, the Board of Directors of the Company held a meeting to discuss the Company’s current financial status, upcoming conferences, financing through a private offering and the USG opportunity. In addition, at such meeting the directors of the Board authorized the Special Committee comprised of Mr. Moylan and directors Mr. Markulec and Mr. Davis to review and manage the process for the USG acquisition.

On May 11, 2016, Mr. Moylan discussed a fairness opinion engagement with Mr. Dalfonsi, the Managing Director of ROTH submitted a proposal to the Company for review. In addition, on May 11, 2016, the Special Committee received access to USG’s data room to commence due diligence. The Company commenced its due diligence on or about May 11, 2016. Moreover, on May 11, 2016, the members of the Special Committee were introduced to Mr. Rector, Chief Operating Officer of USG. The Special Committee also discussed the importance of engaging independent counsel to act as special counsel to the Special Committee given that SRFK, the Company’s outside counsel, had also represented USG until the time the discussions with the Company commenced, at which point SRFK resigned its representation of USG. The Special Committee believed should have its own independent counsel.

On May 12, 2016, Mr. Moylan was introduced to Robert Schwartz, a partner at Windels Marx Lane & Mittendorf, LLP (“Windels”). Mr. Moylan discussed the opportunity for Windels to act as special counsel to the Special Committee. Windels had no connections to either USG or any of the investors in USG.

On May 13, 2016, the Special Committee held a meeting to discuss the potential acquisition.

On May 16, 2016, Mr. Moylan and Mr. Davis discussed the potential acquisition with Mr. Schwartz. As part of the conversation, Mr. Moylan and Mr. Davis reiterated the importance of the special counsel being independent and representing the Special Committee.

On May 17, 2016, Mr. Davis received a proposal from Windels with respect to the firm acting as special counsel to the Special Committee. In addition, on May 17, 2016, the Special Committee held a meeting to discuss the potential acquisition. Mr. Moylan provided Mr. Kesner a revised term sheet with respect to the proposed acquisition.

On May 24, 2016, the Special Committee participated in a conference call with Mr. Dalfonsi with respect to the potential acquisition. In addition, on May 24, 2016, the Company formally engaged ROTH to provide a fairness opinion with respect to the proposed acquisition.

On May 25, May 26, May 27, and May 31, 2016, the Special Committee held meetings either in person or by conference call to discuss the potential acquisition. Representatives of ROTH participated in the meetings on May 27 and May 31. In addition, commencing in late May, counsel for the Company began exchanging drafts of a definitive merger agreement with counsel for USG.

On June 7, 2016, the Special Committee held a meeting to discuss the potential acquisition.

On June 8, 2016, the Special Committee met with Mr. Dalfonsi with respect to the potential acquisition.

On June 10, 2016, the Special Committee along with Mr. Schwartz, Mr. Kesner and Ms. Guarneri-Ferrara of SRFK held a meeting to discuss the potential acquisition and the terms of the draft merger agreement. In addition, on June 10, 2016, the Special Committee along with Mr. Schwartz attended a telephonic conference to discuss the status of ROTH’s fairness opinion, the revised transaction documents, the valuation of the Copper King project and geological report on the Keystone property and ROTH’s valuation of the Keystone property. Moreover on June 10, 2016 the Board of Directors held a meeting at which the directors discussed the proposed acquisition of USG and certain equity awards to employees and officers of the Company. Mr. Karr recused himself from meetings of the Board of Directors held to discuss the proposed acquisition.

On June 12, 2016, the Special Committee held a meeting with Mr. Schwartz, Mr. Kesner, Mr. Dalfonsi and Mr. Masud to discuss ROTH’s financial analysis of the proposed transaction, ROTH’s assessment criteria when opining on the fairness of the transaction, the pricing and fairness of the USG private offering to the Company’s shareholders and Laidlaw & Company (UK) Ltd. involvement with the private offering/pricing.

On June 13, 2016, the Special Committee held a meeting with Mr. Schwartz, Mr. Dalfonsi and Mr. Masud to discuss ROTH’s valuation and analysis of the transaction including the implied value of USG, three valuation methods (comparable companies analysis, net present value analysis and analysis based on precedential transactions), the revised transaction documents which incorporated the approval of the pricing of USG’s private offering and the Company’s Current Report on Form 8-K and press release. At this meeting, Mr. Dalfonsi orally rendered ROTH’s opinion that the terms of the Merger were fair to the Company’s shareholders, from a financial point of view. He also delivered ROTH’s written fairness opinion shortly after conclusion of the meeting. Subsequent to these conversations, the Special Committee approved the Merger and the Merger Agreement. The Company filed a Current Report on Form 8-K together with the fully executed Merger Agreement with the SEC on June 13, 2016.

On June 14, 2016, the Company issued a press release regarding the potential acquisition.

On July 29, 2016, the Company entered into the Amended and Restated Merger Agreement which reflected a reverse split of the Company’s issued and outstanding common shares and equivalents on a 1 for 3 basis which went effective on July 11, 2016. In addition, the Merger Agreement provided for an adjustment of the Merger Consideration and Management Consideration (as such terms are defined in the Amended and Restated Merger Agreement) presented on a post reverse split and “as converted” basis (with respect to issuable shares of Series C Convertible Preferred Stock).

On September 14, 2016, the Company entered into a Second Amended and Restated Merger Agreement which reflected changes in the number of shares to be issued to USG shareholders based upon the success of USG’s private placement, which raised more capital than originally expected, and revised certain other provisions of the Merger Agreement dealing with the escrow of shares by Copper King, the requirement that USG obtain a new preliminary economic assessment prior to the Closing, and an agreement by the Company to register the Merger Consideration under the Securities Act of 1933, as amended.

On November 28, 2016, the Special Committee held a meeting to consider a Third Amended and Restated Merger Agreement. The Third Amended and Restated Merger Agreement, among other things, recognized the increased number of USG securities outstanding due to, among other things, the completion of USG’s private placement, which raised more capital than initially expected. Based on the increase number of shares, the Special Committee requested that ROTH update and reaffirm its original opinion that the Merger was fair to the shareholders of the Company from a financial point of view. Mr. Schwartz of Windels Marx, independent counsel to the Special Committee, and Mr. Dalfonsi of ROTH participated by conference call in the Committee meeting. Mr. Dalfonsi reviewed ROTH’s valuation and analysis of the transaction including the implied value of USG, three valuation methods (comparable companies analysis, net present value analysis and analysis based on precedential transactions), and the revised transaction documents which incorporated the approval of the pricing of USG’s private offering. At this meeting, Mr. Dalfonsi orally rendered ROTH’s updated opinion that the terms of the Merger were fair to the Company’s shareholders, from a financial point of view. He also delivered ROTH’s written updated fairness opinion shortly after conclusion of the meeting. Subsequent to these conversations, the Special Committee approved the Third Amended and Restated Merger Agreement.

Dataram Reasons for the Merger

The Company’s Board of Directors and the Special Committee considered the following factors in reaching their respective conclusions to approve the Merger and to recommend that the Company’s shareholders approve the Merger and the issuance of the Merger Consideration, all of which the Company’s Board of Directors and the Special Committee viewed as supporting its decision to approve the business combination with USG:

•	The Company’s Board of Directors believes that based upon the Company’s current financial situation, the market for its products and its international growth that gold exploration represents a market opportunity that would diversify the Company’s business model thereby mitigating risk associated with focusing on one industry and increase the overall value of the Company. In reaching this belief, the Board considered that, as the memory business and junior mining business have different business models and risks profiles, and also operate in different markets (suppliers, customers), the combination mitigates sector specific exposure and associated risks.

•	The Company’s Board of Directors considered that following the Merger, Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business. While each of these businesses will be operated and managed independent of one another, they will share common resources and functions to include, but not limited to, human resources, legal, facilities, back office operations and administrative support. The sharing of common functions and resources will be of mutual operational and financial benefit. While each business will report as separate business into the parent entity (Dataram), the combined organization will be led by an experienced senior management team with representation from each of the current management teams of Dataram and USG, and the board of directors will also have representation from each of the current Boards of Directors of Dataram and USG;

•	The Company’s Board of Directors concluded that the Merger would provide the existing Company shareholders a significant opportunity to participate in the potential growth of the combined organization following the Merger, while the declaration of the Special Dividend could result in additional value being paid to the Company’s pre-merger shareholders;

•	The Company’s Board of Directors further considered that while a Special Dividend for the Company’s pre-Merger shareholders may be declared should the Company’s Board of Directors elect to divest the memory business, there have not been nor are there currently either serious discussions or plans developed to divest the memory business or its assets or any consideration given to the junior mining business operating as a stand alone gold exploration business at this time; moreover, the Board considered and understands that the intent is Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business - with each business operated and managed independent of one another, while sharing common resources and functions that are of mutual operational and financial benefit;

•	The Company’s Board of Directors also considered that the combined organization will be led by an experienced senior management team with representation from each of the current management teams of Dataram and USG, and a board of directors with representation from each of the current boards of directors of Dataram and USG;

•	The market price for the Company’s Common Stock and its impact on the Company’s ability to raise capital as a stand-alone entity;

•	The Company’s history of losses over the prior several years and its impact on the Company’s ability to raise capital as a stand-alone entity; and

•	The Company’s Special Committee considered the financial analyses of ROTH, including its opinion to the Special Committee as to the fairness to Dataram dated November 28, 2016, from a financial point of view and as of the date of the opinion, of the exchange ratio, as more fully described below under the caption “Fairness Opinion of ROTH Capital Partners, LLC”.

•	The Company’s Special Committee also reviewed the terms of the Merger including:

o	The limited number and nature of the conditions to the USG obligation to consummate the Merger and the limited risk of non-satisfaction of such conditions as well as the likelihood that the Merger will be consummated on a timely basis;

o	The rights of Dataram, and limitations on USG under the Merger Agreement to consider certain acquisition proposals under certain circumstances should USG receive an alternative proposal; and

o	The belief that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of its deliberations, the Company’s Special Committee also considered a variety of risks and other countervailing factors related to the consummation of the Merger including:

•	The expenses to be incurred in connection with the Merger;

•	The possible volatility, at least in the short term, of the trading price of the Company’s Common Stock resulting from the Merger announcement;

•	The risk that the Merger might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Merger or on the delay or failure to complete the Merger on the reputation of the Company;

•	The risk to the business of the Company, operations and financial results in the event that the Merger is not consummated;

•	The strategic direction of the combined entity following the completion of the Merger where Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business, While each of these businesses will be operated and managed independent of one another, they will share common resources and functions to include, but not be limited to, human resources, legal, facilities, back office operations and administrative support. The sharing of common functions and resources will be of mutual operational and financial benefit.

•	While each business will report as separate business into the corporate entity, the combined organization will be led by an experienced senior management team with representation from each of the current management teams of Dataram and USG, and the Board of Directors will also have representation from each of the current Boards of Directors of Dataram and USG;

•	The Merger Consideration which is in the form of equity and not cash; and

•	Various other risks associated with the combined organization and the Merger, including those described in the section entitled “Risk Factors” in this proxy statement/prospectus.

The foregoing information and factors considered by the Company’s Board of Directors and the Special Committee are not intended to be exhaustive but are believed to include all of the material factors considered by the Company’s Board of Directors and the Special Committee. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Company’s Board of Directors and the Special did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Company’s Board of Directors and the Special Committee may have given different weight to different factors. The Company’s Board of Directors and Special Committee conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Company’s management team and the legal and financial advisors of the Company, and considered the factors overall to be favorable to, and to support, its determination.

USG Reasons for the Merger

In the course of reaching its decision to approve the Merger, the USG board of directors consulted with its senior management team, financial advisor, conducted due diligence, and considered a number of factors, including, among others, the:

•	Potential to provide its current shareholders with greater liquidity by owning stock in a public company;

•	Terms and conditions of the Merger Agreement, including, without limitation, the following:

o	Determination that the expected relative percentage ownership of Dataram security holders and USG security holders in the combined organization was appropriate based, in the judgment of USG’s board of directors, on the board of directors’ assessment of the approximate valuations of Dataram and USG;

o	Limited number and nature of the conditions of the obligation of USG to consummate the Merger;

o	The Merger Consideration issued to USG shareholders will be registered on a Form S-4 registration statement by Dataram and will become freely tradable for USG’s shareholders who are not affiliates of USG;

o	Ability to raise capital in the future form of a public company for exploration and other activities; and

o	Likelihood that the Merger will be consummated on a timely basis.

USG’s board of directors also considered a number of uncertainties and risks in its deliberations concerning the Merger contemplated by the Merger Agreement, including the following:

•	The possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of USG and the ability of USG to obtain financing in the future in the event the Merger is not completed;

•	The risk that the Merger might not be consummated in a timely manner, or at all;

•	The expenses to be incurred in connection with the Merger and related administrative challenges associated with combining the companies;

•	The additional public company expenses and obligations that USG’s business will be subject to following the Merger that it has not previously been subject to; and

•	Various other risks associated with the combined organization and the merger, including the risks described in the section entitled “Risk Factors” in this proxy statement/prospectus.

Also in considering the potential merger with Dataram, the Board of USG consulted the Company’s financial statements and other reports filed with the SEC. The Board of Directors of USG understands that the memory business (like the gold exploration business) is cyclical and goes through various market cycles. The memory business of Dataram is attractive as a merger candidate for USG as it is a revenue producing business that will potentially generate cash flow while the USG exploration business requires cash flow for operations.

The Board of Directors of USG also considered a traditional initial public offering of its securities. The merger with Dataram became a more attractive option for the reason mentioned above – mainly the attractiveness of combining a revenue generating business with the upside potential of a gold exploration company and efficiencies of a unified public company management team and speed to completion without the need for traditional investment bankers to complete a traditional IPO (initial public offering).

Fairness Opinion of Roth Capital Partners, LLC

The Company obtained a fairness opinion from Roth Capital Partners, LLC, a third party firm. Roth Capital Partners, LLC, as part of its investment bank business, is engaged in the business of providing fairness opinions, mergers and acquisitions, negotiated underwritings, secondary distributions of listed securities, private placements and valuations for estate, corporate and other purposes. Roth Capital Partners, LLC is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services.

Roth Capital Partners, LLC was retained to provide a recommendation of the fair value of the Merger Consideration for financial reporting purposes in connection with the preparation of USG’s audited financial statements and the preparation of pro-forma financial information included herein, in accordance with FASB Accounting Standards Codification (“ASC”) No. 805, Business Combinations (“ASC 805”).

Prior to engaging them, Roth Capital Partners, LLC provided an overview and general presentation of its services to the Company’s Board of Directors and its independent auditors. Roth Capital Partners, LLC has not had any material relationship with the Company in the last two years.

Roth Capital Partners, LLC was retained by the Company as its financial advisor under an engagement letter dated May 24, 2016.

On November 28, 2016, at a meeting of the Special Committee, Roth Capital Partners, LLC rendered its oral opinion to the Special Committee and subsequently confirmed by delivery of a written opinion dated November 26, 2016 that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the Merger Consideration was fair, from a financial point of view, to the stockholders of the Company.

Roth Capital Partners, LLC was paid $52,500 for the fairness opinion.

The full text of the written opinion of Roth Capital Partners, LLC, dated November 26, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated herein by reference. Holders of the Company’s voting capital are urged to read the opinion in its entirety. Roth Capital Partners, LLC provided its opinion for the sole benefit and use of the Company’s Special Committee in its consideration of the transaction. The Roth Capital Partners, LLC opinion does not constitute an opinion as to the merits of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger and the issuance of the Merger Consideration, or any other matter. The exchange ratio was determined through negotiations between the Company and USG and not pursuant to the recommendations of Roth Capital Partners, LLC. The summary of the opinion below is qualified in its entirety by reference to the full text of the opinion.

In connection with its opinion, Roth Capital Partners, LLC reviewed and considered such financial and other information as it deemed relevant, including, among other things:

•	a draft of the Merger Agreement;

•	certain publicly available and other business and financial information provided by the Company;

•	certain internal financial statements and other financial and operating data with respect to USG; and

•	financial performance of the Company compared to USG.

In addition, Roth Capital Partners, LLC engaged in discussions with management of the Company with respect to past and current operations and financial condition and prospects of the Company and USG and the strategic rationale for, and the potential benefits of, the Merger.

In conducting its review and analysis and in arriving at its opinion, Roth Capital Partners, LLC has, with the Company’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all information provided to it, or publicly available. Roth Capital Partners, LLC did not undertake any responsibility for independently verifying, and did not independently verify, the accuracy, completeness or reasonableness of any such information.

Roth Capital Partners, LLC did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or USG, nor was it furnished with any such valuation or appraisal. Roth Capital Partners, LLC’s opinion does not express any opinion as to (i) any legal, tax or accounting matters or (ii) amount or nature of any compensation to any officers, directors or employees of, or any class of such persons, relative to the consideration to be received by the stockholders of the Company in the Merger. Roth Capital Partners, LLC’s opinion relates solely to the fairness of the Merger Consideration to the stockholders of the Company, and its opinion does not address (i) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company, (ii) the Company’s underlying business decision to proceed with the Merger or (iii) the efforts of any other transaction in which the Company may engage Roth Capital Partners, LLC is not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or USG or the ability of the Company or USG to pay its obligations when they come due. Roth Capital Partners, LLC is not expressing any opinion as to what the value of the Company’s Common Stock actually will be when issued pursuant to the Merger or the prices at which shares of the Company’s Common Stock may trade at any time.

Roth Capital Partners, LLC’s opinion was necessarily based upon economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to Roth Capital Partners, LLC as of the date the opinion was delivered. It should be understood that although subsequent developments may affect Roth Capital Partners, LLC’s opinion, Roth Capital Partners, LLC does not have any obligation to update, revise or reaffirm its opinion based on such developments and Roth Capital Partners, LLC expressly disclaims any responsibility to do so.

Roth Capital Partners, LLC’s opinion was intended for the benefit and use of the Company’s Special Committee in its consideration of the proposed transaction. Roth Capital Partners, LLC’s opinion does not constitute a recommendation of the Merger or the issuance of the Merger Consideration to the Special Committee nor does it constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger, the issuance of the Merger Consideration or otherwise.

The following is a summary of the principal financial analyses performed by Roth Capital Partners, LLC to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses, Roth Capital Partners LLC performed certain procedures, including each of the financial analyses described below, and reviewed with the management of the Company the assumptions on which such analyses were based and other factors, including the historical and projected financial results of USG.

Roth Capital Partners, LLC developed and delivered its written opinion to the Company’s Board of Directors (and the special committee) as to the fairness to the Company and its stockholders, from a financial point of view, of the exchange ratio/merger consideration to be paid by the Company as specified in the transactions documents governing the merger. The opinion was based upon such financial review of the Transaction, the Company, the acquisition target and any other parties to the Transaction and their respective businesses and operations as Roth Capital Partners, LLC deemed appropriate and feasible, limited, in any event, to an analysis of (a) publicly available information with respect to the Transaction and such other matters as Roth Capital Partners, LLC deemed appropriate (b) financial information and other documentation related to the operations of the acquisition target and (c) such other information the Company provided Roth Capital Partners, LLC upon reasonable request. The Opinion was in such form as Roth Capital Partners, LLC customarily provides in transactions of this type and Roth Capital Partners, LLC qualified the Opinion in such manner as Roth Capital Partners, LLC believes appropriate and which is generally customary for such opinion.

In developing the opinion, Roth Capital Partners, LLC:

•	Relied upon the information furnished to it by the Company and information which is publicly available,

•	Assumed the accuracy and completeness of such information; and

•	Did not independently verify any such information, nor conduct any appraisal of assets.

Comparable Company Analysis

As part of the analysis, Roth Capital Partners, LLC reviewed comparable companies. Roth Capital Partners, LLC compared Dataram’s offer multiple on an enterprise value to resource against the multiples of comparable companies. Comparable companies have the following characteristics:

•	Metals and Mining/Gold/Precious Metals and for the most part have US based listed properties in a similar stage of development;

•	U.S.-listed gold & copper mining companies;

•	Canada-listed gold & copper mining companies; and

•	Market-cap below $1B.

Comparable companies used in the analysis were Redhawk Resources Inc., Corvus Gold Inc., Moneta Pocupine Mines Inc., Trilogy Metals Inc. Harte Gold Corp., Western Copper and Gold, Pershing Gold Corporation, Integra Gold Corp., Nevada Copper Inc., Polymet Mining Corporation and Seabridge Gold Inc.. The data used for each of these companies was derived from the respective SEC filings of the Company.

The analysis determined the multiples of enterprise value for the consideration given was 30.3 times enterprise value to resource. The comparable group had enterprise value to resource multiples range from a minimum of 1.0 time to 59.8 times. The twenty-fifth percentile multiple of enterprise value to resource was 4.1 times and the seventy-fifth percentile was 18.7 times. The median enterprise value to resource multiple was 12.7 times.

Precedent Transaction Analysis

As part of the analysis, Roth Capital Partners, LLC reviewed the transaction against precedent transactions and:

•	Compared Dataram’s offer multiple against multiples paid in comparable transactions.

•	Reviewed comparable transactions from January 1, 2014 to Present with transaction values less than $1B (one billion)

o	Included transactions that occurred in the metals and mining, gold or precious metals and minerals industries; and

o	Only North American transactions that took a majority interest were included in the analysis.

The analysis determined the multiples of enterprise value for the consideration given was 30.3 times enterprise value to resource. The comparable group had enterprise value to resource multiples range from a minimum of 3.5 time to 77.1 times. The twenty-fifth percentile multiple of enterprise value to resource was 6.0 times and the seventy-fifth percentile was 16.8 times. The median enterprise value to resource multiple was 11.7 times.

Specific companies used in the precedent transaction analysis were: Homestake Resources Corp., Kaminak Gold Corp., Calico Resources Corp., SnipGold Corp., Cameron Gold Operations Ltd., Adventure Gold Inc., Clifton Star Resources Inc., Northern Gold Mining Inc., PC Gold Inc., Gold Canyon Resources Inc., North Country Gold Corp., Temex Resources Corp., Ryan Gold Corp., Mega Precious Metals Inc., Osisko Exploration -James Bay Inc., Bayfield Ventures Corp., American Consolidated Mining Company and American Bonanza Gold Corp..

Net Present Value Projections based on management’s projection

Roth Capital Partners, LLC estimated the net present value (“NPV) of USG based on USG’s provided management’s cash flow projections:

•	22-year projected cash flow model;

•	Management financial projections (2016-2037); and

•	Considered weighted average cost of capital (“WACC”) range of 6.3% to 10.3%. This was based on deriving a beta value from comparable companies that have traded at least 12 months. Roth Capital Partners, LLC used Capital IQ which calculates beta on a monthly basis. Roth Capital Partners, LLC uses mid-year conventions to discount cash flows as Roth Capital Partners, LLC assume that cash flows are continuous throughout the year. Roth Capital Partners, LLC also assumed, B(u) = B(l) / (1+(1-Tax Rate) x Debt-to-Equity), debt as of 11/01/16 and further assumed this amount of leverage persists as the Company's target leverage ratio. Effective tax rate provided by mgmt. Source of the 10-Year Treasury yield at 11/25/16 and source was from the 2015 Valuation Handbook. Roth Capital Partners, LLC used CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium). The cost of debt provided by management and the Weighted Average Cost of Capital = (Debt-to-Capital x Cost of Debt x (1-Tax Rate)) + (Equity-to-Capital x Cost of Equity Capital).

Based on the analysis, the Net Present Value of the cash flow, given the consideration paid by the Company ranged from ($5.0) million to $41.2 million with a midpoint of $15.3 million.

Specific companies used to determine the beta were Redhawk Resources Inc., Corvus Gold Inc., Moneta Pocupine Mines Inc., Trilogy Metals Inc. Harte Gold Corp., Western Copper and Gold, Pershing Gold Corporation, Integra Gold Corp., Nevada Copper Inc., Polymet Mining Corporation and Seabridge Gold Inc.. The data used for each of these companies was derived from each company’s respective filings with the SEC. This data included the amount of debt, shareholders equity and tax rate.

Other considerations

Roth Capital Partners, LLC also considered several additional elements as part of its efforts:

•	Small market capitalization and trading volume in Dataram stock;

•	Analyzed EV/MI&I Resource data that was publicly available for both publicly traded comparable companies and precedent transactions;

•	Considered potential up-stream integration possibilities for Dataram;

•	Considered the special dividend for current Dataram shareholders should core business be sold within 18 months of the transaction; and

•	Recognized that absent the current transaction, Dataram would need to raise additional capital.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Roth Capital Partners, LLC. The preparation of a fairness opinion is a complex process involving various determinations and subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore such an opinion and the analyses used in arriving at such an opinion are not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Roth Capital Partners, LLC’s opinion. In arriving at its fairness determination, Roth Capital Partners, LLC considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Roth Capital Partners, LLC made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

Roth Capital Partners, LLC prepared the foregoing analyses for purposes of providing its opinion to the Special Committee as to the fairness from a financial point of view, to the stockholders of the Company. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company nor Roth Capital Partners, LLC nor any other person assumes responsibility if future results are materially different from those forecast.

The exchange ratio was determined through arms’-length negotiations between the Company and its representatives, on the one hand, and USG and its representatives, on the other hand. Although Edward Karr is a member of the Board of Directors of the Company and the President, Chief Executive Officer and a member of the Board of Directors of USG, Mr. Karr recused himself from meetings of the Board of Directors of the Company held to discuss the proposed acquisition and terms.

The decision by the Company’s Special Committee to approve the transaction and enter into the Merger Agreement was solely that of the Company’s Special Committee. Roth Capital Partners, LLC did not recommend or determine the amount of consideration to be paid in the Merger. As described above, Roth Capital Partners, LLC’s opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to approve the Merger Agreement and the issuance of the Merger Consideration.

Interests of Certain of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company with respect to Merger and the issuance of the Merger Consideration to be acted upon by the Company’s shareholders at the Special Meeting, shareholders should be aware that certain members of the Company’s management have interests that may be different from those of the shareholders. The members of the Special Committee were aware of these interests at the time they approved the Merger and the Merger Agreement.

Mr. Edward Karr is a member of the Board of Directors of the Company and the President, Chief Executive Officer, and a member of the Board of Directors of USG. Accordingly, Mr. Karr has a substantial interest in approval of the Merger and issuance of the Merger Consideration. Mr. Karr owns 833,333 shares of USG common stock which will be exchanged for 833,333 shares of the Company’s Common Stock.

Anthony Lougee and David Moylan have employment and severance agreements with Dataram which include Change in Control provisions. These agreements provide Mr. Lougee and Mr. Moylan with additional compensation upon the occurrence of certain conditions following a change in control. The Merger will constitute a change in control under the respective agreements. See – “EXECUTIVE COMPENSATION FOR THE COMBINED COMPANY – Employment Agreements and Potential Termination and Change in Control Payments” for the amounts payable to Messrs. Lougee and Moylan under their agreements.

Form of the Merger

The Merger Agreement provides that at the effective time, DAS will be merged with and into USG. Upon the consummation of the Merger, USG will continue as the surviving corporation and will be a wholly-owned subsidiary of the Company.

Merger Consideration

At the effective time of the merger, the outstanding shares of USG common stock, USG Series A Preferred Stock, USG Series B Preferred Stock and USG Series C Preferred Stock will be converted into the right to receive, , an aggregate of (i) up to 45,880,820 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (including shares of Common Stock issuable upon conversion of our newly designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”)) and, (ii)and holders of outstanding USG options will be entitled to receive options to purchase up to 925,833 shares of the Company’s Common Stock at an exercise price equal to $0.90 per share and (iii)holders of outstanding USG warrants will be entitled to receive cashless warrants to purchase up to 1,809,436 shares of the Company’s Common Stock to be issued to a placement agent at an exercise price of $0.66 per share, as consideration for the acquisition of USG in accordance with Stock Market Rules.

Immediately after the Merger, based on the exchange ratio, it is expected that USG’s shareholders will own approximately 90.8% of the fully-diluted Common Stock of the Company with the Company’s shareholders and holding approximately 9.2% of the fully-diluted common stock of the Company.

Additionally, Dataram shareholders as of a record date which is no less than five (5) business days prior to the Closing Date, will be eligible to receive a special dividend, a right entitling each shareholder to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of the Company assets or the proceeds therefrom, as, when and if the Board of Directors of the Company elects to divest such Company assets within eighteen (18) months of the closing date.

The Merger Agreement does not include a price-based termination right, and there will be no adjustment to the total number of shares of the Company’s Common Stock that USG shareholders will be entitled to receive for changes in the market price of the Company’s Common Stock. Accordingly, the market value of the shares of the Company’s Common Stock issued pursuant to the Merger will depend on the market value of the shares of the Company’s Common Stock at the time the Merger is consummated, and could vary significantly from the market value on the date of this proxy statement/prospectus.

Company’s Series C Preferred Stock

On or prior to the effective time of the merger, the Company will file a Certificate of Designation of 0% Series C Convertible Preferred Stock (“Series C COD”) with the Secretary of State of the State of Nevada with respect to the designation of shares of Series C Preferred Stock, par value $0.001 per share (the “Par Value”). Each share of Series C Preferred Stock will have a stated value of $1.00 per share (the “Stated Value”) and will be convertible into such number of shares of Common Stock equal to the Base Amount divided by the Conversion Price. ”Base Amount” means the sum of (1) the Stated Value of the Series C Preferred Stock, plus (2) the unpaid dividend amount thereon as of such date of determination. Upon the liquidation, dissolution or winding up of the business of the Company, each holder of Series C Preferred Stock shall be entitled to receive, for each share of Series C Preferred Stock held an amount in cash equal to, and not more than, the par value before payment is made to any other class or series of capital stock whose terms expressly provide that the holders of Series C Preferred Stock should receive preferential payment and the Company’s Common Stock; provided, however, that Series B Convertible Preferred Stock shall rank senior to Series C Preferred Stock. Holders of Series C Preferred Stock shall not possess any voting rights and are entitled to receive dividends when and as declared by the Board of Directors. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock then each Holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the (without taking into account any limitations or restrictions on the convertibility of the Series C Preferred Stock) held by such holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such purchase rights; provided, however, that if the holder’s right to participate in any such Purchase Right would result in such holder exceeding the Beneficial Ownership Limitation (defined below), then such holder shall not be entitled to participate in such purchase right until such time as the purchase rights would not result in such holder exceeding the Beneficial Ownership Limitation. At no time may shares of Series C Preferred Stock be converted if such conversion would cause the holder to hold in excess of 4.99% of the issued and outstanding Common Stock of the Company. The Series C Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions.

Promptly after the effective time of the Merger, each holder of USG common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock immediately prior to the effective time of the Merger will receive a letter of transmittal and instructions for surrendering and exchanging the holder’s USG capital stock for the Merger Consideration. Upon surrender of USG capital stock certificate for exchange together with a duly signed letter of transmittal and such other documents as the Company’s exchange agent or the Company may reasonably require, the USG stock certificate surrendered will be cancelled and the holder of the USG stock certificate will be entitled to receive a certificate representing the Merger Consideration that such holder has the right to receive pursuant to the provisions of the Merger Agreement.

At the effective time of the Merger, all holders of certificates representing shares of USG common stock or USG preferred stock that were outstanding immediately prior to the Effective Time of the Merger will cease to have any rights as shareholders of USG. In addition, no transfer of USG common stock or USG preferred stock after the Effective Time of the Merger will be registered on the stock transfer books of USG.

If any USG stock certificate has been lost, stolen or destroyed, the Company may, in its discretion, and as a condition to the delivery of the Merger Consideration, require the owner of such lost, stolen or destroyed certificate to deliver an affidavit claiming such certificate has been lost, stolen or destroyed and post a bond indemnifying the Company against any claim suffered by the Company related to the lost, stolen or destroyed certificate or the Merger Consideration issued in exchange for such certificate as the Company may reasonably request.

From and after the Effective Time of the Merger, until it is surrendered, each certificate that previously evidenced USG common stock or USG preferred stock will be deemed to represent only the right to the Merger Consideration.

Effective Time of the Merger

The Merger Agreement requires the parties to consummate the Merger after all of the conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or waived, including approval by the Company’s shareholders of the Merger and the Merger Consideration and the certificate of amendment to the Company’s Articles of Incorporation to increase to the Company’s authorized Common Stock from 54,000,000 shares to 200,000,000 shares and Preferred Stock from 5,000,000 shares to 50,000,000 shares. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Nevada or at such later time as is agreed by the Company and USG and specified in the Articles of Merger. Neither the Company nor USG can predict the exact timing of the consummation of the Merger. Immediately after the effective time of the Merger, USG will merge with and into DAS, with USG surviving as a wholly-owned subsidiary of the Company.

Regulatory Approvals

The Company must comply with applicable federal and state securities laws and the rules and regulations of The NASDAQ Stock Market LLC in connection with the consummation of the Merger and the issuance of the Merger Consideration and the filing of this proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences of the Merger

Generally

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of USG capital stock. This discussion is based on the Code, Treasury Regulations, administrative pronouncements and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect.  Any such change could affect the accuracy of this discussion.

This discussion assumes you hold your shares of USG capital stock as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to U.S. holders of USG capital stock subject to special treatment under the federal income tax laws such as:

•	insurance companies;

•	investment companies;

•	tax-exempt organizations;

•	financial institutions;

•	dealers in securities or foreign currency;

•	banks or trusts;

•	persons that hold USG capital stock as part of a straddle, hedge, constructive sale or other integrated security transaction;

•	persons that have a functional currency other than the U.S. dollar;

•	investors in pass-through entities; or

•	persons who acquired their USG capital stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan.

Further, this discussion does not consider the potential effects of any state, local or foreign tax laws or U.S. federal tax laws other than federal income tax laws.

This discussion is not intended to be tax advice to any particular holder of USG capital stock.  Tax matters regarding the Merger are complicated, and the tax consequences of the Merger to you will depend on your particular situation.  You should consult your own tax advisor regarding the specific tax consequences to you of the Merger, including the applicability and effect of federal, state, local and foreign income and other tax laws.

For purposes of this discussion, you are a “U.S. holder” if you beneficially own USG capital stock and you are:

•	a citizen or resident of the United States for federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•	a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If an entity classified as a partnership for U.S. federal income tax purposes holds USG capital stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.   Partners of partnerships holding USG capital stock are urged to consult their own tax advisors.

Neither Dataram nor USG have requested a ruling from the IRS with respect to any of the U.S. federal income tax consequences of the Merger and, as a result, there can be no assurance that the IRS will not disagree with any of the conclusions described below.  It is the Company’s understanding that the Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Code, and Dataram and USG will each be a party to the reorganization within the meaning of Section 368(b) of the Code.  This understanding is not binding on the IRS or any court.

The discussion below summarizes the material U.S. federal income tax consequences to a U.S. holder of USG capital stock resulting from the qualification of the Merger as reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

As a tax-free reorganization, it is the understanding of the Company that the Merger will have the following federal income tax consequences for U.S. holders of USG capital stock:

•	No gain or loss will be recognized by U.S. holders of USG capital stock as a result of the exchange of such shares for the Merger Consideration pursuant to the Merger.

•	The tax basis of the Merger Consideration received by each U.S. holder of USG capital stock will equal the tax basis of such U.S. holder’s shares of USG capital stock exchanged in the Merger

•	The holding period for the Merger Consideration received by each U.S. holder of USG capital stock will include the holding period for the shares of USG capital stock of such U.S. holder exchanged in the Merger.

Reporting and Retention Requirements

If you receive the Merger Consideration as a result of the Merger, you are required to retain certain records pertaining to the Merger pursuant to the Treasury Regulations under the Code.  If you are a “significant holder” (as defined in the Treasury Regulations under the Code) of USG capital stock, you must file with your U.S. federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger.   You are urged to consult your tax advisors concerning potential reporting requirements.

SHAREHOLDERS AND INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

No ruling from the IRS has been or will be requested in connection with the Merger. In addition, shareholders of the Company should be aware that the tax opinions discussed in this section are not binding on the IRS, and the IRS could adopt a contrary position and a contrary position could be sustained by a court.

THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE MERGER’S POTENTIAL TAX EFFECTS. U.S. HOLDERS OF USG STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

NASDAQ Stock Market Listing

The Company’s Common Stock currently is listed on The NASDAQ Capital Market under the symbol “DRAM”. The Company is required to obtain approval for listing of the Common Stock constituting the Merger Consideration on The NASDAQ Capital Market pursuant to Stock Market Rules 5635(a) and 5635(b). Pursuant to the Merger Agreement, the consummation of the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the effective time of the Merger, of various conditions, including that the Company must have caused the Merger Consideration to be approved for listing on The NASDAQ Capital Market.

Prior to consummation of the Merger, the Company intends to file an additional listing application with The NASDAQ Capital Market with respect to the listing of the Common Stock constituting the Merger Consideration.

Anticipated Accounting Treatment

The Merger is being accounted for as a “reverse merger,” and USG is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of USG, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of USG, historical operations of USG and operations of Dataram from the Closing Date of the Merger.

Appraisal Rights

Under the Nevada Revised Statutes and our charter documents, holders of our Common Stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect any of the proposals.

Pursuant to Section 92A.390 of the Nevada Revised Statutes, there is no right of dissent with respect to a plan of merger in favor of shareholders of any class or series which is a covered securities under section 18(b)(1)(A) of the Securities Act. Section 18(b)(1)(A) of the Securities Act defines a covered security to include a security that is listed on the National Market System of the NASDAQ Stock Market.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Merger Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, USG or DAS. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that USG and DAS, on the one hand, and USG, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While the Company and USG do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about the Company or USG, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between the Company, DAS and USG and are modified by the disclosure schedules.

General

Pursuant to the terms of the Merger Agreement, DAS, the Company’s wholly-owned subsidiary formed in connection with the Merger will merge with and into USG, with USG surviving as a wholly-owned subsidiary of the Company.

Merger Consideration

At the effective time, by virtue of the Merger, outstanding shares of USG’s common stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as well as outstanding options and warrants of USG (as applicable) will be converted into the receive to receive the following:

•	One Million Five Hundred Eighty Three Thousand and Three Hundred Thirty Three (1,583,333) shares of the Company’s Common stock will be issued to certain holders of USG common stock conditioned upon the receipt of a Two Year Lockup agreement;

•	One Hundred Fifty One Thousand Five Hundred Fifteen (151,515) shares of Common Stock shall be issued to certain members of USG management, subject to the execution and delivery by such holders of the One Year Lockup Agreement;

•	Twenty Two Million Three Hundred and Thirty Four Thousand Eight Hundred and Ninety Three (22,334,893) shares of the Company’s Common Stock will be issued to holders of USG’s Series A Preferred Stock;

•	One Million Eight Hundred Sixty Six Thousand Seven Hundred and Seventeen (1,866,717) shares of the Company’s Common Stock will be issued to holders of USG’s Series B Preferred Stock, the receipt of which will be conditioned upon the receipt of a One Year Lockup agreement from each holder of Series B Preferred Stock;

•	Eighteen Million Ninety Four Thousand Three Hundred and Sixty Two (18,094,362) shares of the Company’s Common Stock will be issued to holders of USG’s Series C Preferred Stock issued in connection with USG’s private placement of $11,942,279 pursuant to which Laidlaw & Company (UK) Ltd. (“Laidlaw”) served as USG’s placement agent;

•	One Million Eight Hundred and Nine Thousand Four Hundred and Thirty Six (1,809,436) Five-year cashless warrants with an exercise price of $0.66 per share shall be issued to Laidlaw to purchase shares of Common Stock, in with additional form and terms as shall be mutually agreed upon between the Company and Parent prior to Closing;

•	One Million Eight Hundred and Fifty Thousand (1,850,000) shares of Common Stock shall be issued to the holders of Common Shares of the Company issued in connection with the closing of the Keystone Acquisition, the receipt of which shall be conditioned on the receipt of a Two Year Lockup Agreement from each Keystone Holder; and

•	Nine Hundred Twenty Five Thousand Eight Hundred Thirty Three (925,833) Five-year options with an exercise price of $0.90 per share, which vest 1/24 each month over the 2 years from the original date of issue, shall be issued in connection with the closing of the Keystone Acquisition, to purchase shares of Common Stock, in with additional form and terms as shall be mutually agreed upon between the Company and Parent prior to Closing.

The Merger Consideration, in the aggregate and on an “as converted” and fully diluted basis, shall not exceed Forty Eight Million Six Hundred Sixteen Thousand Eighty Nine (48,616,089) shares of Common Stock and equivalents, to include the warrants to purchase up to One Million Eight Hundred and Nine Thousand Four Hundred Thirty Six (1,809,436) shares of Common Stock and options to purchase up to Nine Hundred Twenty Five Thousand Eight Hundred Thirty Three (925,833) shares of Common Stock.

Immediately after the Merger, based on the exchange ratio, it is expected that USG’s shareholders will own approximately 90.8% of the fully-diluted Common Stock of the Company with the Company’s shareholders and holding approximately 9.2% of the fully-diluted common stock of the Company.

Additionally, Dataram shareholders as of a record date which is no less than five (5) business days prior to the Closing Date, will be eligible to receive a special dividend, a right entitling each shareholder to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of the Company assets or the proceeds therefrom, as, when and if the Board of Directors of the Company elects to divest such Company assets within eighteen (18) months of the closing date.

The Merger Agreement does not include a price-based termination right, and there will be no adjustment to the total number of shares of the Company’s Common Stock that USG shareholders will be entitled to receive for changes in the market price of the Company’s Common Stock. Accordingly, the market value of the shares of the Company’s Common Stock issued pursuant to the Merger will depend on the market value of the shares of the Company’s Common Stock at the time the Merger is consummated, and could vary significantly from the market value on the date of this proxy statement/prospectus.

Directors and Officers of the Company Following the Merger

Pursuant to the Merger Agreement, Trent D. Davis and Michael E. Markulec will resign at or prior to the consummation of the Merger. In addition, USG appointed the following three designees to the Company’s Board of Directors, which appointment shall be effective on the eleventh day following the date on which the Company meets its information obligations under the Exchange Act, including the filing and mailing of a Schedule 14f-1: Timothy M. Janke, James Dale Davidson, and John N. Braca.

The following table lists the names and positions of the individuals who, pursuant to the Merger Agreement, are expected to serve as executive officers and directors of the Company upon completion of the Merger:

Name	Title
Edward M. Karr	Chief Executive Officer, President and Director
David A. Moylan	President: Dataram Division and Director
Anthony M. Lougee	Chief Financial Officer
David S. Rector	Chief Operating Officer and Corporate Secretary
Timothy M. Janke	Director
James Dale Davidson	Director
John N. Braca	Director

Surviving Corporation

Rights, Privileges and Liabilities of Surviving Corporation

At the effective time, all the properties, rights, privileges, powers and franchises of DAS and USG will vest in the Surviving Corporation, and all debts, liabilities and obligations of DAS and USG will become the debts, liabilities and obligations of the surviving corporation.

Articles of Incorporation and Bylaws of Surviving Corporation

The articles of incorporation and bylaws of USG in effect at the Effective Time will become the articles of incorporation and the bylaws of the surviving corporation.

Conditions to the Consummation of the Merger

The closing of the Merger is subject to customary closing conditions, including, among other things, the:

•	Approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to consummate the Merger and to issue the Merger Consideration pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

•	Approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to increase the number of shares of authorized Capital Stock;

•	Receipt by the Company of a fairness opinion with respect to the Merger and the Merger Consideration;

•	Company filing Schedule 14f-1 with respect to the change in the Company’s Board of Directors;

•	Receipt by the Company of lock-up agreements from certain USG shareholders which lock-up agreements must be in full force and effect; and

•	The Board of the Company declaring the Special Dividend.

In addition,

•	USG must close upon a financing pursuant to which USG receives at least $3 million in net proceeds (and a maximum of $12 million in gross proceeds) from a financing;

•	USG must close upon the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);

•	USG, in the aggregate and on an “as converted” and fully diluted basis, shall not exceed Forty Eight Million Six Hundred Sixteen Thousand Eighty Nine (48,616,089) shares of common stock and equivalents, to include the warrants to purchase up to One Million Eight Hundred and Nine Thousand Four Hundred Thirty Six (1,809,436) shares of common stock and Keystone Options to purchase up to Nine Hundred Twenty Five Thousand Eight Hundred Thirty Three (925,833) shares of common stock, immediately preceding the effective time of the Merger; and

•	The Company shall have delivered evidence of the resignation of Michael E. Markulec and Trent D. Davis as members of the Company’s Board of Directors.

•	The Company and/or parent shall have made payment under those certain change in control or employment agreements for Officers of the Parents; and

•	The SEC shall have declared the S-4 effective.

Furthermore, each party’s obligation to consummate the Merger is further subject to the satisfaction or waiver by that party of the following additional conditions:

•	The representations and warranties of the other party in the Merger Agreement must be true and correct on the date of the Merger Agreement and true and correct as of the closing date as if made on the closing date;

•	The other party to the Merger Agreement must have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the other party in connection with the consummation of the transactions contemplated by the Merger Agreement at or prior to the closing date;

•	The other party must have delivered certain certificates and other documents required under the Merger Agreement for the closing of the Merger; and

•	There shall have been no effect, change, event, circumstance, or development that is or could reasonably be expected to be materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on the business, condition (financial or otherwise), prospects, assets, liabilities or results of operation of the other party, taken as a whole, or the ability of the other party to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or to perform any of its covenants or obligations under the Merger Agreement in all material respects, each referred to as a material adverse effect as it relates to such party.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the Company, DAS and USG for a transaction of this type relating to, among other things:

•	Organization and qualification;

•	Capitalization;

•	Conflicts and governmental consents;

•	Taxes;

•	Litigation/compliance with laws, including mining law compliance;

•	Intellectual property rights;

•	Environmental matters;

•	Mine safety disclosures; and

•	Compliance with SEC reporting obligations, if applicable.

The representations and warranties of Copper King and the Company contained in the Merger Agreement, including exhibits and scheduled attached to the Merger Agreement, will survive the closing until the first anniversary of the closing date.

Other Agreements

Both the Company and USG have agreed to use its commercially reasonable efforts to:

•	File or otherwise submit all applications, notices, reports and other documents reasonably required to be filed with a governmental entity with respect to the Merger;

•	Take all actions necessary to complete the Merger;

•	Coordinate with the other in preparing and exchanging information;

•	Obtain all consents, approvals or waivers reasonably required in connection with the transactions contemplated by the Merger Agreement; and

•	Consult and agree with each other about any public statement either will make concerning the Merger.

AGREEMENTS RELATED TO THE MERGER

Lock-up Agreements

As a condition to the closing of the Merger, certain USG security holders have agreed to enter into lock-up agreements, pursuant to which such parties will not to, except in limited circumstances, sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s Common Stock (including shares of Common Stock issuable upon conversion of Series C Preferred Stock), including, as applicable, shares received in the Merger from that effective time of the merger until one or two years (as applicable) following the closing of the Merger. See section entitled “Merger Consideration” in this proxy statement/prospectus.

As of February 24, 2017, USG shareholders who will execute lock-up agreements will beneficially own 5,451,565 shares of the Company’s Common Stock after the consummation of the Merger or, in the aggregate, approximately 10.8 % of the outstanding shares of the Company’s Common Stock after the consummation of the Merger.

MATTER BEING SUBMITTED TO A VOTE OF DATARAM SHAREHOLDERS

PROPOSAL 1

APPROVAL OF THE ACQUISITION OF USG BY THE COMPANY AND THE ISSUANCE OF AN AGGREGATE OF (A) UP TO 45,880,820 SHARES OF COMMON STOCK (INCLUDING SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUR NEWLY DESIGNATED SERIES C PREFERRED STOCK AND MERGER CONSIDERATION), (B) WARRANTS TO PURCHASE UP TO 1,809,436 SHARES OF COMMON STOCK, AND (C) OPTIONS TO PURCHASE UP TO 925,833 SHARES OF COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT AND THE CHANGE IN CONTROL RESULTING THEREFROM.

The Company’s shareholders are being asked to approve the Merger and the issuance of the Merger Consideration pursuant to the terms of the Merger Agreement. Immediately following the consummation of the Merger, it is expected that USG’s shareholders, will own approximately 90.8% of the fully-diluted Common Stock of the Company, with existing Company shareholders holding approximately 9.2% of the fully-diluted common stock of the Company.

The terms of, reasons for and other aspects of the Merger Agreement, the Merger and the issuance of the Merger Consideration are described in detail in the other sections in this proxy statement/prospectus.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve (1) the Merger, (2) the issuance of an aggregate of (a) up to 45,880,820 shares of the Company’s Common Stock (including shares of Common Stock issuable upon conversion of our newly designated Series C Preferred Stock and merger consideration), (b) warrants to purchase up to 1,809,436 shares of the Company’s Common Stock in accordance with the Merger Agreement, and (c) options to purchase up to 925,833 shares of the Company’s Common Stock in accordance with the Merger Agreement, and (3) the change in control resulting from the Merger and the issuance of the Merger Consideration. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ un-voted shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE MERGER, THE ISSUANCE OF THE MERGER CONSIDERATION, AND THE CHANGE IN CONTROL RESULTING THEREFROM AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK TO 200,000,000 SHARES FROM 54,000,000 SHARES AND 50,000,000 SHARES FROM 5,000,000 SHARES, RESPECTIVELY.

Purpose and Effect of the Amendment

On September 16, 2016, the Board approved, subject to the approval of the shareholders, the filing of a certificate of amendment (the “Certificate of Amendment”), in substantially the form attached hereto as Annex C, subject to any changes required by law, to our Articles of Incorporation to increase our authorized number of shares of Common Stock and Preferred Stock to 200,000,000 shares from 54,000,000 shares and 50,000,000 shares from 5,000,000 shares, respectively.. The Board has directed that the Certificate of Amendment be submitted to the shareholders at the Special Meeting, with the recommendation that the shareholders adopt the same. Approval of the Certificate of Amendment is required for the Company to consummate the Merger. Without such approval, the Company will not have sufficient authorized shares available to issue the Merger Consideration and reserve shares to meet its other obligations to issue shares, such as upon the conversion of preferred stock or the exercise of warrants or stock options,

If approved by the shareholders, the Certificate of Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that this will occur promptly following the date of the Special Meeting.

The Company currently has 54,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock. As of the Record Date, the Company had approximately 4,818,666 shares of Common Stock outstanding. Excluding the Merger Consideration, the Company has reserved approximately 887,065 shares of Common Stock for potential future issuance pursuant to the Company’s options, warrants and convertible notes.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

Our issued and outstanding securities, as of the Record Date, on a fully diluted basis, are as follows:

•	4,818,666 shares of Common Stock;

•	Warrants to purchase 133,667 shares of Common Stock at a weighted average exercise price of $8.15;

•	Options to purchase 2,778 shares of Common Stock at a weighted average exercise price of $46.80; and

•	Convertible debt and accrued interest which converts into approximately 10,915 Common Shares at a fixed conversion price of $8.82

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its charter, bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Shareholders should recognize that, as a result of the increase in our authorized Common Stock, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as set forth in Proposal 1, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of capital stock which are proposed to be authorized.

If approved by the shareholders, the Certificate of Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that this will occur promptly following the date of the Special Meeting.

Vote Required

The affirmative vote of the holders of a majority of the voting capital outstanding is required to amend our Articles of Incorporation to increase our authorized Common Stock and Preferred Stock to 200,000,000 shares from 54,000,000 shares and 50,000,000 shares from 5,000,000 shares respectively. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ un-voted shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE APPROVAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK TO 200,000,000 SHARES FROM 54,000,000 AND 50,000,000 SHARES FROM 5,000,000 SHARES, RESPECTIVELY AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3

AUTHORIZING THE BOARD OF DIRECTORS

TO AMEND OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT

Our Board has adopted resolutions to authorize the Board, in its sole discretion, to (1) amend our Articles of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock (the "Reverse Split") and (2) directing such proposal to be submitted to the holders of our voting capital for their approval.

The amendment to our Articles of Incorporation to effect the Reverse Split of our issued and outstanding Common Stock, if approved by the shareholders, will be substantially in the form set forth on Annex D (subject to any changes required by applicable law). If approved by the holders of our voting capital, the Reverse Split proposal would permit, but not require, our Board to effect a reverse stock split of our issued and outstanding Common Stock at any time prior to March 30, 2018 by a ratio of not less than 1-for-2 and not more than 1-for-10, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to implement the Reverse Split and set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	the initial and continued listing requirements of various stock exchanges, including The NASDAQ Stock Market;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Split determined by our Board, no less than 2 and no more than 10 shares of existing Common Stock, as determined by our Board, will be combined into one share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Split.  Instead, shareholders who otherwise would be entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will, upon surrender to the exchange agent of the certificates representing such fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of the Company’s Common Stock on the business day immediately preceding the effective date of the Reverse Split as reported on the NASDAQ Capital Market by (ii) the number of shares of the Company’s Common Stock held by the shareholder that would otherwise have been exchanged for the fractional share interest.

The amendment to our Articles of Incorporation to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

Our Board is submitting the Reverse Split to our shareholders for approval with the primary intent of increasing the market price of our Common Stock which may enhance liquidity and to make our Common Stock more attractive to a broader range of investors. The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Split. In addition to increasing the market price of our Common Stock and enhancing liquidity, the Reverse Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in the Company's and our shareholders' best interests.

We believe that the Reverse Split, if implemented, will make our Common Stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our Board, the Reverse Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if implemented, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Procedure for Implementing the Reverse Split

The Reverse Split, if approved by our shareholders, would become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The exact timing of the filing of the certificate of amendment that will affect the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the amendment to the Company's Articles of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Split. If a certificate of amendment effecting the Reverse Split has not been filed with the Secretary of State of the State of Nevada by the close of business on March 30, 2018, our Board will abandon the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Split determined by our Board, a minimum of two (2) and a maximum of ten (10) shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, based on the 4,818,666 shares of Common Stock outstanding as of the Record Date, the number of outstanding shares of Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	2,409,333
1-for-3	1,606,222
1-for-4	1,204,667
1-for-5	963,733
1-for-6	803,111
1-for-7	688,381
1-for-8	602,334
1-for-9	535,408
1-for-10	481,867

The actual number of shares issued after giving effect to the Reverse Split, if implemented, will depend on the Reverse Split ratio that is ultimately determined by our Board.

The Reverse Split will affect all holders of our Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company. In addition, the Reverse Split will not affect any shareholder's proportionate voting power.

The Reverse Split may result in some shareholders owning "odd lots" of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

After the effective time, our Common Stock will have new Committee on Uniform Securities Identification Procedures ("CUSIP") numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol "DRAM”, subject to any decision of our Board to list our securities on another stock exchange.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered "Book-Entry" Holders of Common Stock (i.e. shareholders that are registered on the transfer agent's books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our exchange agent after the effective time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the "Old Certificates") to the exchange agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the "New Certificates"). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the exchange agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, shareholders who otherwise would be entitled to receive a fractional share of Common Stock as a consequence of Reverse Split will, upon surrender to the exchange agent of the certificates representing such fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of the Company’s Common Stock on the business day immediately preceding the effective date of the Reverse Split as reported on the NASDAQ Capital Market by (ii) the number of shares of the Company’s Common Stock held by the shareholder that would otherwise have been exchanged for the fractional share interest.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company's Articles of Incorporation will not affect the par value of our Common Stock, which will remain $0.001 par value per share. As a result, as of the effective time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Not a Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Split, the Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Split will not cause the Company to go private.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a "U.S. holder"). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as "capital assets" (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

Vote Required

The affirmative vote of the holders of a majority of the shares of voting capital outstanding is required to approve the Reverse Split. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ un-voted Shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT.

DATARAM’S BUSINESS

The Company is incorporated in the State of Nevada and was originally incorporated in the State of New Jersey in 1967. The Company’s Common Stock is traded on The NASDAQ Capital Market under the symbol "DRAM."

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding Common Stock on a 1 for 3 basis. The reverse stock split was effective on July 11, 2016. Except where otherwise indicated, all per share amounts reflect the reverse stock split.

The Company's principal executive office is located at 777 Alexander Road, Suite 100, Princeton, New Jersey, 08540, its telephone number is (609) 799-0071, its fax is (609) 799-6734, and its website is located at http://www.dataram.com.

Since 1967, Dataram has been an independent manufacturer of memory products and provider of performance solutions. The Company provides customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Cisco, Dell, Fujitsu, HP, IBM, Lenovo and Oracle as well as a line of memory products for Intel and AMD motherboard based servers.  Dataram manufactures its memory in-house to meet three key criteria - quality, compatibility, and selection - and tests its memory for performance and OEM compatibility as part of the production process.  With memory designed for over 50,000 systems and with products that range from energy-efficient DDR4 modules to legacy SDR offerings, Dataram offers one of the most complete portfolios in the industry.  The Company is a CMTL Premier Participant and ISO 9001 (2008 Certified). Its products are fully compliant with JEDEC Specifications.

Dataram’s customers include an international network of distributors, resellers, retailers, OEM customers and end users.

Dataram competes with several other large independent memory manufacturers and the OEMs noted above. The primary raw material used in producing memory boards is dynamic random access memory (DRAM) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

In addition to memory products, Dataram offers solutions that provide its customers significant and quantifiable cost savings (reduction in total cost of ownership) while helping them manage end-of-life transitions.  These include:

•	Design and engineering services

•	Contract and flexible manufacturing to accommodate special customer needs

•	Simulation labs for testing and validation

•	Financial programs and trade-in / trade-up programs to allow customers to optimize memory procurements

•	Software tools to assess memory needs and optimize memory deployment and application performance

Dataram has four business lines which provide complementary solutions to the market.  Each has a different customer focus and “go to market” approach.  They are:

•	Dataram / Princeton Memory

•	Micro Memory Bank (MMB)

•	MemoryStore.com

•	18004Memory.com

The Dataram / Princeton Memory Business provides innovative new memory products that support enterprise / mission critical need; custom and high end memory solutions for most demanding customers ranging from enterprise and data center segments to power users and gamers; provides solutions to extend the density memory options available to customers.  The business also provides:

•	Memory Solutions Services;

•	Performance optimization, total cost of computing reduction consulting;

•	Engineering and design services for embedded applications;

•	Proof of concept engagements;

•	Customized consignment programs;

•	Product on-demand offerings;

•	Installation services;

•	Software: products that improve application and computing performance; and

•	Buy-back program: in conjunction with the MMB business, provides customers with opportunity to “trade-in” existing memory as part of a sale with trade-in credited towards purchase of new memory.

The Micro Memory Bank business provides new and refurbished memory products which are not commonly available.  These solutions extend the life of the system where memory is no longer available by the OEM, helping companies avoid the cost of additional hardware expenditures.  The business also provides:

•	Brokerage services: makes opportunistic purchases of excess surplus inventories for less than market price; also buys unknown inventory which is then opened, cataloged, and sometimes refurbished;

•	Buy-back program: works with Princeton business to provide customers with opportunity to “trade-in” existing memory as part of a sale with trade-in credited towards purchase of new memory. Memory traded-in is refurbished and then sold; and

•	Technology recycling program: provides end of life recycling services to customers across all IT hardware categories including laptops, desktops, workstations, servers, main frames, hubs and switches.

Operating since 1994, 18004Memory.com web property provides a one-stop source for new and refurbished memory products used in desktops, laptops, notebooks, servers, MAC systems, printers, digital cameras, PDAs, MP3 players, and more.  They provide memory upgrades for all major brands including Compaq, Dell, Apple, Hewlett-Packard, Toshiba, IBM, Gateway, Sony, Fujitsu, and Acer.  Products are backed by a limited lifetime warranty on all computer memory and 30-day money back guarantee.

The Memorystore.com web property provides a one-stop web source for “Dataram Value Memory” products used in desktops, laptops, notebooks, servers, workstations, and MAC systems.  Dataram Value Memory is memory specifically designed and tested to meet industry standards.  It is purchased by customers who know the exact technical specifications of the memory they need. Dataram Value Memory is fully compliant with JEDEC Specifications.  It is 100-percent tested and backed by a limited lifetime warranty.

Following an extensive process of evaluating strategic alternatives for the Company and identifying and reviewing potential candidates for a strategic acquisition or other transaction, on June 13, 2016, the Company into an Agreement and Plan of Merger, as amended and restated on July 29, 2016, with DAS, USG and Copper King pursuant to which USG will be merged with and into DAS, with USG surviving the Merger as the surviving corporation and the Company’s wholly-owned subsidiary. If the Merger is consummated, the business of the Company’s wholly-owned subsidiary will be gold exploration as described on under the section “USG’s Business”. If the Merger is not consummated, the Company will reconsider its strategic alternatives and may resume its process of evaluating other companies with which to merge and, if a candidate is identified, focus its attention on completing such a transaction.

Industry Background

The market for the Company's memory products is principally the buyers and owners of workstations, servers and the OEMs that manufacture workstations, servers and other products that use embedded computers. These systems have been important to the growth of the Internet.

The OEM market is also an important part of the Company's business. We believe that increasingly cost conscious OEMs are looking to independent memory suppliers such as the Company for the low-cost supply of memory modules.

A workstation, like a PC, is designed to provide computer resources to individual users. A workstation differs from a PC by providing substantially greater computational performance, input/output capability and graphic display. Workstations are nearly always networked. As a result of this networking capability of both workstations and PCs, we believe the value of the network server has increased.

Network servers are computer systems on a network which provide dedicated functions accessible by all workstations and other systems on the same network. Examples of different types of servers in use today are: file servers, communication servers, computation servers, database servers, print servers and storage servers.

The Company designs, produces and markets memory products for workstations and computer servers sold by Cisco, Dell, Fujitsu, HP, IBM, Lenovo, and Oracle. Additionally, the Company produces and markets memory for Intel and AMD processor based motherboards for use by OEMs and channel assemblers.

The "open system" philosophy espoused by most of the general computer industry has played a part in enlarging the market for third party vendors. Under the "open system" philosophy, manufacturers adhere to industry design standards, enabling users to "mix and match" hardware and software products from a variety of vendors so that a system can be configured for the user's application in the most economical manner with reduced concern for compatibility and support. Memory products for workstations and servers have become commodities with substantial competition from OEMs and a number of independent memory manufacturer suppliers.

Products

The Company's principal business is the development, manufacture and marketing of memory modules which can be installed initially or, added to various enterprise servers and workstations to upgrade or expand the capabilities of such systems. When vendors produce computer systems adhering to open system industry standards, the development effort for the Company and other independent memory manufacturers is straightforward and allows for the use of many standard components.

Our RAMDisk software product creates a virtual RAM drive, or block of memory, which a computer treats as if it were a disk drive. By storing files and programs into memory, a user can speed up internet load times, disk-to-disk activities, accelerate databases and reduce compile times. The product features a save and load option that allows RAMDisk to appear as persistent storage, even through reboots. RAMDisk has developed a strong presence in both the consumer and commercial marketplace. RAMDisk software has also been licensed and integrated into specialized commercial products. RAMDisk is also capable of extending the longevity of expensive solid state storage devices by housing writes which tend to wear out these devices.

In the fourth quarter of fiscal year ended April 30, 2015, with the recommendation of the Board of Directors, the Company chose to terminate its agreement with AMD to manufacture and sell memory modules for the consumer market branded as AMD under the name Radeon to refocus on its core strength of memory products for the business market.

Distribution

The Company sells its memory products to OEMs, distributors, value-added resellers and larger end-users. The Company also sells its memory products through various internet channels. The Company has sales and/or marketing support offices in the USA and Europe.

Product Warranty and Service

Management believes that the Company's reputation for the reliability of its memory products and the confidence of prospective purchasers in the Company's ability to provide service over the life of the product are important factors in making sales. As a consequence, the Company adopted a Limited Lifetime Warranty program for its memory products. The economic useful life of the computer systems to which the Company's memory modules are attached is almost always substantially less than the physical useful life of the Company's memory products. Thus, our memory products are unlikely to "wear out." The Company's experience is that less than 1% of all the products it sells are returned under the Lifetime Warranty.

DRAM Prices

The memory product business is heavily dependent upon the price of DRAMs. Producers of DRAM are required to invest substantial capital resources to produce their end product. Their marginal cost is low as a percentage of the total cost of the product. As a result, the world-wide market for DRAMs has swung in the past from period to period from oversupply to shortage. During periods of substantial oversupply, the Company has seen falling prices for DRAMs and wide availability of DRAMs allowing the Company to maintain minimum inventories to meet the needs of customers. During periods of shortages, DRAMs are allocated to customers and the Company must invest heavily in inventory in order to continue to be assured of the supply of DRAMs from vendors. At the present time, the market for DRAMs is soft, but with spot shortages of certain DRAM configurations.

Memory Product Complexity

DRAM memory products for workstations and enterprise servers have, for many years, been undergoing a process of simplification with a corresponding decline in profit margins for current generation memory products as competitors' entry into the market becomes easier. Memory products for prior generations of workstations and servers are sold with higher margins as few competitors continue to supply memory for those computers.

Engineering

The Company's ability to compete successfully depends upon its ability to identify new memory needs of its customers. To achieve this goal, the Company's engineering group continually monitors computer system vendor’s new product developments, and the Company evaluates and tests major components as they become available. The Company designs prototype memory modules and subjects them to reliability testing procedures. The Company incurred engineering costs of $191,000 in the fiscal year ended April 30, 2016 and $768,000 in the fiscal year ended April 30, 2015. The engineering cost reduction was primarily the result of software development cost associated with a project that was suspended in January 2015.

Raw Materials

The Company purchases industry standard DRAMs. The Company also purchases finished modules from DRAM manufacturers. In either case, the cost of DRAM chips is the largest single component of the total cost of our memory products. Fluctuations in the availability or prices of DRAMs can have a significant impact on the Company's profit.

The Company has created close relationships with a number of primary suppliers while qualifying and developing alternate sources as backups. The qualification program consists of extensive evaluation of process capabilities, on-time delivery performance and the financial stability of each supplier. Alternative sources are used to assure supply in the event of a problem with the primary source or to handle surges in demand.

Manufacturing

The Company assembles its memory boards at its manufacturing facility in Pennsylvania.

Backlog

The Company expects that all of the backlog on hand will be filled during the current fiscal year and most in the first quarter of the fiscal year ending April 30, 2017. The Company's backlog at April 30, 2016 was $274,000 and at April 30, 2015 was $98,000. Product backlog at any point in time may not translate into net revenue in any subsequent period, as unfilled orders can generally be canceled at any time by the customer.

Competition

The intensely competitive computer industry is characterized by rapid technological change and constant pricing pressures. These characteristics are equally applicable to the third party memory market, where pricing is a major consideration in the buying decision. The Company competes with HP, Sun Microsystems, IBM, and Dell, as well as with a number of third party memory suppliers, including Kingston Technology.

Although many of the Company's competitors possess significantly greater financial, marketing and technological resources, the Company competes favorably based on the buying criteria of price/performance, time-to-market, product quality, reliability, service/support, breadth of product line and compatibility with computer system vendors' technology. The Company's objective is to continue to remain strong in all of these areas with particular focus on price/performance and time-to-market, which management believes are two of the more important criteria in the selection of third party memory product suppliers. Market research and analysis capability by the Company is necessary to ensure timely information on new products and technologies coming from the computer system vendors and from the overall memory market. The Company must continue low cost, high volume production while remaining flexible to satisfy the time-to-market requirement.

Patents, Trademarks and Licenses

The Company believes that its success depends primarily upon the price and performance of its products rather than on ownership of copyrights or patents.

Sale of memory products for systems that use proprietary memory design may from time to time give rise to claims of copyright or patent infringement. In most such instances the Company has products that either do not violate such patents or copyrights or obtained a license.

Because of rapid technological development in the computer industry with concurrent extensive patent coverage and the rapid rate of issuance of new patents, questions of infringement may continue to arise in the future. If such patents or copyrights are issued in the future, the Company believes, based upon industry practice, that any necessary licenses would be obtainable upon the payment of reasonable royalties.

Employees

As of March 3, 2017, the Company had 20 full-time salaried employees and 10 hourly employees. The Company believes it has satisfactory relationships with its employees. None of the Company's employees are covered by a collective bargaining agreement.

Environmental

Compliance with federal, state and local provisions which have been enacted or adopted to regulate the protection of the environment does not have a material effect upon the capital expenditures, earnings and competitive position of the Company. The Company did not make any material expenditures for environmental control facilities in the current fiscal year, nor does the Company expect to make material expenditure in the fiscal year ending April 30, 2017.

Financial information about geographic area sales

For the last two fiscal years the Company has had sales in the following geographic areas:

REVENUES (000's)
Export

Fiscal	U.S.	Europe	Other*	Consolidated
2016	$19,713	$4,405	$1,064	$25,182
2015	$23,285	$3,785	$1,188	$28,258

PERCENTAGES
Export

Fiscal	U.S.	Europe	Other*	Consolidated
2016	78.3%	17.5%	4.2%	100.0%
2015	82.4%	13.4%	4.2%	100.0%

*Principally Asia Pacific Region

Properties

The Company occupies 2,865 square feet of space for administrative, sales, research and development and manufacturing support in Princeton, New Jersey under a lease expiring on April 30, 2020.

The Company leases 17,500 square feet of assembly plant and office space in Montgomery County, Pennsylvania. The lease expires on March 31, 2017.

Rent expense amounted to approximately $316,000 and $432,000 for the fiscal years ended April 30, 2016 and 2015, respectively.

Legal Proceedings

Effective as of the close of business on December 17, 2014, the Company terminated its agreement with MPP Associates, Inc., pursuant to which Marc P. Palker had been providing CFO services to the Company. On April 8, 2015, MPP Associates, Inc. and Mr. Palker filed a complaint, styled MPP Associates, Inc. and Marc Palker v. Dataram Corporation, Jon Isaac, David Moylan, Michael Markulec and Richard Butler, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002413-15.

Effective as of the close of business on January 22, 2015, the Company terminated the employment agreement with John H. Freeman, its former Chief Executive Officer. On April 9, 2015, Mr. Freeman filed a complaint, styled John Freeman v. Dataram Corporation, David A. Moylan, Jon Isaac, and John Does 1-5, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002471-15.

Similarly, on April 10, 2015, the Company filed an action against Mr. Freeman, Mr. Palker and MPP Associates, Inc., styled as Dataram Corporation v. John Freeman, Marc Palker and MPP Associates, Inc., in the Superior Court of the State of New Jersey, Mercer County, Docket No. ESX-L-000886-15.

The aforementioned three State Court actions described have been consolidated in Essex County.

On March 9, 2015, Marc Palker filed a complaint against the Company with the U.S. Department of Labor, Occupational Safety and Health Administration, alleging a violation of the Sarbanes-Oxley Act of 2002.

On June 26, 2015, Alethea Douglas, a former employee, filed a complaint against the Company with the U.S. Equal Employment Opportunity Commission, alleging a claim for age discrimination in connection with the termination of her employment effective May 20, 2015.

A range of loss, if any, on the aforementioned matters cannot be estimated at this point in time.

US GOLD’s (USG’s) BUSINESS

U.S. Gold Corp. is an exploration stage company that owns certain mining leases and other mineral rights. On July 2, 2014, USG entered into an asset purchase agreement with Wyoming Gold Mining Company, Inc. (“Wyoming Gold”) for the purchase of the Copper King gold and copper development project located in the Silver Crown Mining district of southwest Wyoming (the “Copper King Project”). On May 27, 2016, USG acquired certain unpatented mining claims related to a gold development project in Eureka County, Nevada from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (the “Key Stone Project”). Subsequent to this acquisition, USG acquired 71 additional unpatented lode mining claims

US Gold Corp. principal executive office is located at Suite 102, Box 604, 1910 East Idaho Street, Elko, Nevada 89801, its telephone number is (755) 888-4060, and its website is located at http://usgoldcorp.co/.

Copper King Project

The Copper King Project is located in southeastern Wyoming, approximately 32km west of the city of Cheyenne, on the southeastern margin of the Laramie Range. The property covers about five square kilometers that include the S½ Section 25, NE¼ Section 35, and all of Section 36, T.14N., R.70W.,Sixth Principal Meridian. Access to within 1.5km of the property is provided by paved and maintained gravel roads. An easement agreement providing access for exploration and other minimal impact activities has been negotiated with Ferguson Ranch Inc. on the S½ Section 25, T14N, R70W, and the W½ Section 30, T14N, R69W. The fee for this easement is $10,000 per year, renewable each year prior to July 11.

The Copper King property covers 453 contiguous hectares (approximately five square kilometers) that include the S½ of Section 25, NE¼ Section 35, and all of Section 36, T.14N., R.70W. The Copper King Project is entirely located on land owned and administered by the State of Wyoming. There are no Federal lands within or adjoining the Copper King land position. Curt Gowdy State Park lies northwest of the property, partially within Section 26. The state park’s southeastern boundary is approximately 300m northwest of the property and approximately 900m northwest of the mineralized area. The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases.

USG’s rights to the Copper King Project are derived from two mineral leases from the State of Wyoming. Ownership of the mineral rights remains in the possession of the State of Wyoming as conveyed to the state by the United States. The State of Wyoming issued the mineral leases to Wyoming Gold in 2013 and 2014 and Wyoming Gold assigned both leases to USG on June 23, 2014.

The following production royalties must be paid to the State of Wyoming; provided, however, that once the Copper King Project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

History of Prior Operations and Exploration on the Copper King Project

Limited exploration and mining were conducted on the Copper King property in the late 1880s and early 1900s. Approximately 300 tons of material was reported to have been produced from a now inaccessible 160 foot-deep shaft with two levels of cross-cuts. A few small adits and prospect pits with no significant production are scattered throughout the property.

Since 1938, at least nine historic (pre-Strathmore) drilling campaigns by at least seven companies and the U. S. Bureau of Mines have been conducted at Copper King. The current project database contains 91 drill holes aggregating 37,500 feet that were drilled before Wyoming Gold acquired the property. All but six of the drill holes are within the current resource area. Other work conducted at Copper King by previous companies has included ground and aeromagnetic surveys as well as induced polarization surveys along with geochemical sampling, geologic mapping, and a number of metallurgical studies.

Wyoming Gold conducted an exploration drill program in 2007 and 2008. Thirty-five diamond core drill holes were completed for an aggregate of 25,500 feet. The exploration permit, 360DN, has been terminated and the bond released. The focus of Wyoming Gold’s work was to confirm and potentially expand the mineralized body outlined in the previous drill campaigns, increase the geologic and geochemical database leading to the creation of the current geologic model and resource estimate, and to provide material for further metallurgical testing. The Copper King assay database for approximately 120 holes contains 8,357 gold assays and 8,225 copper assays. At least 10 different organizations or individuals conducted metallurgical studies on the gold-copper mineralization at the request of prior operators between 1973 and 2009. It was concluded that the process with the highest potential to yield good extractions of gold and copper would likely be flotation, followed by cyanidation of the flotation tailings. Core is stored in the following two public storage facilities: AAA in Cheyenne, Wyoming and Absaroka in Dubois, Wyoming.

Geological Summary of the Copper King Project

The Copper King Project is underlain by Proterozoic rocks that make up the southern end of the Precambrian core of the Laramie Range. Metavolcanic and metasedimentary rocks of amphibolite-grade metamorphism are intruded by the approximately1.4 billion year old Sherman Granite and related felsic rocks. Within the project area, foliated granodiorite is intruded by aplitic quartz monzonite dikes, thin mafic dikes and younger pegmatite dikes. Shear zones with cataclastic foliation striking N60°E to N60°W are found in the southern part of the Silver Crown district, including at Copper King. The granodiorite typically shows potassium enrichment, particularly near contacts with quartz monzonite. Copper and gold mineralization occurs primarily in unfoliated to mylonitic granodiorite. The mineralization is associated with a N60°W-trending shear zone and disseminated and stockwork gold-copper deposits in the intrusive rocks. Some authors have categorized it as a Proterozoic porphyry gold-copper deposit. Hydrothermal alteration is overprinted on retrograde greenschist alteration and includes a central zone of silicification, followed outward by a narrow potassic zone, surrounded by propylitic alteration. Higher-grade mineralization occurs within a central core of thin quartz veining and stockwork mineralization that is surrounded by a zone of lower-grade disseminated mineralization. Disseminated sulfides and native copper with stockwork malachite and chrysocolla are present at the surface, and chalcopyrite, pyrite, minor bornite, primary chalcocite, pyrrhotite, and native copper are present at depth. Gold occurs as free gold.

Estimated Resources from the Technical Report dated June 20, 2012

The Copper King resource contains oxide, mixed oxide-sulfide and sulfide rock types. At the stated cutoff grade 0.015oz AuEq/ton, approximately 80% of the resource is sulfide material with the remaining 20% split evenly between the oxide and mixed rock types. There is consistent distribution of gold and copper, albeit generally low-grade, throughout this potential open-pit deposit.

Table 1.1 Summary Tables of Copper King Resources (1)

Total Measured and Indicated Resource:

Au-equiv. Cutoff		tons	tonnes	oz Au/ton	g Au/t	oz Au	% Cu	lbs Cu
oz AuEq/ton	g AuEq/t
0.015	0.51	59,750,000	54,200,000	0.015	0.53	926,000	0.187	223,000,000

Total Inferred Resource:

Au-equiv. Cutoff		tons	tonnes	oz Au/ton	g Au/t	oz Au	% Cu	lbs Cu
oz AuEq/ton	g AuEq/t
0.015	0.51	15,620,000	14,170,000	0.011	0.38	174,000	0.200	62,530,000

Using the individual metal grades of each block, the AuEq grade is calculated using the following formula:

g AuEq/t = g Au/t + (2.057143 * %Cu)

This formula is based on prices of $1,100 USD per ounce gold and $3.00 USD per pound copper.

(1) Technical Report on the Copper King Project Laramie County, Wyoming, Effective Date June 20, 2012, prepared for Strathmore Minerals Corp. by Mine Development Associates, authors Paul Tietz and Neil Prenn.

Keystone Project

On May 27, 2016, USG entered into a Purchase and Sale Agreement with Nevada Gold and Americas Gold Exploration, Inc. pursuant to which USG acquired the Keystone Project. Certain Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. Moreover, pursuant to the terms of the agreement, Nevada Gold NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. Pursuant to the terms of the Purchase and Sale Agreement, USG may buy down 1% of the NRS payable to Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000. In addition, USG may buy down an additional 1% of the NRS payable to Nevada Gold anytime through the eighth anniversary of the closing date for $5,000,000.

The Keystone Project currently consists of three hundred seventy seven (377) unpatented lode mining claims situated in Eureka County, Nevada. The claims making up the Keystone Project are situated in Eureka County, Nevada in Sections 2-4 and 9-11, Township 23 North, Range 48 East, and Sections 22-28, and 33-36 Township 24 North, all Range 48 East of the Mount Diablo Meridian.

The Keystone Project consists of unpatented mining claims located on federal land administered by the U.S. Bureau of Land Management. An annual maintenance fee of $155 per claim per year must be paid to the Nevada Bureau of Land Management by September 1 of each year, and failure to pay the annual maintenance fee on time will render USG’s claims void. In addition, the State of Nevada requires USG to file an Affidavit and Notice of Intent to Hold in Eureka County by November 1 of each year.

The three hundred seventy seven (377) unpatented mining claims comprising the Keystone Project, with applicable NSR obligations, are as follows:

1.	Acquired 100% from Americas Gold subject to (i) a 1% NRS held by Wolfpack Gold Nevada Corp.; (ii) a 2% NRS with respect to precious metals; (iii) a 1% NSR with respect to all other metals and minerals held by Orion Royalty Company, LLC; and (iv) a 0.5% NSR to Nevada Gold.

27 unpatented lode mining claims situated in Eureka County, Nevada, in Sections 33 and 34, Township 24 North, Range 48 East, and Sections 3, 4, 9, and 10, Township 23 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Number
UNR 5-8	4	861839-861842
UNR 9-18	10	858729-858738
UNR 19-22	4	875010-875013
UNR 37	1	861857
UNR 39	1	861859
UNR 41	1	861861
UNR 43	1	861863
UNR 45	1	861865
UNR 47	1	861867
UNR 79	1	875020
UNR 81	1	875022
UNR 83	1	875024
Total Claims	27

2.	Acquired 100% from Americas Gold subject to a 3.5% NSR to Nevada Gold

13 unpatented lode mining claims situated in Eureka County, Nevada, in Sections 27, 28 and 35, Township 24 North, Range 48 East, and Sections 2 and 3, Township 23 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Number
UNR 73-77	5	1102663-110266
UNR 117	1	1102668
UNR 119	1	1102669
UNR 121	1	1102670
DON 1-5	5	1102658-1102662
Total Claims	13

3.	Acquired 100% from Nevada Gold subject to a 3.% NSR to Nevada Gold

28 unpatented lode mining claims situated in Eureka County, Nevada, in Sections 2 & 11, Township 23 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Number
SK 1-28	28	865573-865600
Total Claims	28

4.	Acquired 50% from Nevada Gold and 50% from Americas Gold subject to a 3.5% NSR to Nevada Gold

216 unpatented lode mining claims, alphabetically ordered, situated in Eureka County, Nevada, in Sections 22, 23, 24, 25, 26, 27, 28, 33, 34, 35 & 36, Township 24 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Numbers
AU 1-12	12	1116231-1116242
AU 68-93	26	1116243-1116268
CHS 54-72	19	1116269-1116287
CHS 74	1	1116288
CHS 76-120	45	1116289-1116333
CHS 121-130	10	1118512-1118521
CHS 265-266	2	1116334-1116335
KEY 9-30	22	1116336-1116357
KEY 32	1	1116358
KEY 34	1	1116359
KEY 36	1	1116360
KEY 45-72	28	1116361-1116388
KEY #73 - #78	6	1118480-1118485
KP #4 - #8	5	1118496-1118500
KP 9-14	6	1116389-1116394
KP 18-19	2	1116395-1116396
KP 21	1	1116397
KP 23-29	7	1116398-1116404
KP #30 - #39	10	1118486-1118495
UNR 25-35	11	1118501-1118511
Total Claims	216

5.	Acquired 71 additional unpatented lode mining claims for the Keystone Project, located in North Central Nevada, on the Cortez Trend situated in Eureka County, Nevada.

Claim Name	No. claims	BLM NMC Serial Numbers
KEY #79	1	NMC1129499
KEY #80	2	NMC1129500
KEY #81	3	NMC1129501
KEY #82	4	NMC1129502
KEY #83	5	NMC1129503
KEY #84	6	NMC1129504
KEY #85	7	NMC1129505
KEY #86	8	NMC1129506
KEY #87	9	NMC1129507
KEY #88	10	NMC1129508
KEY #89	11	NMC1129509
KEY #90	12	NMC1129510
KEY #91	13	NMC1129511
KEY #92	14	NMC1129512
KEY #93	15	NMC1129513
KEY #94	16	NMC1129514
KEY #95	17	NMC1129515
KEY #96	18	NMC1129516
KEY #97	19	NMC1129517
KEY #98	20	NMC1129518
KEY #99	21	NMC1129519
KEY #100	22	NMC1129520
KEY #101	23	NMC1129521
KEY #102	24	NMC1129522
KP #2	25	NMC1129476
KP #3	26	NMC1129477
KP #15	27	NMC1129478
KP #16	28	NMC1129479
KP #17	29	NMC1129480
KP #20	30	NMC1129481
KP #22	31	NMC1129482
KP #40	32	NMC1129483
KP #41	33	NMC1129484
KP #42	34	NMC1129485
KP #43	35	NMC1129486
KP #44	36	NMC1129487
KP #45	37	NMC1129488
KP #46	38	NMC1129489
KP #47	39	NMC1129490
KP #48	40	NMC1129491
KP #55	41	NMC1129492
KP #56	42	NMC1129493
KP #57	43	NMC1129494
KP #58	44	NMC1129495
KP #59	45	NMC1129496
KP #60	46	NMC1129497
KP #61	47	NMC1129498
SK 29	48	NMC1129452
SK 30	49	NMC1129453

SK 31	50	NMC1129454
SK 32	51	NMC1129455
SK 33	52	NMC1129456
SK 34	53	NMC1129457
SK 35	54	NMC1129458
SK 36	55	NMC1129459
SK 37	56	NMC1129460
SK 38	57	NMC1129461
SK 39	58	NMC1129462
SK 40	59	NMC1129463
SK 41	60	NMC1129464
SK 42	61	NMC1129465
SK 43	62	NMC1129466
SK 44	63	NMC1129467
SK 45	64	NMC1129468
SK 46	65	NMC1129469
SK 47	66	NMC1129470
SK 48	67	NMC1129471
UNR 23	68	NMC1129472
UNR 24	69	NMC1129473
UNR 36	70	NMC1129474
UNR 38	71	NMC1129475
Total Claims	71

History of Prior Operations and Exploration on the Keystone Project

No comprehensive, modern-era, model-driven exploration has ever been conducted on the Keystone Project. Newmont drilled 6 holes in the old base metal and silver Keystone mine area in 1967 and encountered low grade (+/- 0.02 opt) gold intercepts. Chevron staked the property in from 1981 to 1983 and drilled 27 shallow drill holes, continued by an agreement with USMX Inc. (U.S. Mining and Exploration, Inc.) that drilled an additional 19 shallow holes. Significant amounts of low grade and anomalous gold were intersected, but results were considered uneconomic, and the project was terminated. In 1988 and 1989, Phelps Dodge acquired a southern portion of the district and drilled 6 holes, one of which TD’d (total depth of hole) in gold mineralization, and was subsequently deepened in 1990 resulting in over 200’ of low grade gold mineralization. About this time Coral Resources acquired a northern portion of the property and drilled 21 shallow holes to follow-up previous drill intercepts. From 1995 to 1997, Golden Glacier, a junior company, acquired the north end of the district, and Uranerz acquired a portion of the southern area. Six holes were drilled in the north and only 2 holes in the south. Drilling in the entire district was terminated by both parties.

In 2004 with the discovery of Cortez Hills and escalating gold prices, Nevada Pacific Gold, Great American Minerals, and Tone Resources competed in claim staking the entire district. Subsequently, Don McDowell, founder of Great American Minerals approached Placer Dome (prior to Barrick acquisition) who discovered Pipeline and Cortez Hills, and who correctly recognized the Keystone district potential. Placer Dome entered into separate joint venture agreements with Nevada Pacific and Great American. The following year Barrick Gold acquired Placer Dome and terminated all of Placer Dome's Nevada exploration projects and joint ventures, including Keystone. In 2006, Nevada Pacific and Tone were purchased by US Gold. US Gold, now McEwen Mining, drilled 35 holes mostly near the north end of the district targeting the range front pediment and the historic Keystone Mine.

Geological Potential of the Keystone Project

To date, a technical report has not been prepared on the Keystone Project. Keystone is positioned on the prolific Cortez gold trend, one of the world’s leading gold producing regions. The Keystone Project is centered on a granitic intrusion that warped the local Paleozoic stratigraphy into a dome, allowing for exposure of highly favorable Devonian, Carboniferous (Mississippian-Pennsylvania) and Permo-Triassic rocks including key likely host rocks for mineralization, the silty carbonate strata of the Horse Creek Formation and the Wenban limestone, as well as possible sandy clastic units of the Diamond Peak Formation. The Horse Canyon and Wenban rocks are the primary host rocks at the nearby Cortez Hills Mine and Gold Rush deposit currently operated by Barrick Gold.

Employees

As of March 3, 2017, USG has 4 (four) full-time employees and is actively hiring to fill additional full-time positions as appropriate.

Properties

See section entitled “USG’s Business”.

Legal Proceedings

USG is not currently a party to any material legal proceedings.

DATARAM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Dataram Corporation is incorporated in the State of Nevada and the Company’s common stock is traded on The NASDAQ Capital Market under the symbol "DRAM."

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock on a 1 for 3 basis. The reverse stock split was effective on July 11, 2016. Except where otherwise indicated, all per share amounts reflect the reverse stock split.

The Company's principal executive office is located at 777 Alexander Road, Suite 100, Princeton, New Jersey, 08540, its telephone number is (609) 799-0071 and its website is located at http://www.dataram.com.

The Company is an independent manufacturer of memory products and provider of performance solutions. The Company provides customized memory solutions for OEMs and compatible memory for leading brands including Cisco, Dell, Fujitsu, HP, IBM, Lenovo and Oracle as well as a line of memory products for Intel and AMD motherboard based servers.  Dataram manufactures its memory in-house to meet three key criteria - quality, compatibility, and selection - and tests its memory for performance and OEM compatibility as part of the production process.  With memory designed for over 50,000 systems and with products that range from energy-efficient DDR4 modules to legacy SDR offerings, Dataram offers one of the most complete portfolios in the industry.  The Company is ISO 9001 (2008 Certified). Its products are fully compliant with JEDEC Specifications.

The Company’s customers include a global network of distributors, resellers, retailers, OEM customers and end users.

The Company competes with several other large memory manufacturers and OEMs.  The primary raw material used in producing memory boards is dynamic random access memory (DRAM) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

Proposed Acquisition of US Gold Corp

On June 13, 2016, the Company entered into an agreement to acquire U.S. Gold Corp. and subsidiaries. U.S. Gold is an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”) and mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”).

The closing of the transaction is subject to certain closing conditions, including shareholder approval and regulatory review. There is no assurance that such conditions will be satisfied and approvals secured such that the transaction will be consummated.

Upon the acquisition of USG, Dataram will operate as a single entity with two reporting businesses – a junior mining business and a memory business. While each of these businesses will be operated and managed independent of one another, they will share common resources and functions to include but not limited to human resources, legal, facilities, back office operations and administrative support. The sharing of common functions and resources will be of mutual operational and financial benefit. The funds raised by USG in its private placement are intended to be used to primarily support the Copper King and Keystone projects, property acquisitions, and additional exploration efforts. The funds are also intended to support general, administrative and working capital needs, which may include shared functions and resources. Each business will report as separate business into the corporate entity. The combined organization will be led by an experienced senior management team with representation from each of the current management teams of Dataram and USG, and the Board of Directors will also have representation from each of the current boards of directors of Dataram and USG.

Business Segments

Dataram has four business lines which provide complementary solutions to the market.  Each has a different customer focus and “go to market” approach.  They are:

•	Dataram / Princeton Memory: provides memory products that support enterprise / mission critical needs, custom and high end memory solutions, consulting services, software solutions, and asset management / buy-back programs. Products are sold direct and through partners into the enterprise, government and embedded markets.

•	Micro Memory Bank (MMB): provides new and refurbished memory products which are not commonly available and, in most cases, no longer available from the OEM. The business also provides brokerage and technology recycling services.

•	MemoryStore.com: the Memorystore.com web property provides “Dataram Value Memory” products used in desktops, laptops, notebooks, servers, workstations, and MAC systems. Dataram Value Memory is specifically designed and tested to meet industry standards and is compliant with JEDEC Specifications.

•	18004Memory.com: the 18004Memory.com web property provides new and refurbished memory products used in desktops, laptops, notebooks, servers, MAC systems, printers, digital cameras, and mobile devices. This includes memory upgrades for all major brands including Compaq, Dell, Apple, Hewlett-Packard, Toshiba, IBM, Gateway, Sony, Fujitsu, and Acer.

Liquidity and Capital Resources

As of October 31, 2016, the Company had cash totaling approximately $63,000. Net cash provided by operating activities totaled approximately $291,000 for the six months ended October 31, 2016. Net loss totaled approximately $1,186,000 which included approximately $429,000 of stock based compensation expense. Trade receivables decreased by approximately $1,351,000 primarily the result of decreased revenues. Accounts payable decreased by approximately $216,000. Other current assets increased by approximately $90,000 as a result of cost associated with the proposed acquisition of US Gold Corp.

Net cash used in financing activities for the six months ended October 31, 2016 totaled approximately $285,000. The Company’s repayments on its line of credit totaled approximately $788,000. The Company issued Preferred Series B shares for cash proceeds of $503,000.

If current and projected revenue growth does not meet estimates, the Company may need to raise additional capital through debt and/or equity transactions and further reduce certain overhead costs. The Company may require up to $1,000,000 of additional working capital over the next twelve months to support operations. The Company cannot provide assurance that it will obtain any required financing or such financing will be available to it on favorable terms.

Based on the above, there is substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 2016 are as follows:

Total
Year ending April 30:
2017	131,000
2018	173,000
2019	130,000
2020	86,000
Total	$520,000

The Company has no other material commitments.

Results of Operations

Revenues for the three month period ended October 31, 2016 were $4,679,000 compared to revenues of $6,051,000 for the three month period ended October 31, 2015. Revenues for the first six months of the current fiscal year were $9,594,000 compared to revenues of $13,388,000 for the comparable prior year period. The decline in revenues for the three and six months ended October 31, 2016 is primarily attributable to a decline in average selling prices of approximately 36% from the comparable prior year periods.

Cost of sales for the three and six months ended October 31, 2016 were $3,829,000 and $8,018,000, respectively versus $4,848,000 and $10,783,000, respectively in the prior year comparable periods. Cost of sales as a percentage of revenues for the three and six months October 31, 2016 were 82% and 84%, respectively of revenues versus 80% and 81% of revenues for the same respective prior year periods. The decrease in gross margin as a percent of sales is a result of the Company trying to protect market share in an environments of declining selling prices.

Engineering expense in the three and six months ended October 31, 2016 were approximately $42,000 and $98,000, respectively, which is comparable to $46,000 and $100,000 for the same respective prior year periods.

Selling, general and administrative (S,G&A) expense for the three and six month period ended October 31, 2016 totaled $1,025,000 and $2,584,000, respectively, compared to $1,280,000 and $2,684,000 for the same prior year periods. The Company has reduced annualized S,G&A overhead cost by approximately $1,000,000 in the prior twelve months. The decrease is the result of reduction in employees and other cost. The Company recorded approximately $429,000 of stock based compensation charges in the current years fiscal first quarter ended July 31, 2016 compared to $213,000 in the comparable prior year period.

Other income (expense), net for the three and six month period ended October 31, 2016 totaled approximately $43,000 and $84,000 of expense, respectively, compared to expense of approximately $47,000 and $109,000, for the same prior year periods. Other expense in the three month period ended October 2016 consisted of approximately 40,000 of interest expense and approximately $3,000 of foreign currency transaction losses. Other expense for the six months ended October 31, 2016 consisted of interest expense of approximately $79,000 and approximately $5,000 of foreign currency transaction losses. Other income (expense) in the three month period ended October 31, 2015 consisted of approximately $54,000 of interest expense and approximately $7,000 of foreign currency transaction gains. For the six month period ended October 31, 2015 other income (expense) consisted of approximately $116,000 of interest expense and approximately $7,000 of foreign currency transaction gains.

In May 2015, Dataram filed an application with the state of New Jersey (NJ) for the transfer of the NJ State tax benefit associated with its State of New Jersey specific Net Operating Losses (NOLs).  The Company executed a contract of sale and received proceeds of approximately $190,000 on December 9, 2015.

The following table sets forth consolidated operating data expressed as a percentage of revenues for the periods indicated.

Years Ended April 30,	2016	2015

Revenues	100.0%	100.0%

Cost of sales	81.3	85.2

Gross profit	18.7	14.8

Engineering	0.7	2.7

Selling, general and administrative	22.9	21.8

Loss from operations	(4.9)	(9.7)

Other income (expense), net	(0.7)	(3.8)

Loss before income tax expense	(5.6)	(13.5)

Gain on sale of state NOL, net of tax expense	0.7	0.0

Net loss	(4.9)%	(13.5)%

Fiscal 2016 Compared With Fiscal 2015

Revenues for the fiscal year ended April 30, 2016 were $25,182,000 compared to $28,258,000 in the fiscal year ended April 30, 2015, an 11% decrease. The decline in revenues can be attributable to management’s decision to discontinue the consumer memory product line during fiscal year 2015. The Company exited the product line in the third quarter ended January 31, 2015. The AMD consumer memory product line was not profitable, did not align with the corporate strategy, and consumed valuable working capital. The Company shipped approximately $1,900,000, in the prior year of the discontinued product line. The Company also reduced sales resources associated with marginally profitable broker product line which resulted in approximately $1,500,000 decline in revenue.

Revenues for the fiscal years ended April 30, 2016 and 2015 by geographic region were:

Fiscal	U.S.	Europe	Other*	Consolidated
2016	$19,713,000	$4,405,000	$1,064,000	$25,182,000
2015	$23,285,000	$3,785,000	$1,188,000	$28,258,000

*Principally Asia Pacific Region

The Company expects that the entire backlog on hand will be filled during the fiscal year ending April 30, 2017 and mostly in the first quarter. The Company's backlog at April 30, 2016 was $274,000. At April 30, 2015, the Company’s backlog was $98,000.

Cost of sales was $20,464,000 in the fiscal year ended April 30, 2016 or 81% of revenues compared to $24,068,000 or 85% of revenues in the fiscal year ended April 30, 2015. The aforementioned shutdown of the unprofitable consumer memory product line and broker product line accounted for the favorable reduction in cost of sales as percentage of sales. The Company has also reduced manufacturing overhead cost by approximately $470,000 on an annualized basis. Most of the cost reductions were implemented in the first quarter of the current fiscal year.

Engineering expense in the fiscal year ended April 30, 2016 was approximately $191,000 versus approximately $768,000 in the fiscal year ended April 30, 2015. The engineering cost reduction was primarily the result of software development cost associated with a project that was suspended in January 2015.

Selling, general and administrative expenses were $5,766,000 in the fiscal year ended April 30, 2016 versus $6,171,000 in the fiscal year ended April 30, 2015. The Company has reduced annualized S,G&A overhead cost by approximately $1,100,000. The decrease is the result of reduction in employees and other cost. Stock-based compensation expense was recorded as a component of selling, general and administrative expense and totaled approximately $746,000 in the fiscal year ended April 30, 2016, versus $14,000 in the fiscal year ended April 30, 2015.

Other income (expense) for the fiscal year ended April 30, 2016 totaled approximately $168,000 of expense versus $1,077,000 of expense in fiscal 2015. Other income (expense) for the fiscal year ended April 30, 2016 includes interest expense of approximately $200,000 on the Company’s revolving bank credit line and approximately $9,000 of foreign currency transaction gains. Additionally, there was approximately $22,000 of debt extinguishment gain recorded. Other income (expense) for the fiscal year ended April 30, 2015 includes $1,001,000 of interest expense and $76,000 of foreign currency transaction losses, primarily as a result of the US dollar strengthening against the EURO. The interest expense recorded in fiscal year ended April 30, 2015 includes a non-cash interest charge of approximately $750,000 recorded for the amortization of debt discount as a result of the issuance of the subordinated convertible notes and interest expense of approximately $251,000 on the Company’s revolving bank credit line.

The Company’s consolidated statements of operations for the fiscal year ended April 30, 2016 include a gain recorded on the sale of state net operating losses of approximately $190,000 and tax expense of approximately $3,000 that consists of state minimum tax payments. For the fiscal year ended April 30, 2015 tax expense of approximately $3,000 that consists of state minimum tax payments.

The Company has Federal and State net operating loss carry-forwards of approximately $30,400,000 and $7,900,000, respectively. These can be used to offset future taxable income and expire between 2023 and 2036 for Federal tax purposes and 2016 and 2036 for state tax purposes.

Going Concern

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. For the fiscal years ended April 30, 2016 and 2015, the Company has incurred losses in the amounts of approximately $1,221,000 and $3,829,000, respectively.

The Company raised approximately $600,000 from financing activities in the fiscal year 2016. The Company also exchanged notes payable and accrued interest payable of approximately $672,000 for equity in fiscal 2016. While the Company has made significant operational changes during the year ended April 30, 2016 which has reduced its cash burn, there still remains substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

If current and projected revenue growth does not meet estimates, the Company may need to raise additional capital through debt and/or equity transactions and further reduce certain overhead costs. The Company may require up to $1,000,000 of working capital over the next twelve months to support operations. The Company cannot provide assurance that financing will close or be available to it on favorable terms.

Liquidity and Capital Resources

As of April 30, 2016, the Company had cash totaling approximately $56,000. Net cash used in operating activities totaled approximately $489,000. Net loss in the year totaled approximately $1,221,000 which included approximately $741,000 of stock based compensation expense. Depreciation and amortization expense of approximately $131,000 was recorded. Inventory decreased by approximately $753,000. The decrease in inventories was a management decision to reduce inventory levels and increase working capital. Trade receivable increased by approximately $746,000, primarily the result of a shipments that occurred towards the end of year. Accrued liabilities decreased by approximately $123,000 and accounts payable decreased by approximately $71,000.

Net cash provided by financing activities totaled approximately $239,000 and consisted of proceeds of $500,000 from the sale of common shares and $100,000 from the sale of Series A Preferred Stock. The Company’s borrowing on its line of credit decreased by approximately $333,000 and the Company paid back approximately $28,000 of convertible notes.

Working Capital Requirements

Credit Facility

On November 6, 2013, the Company entered into a financing agreement with Rosenthal & Rosenthal, Inc. to replace its existing loan agreement (the “Financing Agreement”). The Financing Agreement provides for a revolving loan with a maximum borrowing capacity of $3,500,000. The loans under the Financing Agreement mature on November 30, 2016 unless such Financing Agreement is either earlier terminated or renewed. Loans outstanding under the Financing Agreement bear interest at a rate of the Prime Rate (as defined in the Financing Agreement) plus 3.25% (the “Effective Rate”) or on Over-advances (as defined in the Financing Agreement), if any, at a rate of the Effective Rate plus 3%. The Financing Agreement contains other financial and restrictive covenants, including, among others, covenants limiting our ability to incur indebtedness, guarantee obligations, sell assets, make loans, enter into mergers and acquisition transactions and declare or make dividends. Borrowings under the Financing Agreement are collateralized by substantially all the assets of the Company. On April 29, 2014, the Company entered into an amendment to the Financing Agreement. The amendment provides for advances against inventory balances based on prescribed formulas of raw materials and finished goods. The maximum borrowing capacity remains at $3,500,000. Borrowings at April 30, 2016 totaled approximately $1,776,000 and there was no additional availability on that date.

Sales of Securities

On July 15, 2014, the Company entered into a Purchase Agreement governing the issuance of $750,000 aggregate principal amount of Bridge Notes and Bridge Warrants. The Bridge Notes and Bridge Warrants were issued on July 15, 2014.  The Company issued $600,000 aggregate principal amount of the Bridge Notes to certain institutional investors and $150,000 aggregate principal amount of the Bridge Notes to certain members of management. The Bridge Notes, the initial maturity date of which was October 15, 2014 (which was subject to a three-month extension at the option of the holders), are convertible into shares of the Company’s common stock. The initial conversion price for institutional investors is $7.50 per share (which was subsequently reduced; see below), and the initial conversion price for management is equal to the closing price of the Company’s common stock on the closing date of the Purchase Agreement, $8.82. The Bridge Notes are secured obligations of the Company and bear interest at a rate of 8% per year. The Bridge Warrants are exercisable for five years after the closing date of the Purchase Agreement, or July 15, 2019. For each $1,000 of principal amount of Bridge Notes, the holder received 1,200 Bridge Warrants, each exercisable for the purchase of one share of the Company’s common stock. Each holder is entitled to exercise one-third of all Bridge Warrants received at an exercise price of $9.00, one-third of all Bridge Warrants received at an exercise price of $10.50, and one-third of all Bridge Warrants received at an exercise price that is equal to the closing price on the closing date of the Purchase Agreement, $8.82. Pursuant to the terms of the Purchase Agreement, the Company has agreed to register the shares underlying the Bridge Notes and the Bridge Warrants.

On November 17, 2014 the Company closed the sale of 600,000 shares of its Series A Preferred Stock, which resulted in the reduction of the conversion price of the Bridge Notes held by the institutional investors to $6.00 from $7.50 to equal the conversion price of the Series A Preferred Stock. The Company paid off approximately $42,500 of the Notes and received extensions from all Bridge Note holders except for one holder of an $80,000 Bridge Note. On January 15, 2016 the Company entered into equity exchange transactions (see below) which resulted in the retirement of the Bridge Notes and Bridge Warrants except for the one holder of an $80,000 Bridge Note.

On November 17, 2014, the Company completed a private placement of 600,000 shares of its Series A Preferred Stock together with the Series A Warrants to purchase shares of its common stock at a price of $5.00 per share, in accordance with the Series A Preferred Stock Purchase Agreement dated October 20, 2014. The net proceeds to the Company from the sale of the Series A Preferred Stock and Series A Warrants, after deducting the estimated offering expenses incurred by the Company were approximately $2,697,000.

On February 2, 2015, the Company completed a private placement of 26,600 shares of its Series A Preferred Stock together with Series A Warrants to purchase and an additional 22,167 shares at an exercise price of $7.50 per share, in accordance with the Purchase Agreement. The net proceeds to the Company from the sale of the Series A Preferred Stock and Series A Warrant were approximately $133,000.

On February 2, 2015, the Company issued and sold an aggregate of 61,000 restricted shares of its common stock at a price of $6.00 per share and five-year warrants to purchase an additional 105,333 shares with an exercise price of $7.50 per share, of which 16,667 shares were purchased by David A Moylan, the Company’s CEO. The net proceeds to the Company from the sale of the restricted common stock and warrants (exclusive of any exercise thereof) were approximately $365,000.

In accordance with the Series A Purchase Stock Purchase Agreement, on October 30, 2015, investors in the Series A Preferred Stock exercised a right to purchase 20,000 shares of Series A Preferred Stock and warrants; gross proceeds of the transaction was $100,000.

Equity Exchange transactions

On January 15, 2016, Dataram Corporation entered into separate exchange agreements with holders of:

(i)	the Company’s outstanding shares of Series A Preferred Stock and Series A Warrants to purchase shares of the Company’s Common Stock issued in connection with the Series A Stock originally issued on November 17, 2014, February 2, 2015 and October 30, 2015, and

(ii)	the Company’s outstanding institutionally held subordinated secured convertible bridge notes (the “Bridge Notes”) and warrants held by institutions and employee investors to purchase shares of Common Stock issued in connection with the sale of the Bridge Notes on July 15, 2014 (the “Bridge Note Warrants”) pursuant to Subordinated Secured Convertible Bridge Note and Warrant Purchase Agreements (the “Bridge Purchase Agreements”), and

(iii)	warrants to purchase Common Stock issued pursuant to the Company’s prospectus supplement dated September 18, 2013 (the “Registered Warrants” and together with the Series A Preferred Stock, the Series A Warrants, Bridge Notes and the Bridge Note Warrants, the “Exchange Securities”).

Pursuant to the Exchange Agreements, the Holders exchanged the Exchange Securities for an aggregate of 335,684 shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

As noted in (i) above the Company entered into an agreement with investors who held Series A Preferred Stock and Series A Warrants. The 523,300 outstanding Series A Preferred Stock were exchanged for 214,465 shares of Series B Preferred Stock.

As noted in (ii) above the Company entered into an agreement with the institutional bridge note holders and certain members of management who held warrants issued with the above Convertible Notes Payable whereby the warrants would be exchanged for shares of Series B Preferred Stock. 255,000 of the outstanding warrants were exchanged for 19,125 shares of Series B Preferred Stock.

As noted in (iii) above the Company entered into an agreement with investors who held warrants issued with the above Common Stock issue dated September 18, 2013. The 87,967 outstanding warrants were exchanged for 6,598 shares of Series B Preferred Stock.

As contemplated by the Exchange Agreements and as approved by the Company’s Board of Directors on January 21, 2016, the Company filed with the Secretary of State of the State of Nevada, a Certificate of Designation of Preferences, Rights and Limitations of 0% Series B Convertible Preferred Stock (the “Series B Certificate of Designations”). Pursuant to the Series B Certificate of Designations, the Company designated 400,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $12.20 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of capital stock of the Company will be junior in rank to Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The Holders will be entitled to receive dividends if and when declared by the Company’s Board of Directors. In addition, the Series B Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the common stock.

Contractual Obligations

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of April 30, 2016 are as follows:

	Non-Related	Related
	Party	Party	Total
Year ending April 30:
2017	$162,000	$90,000	$252,000
2018	84,000	90,000	174,000
2019	85,000	45,000	130,000
2020	86,000	—	86,000
Thereafter
Total	$417,000	$225,000	$642,000

Purchases

At April 30, 2016, the Company had open purchase orders outstanding totaling $270,000, primarily for inventory items to be delivered in the first three months of the fiscal year ending April 30, 2017. These purchase orders are cancelable.

Off-Balance Sheet Arrangements

We do not have, and do not have any present plans to implement, any off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

See Notes to Consolidated Financial Statements

Critical Accounting Policies

During December 2001, the Securities and Exchange Commission (“SEC”) published a Commission Statement in the form of Financial Reporting Release No. 60 which encouraged that all registrants discuss their most “critical accounting policies” in management’s discussion and analysis of financial condition and results of operations. The SEC has defined critical accounting policies as those that are both important to the portrayal of a company’s financial condition and results, and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. While the Company’s significant accounting policies are summarized in Note 3 of notes to consolidated financial statements included in this Annual Report, management believes the following accounting policies to be critical:

Revenue Recognition - Revenue is recognized when title passes upon shipment of goods to customers. The Company’s revenue earning activities involve delivering or producing goods. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment has occurred, selling price is fixed or determinable and collection is reasonably assured. The Company does experience a minimal level of sales returns and allowances for which the Company accrues a reserve at the time of sale in accordance with the Revenue Recognition – Right of Return Topic of the FASB ASC. Estimated warranty costs are accrued by management upon product shipment based on an estimate of future warranty claims.

Research and Development - Research and development costs are expensed as incurred, including Company-sponsored research and development and costs of patents and other intellectual property that have no alternative future use when acquired and in which we had an uncertainty in receiving future economic benefits. Development costs of a computer software product to be sold, leased, or otherwise marketed are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. Technological feasibility of a computer software product is established when all planning, designing, coding and testing activities that are necessary to establish that the product can be produced to meet its design specifications (including functions, features and technical performance requirements) are completed.

Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes in accordance with the provisions of the Expenses – Income Taxes Topic of the FASB ASC. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The Company considers certain tax planning strategies in its assessment as to the recoverability of its tax assets. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that the tax rate changes. The Company recognizes, in its consolidated financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on technical merits of the position. There are no material unrecognized tax positions in the financial statements.

Goodwill – The carrying value of goodwill is not amortized, but is tested annually as of March 31 as well as whenever events or changes in circumstances indicate that the carrying amount may not be recoverable using a two-step process. As of April 30, 2016, management has concluded that no impairment of goodwill is required.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including deferred income tax asset valuation allowances and certain other reserves and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary. Some of the more significant estimates made by management include the allowance for doubtful accounts and sales returns, the deferred income tax asset valuation allowance and other operating allowances and accruals. Actual results could differ from those estimates.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 2, 2015, the Company dismissed Anton & Chia, LLP (A&C”) as the it’s independent registered public accounting firm effective on such date. The dismissal was approved by the Company’s Board of Directors. The report of A&C on the Company’s financial statements as of and for the fiscal years ended April 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, but included an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended April 30, 2015 and 2014, and the subsequent interim periods through November 2, 2015, the date of dismissal, there were (i) no disagreements between A&C and the Company upon any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, any of which, if not resolved to A&C’s satisfaction, would have caused A&C to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company engaged Marcum LLP (“Marcum”) as its new principal accountant as of November 2, 2015. The decision to change accountants was recommended and approved by the Company’s Audit Committee following the Committee’s further process to determine it’s independent registered public accounting firm.

During the fiscal years ended April 30, 2015 and 2014, and the subsequent interim periods through November 2, 2015, neither the Company nor anyone on the Company’s behalf consulted with Marcum regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements. (iii) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, (iv) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (v) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not invest in market risk sensitive instruments. At times, the Company's cash equivalents consist of overnight deposits with banks and money market accounts. The Company's objective in connection with its investment strategy is to maintain the security of its cash reserves without taking market risk with principal.

The Company purchases and sells primarily in U.S. dollars. The Company sells in foreign currency (primarily Euros) to a limited number of customers and as such incurs some foreign currency risk. At any given time, approximately 5% to 40% of the Company’s accounts receivable are denominated in currencies other than U.S. dollars. At present, the Company does not purchase forward contracts as hedging instruments, but could do so as circumstances warrant

USG MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of USG’S financial condition and results of operations together with “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data—Selected Historical Financial Data of USG” and USG’s financial statements and the related notes included elsewhere in this proxy statement/prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. USG’s actual results may differ materially from those results described in or implied by the forward-looking statements discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this proxy statement/prospectus.

Overview

U.S. Gold Corp. is an exploration stage company that owns certain mining leases and other mineral rights. On July 2, 2014, USG entered into an asset purchase agreement with Wyoming Gold Mining Company, Inc. for the purchase of the Copper King gold and copper development project located in the Silver Crown Mining district of southwest Wyoming. On May 27, 2016, USG acquired certain unpatented mining claims related to a gold development project in Eureka County, Nevada from Nevada Gold Ventures, LLC and Americas Gold Exploration, Inc. Subsequent to this acquisition, USG acquired 71 additional unpatented lode mining claims.

Copper King Project

The Copper King Project is located in southeastern Wyoming. USG’s rights to the Copper King Project are derived from two mineral leases from the State of Wyoming. Ownership of the mineral rights remains in the possession of the State of Wyoming as conveyed to the state by the United States. The State of Wyoming issued the mineral leases to Wyoming Gold in 2013 and 2014 and Wyoming Gold assigned both leases to USG on June 23, 2014. Limited exploration and mining were conducted on the Copper King property in the late 1880s and early 1900s. Since 1938, at least nine historic (pre-Strathmore) drilling campaigns by at least seven companies and the U. S. Bureau of Mines have been conducted at Copper King. Wyoming Gold conducted an exploration drill program in 2007 and 2008. The focus of Wyoming Gold’s work was to confirm and potentially expand the mineralized body outlined in the previous drill campaigns, increase the geologic and geochemical database leading to the creation of the current geologic model and resource estimate, and to provide material for further metallurgical testing.

Keystone Project

On May 25, 2016, USG entered into a purchase and sale agreement (“Purchase and Sale Agreement”), as amended and restated, with Nevada Gold and Americas Gold Exploration, Inc. pursuant to which USG acquired certain mining claims related to a gold development project in Nevada. At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. Subsequent to the acquisition, USG acquired 71 additional unpatented lode mining claims. No comprehensive, modern-era, model-driven exploration has ever been conducted on the Keystone Project. Previously, significant amounts of low grade (+/- 0.02 opt) and anomalous gold were intersected, but results were considered uneconomic, and prior projects were terminated.

Recent Events

On June 13, 2016, USG, Dataram, DAS and Copper King entered into an Agreement and Plan of Merger as amended and restated on July 29, 2016, pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, DAS will merge with and into USG, with USG becoming the surviving corporation of the Merger and the wholly-owned subsidiary of the Company.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, the Company will issue (i) up to 45,880,820 shares of Common Stock of the Company (including shares of Common Stock issuable upon conversion of our newly designated Series C Preferred Stock, (ii) options to purchase up to 925,833 shares of the Company’s Common Stock at an exercise price equal to $0.90 per share and (iii) warrants to purchase up to 1,809,436 shares of the Company’s Common Stock to be issued to a placement agent at an exercise price of $0.66 per share, as consideration for the acquisition of USG in accordance with Stock Market Rules.

On November 28, 2016, USG, Dataram Corporation, Dataram Acquisition Sub, Inc., and Copper King, LLC, a principal stockholder of the Company, amended and restated that certain merger agreement between the parties dated as of June 13, 2016 which was amended and restated on July 29, 2016 amended and restated on September 14, 2016.

The parties agreed to execute the Third and Final Amended and Restated Merger Agreement in order to, among other things:

•	Increase the Merger Consideration for USG’s holders of record, in the aggregate and on an “as converted” and fully diluted basis, to 48,616,089 shares of common stock and equivalents from 46,241,868 shares of common stock and equivalents. This includes:

•	Reducing the number of shares issuable to holders of USG’s Series C Preferred Stock issued in connection with USG’s holders private placement to 18,094,362 from 18,181,817;

•	Increasing the maximum number of warrants to purchase Dataram’s common stock issuable to the placement agent in the financing to 1,809,436 five-year cashless warrants from 400,000 warrants;

•	Adding a provision to issue 925,833 five-year options which vest 1/24 each month over the 2 years from the original date of issue to the holders of options issued in connection with the closing of the Keystone Acquisition;

•	Eliminate a covenant that certain officers and directors of Dataram be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

•	Revised the maximum number of shares the Company shall have outstanding at the closing of the merger, on a fully diluted basis, to 4,945,181 shares of common stock.

Immediately following the Effective Time of the Merger, USG shareholders are expected to own approximately 90.8% of the outstanding capital stock of the Company.

The consummation of the Merger is subject to certain closing conditions, including, amongst other things, approval by the Company’s shareholders of the Merger and the issuance of the Merger Consideration.

Series C Financing

Between July 2016 and October 2016, USG entered into subscription agreements with accredited investors pursuant to which USG sold an aggregate of 5,428,304 shares of Series C Preferred Stock for a purchase price of $2.20 per share, respectively, for aggregate gross proceeds of approximately $11.9 million (the “Series C Closing”). Subject to certain limitations, each share of Series C Preferred Stock are convertible into 10 shares of USG’s common stock.

In connection with the Series C Closing, USG paid a placement agent a total of approximately $1.5M ($1.2 million in commissions, equal to approximately 10% of the gross proceeds received by USG from the sale of securities sold by the placement agent and $240k in expense reimbursement representing approximately 2% of the gross in expenses), and also issued the placement agents warrants to purchase 1,809,436  shares of common stock (equal to 10% of the number of shares of common stock sold in the offering (on an as-converted basis with respect to any Series C Preferred Shares sold) by the placement agent. The cashless warrants issued to the placement agent terminate five years from the date of issuance and are exercisable at a price equal to $0.66 per share and may be exercised on a cashless basis.

Results of Operations

Six Months Ended October 31, 2016 and 2015

Net Revenues

USG is an exploration stage company with no operations, and we generated no revenues for the six months ended October 31, 2016 and 2015.

Operating Expenses

Total operating expenses for the six months ended October 31, 2016 as compared to the six months ended October 31, 2015, were approximately $2,032,000 and $7,600, respectively. The $2,024,000 increase in operating expenses for the six months ended October 31, 2016 is comprised of an increase of $451,000 in compensation as a result of the employment of USG officers during the six months ended October 31, 2016, a $237,000 increase in exploration expenses on our mineral properties due to an increase in exploration activities during the current six month period, an increase of $1,180,000 in professional fees primarily due to an increased legal, accounting and consulting fees as a result of increase investor relations and business advisory services, and an increase of $156,000 in general and administrative expenses primarily attributable to an increase in travel related expenses.

Total operating expenses for the three months ended October 31, 2016 as compared to the three months ended October 31, 2015, were approximately $694,000 and $2,200, respectively. The $692,000 increase in operating expenses for the three months ended October 31, 2016 is comprised of an increase of $202,000 in compensation as a result of the employment of USG officers during the three months ended October 31, 2016, a $125,000 increase in exploration expenses on our mineral properties due to an increase in exploration activities during the current three month period, an increase of $302,000 in professional fees primarily due to an increased legal, accounting and consulting fees as a result of increase investor relations and business advisory services, and an increase of $63,000 in general and administrative expenses primarily attributable to an increase in travel related expenses.

Loss from Operations

USG reported loss from operations of approximately $2,032,000 and $7,600 for the six months ended October 31, 2016 and 2015, respectively. USG reported loss from operations of approximately $694,000 and $2,200 for the three months ended October 31, 2016 and 2015, respectively. The increase in operating loss was due primarily to the increase in operating expenses described above.

Other Expenses

Total other expense was approximately $4,200 and $0 for the six months ended October 31, 2016 and 2015, respectively. The change in other expense is primarily attributable to an increase in interest expense to a related party.

Net Loss

As a result of the operating expense and other expense discussed above, we reported a net loss of approximately $2,037,000 for the six months ended October 31, 2016 as compared to a net loss of $7,600 for the six months ended October 31, 2015. As a result of the operating expense and other expense discussed above, we reported a net loss of approximately $694,000 for the three months ended October 31, 2016 as compared to a net loss of $2,200 for the three months ended October 31, 2015.

Year ended April 30, 2016 and Year ended April 30, 2015

Net Revenues

USG is an exploration stage company with no operations, and we generated no revenues for the years ended April 30, 2016 and 2015.

Operating Expenses

Total operating expenses for the year ended April 30, 2016 as compared to the year ended April 30, 2015, were approximately $407,000 and $14,000, respectively. The $393,000 increase in operating expenses for the year ended April 30, 2016 is primarily attributable to an increase in compensation expenses of $260,000 primarily related to stock based compensation to our CEO, increased professional fees of $80,600 related to legal expenses and increase general and administrative expenses of $51,000 primarily attributable to an increase in travel related expenses.

Loss from Operations

USG reported loss from operations of approximately $407,000 and $14,000 for the year ended April 30, 2016 and 2015, respectively. The increase in operating loss was due primarily to the increase in operating expenses described above.

Net Loss

As a result of the operating expense and other expense discussed above, we reported a net loss of approximately $407,000 for the year ended April 30, 2016 as compared to a net loss of $14,000 for the year ended April 30, 2015.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of approximately $2,036,000 and approximately $1,473,000, respectively, for the six months ended October 31, 2016.  Additionally, the Company had an accumulated deficit of approximately $2,458,000 at October 31, 2016. In addition, the Company will need to raise capital in order to execute its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. Uncertainty regarding these matters, raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

As of October 31, 2016, USG had cash totaling approximately $9,001,000. Net cash used in operating activities totaled approximately $1,473,000 and $15,000 for the six months ended October 31, 2016 and 2015, respectively. Net loss for the six months ended October 31, 2016 and 2015 totaled approximately $2,036,000 and $7,600. Stock based compensation expense for the six months ended October 31, 2016 was approximately $838,000. Prepaid expenses and reclamation bond deposit increased by approximately $239,000 and $17,000, respectively. Total accounts payable and accrued liabilities from unrelated and related parties decreased by approximately $18,000 during the six months ended October 31, 2016.

Net cash used in investing activities totaled approximately $289,000 which is primarily attributable to the acquisition of mineral rights related to the Keystone Project during the six months ended October 31, 2016.

Net cash provided by financing activities totaled approximately $10,457,000 and $10,000 for the six months ended October 31, 2016 and 2015, respectively. During the six months ended October 31, 2016, financing activities consisted of net proceeds of 10,866,000 from the sale of preferred shares and $285,000 from the payment of note payable to a related party. During the six months ended October 31, 2015, financing activities was primarily attributable to shareholder’s capital contribution of approximately $10,000.

As of April 30, 2016, USG had cash totaling approximately $306,000. Net cash used in operating activities totaled approximately $34,000 and $17,000 for the year ended April 30, 2016 and 2015, respectively. Net loss for the year ended April 30, 2016and 2015 totaled approximately $407,000 and $14,000. Total prepaid expenses, and accounts payable and accrued liabilities, increased by approximately $ 12,000 and $136,000, respectively.

Net cash used in investing activities totaled approximately $0 and $1,592,000 for the year ended April 30, 2016 and 2015, respectively. During the year ended April 30, 2015, investing activity is primarily attributable to the acquisition of mineral rights related to the Copper King Project.

Net cash provided by financing activities totaled approximately $297,000 and $1,651,000 for the year ended April 30, 2016 and 2015, respectively. During the year ended April 30, 2016, financing activities consisted of shareholder’s capital contribution of approximately $12,000 and $285,000 of proceeds received from issuance of a note payable – related party. During the year ended April 30, 2015, financing activities consisted of net proceeds of $1,525,000 from the sale of common stock to a related party, $124,000 advances from a related party and shareholder’s capital contribution of approximately $2,000.

Off-Balance Sheet Arrangements

The Company does not have, and do not have any present plans to implement, any off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

See Notes to Audited Financial Statements (Note 2), which is included elsewhere in this Proxy Statement/ Prospectus.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates and Assumptions

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to valuation of mineral rights, stock-based compensation, the fair value of common stock issued and the valuation of deferred tax assets and liabilities.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

Mineral Rights

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

ASC 930-805, “Extractive Activities-Mining: Business Combinations” (“ASC 930-805”), states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 930-805. ASC 930-805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, the direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MANAGEMENT FOLLOWING THE MERGER

Executive Officers and Directors

Executive Officers and Directors of the Combined Company Following the Merger

The Company’s Board of Directors is currently composed of four directors. Pursuant to the Merger Agreement, two directors of the Company’s Board of Directors, as determined by the Company, USG and Copper King, shall resign at or prior to the consummation of the Merger. In addition, USG shall appoint three designees to the Company’s Board of Directors, which appointment shall be effective on the eleventh day following the date on which the Company meets its information obligations under the Exchange Act, including the filing and mailing of a Schedule 14f-1. The three designees will meet the definition of “independent director” as defined by The NASDAQ Stock Market LLC (or for any other exchange or trading system on which the Company’s securities are subsequently listed), any other requirements of applicable laws and regulations, and any additional director independence standards adopted by the Company.

The following table lists the names and ages as of March 3, 2017 and positions of the individuals who are expected to serve as executive officers and directors of the Company upon completion of the Merger:

Name	Age	Title	Director / Officer Since
Edward M. Karr	47	Chief Executive Officer, President and Director	2015
David A. Moylan	49	President: Dataram Division and Director	2014
Anthony M. Lougee	55	Chief Financial Officer	2002
David S. Rector	69	Chief Operating Officer and Corporate Secretary	2016
Timothy M Janke	64	Director	2016
James Dale Davidson	69	Director	-
John N. Braca	58	Director	-

Edward M. Karr is an international entrepreneur and founder of several investment management companies based in Geneva, Switzerland. He is a founder, President/CEO and a Board member of U.S. Gold Corp.  In addition, Mr. Karr is a Director of Pershing Gold, an emerging Nevada gold producer, a Director and Chair of the Audit Committee of Dataram Corporation; and a Director and Chair of the Audit Committee of Levon Resources.  Mr. Karr previously served on the boards of Majesco Entertainment and Spherix.  Mr. Karr is a board member and past President of the American International Club of Geneva and Chairman of Republican’s Overseas Switzerland. Mr. Karr has more than 25 years of capital markets experience as an executive manager, financial analyst, money manager and investor. In 2004, Futures Magazine named Mr. Karr as one of the world’s Top Traders. He is a frequent contributor the financial press. Mr. Karr previously worked for Prudential Securities in the United States. Before his entry into the financial services arena, Mr. Karr was affiliated with the United States Antarctic Program and spent thirteen consecutive months working in the Antarctic, receiving the Antarctic Service Medal for winter over contributions of courage, sacrifice and devotion. Mr. Karr studied at Embry-Riddle Aeronautical University, Lansdowne College in London, England and received a B.S. in Economics/Finance with Honours (magna cum laude) from Southern New Hampshire University. Mr. Karr is qualified to serve on our Board because of his global operating and executive management experience; deep knowledge of capital markets; experience in public company accounting, finance, and audit matters as well as his experience in a range of board and committee functions as a member of various boards.

David A. Moylan is President and Chief Executive Officer of Dataram Corporation and Chairman of the Board. Mr. Moylan was previously a Partner at Yenni Capital, Inc., a private equity firm from 2013 through 2015. Mr. Moylan was also a Managing Director with the Corporate Executive Board (“CEB”), the world’s leading member-based advisory company, from 2010 to 2012. At CEB, Mr. Moylan held several executive roles which addressed critical business challenges. As a General Manager, he led the three-way global integration of Valtera with CLC Genesee and CEB’s core businesses across all functional areas. As President and CEO of Toolbox.com, he drove the successful turnaround of the business, returning it to profitability and spearheaded its successful divestiture. From 2008 through 2010, Mr. Moylan served as Vice President and Division COO for the Global Client Development Division at LexisNexis where he led operations and customer experience efforts and managed the Consulting and Training Services business. He also built a digital agency that delivered on-line marketing solutions to more than 13,000 customers and generated more than $40 million in annual revenue. In 2007, he was CEO of BK Global Ltd where he oversaw the growth of the business and its merger with another entity. From 2003 through 2007 he was an Executive Director at America Online (“AOL”) where he led numerous cross-functional efforts that planned and delivered web and client-based technology products to consumers. Prior to AOL, Mr. Moylan was a consultant with PricewaterhouseCoopers LLP and at A.T. Kearney, helping companies across multiple industries and continents grow their businesses and transform their business models. He is a former U.S. Army officer who served with the 101st Airborne Division (Air Assault), a graduate of the University of Vermont, and holds an MSIA (MBA) from Carnegie Mellon’s business school. Mr. Moylan is qualified to serve on our Board because of his breadth of knowledge and experience in all aspects of the Company’s activities, including products and services, customers, operations, strategic interests, sales and marketing efforts; his role currently as the CEO at the Company; broad knowledge and operating experience in the technology and services industries; financial and operating acumen; and expertise in evaluating growth and operational initiatives.

Anthony M. Lougee has been serving as the Chief Financial Officer of Dataram since August 2015, and as the Corporate Secretary since June 2015. He served as Dataram’s Chief Accounting Officer from 2002 through August 2015. Mr. Lougee is an accomplished senior financial executive with significant experience working in accounting, finance, compliance, and management roles. He has been with Dataram Corporation for over 20 years. Mr. Lougee was also a General Accounting Manager for Dialight Corporation and Accountant with Philips Electronics. Mr. Lougee is a graduate of Monmouth University, and holds a BS and MBA degree.

David S. Rector has been serving as the Chief Operating Officer and a member of the board of directors of USG since April 2016. In addition, he serves as the Chief Executive Officer of Sevion Therapeutics, Inc. since January 2015 and as a member of the board of directors of Sevion since February 2002. As of July 2015, Mr. Rector served as a director of Majesco Entertainment Company from July 2015 to December 2016 and as of May 2015, as a director of SciVac Therapeutics, Inc. Since 1985, Mr. Rector has been the Principal of The David Stephen Group which provides enterprise consulting services to emerging and developing companies in a variety of industries. Mr. Rector served as a director and member of the compensation and audit committee of the Dallas Gold and Silver Exchange Companies Inc. (formerly Superior Galleries, Inc.) from May 2004 to September 2015. From January 2014 through January 2015, Mr. Rector served on the board of directors of MV Portfolios, Inc. (formerly California Gold Corp.) From November 2012 through January 2014, Mr. Rector served as the CEO and President of Valor Gold. From February 2012 through January 2013, Mr. Rector served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 2013, Mr. Rector served as President and CEO of Standard Drilling, Inc. From May 2004 through December 2006, Mr. Rector served in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs. From 1971 until 1980, Mr. Rector served in progressive roles in the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation. Mr. Rector received a Bachelor of Science degree in Business/Finance from Murray State University in 1969.

Timothy M. Janke has been serving as a member of the board of directors of USG since April 2016. In addition, he has been serving as the Chief Operating Officer of Pershing Gold Corp. since August 2014. Since November 2010, Mr. Janke has been the president of his own consulting business providing mine operating and evaluation services to several mining companies. Beginning in July 2012, he provided consulting services at the Relief Canyon Project advising the Company on mine start-up plans and related activities. From June 2010 to August 2014, Mr. Janke served as Vice President and Chief Operating Officer of Renaissance Gold, Inc. and its predecessor Auex Ventures, Inc. He was General Manager-Projects for Goldcorp Inc. and its predecessor Glamis Gold, Inc. from July 2009 to May 2010, Vice President and General Manager of the Marigold Mine from February 2006 to June 2009, and its Manager of Technical Services from September 2004 to January 2006. Since August 2011, Mr. Janke has served as a director for Renaissance Gold. He is a past Director of both the Nevada Mining Association, and Silverado Area Council Boy Scouts. He has a B.S. in Mining Engineering from the Mackay School of Mines. Mr. Janke is qualified to serve on our Board because of his more than 40 years of engineering and operational experience in the mining industry, and broad range of expertise in mining operations throughout the USA, Canada and Australia.

James Dale Davidson has been a member of S.A.C.S. OF Beaverton LLC since 2015, Founding Director of Vamos Holdings since 2012, Director of Solar Avenir since 2016, Founding Director of Telometrix since 2016, and Founding Managing Member of Goldrock Resources, LLC since 2016. Mr. Davidson first became active in the mining business after his forecast of the collapse of the Soviet Union was bore out. After several small successes, Davidson teamed with Richard Moores in 1996 to launch Anatolia Minerals with an initial capital of $800,000. At its peak, the company attained a market cap of $3.5 billion. Davidson, a graduate of Oxford University, has had a successful career as a serial entrepreneur. He is the author of Blood in the Streets: Investment Profits in a World Gone Mad, The Great Reckoning: Protect Yourself in the Coming Depression and The Sovereign Individual (all with Lord William Rees-Mogg) and Brazil is the New America, The Age of Deception, and The Breaking Point. Mr. Davidson qualified to serve on our Board because of his experience in mining operations and corporate governance

John N. Braca is a financial executive and business partner with a strong track record in portfolio management, venture capital fundraising, as well as financial and operational management.  He has served as a director and board observer for life science, technology and development companies over the course of his career.  Mr. Braca has also served as an active member of both Audit and Compensation Committees for both public and private companies and has led several of the public companies as the Chairman of the Audit Committee.    John N. Braca has been our director of Sevion Therapeutics  since October 2003. Since April 2013, Mr. Braca has been the President and sole proprietor of JNB Consulting, which provides strategic business development counsel to biotechnology companies. From August 2010 through April 2013, Mr. Braca had been the executive director controller for Iroko Pharmaceuticals, a privately-held global pharmaceutical company based in Philadelphia. From April 2006 through July 2010, Mr. Braca was the managing director of Fountainhead Venture Group, a healthcare information technology venture fund based in the Philadelphia area, and has been working with both investors and developing companies to establish exit and business development opportunities. From May 2005 through March 2006, Mr. Braca was also consultant and advisor to GlaxoSmithKline management in their research operations.   From 1997 to April 2005, Mr. Braca was a general partner and director of business investments for S.R. One, Limited, or S.R. One, the venture capital subsidiary of GlaxoSmithKline. In addition, from January 2000 to July 2003, Mr. Braca was a general partner of Euclid SR Partners Corporation, an independent venture capital partnership. Prior to joining S.R. One, Mr. Braca held various finance and operating positions of increasing responsibility within several subsidiaries and business units of GlaxoSmithKline. Mr. Braca is a licensed Certified Public Accountant in the state of Pennsylvania and is affiliated with the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. Mr. Braca received a Bachelor of Science in Accounting from Villanova University and a Master of Business Administration in Marketing from Saint Joseph’s University. Mr. Braca is qualified to serve on the Board because of his deep knowledge of financial and operational issues; extensive experience in operational and executive management, deep governance acumen, and strong knowledge of early stage and public companies.

Family Relationships

There are no family relationships among the executive officers and directors of the Company who are expected take office upon the consummation of the Merger.

Legal Proceedings

Involvement in Certain Legal Proceedings

During the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

The Company’s Board of Directors is currently comprised of four members, three of whom are independent directors. Mr. Moylan is not an independent director in light of his employment as CEO of the Company.

The Board, upon recommendation of the Nominating and Corporate Governance Committee, unanimously determined that each of our three non-employee directors is “independent,” as such term is defined in The NASDAQ Stock Market Rules.

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

In determining that each individual who served as a member of the Board in FY 2016 (including our former directors, Jon Isaac and Richard Butler) is or was independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed below were not material. No unusual discounts or terms were extended.

As part of its review, the Board noted that Mr. Isaac was considered an “interested party” due to his “material investment” in the company. While Mr. Isaac was considered an Independent Director, he was not eligible to sit on the Audit committee given his status of “interested party”.

Based upon information requested from and provided by each proposed director concerning their background, employment and affiliations, including family relationships, Timothy Janke, James Dale Davidson, and John Braca have been determined to be independent as defined under the Stock Market Rules.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2016 and through the date of this proxy, the Compensation Committee consists of Mr. Davis, Mr. Karr, and Mr. Markulec. None of these directors has served as one of the Dataram officers or employees at any time, and no Dataram named executive officer has served on the compensation committee, or other body fulfilling that role, or any entity at which a member of the Company’s Compensation Committee served as an executive officer.

Committees of the Board

The Company’s Board has and will continue to have after the Merger three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Stock Market Rules. Each of the committees operates pursuant to its charter. The Committee Charters are reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charters for the three committees are available on the Company’s website at http//www.dataram.com/ by following the link to “Investor Relations” and then to “Corporate Governance.”

Audit Committee

The Audit Committee, among other things, is responsible for:

•	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

•	reviewing the internal audit function, including its independence, plans, and budget;

•	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

•	reviewing our internal controls with the independent auditor, the internal auditor, and management;

•	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

•	overseeing our financial compliance system; and

•	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Audit Committee of the combined organization is expected to retain these duties and responsibilities following completion of the Merger.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the Stock Market Rules. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that all members meet the qualifications of an Audit Committee financial expert.

Beginning in June 2015, the Audit Committee consisted of Mr. Karr, Mr. Davis, and Mr. Markulec. Mr. Karr has served as chair since joining in June 2015. Following the consummation of the Merger, the members of the Audit Committee are expected to be Mr. Davidson, Mr. Janke and John Braca. Mr. Braca is expected to be the chairman of the Audit Committee and Mr. Braca is expected to be the financial expert under the rules of the SEC. The Company’s Board of Directors has concluded that the composition of the Audit Committee meets the requirements for independence under the rules and regulations the Stock Market Rules and SEC. The Company and USG believe that, after consummation of the Merger, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Stock Market Rules and SEC.

Compensation Committee

The Compensation Committee was formed in October 2014. Among other things, it is responsible for:

•	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

•	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

•	negotiating and overseeing employment agreements with officers and directors; and

•	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The Compensation Committee of the combined organization is expected to retain these duties and responsibilities following completion of the Merger.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

In 2016, the Compensation Committee consisted of Mr. Karr, Mr. Davis, and Mr. Markulec. Mr. Markulec served as chair beginning in November 2014. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under SEC rules and the Stock Market Rules. Following completion of the merger, the members of the Compensation Committee are expected to be Mr. Davidson and Mr. Janke. Mr. Janke is expected to be the chairman of the Compensation Committee. The Company’s Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the independent director guidelines of The NASDAQ Stock Market LLC. The Company and USG believe that, after the completion of the Merger, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of the Stock Market Rules and SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

•	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

•	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

•	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

•	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

•	reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

•	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

•	overseeing the Company’s compliance program, including the Code of Conduct; and

•	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The Nominating and Corporate Governance Committee of the combined organization is expected to retain these duties and responsibilities following completion of the Merger.

The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

Beginning in June 2015, the Nominating and Corporate Governance Committee consisted of Mr. Karr, Mr. Davis, and Mr. Markulec. Mr. Davis served as chair beginning in June 2015. Following completion of the Merger, the members of the Nominating and Corporate Governance Committee are expected to be Mr. Davidson, Mr. Janke and John Braca. Mr. Davidson is expected to be the chairman of the Nominating and Corporate Governance Committee. The Company’s Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of the Stock Market Rules.

Director Compensation

In this regard, following the consummation of the Merger, it is expected that the combined company will provide compensation to non-employee directors that is in line with Dataram’s current practices.

The Compensation Committee periodically evaluates the compensation of directors and recommends compensation changes to the Board as appropriate. Commencing in September 2015, non-employee directors receive a combination of cash and equity compensation for service on the Board. Directors who are employees of the Company do not receive additional cash compensation for serving on the Board, but receive equity compensation for service on the Board in line with other directors.

While Dataram does not require directors and officers to own a specific minimum number of shares of Dataram’s Common Stock, Dataram believes that each director and corporate officer should have a substantial personal investment in the Company. Directors and officers may not engage in short sales or put or call transactions with respect to Dataram securities.

Non-employee directors receive cash compensation of $24,000 per year for their service on our Board, paid quarterly. There is no incremental compensation provided for the board chairman, committee chair or lead director roles. Dataram employees who are also directors receive no additional cash compensation for serving on the Board.

In addition, all directors (non-employee and employee) receive equity awards for their service. These arrangements compensate them for their Board responsibilities while aligning their interests with the long-term interests of our shareholders.

The Compensation Committee makes recommendations to the Board concerning director compensation under the Company’s equity compensation plans and determines other director compensation arrangements, as appropriate. Under the Company’s Policy on Insider Information and Insider Trading, which applies to Dataram directors, it is improper for directors to engage in short-term or speculative transactions in Dataram securities.

Director Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Edward M. Karr Chief Executive Officer President and Director	2016	$250,000		$250,000 (1)	$ -	$ -	$ -	$ -	$500,000

David A. Moylan President Dataram Division and Director	2014	$236,000		243,977 (2)	$ -	$ -	$ -	$ -	$479,977

Timothy M. Janke Director	2016	$-		$25,000 (3)	$ -	$ -	$ -	$ -	$25,000

James Dale Davidson Director	2016	$-		$-	$ -	$ -	$ -	$ -	$-

John N. Braca Director	2016	$-		$-	$ -	$ -	$ -	$ -	$-

(1)	On April 12, 2016, USG entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board.

(2)	President, Mr. David A. Moylan: On June 8, 2015, Dataram entered into an employment agreement with Mr. Moylan. The initial term of the Agreement is for three years, ending on June 7, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Moylan currently receives a base salary of $236,000 per year, and annual incentive compensation targeted at 100% of base salary.

(3)	On May 8, 2016 Director, Timothy M. Janke received 250,000 shares of USG stock valued at $0.10 per share.

Executive Compensation

Summary Compensation Table

The following table provides information regarding the named executive officers of USG during the fiscal year ended December 31, 2016. For the management of the combined company after the closing of the Merger, see “Executive Compensation of the Combined Company”.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Edward M. Karr Chief Executive Officer (PEO) (1)	2016	$250,000		$250,000 (2)	$ -	$ -	$ -	$ -	$500,000

David S. Rector Chief Operating Officer (COO) (3)	2016	$180,000		$75,000 (4)	$ -	$ -	$ -	$ -	$255,000

Notes:

(1)	On April 12, 2016, USG entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board.

(2)	On April 14, 2016, USG entered into an employment agreement and issued 833,333shares of the USG’s common stock to the Chief Executive Officer of the USG. USG valued these common shares at the fair value of $250,000 or $0.30 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, USG recorded stock based compensation of $250,000 for the three and six months ended June 30, 2016.

(3)	USG’s Chief Operating Officer, Mr. David Rector, is employed under an Executive Employment Agreement dated Apri1 14, 2016. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term. Mr. Rector is to receive a base salary of $15,000 per month ($180,000 annually). The agreement calls for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the board of directors and to be paid in cash, stock, or a combination thereof in the discretion of the board.

(4)	In May 2016, USG issued an aggregate of 250,000 shares of the USG’s common stock to the Chief Operating Officer and a director of USG for services rendered to USG. These shares vested immediately on the date of issuance. USG valued these common shares at the fair value of $75,000 or $0.30 per common share based on the sale of its preferred stock in a private placement at $0.30 per common share. In connection with the issuance of these common shares, USG recorded stock based compensation of $75,000 for the three and six months ended June 30, 2016.

Outstanding Equity Awards at Year-End

As of February 24, 2017, there are no outstanding equity awards held by any of the named executive officers of USG.

EXECUTIVE COMPENSATION OF THE COMBINED COMPANY

The following table sets forth certain information regarding the executive compensation upon consummation of the Merger by the combined company’s directors and executive officers, individually, and the combined company’s directors and executive officers as a group:

Summary Compensation Table

The following table provides information regarding the named executive officers of combined Company upon consummation of the merger.

Name and principal position (1)	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Edward M. Karr Chief Executive Officer (PEO)	2017	$250,000	$-	$-	$ -	$ -	$ -	$ -	$250,000

David A. Moylan President	2017	$236,000	$-	$-	$ -	$ -	$ -	$ -	$236,000

Anthony M. Lougee Chief Financial Officer (CFO)	2017	$144,000	$15,000	$18,000	$ -	$ -	$ -	$ -	$177,000

David S. Rector, Chief Operating Officer (COO)	2017	$180,000	$-	$-	$ -	$ -	$ -	$ -	$180,000

Notes:

(1)	All executives have employment agreements with Dataram or USG. A summary follows:

a.	Chief Executive Officer, Mr. Edward Karr. On April 12, 2016, USG entered into an employment agreement with Mr. Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year, and annual incentive compensation targeted at 100% of base salary.

b.	President, Mr. David A. Moylan: On June 8, 2015, Dataram entered into an employment agreement with Mr. Moylan. The initial term of the Agreement is for three years, ending on June 7, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Moylan currently receives a base salary of $236,000 per year, and annual incentive compensation targeted at 100% of base salary.

c.	Chief Financial Officer, Anthony M. Lougee: On August 4, 2015, Anthony M. Lougee accepted the Company’s promotion to Chief Financial Officer (CFO), effective August 17, 2015. The initial term of the Agreement is for three years ending on August 16, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Lougee currently receives a base salary of $144,000 per year, and annual incentive compensation targeted at 100% of base salary. On February 7, 2017, Anthony M. Lougee entered into an agreement with Dataram Corporation whereby Mr. Lougee will receive a monthly bonus of up to but not to exceed six (6) months an incremental monthly cash payment of $2,500 and a monthly equity award of 2,000 restricted shares of common stock in consideration for additional services performed commencing on the effective date of the agreement, February 16, 2017. The value of the shares issued will be determined as of market close on the last date of each month the shares are awarded in. The total potential equity bonus will not exceed 12,000 shares of restricted common stock estimated at $18,000, and total monthly cash bonus will not exceed $15,000.

d.	Chief Operating Officer, Mr. David Rector: On April 14, 2016, USG entered into an employment agreement with Mr. Rector. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term. Mr. Rector is to receive a base salary of $15,000 per month ($180,000 annually), and annual incentive compensation targeted at 100% of base salary.

(2)	The annual bonus for the executives is determined by the Board of Director’s Compensation Committee and subject to annual review and renegotiation. The current bonus targets for each executive as a percentage of base salary are as follows:

a.	Chief Executive Officer (CEO): 100%

b.	President: 100%

c.	Chief Financial Officer(CFO): 100%

d.	Chief Operating Officer (COO): 100%

Outstanding Equity Awards at Year-End

As of March 3, 2017, there are no outstanding equity awards held by any of the named executive officers of the combined Company.

Employment Agreements and Potential Termination and Change in Control Payments

Dataram has entered into severance agreements with Mr. Moylan and Mr. Lougee which include Change in Control provisions. Dataram also sponsors several equity incentive compensation plans that provide the executive officers with additional compensation in connection with a termination of employment and/or change of control under certain circumstances. The information below describes certain compensation that are paid under plans and contractual arrangements currently in effect to each of the executive officers in the event of a termination of such executive’s employment with the Dataram and/or change of control of the Dataram as of that date.

The amounts shown below reflect the amount of compensation that is payable to each of the executive officers under existing plans and arrangements should the executive officer’s employment terminate within 18 months of the change in control occurring. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options and benefits available generally to salaried employees. The table below sets forth information regarding the estimated value of the potential payments to each of the executive officers, assuming the executive’s employment is terminated within 18 months of the change of control.

	Before Change of Control		After Change of Control
Name / Benefit	Termination Without Cause	Termination For Good Reason	Termination other than for Cause or Voluntary Resignation
David A. Moylan
Termination Payment	$500,000	$0	$500,000
Vesting of Stock Awards - Grants	100%	100%	100%
Vesting of Stock Awards - Options	Vesting schedule three months from termination date	Vesting schedule three months from termination date	Vesting schedule three months from termination date
Health and welfare benefits	$5,683	$0	$5,683

Anthony M. Lougee
Termination Payment	$200,000	$0	$200,000
Vesting of Stock Awards - Grants	100%	100%	100%
Vesting of Stock Awards - Options	Vesting schedule three months from termination date	Vesting schedule three months from termination date	Vesting schedule three months from termination date
Health and welfare benefits	$15,397	$0	$15,397

US Gold has entered into severance agreements with Mr. Karr and Mr. Rector which include Change in Control provisions. USG also sponsors several equity incentive compensation plans that provide the executive officers with additional compensation in connection with a termination of employment and/or change of control under certain circumstances. The information below describes certain compensation that is paid under plans and contractual arrangements currently in effect to each of the executive officers in the event of a termination of such executive’s employment with the USG and/or change of control of the USG as of that date.

	Before Change of Control		After Change of Control
Name / Benefit	Termination Without Cause	Termination For Good Reason	Termination other than for Cause or Voluntary Resignation
Edward M. Karr
Termination Payment	$250,000	$0	$250,000
Vesting of Stock Awards - Grants	Unvested awards forfeit	Unvested awards forfeit	100%
Vesting of Stock Awards - Options	Unvested awards forfeit	Unvested awards forfeit	100%
Health and welfare benefits	$0	$0	$0

David S. Rector
Termination Payment	$0	$0	$0
Vesting of Stock Awards - Grants	Unvested awards forfeit	Unvested awards forfeit	100%
Vesting of Stock Awards - Options	Unvested awards forfeit	Unvested awards forfeit	100%
Health and welfare benefits	$0	$0	$0

In addition, in connection with any actual termination of employment or change in control transaction, USG may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, USG’s stock price and the executive’s age.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

DATARAM TRANSACTIONS

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

Described below are any transactions during the fiscal year ended April 30, 2016 and 2015 and any currently proposed transactions to which the Company was a party in which

•	The amounts involved exceeded or will exceed the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

•	A director, executive officer, holder of more than 5% of the outstanding capital stock of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

For the fiscal year ended April 30, 2016, there were no such transactions entered into since May 1, 2015, and the Audit Committee reviewed and approved these transactions. Apart from any transactions disclosed herein, no such transaction was entered into with any director or executive officer during the last fiscal year. Such transactions will be entered into only if found to be in the best interest of the Company and approved in accordance with the Company’s Code of Ethics, which are available on the Company’s web site.

During the fiscal years ended April 30, 2016 and 2015, the Company purchased inventories for resale totaling approximately $381,000 and $1,348,000, respectively, from Sheerr Memory, LLC (“Sheerr Memory”). Sheerr Memory’s owner (“Mr. Sheerr”) is employed by the Company as an advisor. Approximately $11,000 and $15,000 of accounts payable in the Company’s consolidated balance sheets as of April 30, 2016 and April 30, 2015, respectively, is payable to Sheerr Memory. Sheerr Memory offers the Company trade terms of net 30 days and all invoices are settled in the normal course of business. No interest is paid. The Company has made approximately $19,000 in purchases from Sheerr Memory subsequent to April 30, 2016 and management anticipates that the Company will continue to do so, although the Company has no obligation to do so.

During the fiscal years ended April 30, 2016 and 2015, the Company purchased inventories for resale totaling approximately $1,181,000 and $1,150,000, respectively, from Keystone Memory Group (“Keystone Memory”). Keystone Memory’s owner is a relative of Mr. Sheerr. Approximately $190,000 of accounts payable in the Company’s consolidated balance sheets as of April 30, 2016 is payable to Keystone Memory. At April 30, 2015 approximately $32,000 of accounts payable was due Keystone Memory. Keystone Memory offers the Company trade terms of immediately due and all invoices are settled in the normal course of business. No interest is paid. The Company has made approximately $290,000 in purchases from Keystone Memory subsequent to April 30, 2016 and management anticipates that the Company will continue to do so, although the Company has no obligation to do so.

On October 31, 2013, the Company entered into an agreement with Mr. Sheerr to leaseback the equipment and furniture that was sold to Mr. Sheerr on October 31, 2013 for $500,000. The lease is for a term of 60 months and the Company is obligated to pay approximately $7,500 per month for the term of the lease. The Company has an option to extend the lease for an additional two year period. The transactions described have been accounted for as a sale-leaseback transaction. Accordingly, the Company recognized a gain on the sale of assets of approximately $103,000, which is the amount of the gain on sale in excess of present value of the future lease payments and will recognize the remaining deferred gain of approximately $358,000 in proportion to the related gross rental charged to expense over the term of the lease, 60 months. The current portion of $72,000 deferred gain was reflected in accrued liabilities and the long-term portion of $179,000 is reflected in other liabilities – long-term in the condensed consolidated balance sheet as of April 30, 2015. As of April 30, 2016, the current portion of $72,000 deferred gain is reflected in accrued liabilities and the long-term portion of $107,000 is reflected in other liabilities – long-term in the consolidated balance sheet as of April 30, 2016.

USG TRANSACTIONS

Described below are any transactions from USG’s inception February 14, 2014 to December 30, 2016 and any currently proposed transactions to which the Company was a party in which:

•	The amounts involved exceeded or will exceed the lower of either $120,000 or 1% of the average of USG’s total assets at year-end for the last two completed fiscal years; and

•	A director, executive officer, holder of more than 5% of the outstanding capital stock of USG, or any member of such person’s immediate family had or will have a direct or indirect material interest.

The principal shareholder of USG, Copper King, from time to time, provided advances to USG for working capital purposes. Additionally, during fiscal 2014, Copper King also provided advances to USG for transaction/legal cost related to the purchase of the mineral properties in July 2014. At December 31, 2015 and 2014, USG had a payable to such related party of $123,624. These advances are non-interest bearing and due on demand.

On April 1, 2016, USG issued a 5% Promissory Note due July 1, 2016 to the principal shareholder of USG, Copper King in the amount of $285,000. This promissory note does not contain any conversion features. At June 30, 2016, accrued interest amounted $2,850. In August 2016, USG paid back the principal amount of the note together with the accrued interest for a total of $289,710.

Accounts payable to two related parties as of June 30, 2016 was $95,567 and was reflected as accounts payable and accrued liabilities – related parties. The related parties are Copper King and a managing member of Copper King.

On April 14, 2016, USG entered into an employment agreement and issued 2,500,000 shares of USG’s common stock to the Chief Executive Officer of USG.

In May 2016, USG issued an aggregate of 750,000 shares of USG’s common stock to the Chief Operating Officer and a director of USG for services rendered to USG.

On June 13, 2016, USG and Dataram, entered into the Merger Agreement with DAS, Inc. USG’s Chief Executive Officer and Director, Mr. Edward Karr, also serves as a member of the Board of Directors of Dataram.

DATARAM CORPORATION AND U.S. GOLD CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of October 31, 2016 combines the historical consolidated balance sheets of Dataram and USG, giving effect to the acquisition of USG by Dataram.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended April 30, 2016 and for the six months ended October 31, 2016 are prepared by Dataram and give effect to the following transactions as if they had occurred on May 1, 2015:

•	the anticipated acquisition of USG by Dataram, including the related equity to be issued by Dataram to finance the acquisition.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the aforementioned transaction, (2) factually supportable, and (3) with respect to the statements of loss, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate audited consolidated financial statements of Dataram as of and for the years ended April 30, 2016 and 2015 and the related notes, included in Dataram’s Annual Report on Form 10-K for the year ended April 30, 2016;

•	audited financial statements of USG as of and for the year ended April 30, 2016 and 2015 and the related notes included herein;

•	separate unaudited consolidated financial statements of Dataram as of and for the six months ended October 31, 2016 and the related notes, included in Dataram’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2016; and

•	unaudited financial statements of USG as of October 31, 2016 and for the six months October 31, 2016 and 2015 and the related notes included herein.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined Company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Any material transactions between Dataram and USG during the periods presented in the unaudited pro forma condensed combined financial statements have been eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. GAAP. The accounting for the acquisition of USG is dependent upon certain valuations that are provisional and are subject to change. Dataram will finalize these amounts as it obtains the information necessary to complete the measurement process. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Dataram’s future results of operations and financial position.

In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition USG, the costs to integrate the operations of Dataram, USG or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Selected Unaudited Pro Forma Condensed Combined Financial Data of Dataram and USG

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 31, 2016

(in thousands except per share and per share amounts)

	Historical		Pro Forma Adjustment	Note X	Pro Forma Combined
	US Gold	Dataram
Assets
Current Assets:
Cash and cash equivalents	$9,001	63	$—	(a)	$9,064
Accounts receivable, net	—	1,392			1,392
Inventories, net	—	1,329			1,329
Other current assets	342	213	(123)	(c)	432
Total current assets	9,343	2,997			12,217
Property and equipment, net	—	28			28
Other assets	4,137	34			4,171
Capitalized development expense	—	300	(300)	(d)	—
Other intangible assets	—	—	927	(d)	927
Goodwill	—	1,083	3,706	(d)	4,789
Total Assets	$13,480	4,442	$—		$22,132

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$115	664	$—		$779
Accounts payable - related party	3	—			3
Note payable - related party	—	80			80
Short term debt - bank	—	988			988
Total current liabilities	118	1,732			1,850

Other liabilities	—	72			72
Total Liabilities	118	1,804			1,922

Shareholders' Equity:
Convertible Series A Preferred stock ($0.0001 Par Value; 23,000 Shares Authorized; 20,000 issued and outstanding as of October 31, 2016	—	—		(b)	—
Series B Preferred stock ($0.0001 Par Value; 600,000 Shares Authorized; 562,349 issued and outstanding as of October 31, 2016	—	—		(b)	—
Preferred stock series B, par value $12.20 per share, designated 400,000 shares 48,916 issued and outstanding as October 31, 2106	—	597	(597)	(g)	—
Preferred stock series C, par value $0.001 per share, designated 5,500,000 shares 5,428,293 issued and outstanding as of October 31, 2016	—	—	—		—
Preferred stock series D, par value $136.00 per share, designated 7,402 shares (liquidation value $503,000)	—	503	—		503
Common stock, par value $.001 per share, 200,000,000 Authorized; 50,308,790 shares to be outstanding	1	4	42	(b)	50
			4	(g)

Additional paid-in capital	15,819	28,432	(41)	(b)	22,238
			593	(g)
			4,333	(d)
			(26,898)	(e)

Accumulated deficit	(2,458)	(26,898)	26,898	(e)	(2,581)
			(123)	(c)
Total shareholders' equity	13,362	2,638			20,210

Total Liabilities and Shareholders' Equity	$13,480	4,442	$—		$22,132

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended April 30, 2016

(in thousands except per share and per share amounts)

			Pro Forma		Pro Forma
	US Gold	Dataram	Adjustment	Note X	Combined

Revenues	$—	$25,182			$25,182

Operating expenses
Cost of sales	—	20,464			20,464
Engineering	—	191			191
Selling, general and administrative	407	5,767			6,174

	407	26,422			26,829

Total other expense, net	—	(168)			(168)

Gain on sale of State NOL	—	190			190
Income tax expense	—	(3)			(3)

Net loss	(407)	(1,221)			(1,628)

Dividend – Series A preferred stock	0	122	(122)	(f)	—

Net loss allocated to common shareholders	(407)	(1,343)			(1,628)

Net loss per share of common stock
Basic and diluted	($3.42)	($1.07)			($0.03)
Weighted average common shares outstanding
Basic and diluted	118,933	1,255,414	48,934,443		50,308,790

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months October 31, 2016

(in thousands except per share and per share amounts)

			Pro Forma		Pro Forma
	US Gold	Dataram	Adjustment	Note X	Combined

Revenues	$—	$9,594			$9,594

Operating expenses
Cost of sales	—	8,018			8,018
Engineering	—	98			98
Selling, general and administrative	2,033	2,580			4,613

	2,033	10,696			12,729

Total other expense, net	(4)	(84)			(88)

Income tax expense	—	—			—

Net loss	(2,037)	(1,186)			(3,223)

Net loss per share of common stock
Basic and diluted	($0.22)	($0.40)			($0.06)
Weighted average common shares outstanding
Basic and diluted	9,265,489	2,942,591	38,100,710		50,308,790

Note 1: Preliminary Purchase Price Allocation:

The Company issued to USG shares of Common Stock which represented approximately 91% of the combined company. The purchase price which represents the consideration transferred in the reverse merger upon closing is calculated based on the number of shares of the combined company that the Company’s shareholders owned as of the closing of the Merger. The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $6.971 million, which consists of the following:

Share and Per Share Amounts
Estimated number of common stock of the combined company to be owned by Dataram shareholders	4,042,116
Estimated number of common stock equivalents, calculated on an as-converted basis, underlying Dataram Preferred Stock to be owned by Dataram shareholders	369,853
Estimated Total Shares	4,411,969
Dataram estimated per common share fair value	$1.58
Total Consideration	$6,970,911

The value of the consideration transferred is based upon the estimated value of Dataram Common and Preferred Stock as of the transaction date (effective time of the merger). The Company estimates 4,042,116 shares of Common Stock to be outstanding at an estimated per share fair value of $1.58. The Company estimated the value of outstanding Preferred Stock using the as-converted number of Common Stock equivalents. The Company estimated 369,853 Common Stock equivalents at an estimated fair value of $1.58 per share.

The allocation of the preliminary purchase price to the estimated fair values of assets acquired and liabilities assumed as of October 31, 2016, is as follows:

Based on Historical Balance Sheet of Dataram at October 31, 2016
Total Consideration	$6,971

Cash and cash equivalents	63
Accounts receivable, net	1,392
Inventories, net	1,329
Other current assets	213
Property and equipment, net	28
Other assets	34
Accounts payable and accrued liabilities	(664)
Note payable - related party	(80)
Short term debt - bank	(988)
Other liabilities	(72)
Net assets acquired	1,255
excess of purchase price over net assets acquired before allocation to identifiable intangible assets and goodwill	$5,716

Capitalized development costs	927
Goodwill	4,789
$5,716

Note 2:

a)	The closing of the Merger between USG and the Company is contingent upon USG completing a common equity financing of at least $3,000,000. As of October 31, 2016, this equity financing was competed. Gross proceeds were approximately $12.0M, of which USG received net cash proceeds of $10.6M.

b)	Represents the conversion of USG equity into Dataram equity for this purpose all blockers were ignored. The holders of USG Series A Preferred Stock will receive 22,334,893 shares of the Company’s Common Stock. The holders of USG Series B Preferred Stock will receive 1,866,717 shares of the Company’s Common Stock. The holders of USG common stock issued in connection with the financing discussed in (a) above will receive 18,094,362 shares of the Company’s Series C Preferred Stock. The holders of USG common stock issued in connection with the closing of the Keystone Acquisition will receive 1,850,000 shares of the Company’s Common Stock. The following table illustrates the Preferred Stock holders estimated common share equivalents at the time of closing.

Common Share Equivalents
USG Preferred Series A	22,334,893
USG Preferred Series B	1,866,717
USG Preferred Series C	18,094,362
Dataram Preferred Series D	369,853
Total	42,665,825

c)	Represents the transaction costs directly associated with the execution of the transaction. These amounts are included as prepaid expenses on the unadjusted balance sheet of the Company.

d)	Represents the preliminary purchase price allocation. Amounts previously recorded as capitalized development expense will be fair valued and recorded under the caption other intangible assets. These other intangible assets are estimated to be $927. These development costs will either be amortized as we commence our development activity or impaired if the cost cannot be recovered. Goodwill was recorded as the excess of consideration transferred over the estimated fair value of net identifiable assets acquired. See note 1, Preliminary Purchase Price Allocation, for additional information. For proforma purposes, it was assumed development activity has yet to commence.

e)	To reflect the elimination of the Company’s accumulated deficit, which will be recorded concurrent with the purchase price allocation described in note 1.

f)	Eliminate the Dataram Preferred Series A dividend

g)	Represents the conversion of the Dataram Series B preferred stock to Common Equivalent Shares.

The purchase price allocation will remain preliminary until the Company completes a final valuation of the assets acquired and liabilities assumed as of the date that the Merger is consummated. The excess of consideration transferred over the estimated fair value of net identifiable assets acquired will be allocated to goodwill. The final determination of the allocation of consideration transferred is expected to be completed as soon as practicable after consummation of the Merger, but will in no event exceed one year from the acquisition date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements. For acquired working capital accounts such as trade receivables, inventories and other current assets, accounts payable and accrued liabilities, the Company determined that no preliminary fair value adjustments were required due to the short timeframe until settlement for these assets and liabilities. The Company assessed longer term assets and liabilities such as property and equipment, other assets and other liabilities and determined that no material fair value adjustment was required for the purposes of pro forma disclosures. Other related party notes payable and short term bank debt carry interest rates that approximate current market rates; the Company therefore has not made any fair value adjustments to these balances.

The purchase price was allocated to identifiable intangible assets acquired and liabilities assumed based on their acquisition-date estimated fair values. The identifiable intangible assets included trade name, acquired technology, and customer relationships. The Company expects to utilize an estimate of expected future cash flows using an income approach to value these assets. The present value of future cash flows was then determined utilizing an estimated risk-adjusted discount rate. This approach requires several judgments and assumptions to determine the fair value of intangible assets, including growth rates, discount rates, attrition rates, obsolescence factors, expected levels of cash flows, and tax rate. The estimated fair value will be adjusted based upon the final valuation and any such adjustments could be significant. The final valuation is expected to be completed within 12 months after the consummation of the Merger. The Company has assumed an estimated 5 year life for these other intangible assets. Amortization expense is reflected in the pro forma adjustments. This intangible asset will be tested for impairment on an annual basis, or earlier if impairment indicators are present.

Goodwill represents the excess of the preliminary estimated purchase price over the preliminary estimated fair value of the assets acquired and liabilities assumed. Goodwill will not be amortized, but will be evaluated for impairment on an annual basis or more frequently if an event occurs or circumstances change that would more likely-than-not reduce the fair value below its carrying amount. In the event that the Company determines that the value of goodwill has become impaired, an impairment charge will be recorded in the period in which the determination is made.

DESCRIPTION OF DATARAM CAPITAL STOCK

The following description of the Company’s capital stock is not complete and may not contain all the information you should consider before investing in the Company’s capital stock. This description is summarized from, and qualified in its entirety by reference to, the Company’s Articles of Incorporation, as amended, which has been publicly filed with the SEC. See “Where You Can Find More Information.” The description is based on the Company’s current capital stock and is without regard to changes proposed in Proposal 2 discussed herein.

The Company’s authorized capital stock consists of:

•	54,000,000 shares of common stock, $0.001 par value; and

•	5,000,000 shares of preferred stock, $0.001 par value, (i) 1,300,000 of which are designated as Series A Convertible Preferred Stock, (ii) 400,000 of which are designated as Series B Convertible Preferred Stock and (iii) 7,402 of which are designated as Series D Convertible Preferred Stock.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of liquidation of the Company, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and non-assessable, and any shares of Common Stock to be issued upon an offering pursuant to this proxy statement/prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock of the Company are not complete. These descriptions are qualified in their entirety by reference to the Company’s Articles of Incorporation, as amended, and the certificate of designation relating to each such series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series.

The Company currently has no shares of preferred stock outstanding.

The Company’s Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the Company’s Common Stock.

The Company’s Board of Directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of Common Stock. Preferred stock could thus be issued with terms calculated to delay or prevent a change in control of the Company or make it more difficult to remove the Company’s management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Company’s Common Stock.

The Company’s Board of Directors may specify the following characteristics of any preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	the voting rights, if any;

•	the price and the terms and conditions for redemption, if any;

•	a sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the dividend rate, if any, whether dividends will be cumulative, whether dividends will be payable in cash, stock or other property and the preference to or the relation to the payment of dividends payable on another or class of stock;

•	the preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Company;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and the conversion price(s) or ratio(s) or the rate(s) at which such exchange may be made; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions the Board of Directors deems advisable.

Series B Convertible Preferred Stock

The Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of 0% Series B Convertible Preferred Stock (the “Series B COD”), on January 21, 2016. Pursuant to the Series B COD, the Company designated 400,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $12.20 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of capital stock of the Company will be junior in rank to Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company unless otherwise stated. The Holders will be entitled to receive dividends if and when declared by the Company’s Board of Directors. In addition, the Series B Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Common Stock. Subject to certain limitations as set forth below, each Holder may convert the shares of Series B Preferred Stock into such number of shares of Common Stock based on a conversion ratio, the numerator of which shall be the Base Amount (defined hereafter) and denominator of which shall be the Conversion Price. “Base Amount” is defined, as of the applicable date of determination, the sum of (1) the aggregate stated value of the Series B Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series B Preferred Stock. The conversion price of the Series B Preferred Stock is initially $0.61, subject to adjustment. The Company is prohibited from effecting the conversion of Series B Preferred Stock to the extent that, as a result of such conversion, the Holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock the maximum percentage. A Holder may increase or decrease the maximum percentage by providing written notice to the Company; provided, however, that in no event shall the maximum percentage exceed 9.99%. Holders of the Series B Preferred Stock do not possess any voting rights except as otherwise required by law. As of December 30, 2016 there are no Shares of Series B Preferred Stock outstanding.

Series C Convertible Preferred Stock

Immediately prior to the closing of the Merger, the Company will file a Certificate of Designation of 0% Series C Convertible Preferred Stock (“Series C COD”) with the Secretary of State of the State of Nevada with respect to the designation of shares of Series C Preferred Stock, par value $0.001 per share out of the Company’s blank check preferred stock. Each share of Series C Preferred Stock will have a stated value of $1.00 per share and will be convertible into such number of shares of Common Stock equal to the Base Amount divided by the conversion price. ”Base Amount” means the sum of (1) the stated value of the Series C Preferred Stock, plus (2) the unpaid dividend amount thereon as of such date of determination. conversion price means, with respect to each Series C Preferred Stock, as of the conversion date or other applicable date of determination, $1.00, subject to adjustment. Upon the liquidation, dissolution or winding up of the business of the Company, each holder of Series C Preferred Stock shall be entitled to receive, for each share of Series C Preferred Stock held an amount in cash equal to, and not more than, the par value before payment is made to any other class or series of capital stock whose terms expressly provide that the holders of Series C Preferred Stock should receive preferential payment and the Company’s Common Stock; provided, however, that Series B Convertible Preferred Stock shall rank senior to Series C Preferred Stock. Holders of Series C Preferred Stock shall not possess any voting rights and are entitled to receive dividends when and as declared by the Board of Directors. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock purchase rights, then each Holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such holder immediately before the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such purchase rights; provided, however, that if the holder’s right to participate in any such purchase right would result in such holder exceeding the Beneficial Ownership Limitation (defined below), then such holder shall not be entitled to participate in such purchase right until such time as the purchase rights would not result in such holder exceeding the Beneficial Ownership Limitation. At no time may shares of Series C Preferred Stock be converted if such conversion would cause the holder to hold in excess of 4.99% of the issued and outstanding Common Stock of the Company. The Series C Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions. .

Series D Convertible Preferred Stock

The Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of 0% Series D Convertible Preferred Stock (the “Series D COD”), on August 4, 2016. Pursuant to the Series D COD, the Company designated 7,402 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $136 per share, subject to adjustment.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred Stock will be entitled to a per share preferential payment equal to the greater of (a) the Base Amount (defined hereafter) thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Series D Preferred Stock into Common Stock immediately prior to the date of such payment. The Series D Preferred Stock ranks senior to the Company’s capital stock other than the Company’s Series B and Series C Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company.  The Holders will be entitled to receive dividends if and when declared by the Company’s Board of Directors. In addition, the Series B Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Common Stock. Subject to certain limitations as set forth below, each holder may convert the shares of Series D Preferred Stock into such number of shares of Common Stock based on a conversion ratio, the numerator of which shall be the Base Amount and denominator of which shall be the conversion price . “Base Amount” is defined, as of the applicable date of determination, the sum of (1) the aggregate stated value of the Series D Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series D Preferred Stock. The conversion price of the Series D Preferred Stock is initially $1.36, subject to adjustment. The Company is prohibited from effecting the conversion of Series D Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series D Preferred Stock (the “Maximum Percentage”). A holder may increase or decrease the maximum percentage by providing written notice to the Company; provided, however, that in no event shall the maximum percentage exceed 9.99%. Holders of the Series D Preferred Stock are entitled to vote on all matters submitted to the Company’s shareholders equal to the number of shares of Common Stock such Series D Preferred Shares are convertible into (voting as a class with Common Stock) based on a per share price of $2.72, subject to adjustment. As of February 24, 2017, no shares of Series D Preferred Stock were outstanding.

Series D Preferred Shares Dividend Payable

On August 5, 2016, the Company issued and sold 3,699 shares of Series D Preferred Stock convertible into an aggregate of 369,853 shares of common stock to accredited investors, with each share of Series D convertible Preferred Stock initially convertible into 100 shares of Common Stock. Upon the consummation of a “Qualified Transaction” (as define in the governing Certificate of Designation) within 120 days of the sale of the Series D Preferred Stock, or at the discretion of the Board of Directors thereafter each share of Series D Preferred Stock will be entitled to receive a special dividend equal to one additional share of Series D Preferred Stock. On December 15, 2016, the Company’s Board of Directors approved the special dividend to the holders of Series D Preferred Stock as of December 15, 2016, and issued an aggregate of 3,699 additional shares of Series D Preferred Stock on February 1, 2017. As a result, the conversion price solely with respect to the calculation of voting power of the Series D Preferred Stock was adjusted to $2.72 per share.

Special Dividend

As a condition to the consummation of the Merger, the Company’s Board of Directors shall have declared, Dataram shareholders as of a record date which is no less than five (5) business days prior to the closing date of the merger, to a right entitling each shareholder to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of the Company assets or the proceeds therefrom, as, when and if the Board of Directors of the Company elects to divest such Company assets within eighteen (18) months of the closing date.

The special dividend will be a distribution equal to the value of the net proceeds of any asset sale of the legacy assets.  The distribution to the legacy shareholders will be defined as the purchase price of the assets of the legacy business, less all costs directly related to the transaction.  Should the legacy business have more liabilities than assets and the assumption of such liabilities constitute the purchase price, no distribution will be made.  The distribution may be made in cash, stock, or a combination thereof, as received by the Company from the purchaser of the legacy assets.  The costs of the transaction to be deducted from the purchase price to determine the net proceeds shall include:

•	Sale costs (including applicable legal and accounting fees tied directly to the sale), the Company’s investment banker and broker commissions tied directly to the sale, employee bonuses paid specifically in connection with the sale of the assets;

•	Costs incurred by a third party administrator overseeing / managing the sale of the assets, if any. This shall not include the costs of the Company’s employee’s managing the legacy business;

•	Legacy business employee benefits triggered solely by the sale of the legacy assets, such as employee severance;

•	Debt repayment of the legacy business by the Company, if required as a condition of sale; and

•	Shareholder distribution costs for special dividend.

Transfer Agent

The transfer agent and registrar the Company is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018.

Dividends

The Company does not anticipate paying dividends in the foreseeable future as the Board of Directors intends to retain future earnings for use in the Company’s business. Any future determination as of the payment of dividends will depend upon the Company’s financial conditions, results of operations and such other factors as the Board of Directors seems relevant. In addition, the Company’s financing agreement with Rosenthal & Rosenthal, Inc. entered into as of November 6, 2013 contains covenants limiting the declaration and distribution of a dividend.

The Company intends to declare for the Dataram shareholders as of a record date which is no less than five (5) business days prior to the Closing Date, to be eligible to receive a special dividend, a right entitling each shareholder of record to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of the Company assets or the proceeds therefrom, as, when and if the Board of Directors of the Company elects to divest such Company assets within eighteen (18) months of the closing date.

Notwithstanding the foregoing, any determination to pay dividends subsequent to the Merger will be at the discretion of the Company’s then-current Board of Directors and will depend upon a number of factors, including the Company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the Company’s then-current board of directors deems relevant.

COMPARISON OF RIGHTS OF HOLDERS OF DATARAM STOCK AND USG STOCK

Both the Company and USG are incorporated under the laws of the State of Nevada and, accordingly, the rights of the shareholders of each are currently, and will continue to be, governed by the NRS. If the Merger is completed, USG shareholders will become shareholders of the Company, and their rights will be governed by the NRS, the bylaws of the Company and, and, assuming Proposals 2 and 4 are approved by the Company’s shareholders at the Special Meeting, the Articles of Incorporation of the Company, as amended.

The table below summarizes the material differences between the current rights of USG shareholders under USG’s Amended and Restated Articles of Incorporation and bylaws and the rights of the Company’ shareholders, post-Merger, under the Company’s Articles of Incorporation, as amended and amended and restated bylaws, each as in effect immediately following the Merger.

While the Company and USG believe that the summary tables cover the material differences between the rights of their respective shareholders prior to the Merger and the rights of the Company’s shareholders following the Merger, these summary tables may not contain all of the information that is important to you. These summaries are not intended to be a complete discussion of the respective rights of the Company and USG shareholders and are qualified in their entirety by reference to the NRS and the various documents of the Company and USG that are referred to in the summaries. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a shareholder of the Company and USG before the Merger and being a shareholder of the Company after the Merger. The Company has filed copies of its current Articles of Incorporation, as amended and amended and restated bylaws with the SEC and will send copies of the documents referred to in this proxy statement/prospectus to you upon your request. USG will also send copies of its documents referred to in this proxy statement/prospectus to you upon your request. See the section entitled “Where You Can Find More Information” in this proxy statement/prospectus.

Current USG Rights Compared to Current Dataram Rights and Dataram Right’s Post-Merger

Provision	USG (Pre-Merger)	Dataram (Pre-merger)	Dataram (Post-Merger)
ELECTIONS; VOTING; PROCEDURAL MATTERS
Authorized Capital Stock	USG’s Amended and Restated Articles of Incorporation (“USG Articles”) authorizes the issuance of up 200,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share of which (i) 20,000 shares are designated as Series A Preferred Stock, (ii) 600,000 shares are designated as Series B Preferred Stock and (iii) 5,500,000 shares are designated as Series C Preferred Stock.	The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), authorizes the issuance of up to 54,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share of which (i) 1,300,000 are designated as Series A Preferred Stock, (ii) 400,000 are designated as Series B Preferred Stock and (ii) 7,402 are designated as Series D Preferred Stock. In addition, on or prior to the consummation of the Merger, shares of preferred stock will be designated as Series C Preferred Stock.	The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share of which (i) 1,300,000 are designated as Series A Preferred Stock, (ii) 400,000 are designated as Series B Preferred Stock and (ii) 7,402 are designated as Series D Preferred Stock. In addition, on or prior to the consummation of the Merger, shares of preferred stock will be designated as Series C Preferred Stock.

Number of Directors	USG’s Amended and Restated Bylaws (“USG Bylaws”) provides that the authorized number of directors of USG shall be not less than 3 nor more than 15 fixed from time to time by resolution of the Board of Directors.	The Company’s amended and restated Bylaws (“the Bylaws”) Bylaws provide that the authorized number of directors of the Company shall be not less than 3 nor more than 15 as fixed from time to time by resolution of the Board of Directors.	The Company’s amended and restated Bylaws (“the Bylaws”) Bylaws provide that the authorized number of directors of the Company shall be not less than 3 nor more than 15 as fixed from time to time by resolution of the Board of Directors.
Removal of Directors	USG’s Bylaws provide that that except as provided USG’s Articles or USG Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds (2/3) of shares entitled to vote at an election of directors.	The Company’s Bylaws provide that except as provided in the Articles of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds (2/3) of shares entitled to vote at an election of directors.	The Company’s Bylaws provide that except as provided in the Articles of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds (2/3) of shares entitled to vote at an election of directors.
Vacancies	USG’s Bylaws provide that unless otherwise provided in USG’s Articles, any vacancies on the board of directors, shall unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors.	The Company’s Bylaws provide that unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under the Bylaws in the case of the death, removal or resignation of any director.	The Company’s Bylaws provide that unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under the Bylaws in the case of the death, removal or resignation of any director.

Special Meeting of the Shareholders	USG’s Bylaws provide that unless otherwise restricted by USG’s Articles, special meetings of the board of directors may be called by the Chairman of the board, the President or any two directors of USG.	The Company’s Bylaws provide special meetings of the shareholders of the Company may only be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.	The Company’s Bylaws provide special meetings of the shareholders of the Company may only be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.
Notice of Shareholder Meeting	USG’s Bylaws provide that except as otherwise provided by law or the USG Articles, written notice of each meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.	The Company’s Bylaws provide that except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.	The Company’s Bylaws provide that except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.
Shareholder Nominations and Proposals

USG’s Bylaws provide that in order for a shareholder to make a director nomination or propose business at an annual meeting of shareholders, the shareholder must give timely written notice to USG not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by USG.

The Company’s Bylaws provide that in order for a shareholder to make a director nomination or propose business at an annual meeting of shareholders, the shareholder must give timely written notice to Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The Company’s Bylaws provide that in order for a shareholder to make a director nomination or propose business at an annual meeting of shareholders, the shareholder must give timely written notice to Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

	In the event the number of directors to be elected to the board of directors of USG at any annual meeting of shareholders is increased and there is no public announcement specifying the size of the increased board of directors made by USG or naming all of the nominees for director at least 55 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, then a shareholder director nomination must be delivered to USG not later than the close of business on the 10th day following the day on which such public announcement is first made by USG.	In the event the number of directors to be elected to the Board of Directors of the Company at any annual meeting of shareholders is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Company or naming all of the nominees for director at least 55 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, then a shareholder director nomination must be delivered to the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.	In the event the number of directors to be elected to the Board of Directors of the Company at any annual meeting of shareholders is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Company or naming all of the nominees for director at least 55 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, then a shareholder director nomination must be delivered to the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
Content of Shareholder’s Notice

USG’s Bylaws provide that for a shareholder to make a director nomination at an annual meeting of shareholders, the shareholder’s notice must include

(A) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director:

•   all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•   the name, age, business address and residence address of the person or persons to be nominated;

•   a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

The Company’s Bylaws provide that for business to be properly brought before an annual meeting by a shareholder or a beneficial owner, if any, on whose behalf the proposal is made (such shareholder or such beneficial owner a “Shareholder Associated Person”), the shareholder’s notice must include:

•   a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of any Shareholder Associated Person;

•   the name and address, as they appear on the Company’s books, of the Shareholder Associated Person proposing such business;

•   as to the Shareholder Associated Person, and including any interests described below held by any member of such Shareholder Associated Person’s immediate family sharing the same household, as of the date of such Shareholder Associated Person’s notice (which information shall be confirmed or updated, if necessary, by such Shareholder Associated Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date):

The Company’s Bylaws provide that for business to be properly brought before an annual meeting by a shareholder or a beneficial owner, if any, on whose behalf the proposal is made (such shareholder or such beneficial owner a “Shareholder Associated Person”), the shareholder’s notice must include:

•   a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of any Shareholder Associated Person;

•   the name and address, as they appear on the Company’s books, of the Shareholder Associated Person proposing such business;

•   as to the Shareholder Associated Person, and including any interests described below held by any member of such Shareholder Associated Person’s immediate family sharing the same household, as of the date of such Shareholder Associated Person’s notice (which information shall be confirmed or updated, if necessary, by such Shareholder Associated Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date):

•   a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any shareholder on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such shareholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

•   a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request), and a written representation and agreement (in the form provided by the secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of USG , will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of USG , with such person’s fiduciary duties under applicable law, (C) agrees to comply with all policies of the Corporation as in effect from time to time and (D) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than USG with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

1.   the class or series and number of shares of capital stock of the Company which are, directly or indirectly, beneficially owned and owned of record by such shareholder;

2.   the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether any shareholder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly, beneficially owned by such shareholder;

1.   the class or series and number of shares of capital stock of the Company which are, directly or indirectly, beneficially owned and owned of record by such shareholder;

2.   the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether any shareholder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly, beneficially owned by such shareholder;

(B) as to the shareholder:

•   the name and address of such shareholder, as it appears on USG’s books, and of each other shareholder;

•   the class and number of shares of USG which are owned beneficially and of record by such shareholder;

•   any Derivative Instrument (defined below) directly or indirectly owned beneficially by such shareholder;

•   any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote any class or series of shares of USG;

•   any Short Interests (defined below) engaged in, directly or indirectly, by the shareholder;

•   any rights to dividends on the shares of USG owned beneficially by the shareholder that are separated or separable from the underlying shares of USG;

•   any proportionate interest in shares of or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

•   a description of any other direct or indirect opportunity to profit or share in any profit (including any performance- based fees) derived from any increase or decrease in the value of shares or other securities of USG or Derivative Instruments, if any, including without limitation any such interests held by members of shareholder’s immediate family sharing the same household;

•   any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of USG held by the shareholder;

3.   a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household;

4.   any proxy, contract, arrangement, understanding, or relationship pursuant to which any shareholder has a right to vote any shares or other securities of the Company;

5.   any rights to dividends on the shares of the Company owned beneficially by any shareholder that are separated or separable from the underlying shares of the Company;

6.   any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

7.   a description of all agreements, arrangements and understandings between any shareholder and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Company or Derivative Securities;

3.   a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household;

4.   any proxy, contract, arrangement, understanding, or relationship pursuant to which any shareholder has a right to vote any shares or other securities of the Company;

5.   any rights to dividends on the shares of the Company owned beneficially by any shareholder that are separated or separable from the underlying shares of the Company;

6.   any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

7.   a description of all agreements, arrangements and understandings between any shareholder and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Company or Derivative Securities;

•   any direct or indirect interest of the shareholder in any contract with USG, any affiliate of USG or any principal competitor USG (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

•   any other information relating to the shareholder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

•   a representation that the shareholder is a holder of record of stock of USG entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice.

USG’s Bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder’s notice must include:

•   a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the shareholder;

•   the name and address, as they appear on USG’s books, of the shareholder proposing such business;

•   as to the shareholder, and including any interests described below held by any member of such shareholder’s immediate family sharing the same household, as of the date of such shareholder’s notice (which information shall be confirmed or updated, if necessary, by such shareholder not later than ten days after the record date for the meeting to disclose such ownership as of the record date):

8.   any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any shareholder the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, “Short Interests”);

9.   any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by any shareholder; and

10.   any direct or indirect interest of any shareholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

•   if the matter a shareholder proposes to bring before any meeting of shareholders involves an amendment to the Company’s Bylaws, the specific wording of such proposed amendment;

8.   any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any shareholder the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, “Short Interests”);

9.   any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by any shareholder; and

10.   any direct or indirect interest of any shareholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

•   if the matter a shareholder proposes to bring before any meeting of shareholders involves an amendment to the Company’s Bylaws, the specific wording of such proposed amendment;

1.   the class or series and number of shares of capital stock of USG which are, directly or indirectly, beneficially owned and owned of record by such shareholder;

2.   the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of USG , or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of USG , or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of USG , including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of USG , whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of USG , through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of USG (any of the foregoing, a “Derivative Instrument”) directly or indirectly, beneficially owned by such shareholder;

•   a representation that such shareholder is a holder of record of shares of the Company entitled to vote at such meeting and that such shareholder or its agent or designee intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

•   a statement as to whether such shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting share required under applicable law to approve the proposal and/or otherwise solicit proxies from shareholders in support of such proposal.

Notwithstanding the foregoing, in order to include information with respect to a Shareholder Associated Person proposal in the proxy statement and form of proxy for a shareholder’s meeting, Shareholder Associated Persons must provide notice as required by the regulations promulgated under the 1934 Act.

For the purpose of these Bylaws, “beneficially owned” (and phrases of similar import), when referring to shares owned by a person, shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the 1934 Act and the rules and regulations promulgated thereunder, including shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Company.

•   a representation that such shareholder is a holder of record of shares of the Company entitled to vote at such meeting and that such shareholder or its agent or designee intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

•   a statement as to whether such shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting share required under applicable law to approve the proposal and/or otherwise solicit proxies from shareholders in support of such proposal.

Notwithstanding the foregoing, in order to include information with respect to a Shareholder Associated Person proposal in the proxy statement and form of proxy for a shareholder’s meeting, Shareholder Associated Persons must provide notice as required by the regulations promulgated under the 1934 Act.

For the purpose of these Bylaws, “beneficially owned” (and phrases of similar import), when referring to shares owned by a person, shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the 1934 Act and the rules and regulations promulgated thereunder, including shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Company.

3.   a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of USG or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household;

4.   any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote any shares or other securities of USG;

5.   any rights to dividends on the shares of USG owned beneficially by the shareholder that are separated or separable from the underlying shares of USG;

6.   any proportionate interest in shares of USG or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

7.   a description of all agreements, arrangements and understandings between the shareholder and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of USG or Derivative Securities;

8.   any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the shareholder , the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of USG by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of USG , or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of USG Corporation (any of the foregoing, “Short Interests”);

9.   any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of USG held by the shareholder; and

10.   any direct or indirect interest of the shareholder in any contract with USG (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement).

•   if the matter a shareholder proposes to bring before any meeting of shareholders involves an amendment to USG’s Bylaws, the specific wording of such proposed amendment;

•   a representation that such shareholder is a holder of record of shares of USG Company entitled to vote at such meeting and that such shareholder or its agent or designee intends to appear in person or by proxy at the meeting to bring such business before the meeting;

•   a statement as to whether such shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of USG’s voting share required under applicable law to approve the proposal and/or otherwise solicit proxies from shareholders in support of such proposal;

•   any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a shareholder proposal.

Shareholder Action by Written Consent	USG’s Bylaws provide that any person seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice, request that a record date be fixed for such purpose.	The Company’s Bylaws provide that any 2 persons seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Company and delivered to the Company and signed by a shareholder of record, request that a record date be fixed for such purpose.	The Company’s Bylaws provide that any 2 persons seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Company and delivered to the Company and signed by a shareholder of record, request that a record date be fixed for such purpose.
Forum Selection	USG’s Bylaws provide that the courts within the State of New York are designated as the forum for (i) any derivative action or proceeding brought on behalf USG, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of USG to USG or USG’s shareholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, USG’ Articles or USG’s Bylaws and (iv) any action asserting a claim governed by the internal affairs doctrine.	The Company’s Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of New York shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, the Articles of Incorporation or the Bylaws, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.	The Company’s Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of New York shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, the Articles of Incorporation or the Bylaws, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.
Amendments to the Bylaws	USG’s Bylaws requires that an amendment to any section of USG’s Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the Company.	The Company’s Bylaws requires that an amendment to any section of the Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the Company.	The Company’s Bylaws requires that an amendment to any section of the Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the Company.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENTS OF EXPENSES
Indemnification

USG’s Bylaws provide that USG shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of USG, by reason of the fact that he is or was a director, officer, employee or agent of USG, or is or was serving at the request of USG as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

USG’s Articles of provide that individual liability of the directors and officers of USG is eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented.

The Company’s Bylaws provides that the Company shall:

a.   indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to the Nevada Revised Statutes Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The Company’s Bylaws provides that the Company shall:

a.   indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to the Nevada Revised Statutes Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

b.   indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

c.   Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

b.   indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

c.   Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

d.   Any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Article VII, Section 1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Article VII, Section 1, as the case may be. Neither a contrary determination in the specific case under Article VII, Section 1(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Article VII, Section 6 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

e.   The Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

d.   Any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Article VII, Section 1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Article VII, Section 1, as the case may be. Neither a contrary determination in the specific case under Article VII, Section 1(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Article VII, Section 6 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

e.   The Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

DIVIDENDS
Declaration and Payment of Dividends	USG’s Bylaws provides that dividends on the capital stock of USG, subject to the provisions of USG’s Articles, if any, may be declared by the board of directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of USG‘s Articles.

The Company’s Bylaws provide that dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall think conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

The Company’s Bylaws provide that dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall think conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

PRINCIPAL SHAREHOLDERS OF DATARAM

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock at February 24, 2017 by each of our directors and executive officers, individually and all of our directors and executive officers as a group:

Name of Beneficial Owner	Role	Amount and Nature of Beneficial Ownership (1,2,3,4)
		Number	Percent
David A. Moylan	President and CEO	214,111	4.3%

Anthony M. Lougee	CFO	38,833	*

Trent D. Davis	Director	52,644	1.0%

Edward M. Karr	Director	19,311	*

Michael E. Markulec	Director	35,978	*

Directors and Executive Officers as a group (5 persons)		360,877	7.3%

* Less than 1%.

(1) The number of shares has been adjusted to reflect the reverse 1-for-3 stock split effective July 11, 2016.

(2) On February 24, 2017 4,818,666 common shares and equivalents were outstanding.

(3) Unless indicated, each shareholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.

(4) Beneficial ownership includes all stock options and restricted units held by a shareholder that are currently exercisable or exercisable within 60 days of February 24, 2017 (which would be April 25, 2017).

PRINCIPAL SHAREHOLDERS OF USG

The following table sets forth certain information regarding the beneficial ownership of USG’s common stock at February 24, 2017 by each of our directors and executive officers, individually, and all of our directors and executive officers as a group:

Name of Beneficial Owner	Role	Amount and Nature of Beneficial Ownership (1,2,3)
		Number	Percent
Edward M. Karr	CEO, President, Director	833,333	1.7%

Timothy M. Janke	Director	83,333	0.2%

David S. Rector	COO, Director	166,667	0.3%

Directors and Executive Officers as a group (3 persons)		1,083,333	2.2%

* Less than 1%.

(1) On February 24, 2017, 48,616,089 shares common and equivalents will be outstanding.

(2) Unless indicated, each shareholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.

(3) Beneficial ownership includes all stock options and restricted units held by a shareholder that are currently exercisable or exercisable within 60 days of February 24, 2017 (which would be April 25, 2017).

LEGAL MATTERS

Sichenzia Ross Ference Kesner LLP, will pass upon the validity of the Company’s Common Stock offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Dataram Corporation as of and for the year ended April 30, 2016 included elsewhere in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Dataram Corporation as of and for the year ended April 30, 2015 incorporated herein in this proxy statement/prospectus have been audited by Anton & Chia, LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of U.S. Gold as of April 30, 2016 and 2015, included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC public reference room in at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

As of the date of this proxy statement/prospectus the Company has filed a registration statement on Form S-4 to register with the SEC certain Merger Consideration that the Company will issue to USG shareholders in the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of the Company, as well as a proxy statement of the Company for its Special Meeting.

The Company has supplied all information contained in this proxy statement/prospectus to the Company, and USG has supplied all information contained in this proxy statement/prospectus relating to USG.

If you would like to request documents from the Company or USG, please send a request in writing or by telephone to either the Company or USG at the following addresses:

Dataram Corporation 777 Alexander Road, Suite 100 Princeton, NJ 08540 Telephone: (609) 799-0071 Attn: Chief Executive Officer

U.S. Gold Corp. Suite 102, Box 604 1910 East Idaho Street Elko, NV 89801 Telephone: (755) 888-4060 Attn: Chief Executive Officer

DATARAM  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Consolidated Financial Statements	Page
Consolidated Financial Statements:

Reports of Independent Registered Public Accounting Firms	137

Consolidated Balance Sheets as of April 30, 2016 and 2015	139

Consolidated Statements of Operations –
Years ended April 30, 2016 and 2015	140

Consolidated Statements of Stockholders' Equity -
Years ended April 30, 2016 and 2015	141

Consolidated Statements of Cash Flows -
Years ended April 30, 2016 and 2015	142

Notes to Consolidated Financial Statements -
Years ended April 30, 2016 and 2015	143

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders

of Dataram Corporation

We have audited the accompanying consolidated balance sheet of Dataram Corporation and Subsidiaries (the “Company”) as of April 30, 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dataram Corporation and Subsidiaries, as of April 30, 2016, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has suffered recurring losses and needs an infusion of capital to continue its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Dataram Corporation as of and for the year ended April 30, 2015, were audited by other auditors, whose report, dated August 31, 2015 expressed an unmodified opinion on those financial statements, which contained an explanatory paragraph as to the Company’s ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has adjusted its fiscal 2015 financial statements to retrospectively apply the reverse stock split to its common stock that occurred subsequent to the year ended April 30, 2016. The other auditors reported on the financial statements before the retrospective adjustments.

As part of our audit of the financial statements as and for the year ended April 30, 2016, we also audited the adjustments to the fiscal 2015 financial statements to retroactively apply the effects of the reverse stock split that occurred subsequent to the year ended April 30, 2016, as described in Note 1. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the financial statements of Dataram Corporation for the year ended April 30, 2015, other than with respect to the adjustments and, accordingly, we do not express an opinion, or any other form of assurance, on such financial statements as a whole.

/s/ Marcum LLP

Marcum llp

New York, NY

July 29, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders’ of Dataram Corporation

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting related to the reverse stock split described in Note 1, the accompanying consolidated balance sheet of Dataram Corporation and Subsidiaries (the “Company”) as of April 30, 2015, and the related consolidated statement of operations, changes in stockholders’ equity, and cash flow for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, before the effects of the adjustments to retrospectively apply the change in accounting related to the reverse stock split described in Note 1, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dataram Corporation and Subsidiaries as of April 30, 2015, and the results of their operations and their cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively apply the change in accounting related to the reverse stock split described in Note 1, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

/s/ Anton & Chia, LLP

Newport Beach, California

August 31, 2015

DATARAM CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	April 30, 2016	April 30, 2015
Assets
Current assets:
Cash	$56	$327
Accounts receivable, less allowance of $100 and $140, respectively	2,746	2,171
Inventories, net	1,336	2,089
Other current assets	123	69
Total current assets	4,261	4,656

Property and equipment, net	51	121

Other assets	30	49
Capitalized software development costs, net	326	366
Goodwill	1,083	1,083
Total assets	$5,751	$6,275

Liabilities and Stockholders' Equity
Current liabilities:
Note payable-revolving credit line	$1,776	$2,109
Accounts payable	737	880
Accrued liabilities	159	282
Convertible notes payable	—	600
Convertible notes payable related parties	80	108
Total current liabilities	2,752	3,979

Other liabilities	107	179
Total liabilities	2,859	4,158

Commitments and contingencies

Stockholders' equity:
Authorized 5,000,000 Preferred Shares
Preferred stock series A, par value $.01 per share. Designated 1,300,000 shares; Issued and outstanding shares nil at April 30, 2016 and 626,600 at April 30, 2015	—	1,857
Preferred stock series B, par value $12.20 per share. Designated 400,000 shares; Issued and outstanding shares 331,559 at April 30, 2016 and nil at April 30, 2015, (Liquidation value $4,045)	4,045	—
Common stock, par value $.001 per share
Authorized 54,000,000 common shares; par value $0.001, issued and outstanding 1,648,287 at April 30, 2016 and 925,337 at April 30, 2015	2	1
Additional paid-in capital	24,556	24,638
Shares to be issued	—	111
Accumulated deficit	(25,711)	(24,490)
Total stockholders' equity	2,892	2,117
Total liabilities and stockholder’s equity	$5,751	$6,275

See accompanying notes to consolidated financial statements.

DATARAM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended April 30, 2016 and 2015

(In thousands, except share and per share amounts)

	2016	2015

Revenues	$25,182	$28,258
Costs and expenses:
Cost of sales	20,464	24,068
Engineering	191	768
Selling, general and administrative	5,767	6,171
	26,422	31,007
Loss from operations	(1,240)	(2,749)

Other income (expense):
Interest expense	(199)	(1,001)
Foreign currency transactions gains (losses)	9	(76)
Gain on debt extinguishment	22	—
Total other expenses, net	(168)	(1,077)

Loss before income taxes	(1,408)	(3,826)

Gain on sale of State NOL	190	—
Income tax expense	(3)	(3)
Total tax benefit (expense)	187	(3)

Net loss	$(1,221)	$(3,829)

Dividend – Series A preferred stock	122	1,759
Net loss allocated to common shareholders	$(1,343)	$(5,588)

Net loss per common share:
Basic and diluted	$(1.07)	$(6.60)
Weighted average common shares outstanding
Basic and diluted	1,255,414	846,170

See accompanying notes to consolidated financial statements.

DATARAM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

Years ended April 30, 2016 and 2015

(In thousands, except share amounts)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Shares to be issued	Accumulated deficit	Total Stockholders’ equity
Balance at May 1, 2014	—	—	—	—	803,504	$1	$22,645	—	$(20,661)	$1,985

Net loss	—	—	—	—	—	—	—	—	(3,829)	(3,829)

Stock-based compensation	—	—	—	—	—	—	14	—	—	14

Fair value detachable warrants	—	—	—	—	—	—	562	—	—	562

Beneficial conversion feature of convertible notes payable	—	—	—	—	—	—	188	—		188

Issuance of common shares in connection with sales of preferred series A stock	—	—	—	—	60,833	—	—	—	—	—

Issuance of common shares for cash	—	—	—	—	61,000	—	366	—	—	366

Issuance of Series A Preferred stock and warrants for cash	626,600	1,857	—	—	—	—	974	—	—	2,831

Non-cash preferred stock divided	—	—	—	—	—	—	(111)	111	—	—
Balance at April 30, 2015	626,600	1,857	—	—	925,337	1	24,638	111	(24,490)	2,117

Net loss	—	—	—	—	—	—	—	—	(1,221)	(1,221)

Stock-based compensation	—	—	—	—	79,556	—	620	—	—	620

Issuance of common shares for cash	—	—	—	—	166,667	—	500	—	—	500

Common shares surrendered	—	—	—	—	(2,422)	—	—	—	—	—

Common shares issued for service	—	—	—	—	112,000	—	126	—	—	126

Issuance of Series A Preferred Stock and warrants for cash	20,000	80	—	—	—	—	20	—	—	100

Preferred Series A Preferred Stock converted to common shares	(123,300)	(365)	—	—	205,500	1	364	—	—	—

Non-cash preferred series A stock dividend	—	—	—		—	—	(122)	122	—	—

Common shares issued for preferred series A stock dividend	—	—	—	—	46,413	—	233	(233)	—	—

Exchange series A preferred stock for series B preferred stock	(523,300)	(1,572)	214,465	2,616	—	—	(1,044)	—	—	—

Exchange common and preferred series A warrants for series B preferred stock	—	—	66,136	807	—	—	(807)	—	—	—

Issuance of series B preferred for extinguishment of convertible debt	—	—	55,083	672	—	—	(22)	—	—	650

Conversion of series B preferred stock to restricted common shares	—	—	(4,125)	(50)	27,500	—	50	—	—	—

Restricted common shares issued in exchange of stock options	—	—	—	—	87,736	—	—	—	—	—
Balance at April 30, 2016	—	$—	331,559	$4,045	1,648,287	$2	$24,556	$—	$(25,711)	$2,892

See accompanying notes to consolidated financial statements.

DATARAM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended April 30, 2016 and 2015

(In thousands)

	2016	2015
Cash flows from operating activities:
Net loss	$(1,221)	$(3,829)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	131	127
Bad debt expense	166	50
Stock-based compensation expense	746	14
Amortization of deferred gain in sale leaseback	(72)	(71)
Gain on debt extinguishment	(22)
Amortization of debt discount	—	750
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(741)	1,442
Decrease in inventories	753	202
Increase in other current assets	(54)	(62)
Decrease in other assets	19	1
Decrease in accounts payable	(71)	(558)
Decrease in accrued liabilities	(123)	(647)
Net cash used in operating activities	(489)	(2,581)

Cash flows from investing activities:
Additions to property and equipment	(21)	(29)
Software development costs	—	(365)
Net cash used in investing activities	(21)	(394)

Cash flows from financing activities:
Net repayments under revolving credit line	(333)	(861)
Proceeds from issuance of notes and warrants	—	750
Repayment of convertible notes	(28)	(42)
Proceeds from sales of preferred shares	100	2,832
Proceeds from sale of common stock	500	365
Net cash provided by financing activities	239	3,044

Net (decrease) increase in cash and cash equivalents	(271)	69
Cash at beginning of the year	327	258
Cash at end of the year	$56	$327

Supplemental disclosures of cash flow information:
Cash paid in the period for :
Interest	$199	$251
Taxes	$3	$3

Supplemental disclosures of cash flow information:
Debt discount on convertible notes payable	$—	$750
Non-cash preferred stock dividends	$122	$1,759
Issuance of common stock for accrued dividend on Series A preferred stock	$233	$—
N Issuance of preferred B preferred stock for extinguishment of convertible	$600	$—
Exchange common warrant for series B preferred stock	$807	$—
Exchange of series A preferred stock for series B preferred stock	$1,572	$—
Exchange of B preferred stock for accrued interest	$72	$—
Conversion of series B preferred stock into common stock	$50	$—
Conversion of series A preferred stock into common stock	$365	$—

See accompanying notes to consolidated financial statements.

Dataram Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Organization and Nature of Business

Since 1967, Dataram Corporation (“Dataram” or the “Company”) has been an independent manufacturer and reseller of memory products and provider of performance solutions. The Company provides customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Cisco, Dell, Fujitsu, HP, IBM, Lenovo and Oracle as well as a line of memory products for Intel and AMD motherboard based servers.  Dataram manufactures its memory in-house to meet three key criteria - quality, compatibility, and selection - and tests its memory for performance and original equipment manufacturer (OEM) compatibility as part of the production process.  With memory designed for over 50,000 systems and with products that range from energy-efficient DDR4 modules to legacy SDR offerings.  The Company is a CMTL Premier Participant and ISO 9001 (2008 Certified). Its products are fully compliant with JEDEC Specifications.

Dataram’s customers include an international network of distributors, resellers, retailers, OEM customers and end users.

Dataram competes with several other large independent memory manufacturers and the OEMs noted above.  The primary raw material used in producing memory boards is dynamic random access memory (DRAM) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for three (3) basis, effective on July 8, 2016 (the “Reverse Stock Split”). The accompanying consolidated financial statements and notes thereto give retrospective effect of the Reverse Stock Split for all periods presented.

Note 2. Liquidity, Going Concern and Management Plans

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. For the fiscal years ended April 30, 2016 and 2015, the Company incurred losses in the amounts of approximately $1,221,000 and $3,829,000, respectively.

The Company raised approximately $600,000 from financing activities in the fiscal year 2016. (See note 3) The Company also exchanged notes payable and accrued interest payable of approximately $672,000 for equity in fiscal 2016. (See note 4) While the Company has made significant operational changes in the last year which has reduced its cash burn, there still remains substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

If current and projected revenue growth does not meet estimates, the Company may need to raise additional capital through debt and/or equity transactions and reduce certain overhead costs. The Company cannot provide assurance that financing will close or be available to it on favorable terms.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash Equivalents

The Company did not have cash equivalents at the year ended April 30, 2016 or 2015.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in financial institutions. To the extent that such deposits exceed the maximum insurance levels, they are uninsured. The Company performs ongoing evaluations of its customers’ financial condition, as well as general economic conditions and, generally, requires no collateral from its customers. At April 30, 2016 and 2015, amounts due from one customer totaled approximately 15% and 16%, respectively, of accounts receivable.

In fiscal years ended April 30, 2016 the Company had sales to two customers that were over 10% of revenues. One customer totaled approximately 20% of revenues and another customer totaled approximately 15% of revenues. In fiscal year ended April 30, 2015, the Company had sales to two customers that were 10% of revenues or greater. One customer totaled approximately 20% of revenues and another customer totaled approximately 10% of revenues.

Accounts Receivable

Accounts receivable are stated at cost less allowances for doubtful accounts which reflects the Company’s estimate of balances that will not be collected and sales returns. The allowances are based on the history of past write-offs, and returns, the aging of balances, collections experience and current credit conditions. Additions include provisions for doubtful accounts and deductions include customer write-offs.

Accounts receivable consist of the following:

	April 30, 2016	April 30, 2015
Trade receivables	$2,656,000	$2,151,000
VAT receivable	190,000	160,000
Allowance for doubtful accounts and sales returns	(100,000)	(140,000)
	$2,746,000	$2,171,000

Inventories

Inventories are stated at the lower of cost or market and include the cost of material, labor and manufacturing overhead. Cost is determined on the first-in, first-out basis. The Company provides inventory allowances to write down inventory to its estimated net realizable value when conditions indicate that the selling price could be less than cost due to physical deterioration, obsolescence, changes in price levels, or other causes, which it includes as a component of cost of revenues. Additionally, the Company provides allowances for excess and slow-moving inventory on hand that are not expected to be sold to reduce the carrying amount of slow-moving inventory to its estimated net realizable value. The allowances for slow-moving inventory are based upon estimates about future demand from our customers and market conditions.

Inventories consist of the following:

	April 30, 2016	April 30, 2015
Raw materials	$955,000	$1,125,000
Work in progress	5,000	2,000
Finished goods	566,000	1,176,000
Allowance for excess and slow moving	(190,000)	(214,000)
	$1,336,000	$2,089,000

Property and Equipment

Equipment consisting of office furniture, computer, machinery and equipment is recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation for office furniture, computer, machinery and equipment is computed under the straight-line method over the estimated useful lives which range from two to five years. Leasehold improvements are depreciated under the straight line method over their estimated useful lives or the remaining lease period, whichever is shorter. When property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed from the accounts. Depreciation and amortization expense related to property and equipment for the fiscal years ended April 30, 2016 and 2015 totaled $92,000 and $127,000, respectively. Repair and maintenance costs are charged to operations as incurred.

As of April 30, 2016 and 2015 fixed assets and accumulated depreciation and amortization balances:

	2016	2015
Equipment	$502,000	$480,000
Leasehold improvement	608,000	608,000
	1,110,000	1,088,000
Less: Accumulated depreciation and amortization	(1,059,000)	(967,000)

Net property and equipment	$51,000	$121,000

Long-Lived Assets:

Long-lived assets, such as property and equipment and capitalized software are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheets and reported at the lower of the carrying amount or fair value less cost to sell, and no longer depreciated. The Company considers various valuation factors, principally undiscounted cash flows, to assess the fair values of long-lived assets.

Intangible Assets Capitalized Software

Software costs incurred in the research, design and development of software for sale to others as a separate product or embedded in a product and sold as part of the product as a whole are charged to expense until technological feasibility is established and amortized on a straight-line basis over seven years, beginning when the products are offered for sale or the enhancements are integrated into the products. Management is required to use its judgment in determining whether capitalized software costs meet the criteria for immediate expense or capitalization, in accordance with U.S. GAAP. The unamortized capitalized costs of a computer software product are compared to the net realizable value of that product and any excess is written off. The Company began to amortize the capitalized software in the second quarter of the fiscal year ended April 30, 2016. In the fiscal year ended April 30, 2016 the company recorded approximately $39,000 of amortization. The company will amortize the capitalized software on a straight line basis over the next nineteen quarters.

The Company’s proprietary software solutions operate in a fast changing industry that may generate unknown methods of detecting and monitoring disturbances that could render our technology inferior, resulting in the Company’s results of operations being materially adversely affected. The Company does, however, closely monitor trends and changes in technologies and customer demand that could adversely impact its competitiveness and overall success. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining estimated economic life of the product, or both will be reduced significantly in the near term due to competitive pressures. As a result, the carrying amount of the capitalized software costs for the Company’s products may be reduced materially in the near term. Costs incurred for product enhancements are charged to expense.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of identifiable net assets acquired in an acquisition. Goodwill is not amortized but rather is reviewed annually for impairment, or whenever events or circumstances indicate that the carrying value may not be recoverable. The Company initially performs a qualitative assessment of goodwill which considers macro-economic conditions, industry and market trends, and the current and projected financial performance of the reporting unit. No further analysis is required if it is determined that there is a less than 50 percent likelihood that the carrying value is greater than the fair value. The Company completed a quantitative assessment and determined that there was no impairment of goodwill as of April 30, 2016.

Fair Value of Financial Instruments:

U.S. GAAP requires disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash, accounts receivable, accounts payable, and accrued expenses, and debt the fair value was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

Fair value measurements and disclosures establish a hierarchy that prioritizes fair value measurements based on the type of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of hierarchy are described below:

•	Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets, such as interest rates and yield curves that are observable at commonly-quoted intervals.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions, as there is little, if any, related market activity.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy.

Revenue Recognition

Revenue is recognized when title passes upon shipment of goods to customers. The Company’s revenue earning activities involve delivering or producing goods. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment has occurred, selling price is fixed or determinable and collection is reasonably assured. The Company does experience a minimal level of sales returns and allowances for which the Company accrues a reserve at the time of sale. Estimated warranty costs are accrued by management upon product shipment based on an estimate of future warranty claims.

Engineering and Research and Development

Research and development costs are expensed as incurred, including Company-sponsored research and development and costs of patents and other intellectual property that have no alternative future use when acquired and in which we had an uncertainty of receiving future economic benefits.

Advertising

Advertising is expensed as incurred and amounted to $43,000 and $89,000 in the fiscal years ended April 30, 2016 and 2015, respectively.

Income Taxes

The Company accounts for income taxes by recording a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carry forwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for financial reporting and tax purposes during the year. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards. A valuation allowance is established, when necessary, to reduce that deferred tax asset if it is more likely than not that the related tax benefits will not be realized.

The Company follows the guidance of accounting for uncertainty in income taxes. This guidance did not result in a material adjustment to the Company’s liability for unrecognized income tax benefits. As of April 30, 2016, the Company currently was not and is not engaged in an income tax examination by any tax authority. The Company recognizes interest and penalties on unpaid taxes in its income tax expense. No interest or penalties were recognized during the Company’s fiscal years ended April 30, 2016 and 2015. The Company files income tax returns in the United States and in various states. The Company’s significant tax jurisdictions are the U.S. Federal, New Jersey, Pennsylvania and California. The tax years subsequent to 2011 remain open to examination by the taxing authorities.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated in a manner consistent with basic net income (loss) per share except that the weighted average number of common shares outstanding also includes the dilutive effect of stock options outstanding (using the treasury stock method).

Basic net loss per share is computed by dividing the net loss available to common stock holders by the weighted average number of shares of common stock issued and outstanding during the period. The calculation of diluted loss per share for the fiscal year ended April 30, 2016 and April 30, 2015 includes only the weighted average number of shares of common stock outstanding. The denominator excludes the dilutive effect of common shares issuable upon exercise or conversion of stock options, warrants, convertible notes and Series A and Series B preferred shares as their effect would be anti-dilutive.

Anti-dilutive securities consisted of the following at April 30:

	2016	2015
Convertible notes	—	80,000
Convertible notes – related parties	9,070	17,007
Series A preferred shares	—	522,167
Series B preferred shares	2,210,390	—
Warrants	207,625	1,102,758
Common shares reserved for series A preferred share dividends	—	17,517
Stock options	—	41,915
Total	2,427,085	1,781,364

Product Warranty

The majority of the Company’s products are intended for single use; therefore, the Company requires limited product warranty accruals. The Company accrues estimated product warranty costs at the time of sale and any additional amounts are recorded when such costs are probable and can be reasonably estimated, such amounts in fiscal year ended April 30, 2016 and 2015 were not material.

	Balance	Charges to		Balance
	Beginning	Costs and		End
	of Year	Expenses	Deductions	of Year

Year Ended April 30, 2016	$10,000	$—	$—	$10,000

Year Ended April 30, 2015	$69,000	$11,000	$(70,000)	$10,000

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary. Some of the more significant estimates made by management include the allowance for doubtful accounts and sales returns, inventory reserve, stock based compensation, deferred income tax asset valuation allowance and other operating allowances and accruals.

Stock-Based Compensation – Stock options

The Company accounts for stock-based awards issued to employees, officers and directors pursuant to ASC 718. Such awards primarily consist of options to purchase shares of common stock. The fair value of stock-based awards is determined on the grant date using a valuation model. The fair value is recognized as compensation expense, net of estimated forfeitures, on a straight line basis over the service period which is normally the vesting period.

Recent Accounting Pronouncements

In May 2014, the FASB issued a new financial accounting standard which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are currently evaluating the impact of this accounting standard on our consolidated financial statements

In April 2015, the FASB issued ASU No. 2015-03(ASU 2015-03), Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, but early adoption is permitted. The Company has early adopted this standard by classifying debt issuance cost as part of the debt and its impact on its consolidated financial statements and related disclosures was immaterial statements and related disclosures was immaterial.

In May 2015 In May of 2015, the FASB issued ASU 2015-07, Fair Value Measurement, to remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In September 2015, the FASB issued ASU No. 2015-16, “Business Combinations (Topic 805), Simplifying the Accounting for Measurement-Period Adjustments”. The update requires that the acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined (not retrospectively as with prior guidance). Additionally, the acquirer must record in the same period’s financial statements the effect on earnings of changes in depreciation, amortization or other income effects as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the time of acquisition. The acquiring entity is required to disclose, on the face of the financial statements or in the footnotes to the financial statements, the portion of the amount recorded in current period earnings, by financial statement line item, that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The guidance in ASU No. 2015-16 is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. Earlier application is permitted for financial statements that have not been issued. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In November 2015, the FASB has issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In March 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”), “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” ASU 2016-09 will affect all entities that issue share-based payment awards to their employees and is effective for annual periods beginning after December 15, 2016 for public entities. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company is currently evaluating the effect that ASU 2016-09 will have on the Company’s consolidated financial position and results of operations.

In April 2016, the FASB issued ASU No. 2016-10 (“ASU 2016-10”), “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” ASU 2016-10 will affect all entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration.  The amendments in this update affect the guidance in ASU 2014-09 which is not yet effective, the amendments in this update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The effective date and transition requirements for the amendments in this update are the same as the effective date and transition requirements for ASU 2014-09. The Company is currently evaluating the effect that ASU 2016-10 will have on the Company’s consolidated financial position and results of operations.

In May 2016, the FASB issued ASU No. 2016-12 (“ASU 2016-12”), “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” ASU 2016-12 will affect all entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration.  The amendments in this update affect the guidance in ASU 2014-09 which is not yet effective, the amendments in this update affect narrow aspects of Topic 606 including among others: assessing collectability criterion, noncash consideration, and presentation of sales taxes and other similar taxes collected from customers. The effective date and transition requirements for the amendments in this update are the same as the effective date and transition requirements for ASU 2014-09. The Company is currently evaluating the effect that ASU 2016-12 will have on the Company’s consolidated financial position and results of operations.

Note 4. Financing Agreements

As of October 31, 2013, the Company entered into an agreement with David Sheerr, a related party, to leaseback the equipment and furniture that was sold to Mr. Sheerr on October 31, 2013. The lease is for a term of 60 months and the Company is obligated to pay approximately $7,500 per month for the term of the lease. The Company has an option to extend the lease for an additional two year period. The transactions described have been accounted for as a sale-leaseback transaction. Accordingly, the Company recognized a gain on the sale of assets of approximately $139,000, which is the amount of the gain on sale in excess of present value of the future lease payments and will recognize the remaining approximately $322,000 in proportion to the related gross rental charged to expense over the term of the lease, 60 months. The current portion of $72,000 deferred gain is reflected in accrued liabilities and the long term portion of $179,000 is reflected in other liabilities long term in the consolidated balance sheet as of April 30, 2015. The current portion of $72,000 deferred gain is reflected in accrued liabilities and the long term portion of $107,000 is reflected in other liabilities long term in the consolidated balance sheet as of April 30, 2016.

The Company has entered into a financing agreement (the “Financing Agreement”) with Rosenthal & Rosenthal, Inc. The Financing Agreement provides for a revolving loan with a maximum borrowing capacity of $3,500,000. The loans under the Financing Agreement mature on November 30, 2016 unless such Financing Agreement is either earlier terminated or renewed. Loans outstanding under the Financing Agreement bear interest at a rate of the Prime Rate (as defined in the Financing Agreement) plus 3.25% (the “Effective Rate”) or on Over-advances (as defined in the Financing Agreement), if any, at a rate of the Effective Rate plus 3%. The Financing Agreement contains other financial and restrictive covenants, including, among others, covenants limiting our ability to incur indebtedness, guarantee obligations, sell assets, make loans, enter into mergers and acquisition transactions and declare or make dividends. Borrowings under the Financing Agreement are collateralized by substantially all the assets of the Company. On April 29, 2014, the Company entered into an amendment (the "Amendment") to the Financing Agreement. The Amendment provides for advances against inventory balances based on prescribed formulas of raw materials and finished goods. The maximum borrowing capacity remains at $3,500,000. Borrowings at April 30, 2016 and April 30, 2015 totaled approximately $1,776,000 and $2,109,000 respectively there is no additional availability as of April 30, 2016.

The weighted average interest rate on amounts borrowed under these agreements at April 30, 2016 and 2015 was 8.5% and 8.5%, respectively. The average dollar amounts borrowed under these agreements for the fiscal years ended April 30, 2016 and 2015 were approximately $2,348,000 and $3,091,000, respectively.

Note 5. Securities Purchase Agreement

Bridge Notes and Bridge Warrants

On July 15, 2014, the Company entered into the purchase agreement governing the issuance of $750,000 aggregate principal amount of Bridge Notes and Bridge Warrants. The Bridge Notes and Bridge Warrants were issued on July 15, 2014.  The Company issued $600,000 aggregate principal amount of the Bridge Notes to certain institutional investors and $150,000 aggregate principal amount of the Bridge Notes to certain members of management. The initial conversion price for institutional investors was $7.50 per share (which was subsequently reduced; see below), and the initial conversion price for management was equal to the closing price of the Company’s common stock on the closing date of the Purchase Agreement, $8.82. The Bridge Notes were secured obligations of the Company and bear interest at a rate of 8% per year. The Bridge Warrants are exercisable for five years after the closing date of the Purchase Agreement, or July 15, 2019. For each $1,000 of principal amount of Bridge Notes, the holder received 1,200 Bridge Warrants, each exercisable for the purchase of one share of the Company’s common stock. Each holder is entitled to exercise one-third of all Bridge Warrants received at an exercise price of $9.00, one-third of all Bridge Warrants received at an exercise price of $10.50, and one-third of all Bridge Warrants received at an exercise price that is equal to the closing price on the closing date of the Purchase Agreement, $8.82.

As noted below, (Note 6) on January 15, 2016 the Company entered into an agreement with the institutional bridge note holders and certain members of management who held warrants issued with the above Convertible Notes Payable whereby the warrants would be exchanged for shares of Series B Preferred Stock. 255,000 of the outstanding warrants were exchanged for 19,125 shares of Series B Preferred Stock. The exchange was accounted for as an equity-for-equity exchange, with no gain or loss recorded. The issuance date value of the exchanged warrants of $233,300 was reallocated to Series B Preferred Stock and Additional Paid in Capital.

On November 17, 2014 the Company closed the sale of 600,000 shares of its Series A Stock, which resulted in the reduction of the conversion price of the Bridge Notes held by the institutional investors to $6.00 from $7.50, to equal the conversion price of the Series A Preferred Stock

On January 15, 2016 the Company entered into an agreement with the institutional bridge note holders to exchange their entire balance (principal and accrued and unpaid interest) of Bridge Notes originally issued on July 14, 2014 through the issuance of 55,083 shares of Series B Preferred Stock, having a value of $649,967. The carrying value of principal and accrued interest extinguished was $672,000 resulting in a gain on extinguishment of $22,033 (see note 6).

The pricing model the Company used for determining fair values of the Bridge Warrants is the Black-Scholes Pricing Model. The model uses market-sourced inputs such as interest rates, dividend yields, market prices and volatilities. The risk-free interest rate used of 1.26% is based on the rate of U.S Treasury zero-coupon issues with a remaining term equal to the expected life of the Bridge Warrants. Expected dividend yield assumes the current dividend rate of zero. Expected volatility of approximately 100% was calculated using the daily closing price over a five-year period of the Company’s Common Stock.

The value of the Bridge Warrants was derived and used as a basis to allocate the proceeds received between the Bridge Warrants and Bridge Notes. The proportionate value ascribed to the Bridge Warrants amounted to approximately $562,000 and was reflected as a discount on notes payable. Further the Company estimated a value of beneficial conversion feature of approximately $188,000 (limited to the amount of proceeds allocated to the notes payable) and reflected such as an additional discount on the bridge notes. The discount on notes payable has been fully amortized using straight line amortization. This resulted in a non-cash interest charge of approximately $750,000 in the fiscal year ended April 30, 2015.

Series A preferred shares

On November 12, 2014, the Company completed a private placement of 600,000 shares of its Series A Preferred Stock (“Series A Stock”) together with Warrants to purchase shares of its common stock (“Preferred Warrant”) at a price of $5.00 per share, in accordance with the Series A Preferred Stock Purchase Agreement dated October 20, 2014 (the “Purchase Agreement”). The net proceeds to the Company from the sale of the Series A Stock and Preferred Warrant, after deducting the estimated offering expenses incurred by the Company were approximately $2,700,000. At any time from November 17, 2014, the date of Closing, and prior to October 20, 2019 (the “Put/Call Exercise Period”), the investors may exercise a right to purchase and require the Company to sell up to an additional 700,000 shares of Series A Stock. If the investors have not exercised this right during the Put/Call Exercise Period, the Company may exercise a right to cause and require the investors to purchase up to an additional 700,000 shares of Series A Stock, for an aggregate purchase price of $3,500,000. Holders of the Series A Stock shall initially have the right to convert such shares of Series A Stock into the number of authorized but previously unissued shares of the Company’s common stock obtained by dividing the stated value of each share of Series A ($5.00) by $6.00. For each share of Series A Stock, the investors will receive 2.5 Preferred Warrants to purchase the Company’s common stock at an exercise price of $7.50 per share. The Preferred Warrants are exercisable immediately for a period of five years from the date of closing. The exercise price of the Preferred Warrants is subject to adjustments in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Preferred Warrants may be limited if upon exercise, the warrant holder or any of its affiliates would beneficially own more than 4.99% of the Company’s Common Stock. The Holders of the Series A Stock will receive preferential cumulative dividends at the rate of 8% per annum (equivalent to a fixed annual payment of $0.40 per share). The dividends are payable in shares of common stock and shall be valued at the weighted average price of the Company’s common stock over the ten (10) consecutive trading days ended on the second trading day immediately before the payment date.

The Company also issued 60,833 common shares and 30,000 warrants for common shares in exchange for professional services and fees related to the sale of the Series A Stock. The fair value of the warrants is recorded as a simultaneous increase and decrease to additional paid in capital and is therefore not presented on the consolidated statement of stockholders’ equity. The fair value of the common shares is presented as a charge to Additional Paid in Capital (“APIC”), with a corresponding increase to common stock related to the par value of the shares issued. The proceeds from the private placement were allocated between the Series A Stock, warrants and the put/call feature based upon their relative fair values. The fair value of the preferred stock was determined utilizing the ‘as converted’ method as the prominent feature driving the value of the instrument was deemed to be underlying value of the common stock to which the instrument was convertible into.

Fair value of the warrants was determined using the Black-Scholes Pricing Model. The model uses market-sourced inputs such as interest rates, dividend yields, market prices and volatilities. The risk-free interest rate used of 1.64% is based on the rate of U.S Treasury zero-coupon issues with a remaining term equal to the expected life of the Warrants. Expected dividend yield assumes the current dividend rate of zero. Expected volatility of approximately 93% was calculated using the daily closing price over a five year period of the Company’s Common Stock, the warrants have a strike price of $7.50.

Fair value of the put and call was determined using the Black-Scholes Pricing Model. The model uses market-sourced inputs such as interest rates, dividend yields, market prices and volatilities. The risk-free interest rate used of 1.64% is based on the rate of U.S Treasury zero-coupon issues with a remaining term equal to the expected life of the Put/Call. Expected dividend yield assumes the contracted rate of 8%. Expected volatility of approximately 93% was calculated using the daily closing price over a five year period of the Company’s Common Stock.

On February 2, 2015, the Company completed a private placement of 26,600 shares of its Series A Stock together with Preferred Warrants to purchase shares of its common stock at a price of $5.00 per share, in accordance with the Purchase Agreement. The net proceeds to the Company from the sale of the Series A Stock and Preferred Warrant were approximately $133,000. The proceeds from the private placement were allocated between the Series A Stock and the warrants based upon their relative fair values. The fair value of the preferred stock was determined utilizing the ‘as converted’ method as the prominent feature driving the value of the instrument was deemed to be underlying value of the common stock to which the instrument was convertible into.

Fair value of the warrants was determined using the Black-Scholes Pricing Model. The model uses market-sourced inputs such as interest rates, dividend yields, market prices and volatilities. The risk-free interest rate used of 1.19% is based on the rate of U.S Treasury zero-coupon issues with a remaining term equal to the expected life of the Warrants. Expected dividend yield assumes the current dividend rate of zero. Expected volatility of approximately 90.5% was calculated using the daily closing price over a five year period of the Company’s Common Stock. The warrants have a strike price of $7.50 and are exercisable for a period of 5 years.

In accordance with the Series A Purchase Stock Purchase Agreement, on October 30, 2015, investors in the Series A Preferred Stock exercised a right to purchase 20,000 shares of Series A Preferred Stock and warrants; gross proceeds of the transaction was $100,000.

In fiscal year ended April 30, 2016, holders of Series A Preferred Stock converted 123,300 Series A Preferred shares into 205,500 of Common Stock. The converted value for each Series A Preferred Share is approximately $2.96 which resulted in approximately $365,000 reduction to the Series A Preferred Stock and a $365,000 offsetting increase to Additional Paid in Capital in the April 30, 2016 consolidated balance sheet.

Dividends recorded in the year ended April 30, 2016 and April 30, 2015 were approximately $122,000 and $111,000 respectively. The Board of Directors authorized accumulated dividends from the date of Series A Preferred Stock issuance to be paid in the form of Common Stock. This resulted in the issuance of 46,413 Common Shares and a reduction of accumulated dividends of approximately $233,000 and offsetting increase of approximately $233,000 in Additional Paid in Capital in the accompanying condensed balance sheet. The preferential cumulative dividends accrued at the rate of 8% per annum. The dividends payable were paid in shares of common stock and were valued at the volume weighted average price of the Company’s common stock over the ten (10) consecutive trading days ended on the second trading day immediately before the dividend payment date.

Series B preferred shares

During the fiscal year ended April 30, 2016, the holders of Series B Preferred Stock converted 4,125 Series B Preferred shares into 27,500 shares of Common Stock. The converted value for each Series B Preferred Share is approximately $12.20 or $50,325 and resulted in an offsetting increase to Additional Paid in Capital in the April 30, 2016 consolidated balance sheet.

Common Stock

On February 2, 2015, the Company issued and sold an aggregate of 61,000 restricted shares of its common stock at a price of $6.00 per share and five-year warrants to purchase an additional 105,333 shares with an exercise price of $7.50 per share, of which 16,667 shares were purchased by David A Moylan the Company’s CEO. The net proceeds to the Company from the sale of the restricted common stock and warrants (exclusive of any exercise thereof) were approximately $365,000.

Fair value of the warrants was determined using the Black-Scholes Pricing Model. The model uses market-sourced inputs such as interest rates, dividend yields, market prices and volatilities. The risk-free interest rate used of 1.19% is based on the rate of U.S Treasury zero-coupon issues with a remaining term equal to the expected life of the Warrants. Expected dividend yield assumes the current dividend rate of zero. Expected volatility of approximately 90.5% was calculated using the daily closing price over a five year period of the Company’s Common Stock. The warrants have a strike price of $7.50 and are exercisable for a period of 5 years. The warrants have been recognized through a simultaneous increase and decrease to APIC for approximately $215,000 and therefore not presented on the consolidated statement of stockholders’ equity.

On July 31, 2015, the Company entered into separate securities purchase agreements with five (5) accredited investors for the issuance and sale of an aggregate of 166,667 shares of its common stock at a per share price of $3.00 or an aggregate purchase price of approximately $500,000.

Note 6. Equity Exchange transactions

On January 15, 2016, Dataram Corporation entered into separate exchange agreements with holders of:

(i)	the Company’s outstanding shares of Series A Preferred Stock and Series A Warrants to purchase shares of the Company’s Common Stock issued in connection with the Series A Preferred Stock originally issued on November 17, 2014, February 2, 2015 and October 30, 2015, and

(ii)	the Company’s outstanding institutionally held subordinated secured convertible Bridge Notes and Bridge Warrants held by institutions and employee investors to purchase shares of Common Stock issued in connection with the sale of the Bridge Notes on July 15, 2014 pursuant to Subordinated Secured Convertible Bridge Note and Warrant Purchase Agreements (the “Bridge Purchase Agreements”), and

(iii)	warrants to purchase Common Stock issued pursuant to the Company’s prospectus supplement dated September 18, 2013 (the “Registered Warrants” and together with the Series A Preferred Stock, the Series A Warrants, Bridge Notes and the Bridge Warrants, the “Exchange Securities”).

Pursuant to the Exchange Agreements, the Holders exchanged the Exchange Securities for an aggregate of 335,684 shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Preferred Stock”).

As noted in (i) above the Company entered into an agreement with investors who held Preferred Series A Preferred Stock and warrants issued with the series A preferred stock. The 523,300 outstanding Series A shares were exchanged for 214,465 Series B Preferred Stock. The exchange was accounted for as an equity-for-equity exchange, with no gain or loss recorded. The issuance date value of the exchanged Preferred Series A Stock of approximately, $1,572,000 was reallocated to Series B Preferred Stock and Additional Paid in Capital. Additionally, the 1,616,500 outstanding Preferred Series A warrants were exchanged for 40,413 shares of Series B Preferred Stock. The exchange was accounted for as an equity-for-equity exchange, with no gain or loss recorded. The issuance date value of the exchanged warrants of $493,060 was reallocated to Series B Preferred Stock and Additional Paid in Capital.

As noted in (ii) above the Company entered into an agreement with the institutional bridge note holders and certain members of management who held warrants issued with the above Convertible Notes Payable whereby the warrants would be exchanged for shares of Series B Preferred Stock. 255,000 of the outstanding warrants were exchanged for 19,125 shares of Series B Preferred Stock. The exchange was accounted for as an equity-for-equity exchange, with no gain or loss recorded. The issuance date value of the exchanged warrants of $233,300 was reallocated to Series B Preferred Stock and Additional Paid in Capital.

As noted in (iii) above the Company entered into an agreement with investors who held warrants issued with the above Common Stock issue dated September 18, 2013. The 87,967 outstanding warrants were exchanged for 6,598 shares of Series B Preferred Stock. The exchange was accounted for as an equity-for-equity exchange, with no gain or loss recorded. The issuance date value of the exchanged warrants of $80,500 was reallocated to Series B Preferred Stock and Additional Paid in Capital.

As contemplated by the Exchange Agreements and as approved by the Company’s Board of Directors on January 21, 2016, the Company filed with the Secretary of State of the State of Nevada, a Certificate of Designation of Preferences, Rights and Limitations of 0% Series B Convertible Preferred Stock (the “Series B Certificate of Designations”). Pursuant to the Series B Certificate of Designations, the Company designated 400,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $12.20 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of capital stock of the Company will be junior in rank to Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The Holders will be entitled to receive dividends if and when declared by the Company’s Board of Directors. In addition, the Series B Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the common stock.

Subject to certain limitations as set forth below, each holder may convert the shares of Series B Preferred Stock into such number of shares of common stock based on a conversion ratio, the numerator of which shall be the Base Amount (defined hereafter) and denominator of which shall be the Conversion Price (defined hereafter). “Base Amount” is defined, as of the applicable date of determination, the sum of (1) the aggregate stated value of the Series B Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series B Preferred Stock. The “Conversion Price” of the Series B Preferred Stock is initially $1.83.

The Company is prohibited from effecting the conversion of Series B Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock (the “Maximum Percentage”). A holder may increase or decrease the Maximum Percentage by providing written notice to the Company; provided, that in no event shall the Maximum Percentage exceed 9.99%. If and until it is determined that the Company is required to obtain the approval of its shareholders for the issuance of the Series B Preferred Stock in accordance with NASDAQ Capital Market Rules (“Shareholder Approval”, then the Company, until it has obtained Shareholder Approval, may not issue upon conversion of the Series B Preferred Stock, such number of shares of Common Stock, which, when aggregated with all other shares of Common Stock issued upon conversion of all Series B Preferred Stock, would exceed 19.99% of the shares of Common Stock issued and outstanding as of the initial issuance date of the Series B Preferred Stock.

On April 30, 2016 the Company has 1,648,287 shares of common stock issued and outstanding and 331,559 shares of Series B Preferred Stock outstanding convertible into an aggregate of 2,210,390 shares of Common Stock, without giving effect to any Beneficial Ownership Limitation or Exchange Blocker.

Note 7. Related Party Transactions

During the fiscal years ended April 30, 2016 and 2015, the Company purchased inventories for resale totaling approximately $381,000 and $1,348,000, respectively, from Sheerr Memory, LLC (“Sheerr Memory”). Sheerr Memory’s owner (“Mr. Sheerr”) is employed by the Company as an advisor. Approximately $11,000 and $15,000 of accounts payable in the Company’s consolidated balance sheets as of April 30, 2016 and April 30, 2015, respectively, is payable to Sheerr Memory. Sheerr Memory offers the Company trade terms of net 30 days and all invoices are settled in the normal course of business. No interest is paid. The Company has made approximately $19,000 in purchases from Sheerr Memory subsequent to April 30, 2016 and management anticipates that the Company will continue to do so, although the Company has no obligation to do so.

During the fiscal years ended April 30, 2016 and 2015, the Company purchased inventories for resale totaling approximately $1,181,000 and $1,150,000, respectively, from Keystone Memory Group (“Keystone Memory”). Keystone Memory’s owner is a relative of Mr. Sheerr. Approximately $190,000 of accounts payable in the Company’s consolidated balance sheets as of April 30, 2016 is payable to Keystone Memory. At April 30, 2015 approximately $32,000 of accounts payable was due Keystone Memory. Keystone Memory offers the Company trade terms of immediately due and all invoices are settled in the normal course of business. No interest is paid. The Company has made approximately $290,000 in purchases from Keystone Memory subsequent to April 30, 2016 and management anticipates that the Company will continue to do so, although the Company has no obligation to do so.

On October 31, 2013, the Company entered into an agreement with Mr. Sheerr to leaseback the equipment and furniture that was sold to Mr. Sheerr on October 31, 2013 for $500,000. The lease is for a term of 60 months and the Company is obligated to pay approximately $7,500 per month for the term of the lease. The Company has an option to extend the lease for an additional two year period. The transactions described have been accounted for as a sale-leaseback transaction. Accordingly, the Company recognized a gain on the sale of assets of approximately $103,000, which is the amount of the gain on sale in excess of present value of the future lease payments and will recognize the remaining deferred gain of approximately $358,000 in proportion to the related gross rental charged to expense over the term of the lease, 60 months. The current portion of $72,000 deferred gain was reflected in accrued liabilities and the long-term portion of $179,000 is reflected in other liabilities – long-term in the condensed consolidated balance sheet as of April 30, 2015. As of April 30, 2016, the current portion of $72,000 deferred gain is reflected in accrued liabilities and the long-term portion of $107,000 is reflected in other liabilities – long-term in the consolidated balance sheet as of April 30, 2016.

Note 8. Income Taxes

Income tax expense for the years ended April 30 consists of the following:

	2016	2015
Current:
Federal	$—	$—
State	(187,000)	3,000
	(187,000)	3,000
Deferred:
Federal	—	—
State	—	—
	—	—
Total income tax expense	$(187,000)	$3,000

The Company’s income tax expense for the fiscal year ended April 30, 2016 include a gain recorded on the sale of state net operating losses of approximately $190,000 and tax expense of approximately $3,000 that consists of state minimum tax payments. For the fiscal year ended April 30, 2015 tax expense of approximately $3,000 that consists of state minimum tax payments.

Income tax expense differs from “expected” tax expense (computed by applying the applicable U.S. statutory Federal income tax rate to earnings before income taxes) as follows:

	2016	2015

Federal income tax at statutory rates	$(479,000)	$(1,301,000)
State income taxes (net of federal income tax benefit)	81,000	(28,000)
Impact of change in state rate	(69,000)
Other	(46,000)	257,000

Total income tax expense (benefit) before provision for valuation allowance	(513,000)	(1,072,000)
Changes in valuation allowance	326,000	1,075,000
Total income tax expense	$(187,000)	$3,000

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	2016	2015
Deferred tax assets:
Compensated absences and severance, principally due to accruals for financial reporting purposes	$3,000	$3,000
Stock-based compensation expense	1,438,000	1,151,000
Accounts receivable, principally due to allowance for doubtful accounts and sales returns	36,000	49,000
Property and equipment, principally due to differences in depreciation	208,000	216,000
Intangible assets	3,000	53,000
Inventories	104,000	54,000
Net operating losses	10,691,000	10,609,000
Alternative minimum tax	438,000	438,000
Capitalized R & D cost	116,000	128,000
Other	13,000	23,000
Net deferred tax assets	13,050,000	12,724,000

Valuation allowance	(13,050,000)	(12,724,000)

Net deferred tax assets	$—	$—

The valuation allowance increased by $326,000 and $1,075,000 for the fiscal years ended April 30, 2016 and 2015, respectively. Management believes sufficient uncertainty exists regarding the realization of the deferred tax asset items and that a valuation allowance is required. Management considers projected future taxable income and tax planning strategies in making this assessment. The amount of deferred tax assets considered realizable could materially change in the future if estimates of future taxable income change.

The Company has Federal and state net operating loss carry-forwards of approximately $30,400,000 and $7,900,000, respectively. These can be used to offset future taxable income and expire between 2023 and 2036 for Federal tax purposes and 2016 and 2036 for state tax purposes.

Note 9. Stock-based compensation

Option Plans

The Company had a 2001 incentive and non-statutory stock option plan for the purpose of permitting certain key employees to acquire equity in the Company and to promote the growth and profitability of the Company by attracting and retaining key employees. In general, the plan allows granting of up to 100,000 shares of the Company’s Common Stock at an option price to be no less than the fair market value of the Company’s Common Stock on the date such options are granted. Currently, options granted under the plan vest ratably on the annual anniversary date of the grants. Vesting periods for options currently granted under the plan ranged from one to five years. No further options may be granted under this plan. The Company also has a 2011 incentive and non-statutory stock option plan for the purpose of permitting certain key employees and consultants to acquire equity in the Company and to promote the growth and profitability of the Company by attracting and retaining key employees. No executive officer or director of the Company is eligible to receive options under the 2011 plan. In general, the plan allows granting of up to 11,111 shares of the Company’s Common Stock at an option price to be no less than the fair market value of the Company’s Common Stock on the date such options are granted. Options granted under the plan vest ratably on the annual anniversary date of the grants. All shares have been granted under this plan.

The Company has a 2014 Equity Incentive Plan (the “Plan”), and reserves under the plan for issuance 83,333 shares of common stock. There are approximately 14,333 shares available for future grant.

The Board of Directors has exclusive authority to determine which officers, employees, and directors who provide services to the Company will be entitled to receive a benefit under the Plan and to administer awards under the Plan to those eligible individuals. The Board retains the authority to appoint a Compensation Committee at any time, consisting of one or more Board members, to determine awards under the Plan. The Compensation Committee will determine, among things, the selection of those individuals to be granted awards under the Plan among those individuals eligible for participation, the level of participation of each participant, when and how each award under the plan will be granted, and what type or combination of types of awards will be granted.

The Plan provides for the granting of qualified and non-qualified stock options Incentive stock options may be granted only to participants who meet the definition of “employees” under Section 3401(c) of the Code and bonus shares.

Stock options provide the recipient with the right to purchase shares of common stock at a price not less than their fair market value on the date of the grant. The stock option price is payable in cash, by tendering previously acquired shares of common stock having an aggregate fair market value at the time of exercise equal to the option price, by cashless (broker-assisted) exercise, or any other method approved by the Board. No stock option may be exercised more than 10 years from the date of grant.

Stock options granted under the Plan may be stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Incentive stock options may be granted only to participants who meet the definition of “employees” under Section 3401(c) of the Code. In addition, in order to qualify for incentive stock option treatment, in the case of options granted to a holder of 10% or more of the company’s common stock, the stock option price may not be less than 110% of the fair market value of the stock on the date the stock option is granted.

Stock Appreciation Rights

Stock Appreciation Rights- A Stock Appreciation Right (“SAR”) provides the recipient with the right to receive from us an amount, determined by the Board and expressed as a percentage (not exceeding 100%), of the difference between the base price established for the appreciation rights and the market value of the common stock on the date the rights are exercised. Appreciation rights can be tandem (i.e., granted with option rights to provide an alternative to the exercise of the option rights) or free-standing. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing appreciation rights must have a base price per right that is not less than the fair market value of the common stock on the grant date, must specify the period of continuous employment that is necessary before such appreciation rights become exercisable and may not be exercisable more than 10 years from the grant date.

Bonus Shares

Bonus Shares- Bonus Shares are an award to an eligible person of shares for services to be rendered or for past services already rendered to the Company. The Board will determine the number of shares to be awarded to the eligible individual, in accordance with any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on performance factors. Payment for the Bonus Shares may be made in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares on the date of payment, as determined in the sole discretion of the Board.

The status of these plans for the years ended April 30, 2016 and April 30, 2015 is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
Balance April 30, 2014	81,859	$36.81	4.46	$6,250

Granted	—	—	—	—
Exercised	—	—	—	—
Expired	(39,944)	$48.72	—	—

Balance May 1, 2015	41,915	$25.44	3.59	$—

Granted	79,556	$4.89	—	—
Expired	(12,444)	$38.13	—	—
Exchanged / cancelled	(109,027)	$9.03	—	—
Balance April 30, 2016	—	—	—	$—

In fiscal year ended April 30, 2016, the Company granted stock options to purchase 79,556 shares of common stock to certain employees, officers and board of directors of the Company. The Company’s consolidated statements of operations for fiscal 2016, includes approximately $746,000 of stock-based compensation expense. In the fiscal year ended April 30, 2015, the Company did not grant any stock options. For fiscal year ended April 30, 2015 the Company recorded approximately $14,000 of stock-based compensation expense.

On January 19, 2016, the Company entered into exchange agreements (the “Option Exchange Agreements”) (Note 6) with certain of its employees pursuant to which such employees agreed to return options to purchase an aggregate of up to 109,027 shares of common stock in consideration for restricted stock grants (the “Restricted Stock Grants”) in the aggregate amount of 87,736 shares of Common Stock pursuant to the Company’s 2011 Equity Incentive Plan and 2014 Equity Incentive Plan, as amended. The Restricted Stock Grants are vested in full upon issuance. The Company recorded an additional one time stock based compensation expense of approximately $122,000 as a result of the stock option exchange agreements. As of April 30, 2016, there was no unearned compensation costs related to stock options remaining.

The fair value of each stock option granted during fiscal year ended April 30, 2016 was estimated on the date of grant using the Black-Scholes option pricing model using the following assumptions:

Fiscal Year Ended April 30, 2016
Expected term (years)	2.5-3.0
Expected volatility	79%-80%
Dividend yield	0
Risk-free interest rate	.90% -1.01%
Weighted average per share grant date fair value	$2.34 - $3.09

The expected life represents the period that the Company’s stock-based awards are expected to be outstanding and was calculated using the simplified method pursuant to ASC 825. Expected volatility is based on the historical volatility of the Company’s Common Stock using the daily closing price of the Company’s Common Stock, pursuant to Staff Accounting Bulletin 107. Expected dividend yield assumes the current dividend rate remains unchanged. Expected forfeiture rate is based on the Company’s historical experience. The risk-free interest rate is based on the rate of U.S Treasury zero-coupon issues with a remaining term equal to the expected life of the option grants.

The Company calculated stock-based compensation expense using a 5% forefiture rate.

Warrants

On January 15, 2016, the Company entered into separate exchange agreements with various warrant holders, refer to (“Note 6”) Equity Exchange transactions.

At April 30, 2016, the Company had 207,625 warrants outstanding with exercise prices between $7.50 and $40.68. At April 30, 2015, the Company had 1,102,758 warrants outstanding with exercise prices between $6.00 and $40.68. A summary of warrant activity for the Fiscal year ended April 30, 2016 and 2015 is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual life years	Aggregate intrinsic value (1)
Balance May 1, 2014	161,925	$24.27	3.34	—

Issued	940,833	$7.88		—
Exchanged	—	—
Expired	—	—
Balance April 30, 2015	1,102,758	$10.56	4.12	—

Issued	16,667	$7.50		—
Exchanged	(881,800)	$8.10
Expired	(30,000)	$7.50
Balance April 30, 2016	207,625	$19.74	1.24	—

(1)	This amount represents the difference between the exercise price and $1.86, the closing price of Dataram common stock on April 30, 2016 as reported on the NASDAQ Stock Market, for all in-the-money options outstanding and all the in-the-money shares exercisable

Note 10. Accrued Liabilities

Accrued liabilities consist of the following at April 30:

	2016	2015
Payroll, including vacation	$17,000	$27,000
Commissions	25,000	10,000
Deferred gain on equipment sale	72,000	72,000
Accounting and audit	25,000	53,000
Other	20,000	120,000
	$159,000	$282,000

Note 11. Commitments and contingencies

Leases

The Company occupies various facilities and operates equipment under operating lease arrangements. Rent charged to operations pursuant to such operating leases amounted to approximately $316,000 in 2016 and $432,000 in 2015.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of April 30, 2016 are as follows:

	Non-Related	Related
	Party	Party	Total
Year ending April 30:
2017	162,000	90,000	252,000
2018	84,000	90,000	174,000
2019	85,000	45,000	130,000
2020	86,000	—	86,000
Thereafter
Total	$417,000	$225,000	$642,000

Purchases

At April 30, 2016, the Company had open purchase orders outstanding totaling $270,000 for inventory items to be delivered in the first three months of the fiscal year ending April 30, 2017. These purchase orders are cancelable.

Legal Proceedings

Effective as of the close of business on December 17, 2014, the Company terminated its agreement with MPP Associates, Inc., pursuant to which Marc P. Palker had been providing CFO services to the Company. On April 8, 2015, MPP Associates, Inc. and Mr. Palker filed a complaint, styled MPP Associates, Inc. and Marc Palker v. Dataram Corporation, Jon Isaac, David Moylan, Michael Markulec and Richard Butler, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002413-15.

Effective as of the close of business on January 22, 2015, the Company terminated the employment agreement with John H. Freeman, its former Chief Executive Officer. On April 9, 2015, styled John Freeman v. Dataram Corporation, David A. Moylan, Jon Isaac, and John Does 1-5, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002471-15.

Similarly, on April 10, 2015, the Company filed an action against Mr. Freeman, Mr. Palker and MPP Associates, Inc., styled as Dataram Corporation v. John Freeman, Marc Palker and MPP Associates, Inc., in the Superior Court of the State of New Jersey, Mercer County, Docket No. ESX-L-000886-15.

The aforementioned three State Court actions described have been consolidated in Essex County.

On March 9, 2015, Marc Palker filed a complaint against the Company with the U.S. Department of Labor, Occupational Safety and Health Administration, alleging a violation of the Sarbanes-Oxley Act of 2002.

On June 26, 2015, Alethea Douglas, a former employee, filed a complaint against the Company with the U.S. Equal Employment Opportunity Commission, alleging a claim for age discrimination in connection with the termination of her employment effective May 20, 2015.

A range of loss, if any, on the aforementioned matters cannot be estimated at this point in time.

Note 12. Employee Benefit Plan

The Company has a defined contribution plan (the “Plan”) which is available to all qualified employees. Employees may elect to contribute a portion of their compensation to the Plan, subject to certain limitations. The Company contributes a percentage of the employee’s contribution, subject to a maximum of 4.5 percent. The Company’s matching contributions aggregated approximately $99,000 and $151,000 in 2016 and 2015 respectively.

Note 13. Geographic Location Information

The Company operates in one business segment and develops, manufactures and markets a variety of memory systems for use with servers and workstations which are manufactured by various companies. Revenues, total assets and long lived assets for 2016 and 2015 by geographic region is as follows:

	United
	States	Europe	Other*	Consolidated
April 30, 2016
Revenues	$19,713,000	$4,405,000	$1,064,000	$25,182,000
Total assets	$5,743,000	$8,000	$0	$5,751,000
Long lived assets	$1,490,000	$0	$0	$1,490,000

April 30, 2015
Revenues	$23,285,000	$3,785,000	$1,188,000	$28,258,000
Total assets	$6,269,000	$6,000	$0	$6,275,000
Long lived assets	$1,498,000	$0	$0	$1,498,000

*Principally Asia Pacific Region

Note 14. Subsequent Events

Entry into a Material Definitive Agreement

On June 13, 2016, Dataram Corporation, a Nevada corporation ("we" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with its wholly owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), U.S. Gold Corp., a Nevada corporation ("U.S. Gold") an exploration state company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Ming District of southeast Wyoming (the “Copper King Project”) and Copper King, LLC, a principal stockholder of U.S. Gold (“Copper King”). The closing of the Merger is subject to customary closing conditions, including, among other things:

•	the approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

•	the approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to increase the number of shares of authorized Common Stock;

•	the closing by U.S. Gold of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);

•	the closing by U.S. Gold of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);

•	the receipt by the Company of a fairness opinion with respect to the Merger and the Merger Consideration; and

•	the Company’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of certain pre-Merger Company assets or the proceeds therefrom, as, when and if the Company’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of U.S. Gold’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of the Company’s Common Stock or, at the election of any U.S. Gold stockholder, shares of the Company’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). The Merger Consideration shall be allocated as follows and is presented below in terms of Common Stock:

•	Twenty Million (20,000,000) shares of Common Stock shall be issued to the holders of U.S. Gold’s Series A Preferred Stock;

•	One Million Eight Hundred Sixty Six Thousand Seven Hundred and Seventeen (1,866,717) shares of Common Stock shall be issued to the holders of U.S. Gold’s Series B Preferred Stock;

•	Up to Fifteen Million One Hundred and Fifty One Thousand Five Hundred and Fifteen (15,151,515) shares of Common Stock shall be issued to holders of U.S. Gold’s common stock issued in connection with the U.S. Gold Financing;

•	One Million Eight Hundred and Fifty Thousand (1,850,000) shares of Common Stock shall be issued to the holders of U.S. Gold’s common stock issued in connection with the closing of the acquisition of the Keystone Project; and

•	One Million Six Hundred and Fifty Thousand (1,650,000) shares of Common Stock shall be issued to certain incoming officers and consultants pursuant to a shareholder approved equity incentive plan of the Company.

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse split of the Company’s issued and outstanding common stock on a 1 for 3 basis, which was effective with the State of Nevada on July 8, 2016 and with The NASDQ Stock Market at the open of trading on July 11, 2016. All per share amounts are reflective of the reverse split.

On July 29, 2016, the Company, Acquisition Sub, U.S. Gold and Copper King, amended and restated the Merger Agreement (the “Amended and Restated Merger Agreement”) in order to:

•	Reflect the reverse split of the Company’s issued and outstanding common stock on a 1 for 3 basis, which was effective on July 11, 2016; and

•	Adjust certain aspects of the Merger Consideration and Management Consideration as follows, presented on a post reverse split and “as converted” basis:

•	Twenty Two Million Three Hundred and Thirty Three Thousand Three Hundred and Thirty Four (22,333,334) shares of common stock shall be issued to the holders of U.S. Gold’s Series A Preferred Stock;

•	One Million Eight Hundred Sixty Six Thousand Seven Hundred and Seventeen (1,866,717) shares of common stock shall be issued to the holders of U.S. Gold’s Series B Preferred Stock the receipt of which shall be conditioned on the receipt of a one year lockup agreement;

•	Up to Sixteen Million Six Hundred and Sixty Six Thousand Six Hundred and Sixty Seven (16,666,667) shares of common stock shall be issued to holders of U.S. Gold’s Series C Preferred Stock issued in connection with the U.S. Gold Financing;

•	Warrants to purchase such number of shares of common stock as shall equal the quotient of (i) 10% of the total dollar amount raised in the U.S. Gold Financing divided by (ii) three (3) shall be issued to the placement agent in the U.S. Gold Financing;

•	One Million Eight Hundred and Fifty Thousand (1,850,000) shares of common stock shall be issued to the holders of U.S. Gold’s common stock issued in connection with the closing of the Keystone Acquisition (as defined in the Amended and Restated Merger Agreement) the receipt of which shall be conditioned on the receipt of a two year lockup agreement; and

•	One Million five Hundred and Eighty Three Thousand Three Hundred and Thirty Three (1,583,333) shares of common stock shall be issued to certain holders of USG common stock.

Restricted Common Share Bonus Awards to Employees, Executive Officers and Directors

Between May 1, 2016 and July 29, 2016 the Company awarded approximately 188,280 restricted shares of the Company’s Common Stock to employees, Executive Officers and Directors. The approximate value of these grants is $429,000.

Series B Preferred Stock converted to Common Shares

The holders of 232,623 Series B Preferred Stock have converted into approximately 1,550,820 restricted shares of Common Stock since the end of the reporting period to the close of business on July 27, 2016.

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock on a 1 for 3 basis, effective with the State of Nevada on July 8, 2016 in order to regain compliance with NASDAQ’s minimum bid price requirement. The reverse stock split was effective with The NASDAQ Capital Market on July 11, 2016.

Dataram Corporation

Condensed Consolidated Balance Sheets

	October 31, 2016	April 30, 2016
	(Unaudited)
Assets
Current assets:
Cash	$62,953	$56,262
Accounts receivable, less allowance for doubtful accounts and sales returns of $60,000 and $100,000, respectively.	1,392,158	2,746,010
Inventories, net	1,328,995	1,335,654
Other current assets	212,365	122,775
Total current assets	2,996,471	4,260,701

Property and equipment, net	27,754	50,754

Other assets	34,151	29,479
Capitalized software development costs, net	300,174	326,274
Goodwill	1,083,555	1,083,555
Total assets	$4,442,105	$5,750,763

Liabilities and Stockholders' Equity
Current liabilities:
Note payable-revolving credit line	$988,264	$1,775,839
Accounts payable	521,083	736,922
Accrued liabilities	143,837	158,869
Convertible notes payable related parties	80,000	80,000
Total current liabilities	1,733,184	2,751,630

Other liabilities	71,667	107,499
Total liabilities	1,804,851	2,859,129

Commitments and contingencies
Stockholders' equity:
Preferred stock series A, par value $.01 per share. Designated 1,300,000 shares and no shares issued and outstanding at October 31, 2016 and April 30, 2016	—	—
Preferred stock series B, par value $12.20 per share. Designated 400,000 shares; Issued and outstanding shares 48,916 at October 31, 2016 and 331,559 at April 30, 2016, (Liquidation value $596,763)	596,763	4,045,007
Preferred stock series D, par value $136.00 per share. Designated 7,402 shares; Issued and outstanding shares 3,699 at October 31, 2016 and no shares issued and outstanding at April 30, 2016, (Liquidation value $503,000)	503,000	—
Common stock, par value $.001 per share
Authorized 54,000,000 common shares; par value $.001, issued and outstanding 3,716,010 at October 31, 2016 and 1,643,391 at April 30, 2016	3,716	1,644
Additional paid-in capital	28,431,597	24,556,425
Accumulated deficit	(26,897,822)	(25,711,442)
Total stockholders' equity	2,637,254	2,891,634
Total liabilities and stockholder’s equity	$4,442,105	$5,750,763

See accompanying notes to condensed consolidated financial statements.

Dataram Corporation

Condensed Consolidated Statements of Operations

Three and Six Months Ended October 31, 2016 and 2015

(Unaudited)

	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015

Revenues	$4,679,079	$6,050,772	$9,593,936	$13,388,454

Costs and expenses:
Cost of sales	3,828,573	4,848,192	8,017,813	10,782,669
Engineering	42,054	46,280	98,080	100,239
Selling, general and administrative	1,024,617	1,279,723	2,580,567	2,683,989
Total costs and expenses	4,895,244	6,174,195	10,696,460	13,566,897

Loss from operations	(216,165)	(123,423)	(1,102,524)	(178,443)

Other income (expense):
Interest expense	(39,996)	(53,726)	(78,789)	(116,370)
Other income (loss)	(3,277)	6,881	(5,068)	7,289
Total other expense, net	(43,273)	(46,845)	(83,857)	(109,081)

Loss before income taxes	(259,438)	(170,268)	(1,186,381)	(287,524)

Gain on sale of State NOL	—	190,462	—	190,462

Net income (loss)	(259,438)	20,194	(1,186,381)	(97,062)

Dividend – Series A preferred stock	—	(58,949)	—	(121,609)

Net loss allocated to common shareholders	$(259,438)	$(38,755)	$(1,186,381)	$(218,671)

Net loss per share of common stock
Basic and diluted	$(0.07)	$(0.03)	$(0.40)	$(0.21)
Weighted average common shares outstanding
Basic and diluted	3,709,819	1,178,679	2,942,591	1,036,141

See accompanying notes to condensed consolidated financial statements.

Dataram Corporation

Condensed Consolidated Statement of Stockholders’ Equity

Six Months Ended October 31, 2016

(Unaudited)

	Preferred Stock Series B		Preferred Stock Series D		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated deficit	Total equity
Balance at May 1, 2016	331,559	$4,045,007	—	—	1,643,391	$1,644	$24,556,425	$(25,711,442)	$2,891,634

Stock-based compensation expense	—	—	—	—	188,333	188	428,812	—	429,000

Conversion of series B preferred stock to restricted common shares	(282,643)	(3,448,244)	—	—	1,884,286	1,884	3,446,360	—	—

Issuance of series D preferred stock for cash	—	—	3,699	503,000	—	—	—	—	503,000

Net loss	—	—	—	—	—	—	—	(1,186,380)	(1,186,380)

Balance at October 31, 2016	48,916	$596,763	3,699	$503,000	3,716,010	$3,716	$28,431,597	$(26,897,822)	$2,637,254

See accompanying notes to condensed consolidated financial statements.

Dataram Corporation

Condensed Consolidated Statements of Cash Flows

Six Months Ended October 31, 2016 and 2015

(Unaudited)

	2016	2015
Cash flows from operating activities:
Net loss	$(1,186,380)	$(97,062)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of deferred gain on sale leaseback	(35,832)	(35,832)
Depreciation and amortization	49,100	68,301
Bad debt expense	2,897	5,222
Stock-based compensation expense	429,000	272,317
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	1,350,955	(1,126,469)
Decrease in inventories	6,659	697,696
Increase in other current assets	(89,590)	(3,806)
Increase (decrease) in other assets	(4,672)	19,731
Increase (decrease) in accounts payable	(215,839)	33,353
Decrease in accrued and other liabilities	(15,032)	(107,532)
Net cash provided by (used in) operating activities	291,266	(274,081)

Cash flows from investing activities:
Additions of property and equipment	—	(22,000)
Net cash used in investing activities	—	(22,000)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit line	(787,575)	13,295
Repayment of convertible notes	—	(27,500)
Proceeds from sale of preferred shares	503,000	100,000
Proceeds from sale of common shares	—	500,000
Net cash (used in) provided by financing activities	(284,575)	585,795

Net increase in cash	6,691	289,714

Cash at beginning of period	56,262	327,298

Cash at end of period	$62,953	$617,012

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$78,789	$116,370

Supplemental disclosures of cash flow information:
Conversion of series B preferred stock into common stock	$3,448,244	$—
Issuance of common stock for accrued dividend on series A preferred shares	$—	$174,233

See accompanying notes to condensed consolidated financial statements.

Dataram Corporation

Notes to Condensed Consolidated Financial Statements

October 31, 2016 and 2015

(Unaudited)

Note 1: Basis of Presentation and Summary of Significant Accounting Policies

Organization and Nature of Business

Dataram Corporation (“Dataram” or the “Company”) is an independent manufacturer and reseller of memory products and provider of performance solutions. The Company provides customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Cisco, Dell, Fujitsu, HP, IBM, Lenovo and Oracle as well as a line of memory products for Intel and AMD motherboard based servers.  Dataram manufactures its memory in-house to meet three key criteria - quality, compatibility, and selection - and tests its memory for performance and OEM compatibility as part of the production process.  The Company has memory designed for over 50,000 systems and products that range from energy-efficient DDR4 modules to legacy SDR offerings.  The Company is a CMTL Premier Participant and ISO 9001 (2008 Certified). Its products are fully compliant with JEDEC Specifications.

Dataram’s customers include a global network of distributors, resellers, retailers, OEM customers and end users.

Dataram competes with several large independent memory manufacturers and OEMs.  The primary raw material used in producing memory boards is dynamic random access memory (DRAM) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

Liquidity and Going Concern

The Company's condensed consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. For the fiscal year ended April 30, 2016, the Company incurred losses of approximately $1,221,000. The Company also incurred losses of approximately $1,186,000 in fiscal 2017’s first six months ended October 31, 2016.

If current and projected revenue growth does not meet estimates, the Company may need to raise additional capital through debt and/or equity transactions and further reduce certain overhead costs. The Company may require up to $1,000,000 of additional working capital over the next twelve months to support operations. The Company cannot provide assurance that it will obtain any required financing or such financing will be available to it on favorable terms.

Based on the above, there is substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial statements and with Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of October 31, 2016 and the results of operations and cash flows for the periods presented. The results of operations for the three and six months ended October 31, 2016 are not necessarily indicative of the operating results for the full fiscal year or for any future period.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016. The Company’s accounting policies are described in the Notes to Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended April 30, 2016, and updated, as necessary, in this Quarterly Report on Form 10-Q.

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Nevada Secretary of State in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for three (3) basis, effective on July 8, 2016. The accompanying condensed consolidated financial statements and notes thereto give retrospective effect of the reverse stock split for all periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including deferred tax asset valuation allowances and certain other reserves and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary. Some of the more significant estimates made by management include allowance for doubtful accounts and sales returns, reserve for inventory obsolescence, deferred income tax asset and related valuation allowance, fair value of certain financial instruments, impairment assessment of carrying value of goodwill and other intangible assets and other operating allowances and accruals. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when title passes upon shipment of goods to customers. The Company’s revenue earning activities involve delivering or producing goods. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment has occurred, selling price is fixed or determinable and collection is reasonably assured. The Company does experience a minimal level of sales returns and allowances for which the Company accrues a reserve at the time of sale. Estimated warranty costs are accrued by management upon product shipment based on an estimate of future warranty claims. Such amounts were not material for the three and six months ended October 31, 2016 and 2015.

Net Loss per Share

Basic net loss per share is computed by dividing the net loss available to common stock holders by the weighted average number of shares of common stock issued and outstanding during the period. The calculation of diluted loss per share for the three and months ended October 31, 2016 and 2015 includes only the weighted average number of shares of common stock outstanding. The denominator excludes the dilutive effect of common shares issuable upon exercise or conversion of stock options, warrants, convertible notes and Series A, Series B and Series D preferred shares as their effect would be anti-dilutive.

Anti-dilutive securities consisted of the following at October 31:

	2016	2015
Common stock equivalent of convertible notes	—	100,000
Common stock equivalent of convertible notes – related parties	9,070	9,070
Series A preferred shares	—	946,069
Series B preferred shares	326,107	—
Series D preferred shares	369,853	—
Warrants	133,667	1,119,425
Common shares reserved for series A preferred share dividends	—	15,595
Stock options	2,778	111,916
Total	841,475	2,302,075

Recently Issued Accounting Pronouncements

On November 17, 2016, the FASB issued Accounting Standards Update (ASU) 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, providing specific guidance on the cash flow classification and presentation of changes in restricted cash and restricted cash equivalents.  The amendments in ASU 2016-18 require that a statement of cash flows (SCF) explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents (collectively “CASH”). Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the SCF. The amendments in ASU 2016-18 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years.  Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard on its condensed consolidated financial statements.

On August 26, 2016, the FASB issued Accounting Standards Update (ASU) 2016-15, Classification of Certain Cash Receipts and Cash Payments, seeking to eliminate diversity in practice related to how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under FASB Accounting Standards Codification (FASB ASC) 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years.  Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard on its condensed consolidated financial statements.

Note 2: Related Party Transactions

The Company purchased inventories for resale from Sheerr Memory, LLC (“Sheerr Memory”). Sheerr Memory’s owner (“Mr. Sheerr”) was employed by the Company as an advisor until August 31, 2016. For the six months ended October 31, 2016 the Company purchased approximately $40,000 of inventories and during the three month period ended October 31, 2016 the Company purchased approximately $21,000 of inventories. In the three and six month prior year periods ended October 31, 2015, the Company purchased approximately $165,000 of inventories and $289,000 of inventories, respectively, from Sheerr Memory. Accounts payable of nil and approximately $11,000 in the Company’s condensed consolidated balance sheets as of October 31, 2016 and April 30, 2016 respectively, was payable to Sheerr Memory. Sheerr Memory offers the Company trade terms of net 30 days and all invoices were settled in the normal course of business. No interest is paid.

The Company purchased inventories for resale from Keystone Memory Group (“Keystone Memory”). Keystone Memory’s owner is a relative of Mr. Sheerr. During the three and six month period ended October 31, 2016 the Company purchased approximately $81,000 of inventories and $501,000 of inventories, respectively. In the three and six month prior year periods ended October 31, 2015, the Company purchased approximately $25,000 of inventories and $658,000 of inventories, respectively, from Keystone Memory. Accounts payable of nil and approximately $190,000 in the Company’s condensed consolidated balance sheets as of October 31, 2016 and April 30, 2016 respectively was payable to Keystone Memory. Keystone Memory offers the Company trade terms of net due and all invoices are settled in the normal course of business. No interest is paid.

On October 31, 2013, the Company entered into an agreement with Mr. Sheerr to leaseback the equipment and furniture that was sold to Mr. Sheerr on October 31, 2013 for $500,000. The lease is for a term of 60 months and the Company is obligated to pay approximately $7,500 per month for the term of the lease. The Company has an option to extend the lease for an additional two year period. The transactions described have been accounted for as a sale-leaseback transaction. Accordingly, the Company recognized a gain on the sale of assets of approximately $103,000, which is the amount of the gain on sale in excess of present value of the future lease payments and will recognize the remaining deferred gain of approximately $358,000 in proportion to the related gross rental charged to expense over the term of the lease, 60 months. The current portion of approximately $72,000 deferred gain was reflected in accrued liabilities and the long-term portion of approximately $72,000 is reflected in other liabilities – long-term in the condensed consolidated balance sheet as of October 31, 2016. As of April 30, 2016, the current portion of $72,000 deferred gain is reflected in accrued liabilities and the long-term portion of approximately $107,000 is reflected in other liabilities – long-term in the condensed consolidated balance sheet as of April 30, 2016.

Note 3: Note Payable – Revolving Credit Line

The Company’s financing agreement (the “Financing Agreement”) with Rosenthal & Rosenthal, Inc. provides for a revolving loan with a maximum borrowing capacity of $3,500,000. The Financing Agreement renewal date was August 31, 2016 and will renew from year to year unless such Financing Agreement is terminated as set forth in the loan agreement. The amount outstanding under the Financing Agreement bears interest at a rate of the Prime Rate (as defined in the Financing Agreement) plus 3.25% (the “Effective Rate”) or on Over-advances (as defined in the Financing Agreement), if any, at a rate of the Effective Rate plus 3%. The Financing Agreement contains other financial and restrictive covenants, including, among others, covenants limiting the Company’s ability to incur indebtedness, guarantee obligations, sell assets, make loans, enter into mergers and acquisition transactions and declare or make dividends. Borrowings under the Financing Agreement are collateralized by substantially all the assets of the Company. The Financing Agreement provides for advances against eligible accounts receivable and inventory balances based on prescribed formulas of raw materials and finished goods. There was approximately $131,000 of additional availability as of October 31, 2016.

Note 4: Stockholder’s Equity

Series B preferred shares

For the six months ended October 31, 2016, holders of Series B Preferred Stock (the “Series B Preferred Stock”) converted 282,643 shares of Series B Preferred Stock into 1,884,286 shares of common stock. The converted value for each share Series B Preferred Stock is approximately $12.20 or an aggregate of $3,448,244 and resulted in an offsetting increase to Additional Paid in Capital in the October 31, 2016 consolidated balance sheet. As of October 31, 2016, there were 48,916 shares of Series B Preferred Stock outstanding convertible into approximately 326,107 shares of common stock.

Series D preferred shares

On August 3, 2016, the Company entered into separate securities purchase agreements with accredited investors for the issuance and sale of the Company’s newly designated 0% Series D Convertible Preferred Stock (the “Series D Preferred Stock”) which are convertible into shares of the Company’s common stock, par value $0.001 per share. The Series D Preferred Stock is governed by a Certificate of Designations, Preferences and Rights of the 0% Series D Convertible Preferred Stock. Each share of Series D Preferred Stock was sold at a per share purchase price of $136.00 and converts into 100 shares of common stock, subject to adjustment for dividends and stock splits. On August 5, 2016, the Company closed the private placement and sold 3,699 shares of Series D Preferred Stock convertible into an aggregate of approximately 369,900 shares of common stock with gross proceeds to the Company of $503,000.

Bonus Shares

Bonus shares (the “Bonus Shares”) are an award to an eligible person of shares for services to be rendered or for past services already rendered to the Company. The Board of Directors of the Company (the “Board”) will determine the number of shares to be awarded to the eligible individual, in accordance with any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on performance factors. Payment for the Bonus Shares may be made in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares on the date of payment, as determined in the sole discretion of the Board.

Between May 1, 2016 and October 31, 2016 the Company awarded 188,333 restricted shares of the Company’s common stock to employees, executive officers and directors. The Company’s condensed consolidated statements of operations for the six months ended October 31, 2016 includes approximately $429,000 of stock-based compensation expense. These stock grants have been classified as equity instruments and, as such, a corresponding increase has been reflected in additional paid-in capital in the accompanying consolidated balance sheets.

Warrants

At October 31, 2016 the Company had 133,667 warrants outstanding with exercise prices between $7.50 and $10.50. A summary of warrant activity for the three months ended October 31, 2016 is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual life years	Aggregate intrinsic value (1)

Balance May 1, 2016	207,625	$19.74	1.24	—

Issued	—	—	—	—
Expired	(73,958)	$40.68
Balance October 31, 2016	133,667	$8.15	2.07	—

(1)	This amount represents the difference between the conversion price and $1.03, the closing price of Dataram common stock on October 31, 2016 as reported on the NASDAQ Stock Market, for all in-the-money warrants outstanding.

Note 5: Commitments and Contingencies

Leases

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 2016 are as follows:

Total
Year ending April 30:
2017 (Remaining)	131,000
2018	173,000
2019	130,000
2020	86,000
Total	$520,000

Legal Proceedings

Effective as of the close of business on December 17, 2014, the Company terminated its agreement with MPP Associates, Inc., pursuant to which Marc P. Palker had been providing CFO services to the Company. On April 8, 2015, MPP Associates, Inc. and Mr. Palker filed a complaint, MPP Associates, Inc. and Marc Palker v. Dataram Corporation, Jon Isaac, David Moylan, Michael Markulec and Richard Butler, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002413-15.

Effective as of the close of business on January 22, 2015, the Company terminated the employment agreement with John H. Freeman, its former Chief Executive Officer. On April 9, 2015, Mr. Freeman filed a complaint, John Freeman v. Dataram Corporation, David A. Moylan, Jon Isaac, and John Does 1-5, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002471-15.

Similarly, on April 10, 2015, the Company filed an action against Mr. Freeman, Mr. Palker and MPP Associates, Inc., Dataram Corporation v. John Freeman, Marc Palker and MPP Associates, Inc., in the Superior Court of the State of New Jersey, Mercer County, Docket No. ESX-L-000886-15.

The aforementioned three State Court actions described have been consolidated in Essex County.

On March 9, 2015, Marc Palker filed a complaint against the Company with the U.S. Department of Labor, Occupational Safety and Health Administration, alleging a violation of the Sarbanes-Oxley Act of 2002.

On June 26, 2015, Alethea Douglas, a former employee, filed a complaint against the Company with the U.S. Equal Employment Opportunity Commission, alleging a claim for age discrimination in connection with the termination of her employment effective May 20, 2015.

A range of loss, if any, on the aforementioned matters cannot be estimated at this point in time.

Note 6: Financial Information by Geographic Location

The Company currently operates in one business segment that develops, manufactures and markets a variety of memory systems for use with network servers and workstations which are manufactured by various companies. Revenues for the three and six months ended October 31, 2016 and 2015 by geographic region are as follows:

	Three months ended October 31, 2016	Six months ended October 31, 2016
United States	$3,432,000	$6,694,000
Europe	840,000	1,983,000
Other (principally Asia Pacific Region)	407,000	917,000
Consolidated	$4,679,000	$9,594,000

	Three months ended October 31, 2015	Six months ended October 31, 2015
United States	$5,108,000	$11,220,000
Europe	879,000	1,995,000
Other (principally Asia Pacific Region)	64,000	173,000
Consolidated	$6,051,000	$13,388,000

Note 7: Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in financial institutions. To the extent that such deposits exceed the maximum insurance levels, they are uninsured. The Company performs ongoing evaluations of its customers’ financial condition, as well as general economic conditions and, generally, requires no collateral from its customers. At October 31, 2016 amounts due from four customers totaled approximately 36%, 18%, 11% and 10%, of accounts receivable. At April 30, 2016, amounts due from one customer totaled approximately 15%.

In the fiscal quarter ended October 31, 2016 the Company had sales to one customer that totaled approximately 40% of revenues. For the six months ended October 31, 2016 sales to one customer totaled approximately 33% of revenues. For the comparable prior year quarter ended October 31, 2015, the Company had sales to three customers that were over 10% of revenues. These shipments were approximately 19%, 15% and 13% of total revenues, respectively. For the six months ended October 31, 2015, the Company had sales to three customers that were over 10% of revenues. These shipments were approximately 17%, 14% and 13% of total revenues, respectively.

Note 8: Entry into a Material Definitive Agreement

On June 13, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly owned subsidiary, Dataram Acquisition Sub, Inc. (“Acquisition Sub”), a Nevada corporation, U.S. Gold Corp., a Nevada corporation and exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming, and Copper King, LLC (“Copper King”), a principal stockholder of U.S. Gold Corp (the “Merger”) and the Keystone Project located in Eureka county, Nevada.. The closing of the Merger is subject to conditions as defined in the Merger Agreement.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, U.S. Gold Corp.’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of the Company’s common stock or, at the election of any U.S. Gold Corp. stockholder, shares of the Company’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share, which are convertible into shares of common stock (the “Merger Consideration”). The Merger Consideration shall be allocated as defined in the Merger Agreement.

On July 6, 2016, the Company filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse split of the Company’s issued and outstanding common stock on a 1 for 3 basis, which was effective with the State of Nevada on July 8, 2016 and with The NASDAQ Stock Market at the open of trading on July 11, 2016. All share and per share amounts are reflective of the reverse split.

On July 29, 2016, the Company, Acquisition Sub, U.S. Gold Corp. and Copper King, amended and restated the Merger Agreement to reflect the reverse split of the Company’s issued and outstanding common stock and to adjust certain aspects of the Merger Consideration and management consideration as defined in the Merger Agreement, as amended.

On September 14, 2016, the Company, Acquisition Sub, U.S. Gold Corp. and Copper King, amended and restated the Merger Agreement, as amended, to adjust certain aspects of the Merger Consideration and revise other covenants of the Merger Agreement, as amended (the “Second Amended and Restated Agreement”).

The Second Amended and Restated Agreement among other things:

•	Increased the number of shares issuable to holders of U.S. Gold’s Series C Preferred Stock issued in connection with U.S. Gold’s private placement (the “Financing”) to 18,181,817 from 16,666,667 shares and increase the maximum number of warrants to purchase the Company’s common stock issuable to the placement agent in the Financing to 400,000 warrants from 250,000 warrants;

•	Reduced the number of Escrow Shares (as defined in the Merger Agreement) to be delivered and held in escrow to secure any claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of Copper King LLC to 10% of the Company Stockholder Consideration (as defined in the Merger Agreement) from 15%;

•	Removed the delivery of a new preliminary economic report (the “New Report”) showing a lower economic value for the Copper King Project than the previously delivered preliminary economic report as a trigger for the release of any Escrow Shares (as defined in the Merger Agreement);

•	Included a covenant for the delivery by U.S. Gold of a New Report within one year of the closing of the merger;

•	Included the requirement for the Company to register the Merger Consideration on a Form S-4;

•	Included a covenant that certain officers and directors of the Company shall be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

•	Revised the maximum number of shares the Company shall have outstanding at the closing of the merger, on a fully diluted basis, to 4,559,178 shares of common stock.

Note 9: Subsequent event

Between the quarter ended October 31, 2016 and the filing of this report, the holders of Series B Preferred Stock converted 48,916 Series B Preferred shares into 326,106 shares of common stock. The converted value for each Series B Preferred share is approximately $12.20 or $596,763.

On November 28, 2016, the Company, Acquisition Sub, U.S. Gold Corp. and Copper King, amended and restated the Merger Agreement, as amended, to adjust certain aspects of the Merger Consideration and revise other covenants of the Merger Agreement, as amended (the “Third Amended and Restated Agreement”).

The Third Amended and Restated Agreement among other things:

•	Increased the Merger Consideration for U.S. Gold holders of record, in the aggregate and on an “as converted” and fully diluted basis, to 48,616,089 shares of common stock and equivalents from 46,241,868 shares of common stock and equivalents. This includes:

o	Reducing the number of shares issuable to holders of U.S. Gold’s Series C Preferred Stock issued in connection with U.S. Gold’s private placement (the “Financing”) to 18,094,362 from 18,181,817;

o	Increasing the maximum number of warrants to purchase the Company’s common stock issuable to the placement agent in the Financing to 1,809,436 five-year cashless warrants from 400,000 warrants;

o	Adding a provision to issue 925,833 five-year options which vest 1/24 each month over the 2 years from the original date of issue to the holders of options issued in connection with the closing of the Keystone Acquisition (as defined in the Merger Agreement);

•	Eliminated a covenant that certain officers and directors of the Company be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

•	Revised the maximum number of shares the Company shall have outstanding at the closing of the merger, on a fully diluted basis, to 4,945,182 shares of common stock.

U.S. GOLD CORP.

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2016 AND 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of U.S. Gold Corp.

We have audited the accompanying consolidated balance sheets of U.S. Gold Corp. (the “Company”) as of April 30, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Gold Corp., as of April 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum llp

New York, NY
December 30, 2016

U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	April 30,
	2016	2015

ASSETS
CURRENT ASSETS:
Cash	$305,661	$42,225
Prepaid expenses and other current assets	14,817	2,500

Total Current Assets	320,478	44,725

NON - CURRENT ASSETS:
Mineral rights	3,091,738	3,091,738

Total Assets	$3,412,216	$3,136,463

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$93,242	$—
Accounts payable and accrued liabilities - related parties	42,466	—
Note payable - related party	285,000	—
Advances from a related party	123,624	123,624

Total Current Liabilities	544,332	123,624

Commitments and Contingencies (see Note 7)

STOCKHOLDERS' EQUITY :
Preferred stock ($0.0001 par value; 50,000,000 authorized none issued and outstanding as of April 30, 2016 and 2015)	—	—
Convertible Series A Preferred stock ($0.0001 Par Value; 23,000 Shares Authorized; 20,000 and no issued and outstanding as of April 30, 2016 and 2015, respectively)	2	—
Common stock ($0.0001 Par Value; 200,000,000 Shares Authorized; 2,500,000 and 10,000 shares issued and outstanding as of April 30, 2016 and 2015, respectively)	250	1
Additional paid-in capital	3,289,228	3,027,239
Accumulated deficit	(421,596)	(14,401)

Total Stockholders' Equity	2,867,884	3,012,839

Total Liabilities and Stockholders' Equity	$3,412,216	$3,136,463

See accompanying notes to consolidated financial statements.

U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	April 30, 2016	April 30, 2015

Net revenues	$—	$—

Operating expenses:
Compensation expenses	260,417	—
Professional expenses	80,901	230
General and administrative expenses	65,409	14,171

Total operating expenses	406,727	14,401

Loss from operations	(406,727)	(14,401)

Other expense:
Interest expense - related party	(468)	—

Total other expense	(468)	—

Loss before provision for income taxes	(407,195)	(14,401)

Provision for income taxes	—	—

Net loss	$(407,195)	$(14,401)

Net loss per common share, basic and diluted	$(3.42)	$(1.69)

Weighted average common shares
outstanding - basic and diluted	118,933	8,507

See accompanying notes to consolidated financial statements.

U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Years Ended April 30, 2016 and 2015

	Preferred Stock - Series A		Common Stock
	$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Balance, April 30, 2014	—	$—	—	$—	$—	$—	$—

Issuance of common stock to a related party for cash	—	—	5,000	—	1,525,000	—	1,525,000

Issuance of common stock for the acquisition of mineral rights	—	—	5,000	1	1,499,999	—	1,500,000

Stockholder's capital contribution	—	—	—	—	2,240	—	2,240

Net loss	—	—	—	—	—	(14,401)	(14,401)

Balance, April 30, 2015	—	—	10,000	1	3,027,239	(14,401)	3,012,839

Cancellation of common stock in exchange of preferred stock	20,000	2	(10,000)	(1)	(1)	—	—

Stockholder's capital contribution	—	—	—	—	12,240	—	12,240

Issuance of common stock for services	—	—	2,500,000	250	249,750	—	250,000

Net loss	—	—	—	—	—	(407,195)	(407,195)

Balance, April 30, 2016	20,000	$2	2,500,000	$250	$3,289,228	$(421,596)	$2,867,884

See accompanying notes to consolidated financial statements.

U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	April 30, 2016	April 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(407,195)	$(14,401)
Stock based compensation	250,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(12,317)	(2,500)
Accounts payable and accrued liabilities	93,242	—
Accounts payable and accrued liabilities - related parties	42,466	—

NET CASH USED IN OPERATING ACTIVITIES	(33,804)	(16,901)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral rights	—	(1,591,738)

NET CASH USED IN INVESTING ACTIVITIES	—	(1,591,738)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock to a related party for cash	—	1,525,000
Stockholder's capital contribution	12,240	2,240
Proceeds from issuance of note payable - related party	285,000	—
Advances from a related party	—	123,624

NET CASH PROVIDED BY FINANCING ACTIVITIES	297,240	1,650,864

NET INCREASE IN CASH	263,436	42,225

CASH - beginning of period	42,225	—

CASH - end of period	$305,661	$42,225

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for the acquisition of mineral rights	$—	$1,500,000

See accompanying notes to consolidated financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

U.S. Gold Corp. (the “Company”) was incorporated under the laws of the State of Nevada on February 14, 2014 under the name of CK Mining Corp. On March 8, 2016, the Company’s corporate name was changed to U.S. Gold Corp. The Company is an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming and certain unpatented mining claims in Meagher County Montana.

On May 31, 2016, the Board of Directors of the Company approved a forward stock split of the Company’s Common Stock at a ratio of 5-for-1 (the “Forward Stock Split”) including shares issuable upon conversion of the Company’s outstanding convertible securities. All share and per share values of the Company’s common stock for all periods presented in the accompanying financial statements are retroactively restated for the effect of the Forward Stock Split in accordance with Staff Accounting Bulletin 4C.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Going Concern

The financial statements are prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and present the consolidated financial statements of the Company and its wholly-owned subsidiary as of April 30, 2016. In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances have been eliminated.

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of approximately $407,000 and $34,000, respectively, for the year ended April 30, 2016.  Additionally, the Company had an accumulated deficit of approximately $422,000 and working capital deficit of approximately $224,000 at April 30, 2016. In addition, the Company will need to raise capital in order to execute its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of this financials statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.

Uncertainty regarding these matters, raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

Use of Estimates and Assumptions

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to valuation of mineral rights, the fair value of common stock issued and the valuation of deferred tax assets and liabilities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. At April 30, 2016 and 2015, the Company did not have any cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At April 30, 2016, the Company had bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in balance sheets for cash, prepaid expenses, accounts payable and accrued liabilities approximate their estimated fair market values based on the short-term maturity of these instruments. The advances from a related party approximate its fair value based on similar terms afforded like-kind transactions.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets of $14,817 and $2,500 at April 30, 2016 and 2015, respectively, consist of prepayment for easement fees which will be amortized within a year.

Mineral Rights

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Rights (continued)

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed, such amounts to date have not been material.

ASC 930-805, “Extractive Activities-Mining: Business Combinations” (“ASC 930-805”), states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 930-805. ASC 930-805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, the direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims.

ASC 930-805 provides that in fair valuing mineral assets, an acquirer should take into account both:

•	The value beyond proven and probable reserves (“VBPP”) to the extent that a market participant would include VBPP in determining the fair value of the assets.

•	The effects of anticipated fluctuations in the future market price of minerals in a manner that is consistent with the expectations of market participants.

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax asset will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

The Company has adopted ASC 740-10, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they are filed.

Recent Accounting Pronouncements

In November 2015, FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, “Income Taxes”, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not expect the impact of ASU 2015-17 to be material on the Company’s financial statements.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period and is applied retrospectively. Early adoption is permitted. The Company is currently in the process of assessing the impact the adoption of this guidance will have on the Company’s financial statements.

In March 2016, FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718)”, or ASU 2016-09. ASU 2016-09 was issued as part of the FASB's simplification initiative focused on improving areas of GAAP for which cost and complexity may be reduced while maintaining or improving the usefulness of information disclosed within the financial statements. ASU 2016-09 focuses on simplification specifically with regard to share-based payment transactions, including income tax consequences, classification of awards as equity or liabilities and classification on the statement of cash flows. The guidance in ASU No. 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company will evaluate the effect of ASU 2016-09 for future periods.

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of certain cash receipts and cash payments (a consensus of the emerging issues take force). This ASU addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance will be effective for the Company on January 1, 2018. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On November 17, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. It is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement. The statement requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. Prior to this pronouncement, there was no guidance on how to present restricted cash and cash equivalents. Some entities already combined them with other components of cash and cash equivalents and the body of the statement reconciled the beginning balance of the total to the ending balance. Other entities excluded restricted items from the total. As a result, changes in the balance s of restricted cash and restricted cash equivalents were considered causes of increases to cash and cash equivalents. A decrease in restricted cash, for example, would result in a source of cash and cash equivalents, increasing the balance. This pronouncement goes into effect for periods beginning after December 15, 2017. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 — MINERAL RIGHTS

The mineral properties consist of the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”) and certain unpatented mining claims in Meagher County Montana. On July 2, 2014, the Company entered into an Asset Purchase Agreement with the seller, Wyoming Gold Mining Company, Inc., whereby the Company acquired certain mining leases and other mineral rights comprising the Copper King project and certain unpatented mining claims located in Montana.

Pursuant to the Asset Purchase Agreement for $3.0 million, the purchase price was a) cash payment in the amount of $1.5 million and b) closing shares calculated at 50% of the issued and outstanding shares of the Company’s common stock and valued at $1.5 million. The Company issued 5,000 shares of the Company’s common stock to the seller (see Note 5).

In accordance with ASC 360-10, “Property, Plant, and Equipment”, assets are recognized based on their cost to the acquiring entity, which generally includes the transaction costs of the asset acquisition. Accordingly, the Company recorded a total cost of the acquired mineral properties of $3,091,738 which includes the purchase price ($3,000,000) and related transaction cost.

As of April 30, 2016 and 2015, based on management’s review of the carrying value of mineral rights, management determined that there is no evidence that the cost of these acquired mineral rights will not be fully recovered and accordingly, the Company has determined that no adjustment to the carrying value of mineral rights was required.

NOTE 4 — RELATED PARTY TRANSACTIONS

The principal stockholder of the Company, Copper King LLC, from time to time, provided advances to the Company for working capital purposes. Additionally, during fiscal 2014, Copper King LLC also provided advances to the Company for transaction/legal cost related to the purchase of the mineral properties in July 2014 (see Note 3). At April 30, 2016 and 2015, the Company had a payable to such related party of $123,624. These advances are non-interest bearing and due on demand.

On April 19, 2016, the Company issued a 5% Unsecured Promissory Note due July 1, 2016 to the principal stockholder of the Company, Copper King LLC in the amount of $285,000. This promissory note does not contain any conversion features. At April 30, 2016, the outstanding principal amount of the note was $285,000 and accrued interest of $468.

Accounts payable to a related party as of April 30, 2016 was $2,007 and was reflected as accounts payable and accrued liabilities – related parties in the accompanying unaudited condensed balance sheets. The related party is a managing partner of Copper King LLC.

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized within the limitations and restrictions stated in the Amended and Restated Articles of Incorporation to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Company’s Board of Directors establish.

Series A Convertible Preferred Stock

On April 6, 2016, the Company designated 20,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $500 per share and an initial conversion price of $0.20 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise.

The holders of the Series A Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. On June 21, 2016, the Board of Directors of the Company approved to lower the conversion price to $0.16666 and to increase the number of authorized shares to 23,000 Series A Preferred Stock. The Series A Preferred Stock does not contain any redemption provision. The Series A Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock, Series B Preferred Stock, and Series C Preferred Stock.

Common Stock

On June 17, 2014, the Company issued 5,000 shares of its common stock to the principal stockholder of the Company, Copper King LLC for cash of $1,525,000.

On July 2, 2014, the Company issued 5,000 shares of its common stock in connection with an Asset Purchase Agreement to acquire certain mineral rights (see Note 3). The fair value of the 5,000 shares (post-split) of common stock is deemed by the Company to be $1.5 million in accordance with ASC 845-10, “Nonmonetary Transactions”, the Company determined that if the consideration paid is not in the form of cash, the measurement may be based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the assets acquired was a better indicator and more clearly evident and thus, more reliably measurable.

On April 6, 2016, the Company issued 20,000 shares of the Company’s Series A Convertible Preferred Stock in exchange for the cancellation of 10,000 shares of the Company’s common stock. The 20,000 shares of the Company’s Series A Preferred Stock are convertible into 60,000,000 shares of common stock.

On April 14, 2016, the Company entered into an employment agreement and issued 2,500,000 shares of the Company’s common stock to the Chief Executive Officer of the Company. The Company valued these common shares at the fair value of $250,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $250,000 for the year ended April 30, 2016.

Additional Paid In Capital

During the years ended April 30, 2016 and 2015, a principal stockholder contributed working capital of $12,240 and $2,240, respectively, which has been included in additional paid in capital.

NOTE 6 — NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, by the weighted average number of shares of Common Stock outstanding during the period. The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss. In periods where the Company has a net loss, all dilutive securities are excluded.

	April 30, 2016	April 30, 2015
Common stock equivalents:
Convertible preferred stock	60,000,000	—
Total	60,000,000	—

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements

On April 12, 2016, the Company entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board. Any bonus for a calendar year shall be subject to Mr. Karr’s continued employment with the Company through the end of the calendar year in which it is earned and shall be paid after the conclusion of the calendar year in accordance with the Company’s regular bonus payment policies in the year following the year with respect to which the bonus relates, and in any case not later than two and one half (2-1/2) months following the end of the year with respect to which a bonus is earned.

The Company’s Chief Operating Officer, Mr. David Rector, is employed under an Executive Employment Agreement dated Apri1 14, 2016. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term. Mr. Rector is to receive a base salary of $15,000 per month. The agreement calls for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the board of directors and to be paid in cash, stock, or a combination thereof in the discretion of the board.

Mining Leases

The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases. These leases were assigned to the Company in July 2014 through the acquisition of the Copper King project.

The Company’s rights to the Copper King Project arise under two State of Wyoming mineral leases:

1) State of Wyoming Mining Lease No. 0-40828 consisting of 640 acres.

2) State of Wyoming Mining Lease No. 0-40858 consisting of 480 acres.

Lease 0-40828 was renewed in February 2013 for a second ten-year term and Lease 0-40858 was renewed for its second ten-year term in February 2014. Each lease requires an annual payment of $2.00 per acre.

In connection with the Wyoming Mining Leases, the following production royalties must be paid to the State of Wyoming, although once the project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

The future minimum lease payments under these mining leases are as follows:

2017	$2,240
2018	2,240
2019	2,240
2020	2,240
2021	2,240
Thereafter	6,720
T	$17,920

NOTE 8 - INCOME TAXES

The Company has a net operating loss carryforward for tax purposes totaling $171,596 at April 30, 2016, expiring through the year 2036.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the years ended April 30, 2016 and 2015:

	For the Year Ended April 30, 2016	For the Year Ended April 30, 2015
Tax benefit computed at “expected” statutory rate	$(138,446)	$(4,896)
Non-deductible expenses: Stock-based compensation	85,000	—
Increase in valuation allowance	53,446	4,896
Net income tax benefit	$—	$—

The Company has a deferred tax asset which is summarized as follows at April 30, 2016 and 2015:

Deferred tax assets:

	April 30, 2016	April 30, 2015
Net operating loss carryover	$58,342	$4,896
Less: valuation allowance	(58,342)	(4,896)
Net deferred tax asset	$—	$—

The table below summarizes the differences between the Companies’ effective tax rate and the statutory federal rate as follows for the period ended:

	April 30, 2016	April 30, 2015

Computed "expected" tax expense (benefit)	(34.0)%	(34.0)%
Permanent differences	21.0%	0%
Change in valuation allowance	13.0%	34.0%

Effective tax rate	0.0%	0.0%

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at April 30, 2016, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $53,446 and $4,896 in the years ended April 30, 2016 and 2015, respectively. The Company's 2015 and 2014 tax years remain open to examination by the Internal Revenue Service (“IRS”).  The IRS has the authority to examine those tax years until the applicable statute of limitations expire.

NOTE 9 — SUBSEQUENT EVENTS

Preferred Stock

On July 6, 2016, the Company issued 2,334 shares of Series A Preferred Stock (convertible into 7,000,000 Common Shares) to the Placement Agent for certain financial advisory services rendered.

On May 26, 2016, the Company designated 600,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $1 per share and conversion price of $0.10 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series B Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series B Preferred Stock does not contain any redemption provision. The Series B Preferred Stock (a) are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock and Series C Preferred Stock, but not before payments in respect of the Company’s Series A Preferred Stock.

On May 27, 2016, the Company issued 560,015 shares of its Series B Convertible Preferred Stock, convertible into 5,600,150 shares of its common stock, for $560,015. The Company received net proceeds of $552,440 after legal fees and related private placement expenses.

In July 2016, the Company designated 5,000,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $2.20 per share and conversion price of $0.22 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series C Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series C Preferred Stock does not contain any redemption provision. On October 5, 2016, the Board of Directors of the Company approved to increase the number of authorized shares to 5,500,000 shares of Series C Preferred Stock.

On July 29, 2016, the Company completed a private placement to several investors for the purchase of 2,156,688 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $4.06 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 10, 2016, the Company completed a private placement to several investors for the purchase of 1,993,851 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $3.84 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 31, 2016, the Company completed a private placement to several investors for the purchase of 849,445 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $1.63 million. The purchase price of one share of Series C Preferred Stock was $2.20.

In connection with these three private placements, certain Financial Industry Regulatory Authority (“FINRA”) broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $1,345,000. The Company also paid legal fees and related private placement expenses of approximately $166,000.

The Company is obligated to issue 5 year warrants to acquire an aggregate of 5,000,000 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company.

On October 6, 2016, the Company completed a private placement to several investors for the purchase of 428,309 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $824,000. The purchase price of one share of Series C Preferred Stock was $2.20.

In connection with this private placement, certain FINRA broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $113,000. The Company also paid legal fees and related private placement expenses of approximately $5,000.

The Company is obligated to issue 5 year warrants to acquire an aggregate of 428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company. The Company intends to issue these warrants upon closing the Merger Agreement with Dataram Corporation.

NOTE 9 — SUBSEQUENT EVENTS (continued)

Common Stock for Services

In May 2016, the Company issued an aggregate of 750,000 shares of the Company’s common stock to the Chief Operating Officer and a director of the Company for services rendered to the Company. The Company valued these common shares at the fair value of $75,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share.

In May 2016, the Company issued 1,500,000 shares of the Company’s common stock to a consultant for services rendered to the Company. These shares were issued directly and not pursuant to any formal equity compensation plan.

The Company valued these common shares at the fair value of $150,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share.

Mineral Rights

The Company, through its wholly-owned subsidiary, U.S. Gold Acquisition, Inc., acquired the mining claims comprising the Keystone Project on May 27, 2016 from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (collectively the “Sellers”) under the terms of the Purchase and Sale Agreement. At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. The purchase price for the Keystone Property consisted of the following: (a) cash payment in the amount of $250,000, and (b) the closing shares which is equivalent to 5,550,000 shares of the Company’s common stock. The Company valued these common shares at the fair value of $555,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share.

In addition, the Sellers were granted an aggregate of 2,777,500 five-year option to purchase shares of the Company’s common stock at an exercise price of 0.30 per share. The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The 2,777,500 options were valued on the grant date at approximately $0.07 per option or a total of $184,968 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share (based on the sale of its preferred stock in a private placement at $0.10), volatility of 112% (based from volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 1.39%. The options are non-forfeitable and are not subject to obligations or service requirements. The fair value of the options was included in the acquisition cost of the Keystone Project

Some of the Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. In addition, under the terms of the Purchase and Sale Agreement, Nevada Gold retained additional NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. Under the terms of the Purchase and Sale Agreement, the Company may buy down one percent (1%) of the royalty to Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000. In addition, the Company may buy down an additional one percent (1%) of the royalty anytime through the eighth anniversary of the closing date for $5,000,000.

Executive Employment Agreements

On June 27, 2016, the Company entered into an employment agreement with its Chief Geologist, Mr. David Mathewson. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term by either party.

Mr. Mathewson is to receive a base salary of $200,000 per year. The base salary shall be payable as follows: (a) 25% of the base salary shall be payable in equal monthly cash installments and (b) the remaining 75% of the base salary shall be payable in equal monthly installments in the form of common stock of the Company. Each installment of common stock shall be issued on the first business day of the months and shall be valued at the market price on the trading day immediately prior to the date of issuance. Market price is the closing bid price on the principal securities exchange or trading market. Mr. Mathewson shall be entitled to receive bonus to be paid in cash, stock, or a combination thereof and equity awards.

NOTE 9 — SUBSEQUENT EVENTS (continued)

Operating Lease

The Company leases its corporate facility in Elko, Nevada under operating leases for a period of 12 months commencing in July 2016 and expiring in July 2017. The Company shall pay a monthly base rent of $1,000 plus a pro rata share of operating expenses.

Merger Agreement

On June 13, 2016, the Company and Dataram Corporation, a Nevada corporation ("Dataram") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Dataram’s wholly owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), Upon closing of the transactions contemplated under the Merger Agreement (the "Merger"), the Company will merge with and into Acquisition Sub with the Company as the surviving corporation.  The closing of the Merger is subject to customary closing conditions, including, among other things:

•	the approval of Dataram’s shareholders holding a majority of the Dataram’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

•	the approval of the Dataram’s shareholders holding a majority of Dataram’s outstanding voting capital to increase the number of shares of authorized common stock;

•	the closing by the Company of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);

•	the closing by the Company of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);

•	the receipt by Dataram of a fairness opinion with respect to the Merger and the Merger Consideration; and

•	the Dataram’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in Dataram, of certain pre-Merger Dataram assets or the proceeds therefrom, as, when and if Dataram’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of Dataram’s common stock, par value $0.001 per share (the “Common Stock”) or, at the election of the Company’s stockholder, shares of Dataram’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). On July 6, 2016, Dataram filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a reverse stock split of the Dataram’s issued and outstanding Common Stock per share on a one (1) for three (3) basis, effective on July 8, 2016 (the “Reverse Stock Split”).

The Merger Consideration shall be allocated as follows and is presented below in terms of Dataram’s Common Stock and reflects the effect of the 1 for 3 Reverse Stock Split in July 2016:

•	22,333,333 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series A Preferred Stock;

•	1,866,717 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series B Preferred Stock;

NOTE 9 — SUBSEQUENT EVENTS (continued)

•	Up to 15,151,515 shares of Dataram’s Common Stock shall be issued to holders of the Company’s common stock issued in connection with the U.S. Gold Financing;

•	A minimum of 1,333,333 and a maximum of 2,333,333 shares of Dataram’s Common Stock and warrants to purchase up to 250,000 shares of Dataram’s Common Stock (or such lesser amount depending on the size of the U.S. Gold Financing) shall be issued to the placement agent in the U.S. Gold Financing;

•	1,850,000 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s common stock issued in connection with the closing of the acquisition of the Keystone Project;

•	1,583,333 shares of Dataram’s Common Stock shall be issued to certain holders of USG common stock; and

•	925,833 of Dataram’s options shall be issued to the holders of the Company’s outstanding stock options issued in connection with the closing of the acquisition of the Keystone Project.

Upon closing of the Merger and as a result of the transactions contemplated by the Merger Agreement, Dataram’s pre-Merger stockholders are anticipated to own between approximately 8.6% and 11.0% of the outstanding Common Stock on an “as converted” basis.

The Company’s Chief Executive Officer and Director, Mr. Edward Karr, also serves as a member of the Board of Directors of Dataram.

On November 28, 2016, the Company, Dataram Corporation, Dataram Acquisition Sub, Inc., and Copper King, LLC, a principal stockholder of the Company, amended and restated that certain merger agreement between the parties dated as of June 13, 2016 which was amended and restated on July 29, 2016 (the “Amended and Restated Merger Agreement”) and amended and restated on September 14, 2016 (the “Second Amended and Restated Merger Agreement”).

The parties agreed to execute the Third and Final Amended and Restated Merger Agreement in order to, among other things:

•	Increase the Merger Consideration for the Company’s holders of record, in the aggregate and on an “as converted” and fully diluted basis, to 48,616,089 shares of common stock and equivalents from 46,241,868 shares of common stock and equivalents. This includes:

o	Reducing the number of shares issuable to holders of the Company’s Series C Preferred Stock issued in connection with the Company’s holders private placement (the “Financing”) to 18,094,362 from 18,181,817;

o	Increasing the maximum number of warrants to purchase Dataram’s common stock issuable to the placement agent in the Financing to 1,809,436 five-year cashless warrants from 400,000 warrants;

o	Adding a provision to issue 925,833 five-year options which vest 1/24 each month over the 2 years from the original date of issue to the holders of options issued in connection with the closing of the Keystone Acquisition;

o	Eliminate a covenant that certain officers and directors of Dataram be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

o	Revise the maximum number of shares Dataram shall have outstanding at the closing of the merger, on a fully diluted basis, to 4,945,182 shares of common stock and equivalents.

U.S. GOLD CORP. AND SUBSIDIARY

FINANCIAL STATEMENTS

OCTOBER 31, 2016 AND 2015

Index to Unaudited Condensed Consolidated Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS AT OCTOBER 31, 2016 (UNAUDITED) AND APRIL 30, 2016	195

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2016 AND 2015	196

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED OCTOBER 31, 2016 AND 2015	197

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	198

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31	April 30,
	2016	2016
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$9,000,771	$305,661
Prepaid expenses	341,523	14,817

Total Current Assets	9,342,294	320,478

NON - CURRENT ASSETS:
Reclamation bond deposit	16,684	—
Mineral rights	4,120,623	3,091,738

Total Non - Current Assets	4,137,307	3,091,738

Total Assets	$13,479,601	$3,412,216

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$115,010	$93,242
Accounts payable and accrued liabilities - related party	2,431	42,466
Note payable - related party
Note payable - related party	—	285,000
Due to a related party	—	123,624

Total Liabilities	117,441	544,332

Commitments and Contingencies

STOCKHOLDERS' EQUITY :
Preferred stock, $0.0001 par value; 50,000,000 authorized
Convertible Series A Preferred stock ($0.0001 Par Value; 23,000 Shares Authorized;20,000 and no issued and outstanding as of October 31, 2016 and April 30, 2016)	2	2
Convertible Series B Preferred stock ($0.0001 Par Value; 600,000 Shares Authorized;562,349 and no issued and outstanding as of October 31, 2016 and April 30, 2016)	56	—
Convertible Series C Preferred stock ($0.0001 Par Value; 5,500,000 Shares Authorized;5,428,293 and no issued and outstanding as of October 31, 2016 and April 30, 2016)	543	—
Common stock ($0.0001 Par Value; 200,000,000 Shares Authorized;10,300,000 and 2,500,000 shares issued and outstanding as of October 31, 2016 and April 30, 2016)	1,030	250
Additional paid-in capital	15,818,643	3,289,228
Accumulated deficit	(2,458,114)	(421,596)

Total Stockholders' Equity	13,362,160	2,867,884

Total Liabilities and Stockholders' Equity	$13,479,601	$3,412,216

See accompanying notes to unaudited condensed consolidated financial statements.

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months	For the Three Months	For the Six Months	For the Six Months
	Ended	Ended	Ended	Ended
	October 31, 2016	October 31, 2015	October 31, 2016	October 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$—	$—	$—	$—

Operating expenses:
Compensation and related taxes	201,908	—	451,013	—
Exploration costs	125,492	—	236,738	—
Professional fees	302,125	—	1,180,214	—
General and administrative expenses	64,578	2,177	164,311	7,613

Total operating expenses	694,103	2,177	2,032,276	7,613

Loss from operations	(694,103)	(2,177)	(2,032,276)	(7,613)

Other expense:
Interest expense - related party	—	—	(4,242)	—

Total other expense	—	—	(4,242)	—

Loss before provision for income taxes	(694,103)	(2,177)	(2,036,518)	(7,613)

Provision for income taxes	—	—	—	—

Net loss	$(694,103)	$(2,177)	$(2,036,518)	$(7,613)

Net loss per common share, basic and diluted	$(0.07)	$(0.22)	$(0.22)	$(0.76)

Weighted average common shares outstanding - basic and diluted	10,300,000	10,000	9,265,489	10,000

See accompanying notes to unaudited condensed consolidated financial statements.

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months	For the Six Months
	Ended	Ended
	October 31, 2016	October 31, 2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,036,518)	$(7,613)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	837,500	—
Changes in operating assets and liabilities:
Prepaid expenses	(239,206)	(6,667)
Reclamation bond deposit	(16,684)	—
Accounts payable and accrued liabilities	21,768	—
Accounts payable and accrued liabilities - related parties	(40,035)	—

NET CASH USED IN OPERATING ACTIVITIES	(1,473,175)	(14,280)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral rights	(288,917)	—

NET CASH USED IN INVESTING ACTIVITIES	(288,917)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Stockholder's capital contribution	—	10,000
Repayments to related party for advances	(123,624)	—
Issuance of preferred stock, net of issuance cost	10,865,826	—
Proceeds from issuance of note payable - related party	(285,000)	—
Advances from a related party	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,457,202	10,000

NET INCREASE (DECREASE) IN CASH	8,695,110	(4,280)

CASH - beginning of period	305,661	42,225

CASH - end of period	$9,000,771	$37,945

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$4,242	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for the acquisition of mineral rights	$555,000	$—
Grant of stock options for the acquisition of mineral rights	$184,968	$—

See accompanying notes to unaudited condensed consolidated financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

U.S. Gold Corp. (the “Company”) was incorporated under the laws of the State of Nevada on February 14, 2014 under the name of CK Mining Corp. On March 8, 2016, the Company’s corporate name was changed to U.S. Gold Corp.

The Company is a gold and precious metals exploration company pursuing exploration and development opportunities primarily in Nevada and Wyoming. None of the Company’s properties contain proven and probable reserves, and all of the Company’s activities on all of its properties are exploratory in nature.

A wholly-owned subsidiary, U.S. Gold Acquisition, Inc., a Nevada corporation, was formed by the Company on April 22, 2016.

On May 31, 2016, the Board of Directors of the Company approved a forward stock split of the Company’s Common Stock at a ratio of 5-for-1 (the “Forward Stock Split”) including shares issuable upon conversion of the Company’s outstanding convertible securities. All share and per share values of the Company’s common stock for all periods presented in the accompanying financial statements are retroactively restated for the effect of the Forward Stock Split in accordance with Staff Accounting Bulletin 4C.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Going Concern

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information, which includes condensed consolidated financial statements and present the consolidated financial statements of the Company and its wholly-owned subsidiary as of October 31, 2016. All intercompany transactions and balances have been eliminated. The accounting policies and procedures used in the preparation of these unaudited condensed consolidated financial statements have been derived from the audited financial statements of the Company for the year ended April 30, 2016, which are contained elsewhere in the Form S-4 Registration Statement. The consolidated balance sheet as of April 30, 2016 was derived from those financial statements. It is management's opinion that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year ending April 30, 2017.

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of approximately $2.04 million and $1.5 million, respectively, for the six months ended October 31, 2016.  Additionally, the Company had an accumulated deficit of approximately $2.5 million at October 31, 2016. In addition, the Company will need to raise capital in order to execute its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. Uncertainty regarding these matters, raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

In preparing the unaudited condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to valuation of mineral rights, stock-based compensation, the fair value of common stock issued and the valuation of deferred tax assets and liabilities.

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. At October 31, 2016 and April 30, 2016, the Company did not have any cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At October 31, 2016 and April 30, 2016, the Company had bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied in accordance with accounting principles generally accepted in the United States of America that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, prepaid expenses, accounts payable and accrued liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Rights

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed.

ASC 930-805, “Extractive Activities-Mining: Business Combinations” (“ASC 930-805”), states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 930-805. ASC 930-805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, the direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims.

ASC 930-805 provides that in fair valuing mineral assets, an acquirer should take into account both:

•	The value beyond proven and probable reserves (“VBPP”) to the extent that a market participant would include VBPP in determining the fair value of the assets.

•	The effects of anticipated fluctuations in the future market price of minerals in a manner that is consistent with the expectations of market participants.

Share-Based Compensation

Share-based compensation is accounted for based on the requirements of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

Recent Accounting Pronouncements

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 — MINERAL RIGHTS

Copper King Project

The mineral properties consist of the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”) and certain unpatented mining claims in Meagher County Montana. On July 2, 2014, the Company entered into an Asset Purchase Agreement whereby the Company acquired certain mining leases and other mineral rights comprising the Copper King project and certain unpatented mining claims located in Montana. Pursuant to the Asset Purchase Agreement, the purchase price was (a) cash payment in the amount of $1.5 million and (b) closing shares calculated at 50% of the issued and outstanding shares of the Company’s common stock and valued at $1.5 million. The Company issued 5,000 shares of the Company’s common stock to the seller (see Note 5).

Keystone Project

The Company, through its wholly-owned subsidiary, U.S. Gold Acquisition, Inc., acquired the mining claims comprising the Keystone Project on May 27, 2016 from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (collectively the “Sellers”) under the terms of the Purchase and Sale Agreement (the “ Purchase and Sale Agreement). At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. The purchase price for the Keystone Property consisted of the following: (a) cash payment in the amount of $250,000, (b) the closing shares which is equivalent to 5,550,000 shares of the Company’s common stock and (c) an aggregate of 2,777,500 five-year options to purchase shares of the Company’s common stock at an exercise price of 0.30 per share.

The Company valued the common shares at the fair value of $555,000 or $0.10 per common share based on the contemporaneous sale of its preferred stock in a private placement at $0.10 per common share. The 2,777,500 options were valued at $184,968 (see Note 5). The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The options are non-forfeitable and are not subject to obligations or service requirements.

Accordingly, the Company recorded a total cost of the acquired mineral properties of $1,028,885 which includes the purchase price ($989,968) and related transaction cost ($38,917).

Some of the Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. In addition, under the terms of the Purchase and Sale Agreement, Nevada Gold retained additional NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. Under the terms of the Purchase and Sale Agreement, the Company may buy down one percent (1%) of the royalty from Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000. In addition, the Company may buy down an additional one percent (1%) of the royalty anytime through the eighth anniversary of the closing date for $5,000,000.

As of the date of these unaudited condensed consolidated financial statements, the Company has not established any proven or probable reserves on its mineral properties and has incurred only acquisition costs and exploration costs.

Mineral properties consisted of the following:

	October 31, 2016	April 30, 2016
Copper King project	$3,091,738	$3,091,738
Keystone project	1,028,885	—
Total	$4,120,623	$3,091,738

NOTE 4 — RELATED PARTY TRANSACTIONS

The principal stockholder of the Company, Copper King LLC, from time to time, provided advances to the Company for working capital purposes. These advances were non-interest bearing and due on demand. The Company paid back this related party advances in August 2016. At October 31, 2016 and April 30, 2016, the Company had a payable to the principal stockholder of the Company of $0 and $123,624, respectively.

On April 19, 2016, the Company issued a 5% Unsecured Promissory Note due July 1, 2016 to the principal stockholder of the Company, Copper King LLC in the amount of $285,000. This promissory note does not contain any conversion features. . In August 2016, the Company paid back the principal amount of the note together with the accrued interest for a total of $289,710. At October 31, 2016 and April 30, 2016, the outstanding principal amount of the note was $0 and $285,000, respectively.

Accounts payable to a related party as of October 31, 2016 was $2,431 and was reflected as accounts payable and accrued liabilities – related parties in the accompanying unaudited condensed balance sheets. The related party is a managing partner of Copper King LLC.

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized within the limitations and restrictions stated in the Amended and Restated Articles of Incorporation to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Company’s Board of Directors establish.

Series A Convertible Preferred Stock

On April 6, 2016, the Company designated 20,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $500 per share and an initial conversion price of $0.20 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series A Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. On June 21, 2016, the Board of Directors of the Company approved to lower the conversion price to $0.16666 and to increase the number of authorized shares to 23,000 Series A Preferred Stock. The Series A Preferred Stock does not contain any redemption provision. The Series A Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock, Series B Preferred Stock, and Series C Preferred Stock.

On April 8, 2016, the Company entered into a consulting agreement with a consultant who will serve as the exclusive placement agent in connection with the private placement sale of the Company’s common stock and warrants. The Company shall pay the consultant the following: (a) 10% of the gross proceeds raised from investors introduced by the consultant plus non-allocable expense reimbursement equal to 2% of the gross amount raised (b) Warrants equal to 10% of the securities sold in the private placement and (c) out-of-pocket expenses incurred in connection with this services. The consultant shall also provide financial advisory services for a term of six months.

On July 6, 2016, the Company issued 2,334 shares of Series A Preferred Stock (convertible into 7,000,000 common shares) to this Placement Agent for certain financial advisory services rendered during the three months ended July 31, 2016. Accordingly, the Company valued these common shares at the fair value of $700,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share and has recognized stock based consulting of $700,000 during the six months ended October 31, 2016.

NOTE 5 — STOCKHOLDERS’ EQUITY (continued)

Series B Convertible Preferred Stock

On May 26, 2016, the Company designated 600,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $1 per share and conversion price of $0.10 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series B Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series B Preferred Stock does not contain any redemption provision. The Series B Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock and Series C Preferred Stock, but not before payments in respect of the Company’s Series A Preferred Stock.

On May 27, 2016, the Company issued 560,015 shares of its Series B Convertible Preferred Stock, convertible into 5,600,150 shares of its common stock, for $560,015. The Company received net proceeds of $552,440 after legal fees and related private placement expenses.

Series C Convertible Preferred Stock

In July 2016, the Company designated 5,000,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $2.20 per share and conversion price of $0.22 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series C Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series C Preferred Stock does not contain any redemption provision. On October 5, 2016, the Board of Directors of the Company approved to increase the number of authorized shares to 5,500,000 shares of Series C Preferred Stock.

On July 29, 2016, the Company completed a private placement to several investors for the purchase of 2,156,688 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $4.06 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 10, 2016, the Company completed a private placement to several investors for the purchase of 1,993,851 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $3.84 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 31, 2016, the Company completed a private placement to several investors for the purchase of 849,445 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $1.63 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On October 6, 2016, the Company completed a private placement to several investors for the purchase of 428,309 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $824,000. The purchase price of one share of Series C Preferred Stock was $2.20.

In connection with these four private placements, certain Financial Industry Regulatory Authority (“FINRA”) broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $1,458,000. The Company also paid legal fees and related private placement expenses of approximately $171,000.

The Company is obligated to issue 5 year warrants to acquire an aggregate of 5,428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company.

NOTE 5 — STOCKHOLDERS’ EQUITY (continued)

Common Stock

Common Stock for Services

On May 18, 2016, the Company issued an aggregate of 750,000 shares of the Company’s common stock to the Chief Operating Officer and a director of the Company for services rendered to the Company. These shares vested immediately on the date of issuance. The Company valued these common shares at the fair value of $75,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $75,000 for the six months ended October 31, 2016.

On May 18, 2016, the Company issued 1,500,000 shares of the Company’s common stock to a consultant for services rendered to the Company. These shares vested immediately on the date of issuance. The Company valued these common shares at the fair value of $150,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $62,500 for the six months ended October 31, 2016 and prepaid expense of $87,500 as of October 31, 2016.

Stock Options

A summary of the Company’s outstanding stock options as of October 31, 2016 and changes during the period then ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at April 30, 2016	—	$—	—
Granted	2,777,500	0.30	5.0
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Balance at October 31, 2016	2,777,500	0.30	4.57

Options exercisable at end of period	578,646	$0.30
Options expected to vest	2,198,854	$0.30
Weighted average fair value of options granted during the period		$0.07

On May 27, 2016, in connection with the Purchase and Sale Agreement related to the acquisition of the Keystone Property, the Company granted to the Sellers an aggregate of 2,777,500 five-year option to purchase shares of the Company’s common stock at an exercise price of 0.30 per share. The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The 2,777,500 options were valued on the grant date at approximately $0.07 per option or a total of $184,968 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share (based on the sale of its preferred stock in a private placement at $0.10), volatility of 112% (based from volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 1.39%. The options are non-forfeitable and are not subject to obligations or service requirements. The fair value of the options was included in the acquisition cost of the Keystone Project (see Note 3).

NOTE 6 — NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, by the weighted average number of shares of Common Stock outstanding during the period. The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss. In periods where the Company has a net loss, all dilutive securities are excluded.

	October 31, 2016	October 31, 2015
Common stock equivalents:
Stock options	2,777,500	—
Stock warrants*	—	—
Convertible preferred stock	126,883,237	—
Total	129,660,737	—

*As of October 31, 2016, the Company is obligated to issue 5 year warrants to acquire an aggregate of 5,428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company in connection with the private placement sale of the Company’s Series C Preferred Stock. The Company intends to issue these warrants upon closing the Merger Agreement with Dataram (see Note 7).

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Mining Leases

The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases. These leases were assigned to the Company in July 2014 through the acquisition of the Copper King project.

The Company’s rights to the Copper King Project arise under two State of Wyoming mineral leases:

1) State of Wyoming Mining Lease No. 0-40828 consisting of 640 acres.

2) State of Wyoming Mining Lease No. 0-40858 consisting of 480 acres.

Lease 0-40828 was renewed in February 2013 for a second ten-year term and Lease 0-40858 was renewed for its second ten-year term in February 2014. Each lease requires an annual payment of $2.00 per acre. In connection with the Wyoming Mining Leases, the following production royalties must be paid to the State of Wyoming, although once the project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

The future minimum lease payments under these mining leases are as follows:

2017	$2,240
2018	2,240
2019	2,240
2020	2,240
2021	2,240
Thereafter	6,720
$17,920

NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

Executive Employment Agreements

On April 12, 2016, the Company entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board. Any bonus for a calendar year shall be subject to Mr. Karr’s continued employment with the Company through the end of the calendar year in which it is earned and shall be paid after the conclusion of the calendar year in accordance with the Company’s regular bonus payment policies in the year following the year with respect to which the bonus relates, and in any case not later than two and one half (2-1/2) months following the end of the year with respect to which a bonus is earned.

The Company’s Chief Operating Officer, Mr. David Rector, is employed under an Executive Employment Agreement dated Apri1 14, 2016. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term. Mr. Rector is to receive a base salary of $15,000 per month. The agreement calls for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the board of directors and to be paid in cash, stock, or a combination thereof in the discretion of the board.

On June 27, 2016, the Company entered into an employment agreement with its Chief Geologist, Mr. David Mathewson. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term by either party. Mr. Mathewson is to receive a base salary of $200,000 per year. The base salary shall be payable as follows: (a) 25% of the base salary shall be payable in equal monthly cash installments and (b) the remaining 75% of the base salary shall be payable in equal monthly installments in the form of common stock of the Company. Each installment of common stock shall be issued on the first business day of the months and shall be valued at the market price on the trading day immediately prior to the date of issuance. Market price is the closing bid price on the principal securities exchange or trading market. Mr. Mathewson shall be entitled to receive bonus to be paid in cash, stock, or a combination thereof and equity awards.

Operating Lease

The Company leases its corporate facility in Elko, Nevada under operating leases for a period of 12 months commencing in July 2016 and expiring in July 2017. The Company shall pay a monthly base rent of $1,000 plus a pro rata share of operating expenses. Rent expense amounted to $4,000 for the six months ended October 31, 2016.

Merger Agreement

On June 13, 2016, the Company and Dataram Corporation, a Nevada corporation ("Dataram") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Dataram’s wholly-owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), Upon closing of the transactions contemplated under the Merger Agreement (the "Merger"), the Company will merge with and into Acquisition Sub with the Company as the surviving corporation.

The closing of the Merger is subject to customary closing conditions, including, among other things:

•	the approval of Dataram’s shareholders holding a majority of the Dataram’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

•	the approval of the Dataram’s shareholders holding a majority of Dataram’s outstanding voting capital to increase the number of shares of authorized common stock;

•	the closing by the Company of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);

NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

•	the closing by the Company of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);

•	the receipt by Dataram of a fairness opinion with respect to the Merger and the Merger Consideration; and

•	the Dataram’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in Dataram, of certain pre-Merger Dataram assets or the proceeds therefrom, as, when and if Dataram’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of Dataram’s common stock, par value $0.001 per share (the “Common Stock”) or, at the election of the Company’s stockholder, shares of Dataram’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). On July 6, 2016, Dataram filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a reverse stock split of the Dataram’s issued and outstanding Common Stock per share on a one (1) for three (3) basis, effective on July 8, 2016 (the “Reverse Stock Split”).

The Merger Consideration shall be allocated as follows and is presented below in terms of Dataram’s Common Stock and reflects the effect of the 1 for 3 Reverse Stock Split in July 2016:

•	22,333,333 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series A Preferred Stock;

•	1,866,717 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series B Preferred Stock;

•	Up to 15,151,515 shares of Dataram’s Common Stock shall be issued to holders of the Company’s common stock issued in connection with the U.S. Gold Financing;

•	A minimum of 1,333,333 and a maximum of 2,333,333 shares of Dataram’s Common Stock and warrants to purchase up to 250,000 shares of Dataram’s Common Stock (or such lesser amount depending on the size of the U.S. Gold Financing) shall be issued to the placement agent in the U.S. Gold Financing;

•	1,850,000 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s common stock issued in connection with the closing of the acquisition of the Keystone Project;

•	1,583,333 shares of Dataram’s Common Stock shall be issued to certain holders of USG common stock; and

•	925,833 of Dataram’s options shall be issued to the holders of the Company’s outstanding stock options issued in connection with the closing of the acquisition of the Keystone Project.

Upon closing of the Merger and as a result of the transactions contemplated by the Merger Agreement, Dataram’s pre-Merger stockholders are anticipated to own between approximately 8.6% and 11.0% of the outstanding Common Stock on an “as converted” basis.

The Company’s Chief Executive Officer and Director, Mr. Edward Karr, also serves as a member of the Board of Directors of Dataram.

NOTE 8 — SUBSEQUENT EVENTS

On November 28, 2016, the Company, Dataram Corporation, Dataram Acquisition Sub, Inc., and Copper King, LLC, a principal stockholder of the Company, amended and restated that certain merger agreement between the parties dated as of June 13, 2016 which was amended and restated on July 29, 2016 (the “Amended and Restated Merger Agreement”) and amended and restated on September 14, 2016 (the “Second Amended and Restated Merger Agreement”).

The parties agreed to execute the Third and Final Amended and Restated Merger Agreement in order to, among other things:

•	Increase the Merger Consideration for the Company’s holders of record, in the aggregate and on an “as converted” and fully diluted basis, to 48,616,089 shares of common stock and equivalents from 46,241,868 shares of common stock and equivalents. This includes:

o	Reducing the number of shares issuable to holders of the Company’s Series C Preferred Stock issued in connection with the Company’s holders private placement (the “Financing”) to 18,094,362 from 18,181,817;

o	Increasing the maximum number of warrants to purchase Dataram’s common stock issuable to the placement agent in the Financing to 1,809,436 five-year cashless warrants from 400,000 warrants;

o	Adding a provision to issue 925,833 five-year options which vest 1/24 each month over the 2 years from the original date of issue to the holders of options issued in connection with the closing of the Keystone Acquisition;

o	Eliminate a covenant that certain officers and directors of Dataram be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

o	Revise the maximum number of shares Dataram shall have outstanding at the closing of the merger, on a fully diluted basis, to 4,945,182 shares of common stock and equivalents.

Annex A

Third Amended and Restated Agreement and Plan of Merger

THIRD

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

DATARAM CORPORATION,

DATARAM ACQUISITION SUB, INC.

U.S. GOLD CORP.

AND

COPPER KING LLC

Dated as of November 28, 2016

THIRD AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This Third Amended and Restated Agreement and Plan of Merger (this “Agreement”) is entered into as of November 28, 2016, by and among DATARAM CORPORATION, a Nevada corporation (“Parent”); DATARAM ACQUISITION SUB, INC., a Nevada corporation and wholly-owned subsidiary of the Parent (“Buyer”); U.S. GOLD CORP., a Nevada corporation (the “Company”); and Copper King LLC, a principal stockholder of the Company (the “Stockholder”). Parent, Buyer, Company and the Stockholder are each a “Party” and collectively, the “Parties” to this Agreement. This Agreement amends and restates the Agreement and Plan of Merger between the Parties dated as of June 13, 2016 (the “Original Agreement”) and amended and restated on July 29, 2016 (the “First Amended and Restated Agreement”) and September 14, 2016 (the “Second Amended and Restated Agreement”).

R E C I T A L S

WHEREAS, the Company is an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”);

WHEREAS, on May 25, 2016, the Company entered into a Purchase and Sale Agreement, as Amended and Restated agreement with Nevada Gold Ventures, LLC and Americas Gold Exploration, Inc. (the “Keystone Agreement”) pursuant to which the Company will acquire certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project” and, together with the Copper King Project, the “Properties”), subject to the satisfaction of certain closing conditions as set forth in the Keystone Agreement (the “Keystone Acquisition”);

WHEREAS, the Keystone Acquisition closed on June 8, 2016;

WHEREAS, the Properties contain probable reserves and all of the Company’s activities are exploratory in nature;

WHEREAS, the Stockholder owns 20,000 shares of the Company’s 0% Series A Convertible Preferred Stock which are convertible into Sixty Million (60,000,000) shares of the Company’s Common Stock;

WHEREAS, the Boards of Directors of each of the Parent, Buyer and the Company have each approved the acquisition of the Company by the Parent through the merger of the Company with and into the Buyer, with Company surviving such merger, upon the terms and subject to the conditions set forth in this Agreement, whereby all of the issued and outstanding shares of the capital stock and other securities of the Company will be converted into the right to receive the Merger Consideration (as defined herein);

WHEREAS, effective July 11, 2016, the Parent effected a reverse split of its issued and outstanding Common Stock on a three for one basis (the “Parent Reverse Stock Split”);

WHEREAS, the Parties amended and restated the Original Agreement on June 29, 2016 in order to:

(a)       update certain capitalization changes of the Parties;

(b)       update certain aspects of the Merger Consideration;

(c)       reflect the Parent Reverse Stock Split; and

WHEREAS, the Parties amended and restated the First Amended and Restated Agreement on September 14, 2016 in order to:

(a)	adjust the terms of the Escrow Agreement;
(b)	update certain aspects of Parent’s capitalization;
(c)	provide for the registration of certain of the Merger Consideration pursuant to a registration statement on Form S-4; and

WHEREAS, the Parties have agreed to amend and restate the Second Amended and Restated Agreement in order to:

(a)	Remove the requirement that the “Management Consideration” (as previously defined in the Second Amended and Restated Merger Agreement) be issued under an equity incentive plan of Parent;
(b)	Remove the covenant that Parent issue certain restricted stock grants at Closing;
(c)	Reflect the planned issuance of a one-time dividend for holders of Preferred Series D stock by the Parent;
(d)	Reflect the results of the US Gold private placement to include the issuance by US Gold of Preferred Series C shares for investors and issuance by US Gold of warrant shares for LaidLaw (placement agent);
(e)	Reflect the issuance by US Gold of stock options as part of US Gold’s acquisition of Keystone;
(f)	Reflect the issuance by US Gold of common stock for management compensation paid in equity;
(g)	Update certain aspects of Parent’s capitalization;
(h)	Update certain aspects of US Gold’s capitalization; and
(i)	Reflect other changes to the capital structure which reflect known and planned issuances for both the Parent and US Gold.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound the parties agree as follows:

ARTICLE I
DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided:

(a)       the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

(b)       all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

(c)       all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

(d)       pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

(e)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

As used in this Agreement and the schedules delivered pursuant to this Agreement, the following definitions shall apply:

“AAA Rules” has the meaning set forth in Section 9.17.

“Action” means any action, complaint, claim, charge, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any mediator, arbitrator or Governmental Entity.

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

“Agreement” means this Agreement and Plan of Merger, as amended or supplemented, together with all exhibits and schedules attached or incorporated by reference.

“Approval” means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

“Articles of Merger” has the meaning set forth in Section 2.2.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Certificates” has the meaning set forth in Section 2.7.

“Claim” has the meaning set forth in Section 8.3.

“Claim Notice” has the meaning set forth in Section 8.3.

“Closing” has the meaning set forth in Section 2.11.

“Closing Date” means the date of the Closing as set forth in Section 2.11.

“Common Consideration” has the meaning set forth in Section 2.5.

“Common Share” and “Common Shares” have the meanings set forth in Section 2.5.

“Common Stock” means the common stock, par value $0.001 per share, of the Parent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Conditions Precedent” has the meaning set forth in Section 6.5.

“Contract” means any agreement, contract, arrangement, bond, loan commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

“Effective Time” has the meaning set forth in Section 2.2.

“Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

“Environmental Law” shall mean any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, pathogens, odors, pollutants, or contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into air (whether indoors or out), water (whether surface or underground) or land (including any subsurface strata), or otherwise relating to their manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, the National Environmental Policy Act of 1969, and any state provision analogous to any of the foregoing.

“Escrow Agent” means a mutually agreed to third party that is in the business of providing the escrow services similar to the services required herein.

“Escrow Agreement” has the meaning set forth in Section 2.10.

“Escrow Period” has the meaning set forth in Section 2.10.

“Escrow Shares” has the meaning set forth in Section 2.10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“General Mining Law” means the General Mining Law of 1872, as amended.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Substance” means any material, substance, form of energy or pathogen which:

(a)       constitutes a “hazardous substance”, “toxic substance” or “pollutant”, “contaminant”, “hazardous material”, “hazardous chemical”, “regulated substance”, or “hazardous waste” (as such terms are defined by or pursuant to any Environmental Law); or

(b)       is otherwise regulated or controlled by, or gives rise to liability under, any environmental law.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

“Intellectual Property” means all of the following in any jurisdiction throughout the world:

(a)       all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

(b)       all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

(c)       all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

(d)       all mask works and all applications, registrations, and renewals in connection therewith;

(e)       all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

(f)       all computer software (including source code, object code, diagrams, data and related documentation);

(g)       all other proprietary rights;

(h)       all copies and tangible embodiments of the foregoing (in whatever form or medium);

(i)       licenses, immunities, covenants not to sue and the like relating to the foregoing; and

(j)       any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

“Knowledge” or “Known” shall mean the actual knowledge (without investigation) of the Stockholder, the Company, the Parent or the Buyer, as the case may be.

“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

“Loss” means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

“Material Adverse Effect” means, with respect to any Person:

(a)       a material adverse effect on the condition (financial or otherwise), business, prospects, assets, liabilities, or results of operations of such Person; or

(b)       a material adverse effect on the ability of such Person to consummate the transactions contemplated by this Agreement.

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 2.5.

“NRS” means the Nevada Revised Statutes.

“Non-Escrow Shares” has the meaning set forth in Section 2.10.

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Indemnified Party” has the meaning set forth in Section 8.1.

“Parent Indemnifying Party” has the meaning set forth in Section 8.2.

“Parent Shares” shall mean shares of Common Stock and all shares of Parent Series C Convertible Stock, par value $0.001 per share, delivered to the stockholders of the Company as part of the Merger Consideration.

“Parent Series C Certificate of Designation” has the meaning set forth in Section 2.5.

“Parent Series C Preferred Stock” means the 0% Series C Convertible Preferred Stock, par value $0.001 per share, of the Parent as shall be set forth in a certificate of designation filed by the Company with the Secretary of State of the State of Nevada on or prior to the Effective Date, substantially in the form of Exhibit A annexed hereto.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

“Pre-Closing Tax Returns” has the meaning set forth in Section 7.2.

“Preferred Consideration” has the meaning set forth in Section 2.5.

“Preferred Share” and “Preferred Shares” have the meanings set forth in in Section 2.5.

“Regulation D” has the meaning set forth in Section 3.6.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series A Preferred Stock” means the 0% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Series B Preferred Stock” means the 0% Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Series C Preferred Stock” means the 0% Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Share” and “Shares” has the meaning set forth in Section 2.5 and includes all options, warrants or other securities convertible into Shares.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Stockholder Indemnified Party” has the meaning set forth in Section 8.2.

“Stockholder Indemnifying Party” has the meaning set forth in Section 8.1.

“Straddle Period” has the meaning set forth in Section 7.3.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Tax” (and, with correlative meaning, “Taxes”) means:

(a)       any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, escheat, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

(b)       any liability of the Company for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax Indemnity Agreement.

“Tax Claim” has the meaning set forth in Section 7.6.

“Tax Indemnity Agreement” means any written or unwritten agreement or arrangement pursuant to which the Company may be required to indemnify or reimburse another party for any liability relating to Taxes.

“Tax Period” has the meaning set forth in Section 3.7

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Arrangement” means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company.

“Threshold” has the meaning set forth in Section 8.1(c).

ARTICLE II
THE MERGER

2.1       The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, including the satisfaction of the Conditions Precedent set forth in Section 6.5 herein, and in accordance with the Chapter 92A of the NRS, the Company shall be merged with and into Buyer (the “Merger”). Following the Merger:

(a)       The Company shall continue as the surviving entity (the “Surviving Entity”) and wholly owned subsidiary of Parent incorporated and domiciled in the State of Nevada; and

(b)       The separate corporate existence of the Buyer shall cease.

Parent, as the sole owner of Buyer, hereby approves the Merger and this Agreement.

2.2       Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Articles of Merger, substantially in the form of Exhibit B annexed hereto (the “Articles of Merger”) shall be duly executed and acknowledged by Buyer and the Company and thereafter delivered to the Secretary of State of Nevada for filing. The Merger shall become effective at such time as a properly executed copy of the Articles of Merger are duly filed with the Secretary of State of Nevada, or such later time as Parent and the Stockholder may agree upon and as set forth in the Articles of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

2.3       Effects of the Merger. The Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Entity, and all debts, liabilities and obligations of the Company and Buyer shall become the debts, liabilities and obligations of the Surviving Entity. At the Effective Time, the Surviving Entity shall be incorporated and domiciled in the State of Nevada. The parties agree to cooperate and deliver any further documentation and information as may be required by the Secretary of State of the State of Nevada to cause the Surviving Entity to be domiciled in the State of Nevada at the Effective Time or as soon as thereafter practicable.

2.4       Articles of Incorporation, Bylaws and Directors and Officers. The articles of incorporation of the Buyer shall, without further action, be terminated, and the articles of incorporation and bylaws of the Company in effect at the Effective Time shall be the articles of incorporation and bylaws of the Surviving Entity until amended in accordance with applicable Law. The officers and directors of the Company and the Buyer in office immediately prior to the Effective Time shall be the officers and directors of the Surviving Entity effective as of the Effective Time, as set forth on Schedule 2.4 hereto.

2.5       Conversion of Shares. At the Effective Time, by virtue of the Merger (and without any action on the part of Buyer or the Company) the shares of common stock, par value $0.0001 per share of the Company (each, a “Common Share” and, collectively, the “Common Shares”) and the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company (each a “Preferred Share” and, collectively, the “Preferred Shares” and, together with the Common Shares, the “Shares”) issued and outstanding immediately prior to the Effective Time shall, collectively, be converted into the right to receive the Common Consideration, or, at the election of any holder of Shares, the Preferred Consideration. The “Common Consideration” is the aggregate consideration consisting of shares of Common Stock. The “Preferred Consideration” is the aggregate consideration consisting of Parent Series C Preferred Stock, the terms of which are set forth in a certificate of designation to be filed by the Parent with the Secretary of State of the State of Nevada substantially in the form of Exhibit A, annexed hereto (the “Parent Series C Certificate of Designation”). The Preferred Consideration, together with the Common Consideration, shall hereinafter be referred to as the “Merger Consideration”). The Merger Consideration shall be allocated as follows and is being presented in terms of Common Stock on an “as converted” basis but may be issued in the form of Parent Series C Preferred Stock pursuant to this Section 2.5:

(a)       One Million Five Hundred Eighty Three Thousand and Three Hundred Thirty Three (1,583,333) shares of Common Stock shall be issued to those holders of Common Shares set forth on Schedule 2.5(a) hereof, subject to the execution and delivery by such holder of a two year lockup agreement, the form of which is attached hereto as Exhibit C (the “Two Year Lockup Agreement”);

(b)       One Hundred Fifty One Thousand Five Hundred Fifteen (151,515) shares of Common Stock shall be issued holders of Common Shares issued to a certain member of USG management set forth on Schedule 2.5(b) hereof, pursuant to an employment agreement as compensation for services performed between June 1, 2016 and January 31, 2017, subject to the execution and delivery by such holder of a one year lockup agreement (“One Year Lockup Agreement”);

(c)       Twenty Two Million Three Hundred and Eighty Four Thousand and Ninety Three (22,334,893) shares of Common Stock shall be issued to the holders of Series A Preferred Stock;

(d)       One Million Eight Hundred Sixty Six Thousand Seven Hundred and Seventeen (1,866,717) shares of Common Stock shall be issued to the holders of Series B Preferred Stock the receipt of which shall be conditioned on the receipt of a one year lockup agreement (the “One Year Lockup Agreement”) from each holder of Series B Preferred Stock, the form of which is attached hereto as Exhibit D;

(e)       Eighteen Million Ninety Four Thousand Three Hundred and Sixty Two (18,094,362) shares of Common Stock shall be issued to holders (the “Company Laidlaw Investors”) of Series C Preferred Stock issued in connection with the Company’s private placement of Eleven Million Nine Hundred Forty Two Thousand Two Hundred Seventy Nine ($11,942,279) Dollars (inclusive of Laidlaw’s over-allotment option) of the Company’s securities (the “Company Financing”) pursuant to which Laidlaw & Company (UK), Ltd. (“Laidlaw”) served as placement agent, based on a 3:1 ratio with each three Common Shares underlying such shares of Series C Preferred Stock of the Company held by a Company Laidlaw Investor entitled to receive one share of Common Stock;

(f)       One Million Eight Hundred and Nine Thousand Four Hundred and Thirty Six (1,809,436) Five-year cashless warrants with an exercise price of $0.66 per share, which are immediately exercisable (“Laidlaw Warrants”) to be issued by the Parent in assumption of the obligations of the Company to issue warrants to Laidlaw in connection with services performed by Laidlaw for the Company’s private placement, to purchase shares of Common Stock;

(g)       One Million Eight Hundred and Fifty Thousand (1,850,000) shares of Common Stock shall be issued to the holders of Common Shares of the Company issued in connection with the closing of the Keystone Acquisition (each, a “Keystone Holder”), set forth on Schedule 2.5(g) hereof, the receipt of which shall be conditioned on the receipt of a Two Year Lockup Agreement (the “Two Year Lockup Agreement”) from each Keystone Holder, the form of which is attached hereto as Exhibit C; and

(h)       Nine Hundred Twenty Five Thousand Eight Hundred Thirty Three (925,833) Five-year options with an exercise price of $0.90 per share, which vest 1/24 each month over the 2 years from the original date of issue, shall be issued to holders of options issued in connection with the closing of the Keystone Acquisition (each, a “Keystone Options”), set forth on Schedule 2.5(h) below, to purchase shares of Common Stock.

The Merger Consideration for holders of record, in the aggregate and on an “as converted” and fully diluted basis, shall not exceed Forty Eight Million Six Hundred Sixteen Thousand Eighty Nine (48,616,089) shares of Common Stock and equivalents, to include the Laidlaw Warrants to purchase up to One Million Eight Hundred and Nine Thousand Four Hundred Thirty Six (1,809,436) shares of Common Stock and Keystone Options to purchase up to Nine Hundred Twenty Five Thousand Eight Hundred Thirty Three (925,833) shares of Common Stock.

2.6       Intentionally Omitted.

2.7       Exchange of Shares for Merger Consideration. At the Effective Time, the Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such Shares (the “Certificates”) shall thereafter represent the right to receive only the Merger Consideration.

2.8       Buyer Common Stock. Each share of Buyer common stock, par value $0.001 per share, held by Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent, be converted into the right to receive one (1) share of common stock of the Surviving Entity.

2.9       Delivery of Certificates.

(a)       Delivery. At the Closing, the Parent shall deliver the Merger Consideration pursuant to Section 2.5. Upon delivery of the Merger Consideration, any certificates or book entry records of the Shares shall forthwith be cancelled.

(b)       No Further Transfers. The Merger Consideration paid upon the cancellation of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Entity of the Shares that were outstanding immediately prior to the Effective Time.

(c)       Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

2.10       Escrow. At the Effective Time, in accordance with the terms of an escrow agreement (the “Escrow Agreement”), substantially in the form of Exhibit E annexed hereto, Parent shall deliver:

(a)       to the Escrow Agent, ten percent (10%) of the Stockholder Merger Consideration, which shall be deposited into escrow from the Merger Consideration issuable to the Stockholder in shares of Parent Series C Preferred Stock (the “Escrow Shares”); and

(b)       to the stockholders of the Company, the remaining Merger Consideration (the “Non-Escrow Shares”).

The Escrow Shares shall be available to secure any claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of the Stockholder and the Company pursuant to this Agreement during the escrow period (“Escrow Period”) of twelve (12) months following the Closing Date as well as against the failure by the Company to deliver, during the Escrow Period a new preliminary economic report of the Copper King Project (the “New Report”) in which case the Escrow Shares shall serve to reimburse the Parent, by the forfeiture of such shares, in accordance with the valuation of such Escrow Shares set forth in the Escrow Agreement in such aggregate amount as shall be determined by the parties. In no event shall the indemnification obligations of the Stockholder under this Agreement exceed the Escrow Shares. The Escrow Shares shall not be available for sale, transfer or other disposition by the Stockholder during the Escrow Period.

2.11       The Closing. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Sichenzia Ross Friedman Ference Kesner LLP, at such other place or at such other time or on such other date as the Stockholder, the Company, Buyer and Parent may mutually agree upon in writing, provided that all conditions to closing have been satisfied and closing deliveries required of the parties in this Article II have been delivered (the day on which the Closing takes place being the “Closing Date”). The Closing may, with the consent of all parties, take place by delivering an exchange of documents by facsimile transmission or electronic mail with originals to follow by overnight mail service courier.

2.12       Closing Deliveries by the Stockholder and the Company. At the Closing, against delivery of, among other things, the Merger Consideration, the Stockholder shall deliver or cause to be delivered to Parent:

(a)       The Certificates, if such Shares were issued in certificated form, in accordance with Section 2.9;

(b)       Accredited Investor Questionnaires from all holders of Shares;

(c)       All minute books, seals and other records of the Company provided that such minute books, seals and other records shall not be required to be received by Parent prior to the Closing;

(d)       Certificates of the Secretary of State and the taxing authorities of the State of Nevada and the State of Wyoming dated not more than five (5) business days prior to the Closing Date, attesting to the incorporation and foreign qualification, respectively, and good standing of the Company as a corporation in its jurisdiction of incorporation and foreign corporation qualified to do business, and to the payment of all state taxes due and owing thereby;

(e)       Copies, certified by the Secretary of State of Nevada, of the Articles of Incorporation of the Company, and all amendments thereto;

(f)       Copies, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date, of the bylaws of the Company, and all amendments thereto;

(g)       A copy, certified as of the Closing Date by the Secretary or Assistant Secretary of Company, of the resolutions of the Board of Directors of the Company authorizing the Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

(h)       The Escrow Agreement, duly executed by the Company and the Stockholder;

(i)       The Articles of Merger duly executed by the Company; and

2.13       Closing Deliveries by Parent and Buyer. At the Closing, against delivery of, among other things, the Certificates, Buyer and Parent shall deliver to the applicable holder of Shares:

(a)       The Non-Escrow Shares;

(b)       Certificates of the Secretary of State and the taxing authorities of the State of Nevada dated not more than five (5) business days prior to the Closing Date, attesting to the incorporation and good standing of Parent as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

(c)       Copies, certified by the Secretary of State of Nevada of the Articles of Incorporation of the Parent, and all amendments thereto;

(d)       A copy, certified as of the Closing Date by the Secretary or Assistant Secretary of Parent, of the bylaws of Parent and all amendments thereto and resolutions of the Board of Directors of Parent authorizing Parent’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

(e)       Certificates of the Secretary of State and the taxing authorities of the State of Nevada dated not more than five (5) business days prior to the Closing Date, attesting to the incorporation and good standing of Buyer as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

(f)       Copies, certified by the Secretary of State of Nevada of the Articles of Incorporation of Buyer, and all amendments thereto;

(g)       Copy, certified as of the Closing Date by the Secretary or Assistant Secretary of Buyer, of the bylaws of Buyer and all amendments thereto and resolutions of the Board of Directors of Buyer authorizing Buyer’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

(h)       The Escrow Agreement, duly executed by the Parent and Buyer, as applicable;

(i)       The Articles of Merger duly executed by the Parent and Buyer, as applicable;

(j)       All approvals required for issuance of the Merger Consideration shall have been obtained including approval of the Parent’s stockholders of this Agreement, the consummation of the Merger and the issuance of the Merger Consideration pursuant to NASDAQ Listing Rule 5635 and the approval of the Listing of the Additional Shares Application by The NASDAQ Stock Market relating to the listing and issuance of the Common Consideration and the shares of Common Stock issuable upon conversion of the Preferred Consideration (the “Stockholder and NASDAQ Approvals”); and

(k)       Evidence of the resignation of two members from the Board of Directors of the Parent to be determined by the Parent, the Company and the Stockholder and the evidence of appointment of three (3) designees (“Designees”) of the Company to the Board of Directors of the Parent, to be effective on the eleventh day following the date on which the Parent meets its information obligations under the Exchange Act, including the filing and mailing of a Schedule 14f-1 related to the foregoing (the “Schedule 14f-1”). The Designees will meet the definition of “independent director” in the listing requirements for NASDAQ Stock Market LLC (or for any other exchange or trading system on which the Company’s securities are subsequently listed), any other requirements of applicable laws and regulations, and any additional director independence standards adopted by the Parent.

(l)       Evidence that during the past ten years, none of the current or proposed directors, executive officers, promoters, control persons, or nominees of the Parent, Buyer, or Company, has been:

(i)       the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(ii)       convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)       subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(iv)       found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

(v)       the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(A)       any Federal or State securities or commodities law or regulation;

(B)       any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(C)       any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(vi)       the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
AND THE COMPANY

The Stockholder and the Company hereby each represent and warrant as of the Closing Date to Buyer and Parent as follows:

3.1       Organization and Qualification of the Company.

(a)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)       The Company has all necessary corporate power and authority over the assets now owned by it. The Company is licensed or qualified to do business in the State of Wyoming. The Stockholder has delivered to Buyer complete and correct copies of the charter and bylaws of the Company as in effect as of the Closing Date.

3.2       Capitalization.

(a)       The authorized capital stock of the Company consists of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of the date hereof, after giving effect to the Merger and the consummation of the transactions contemplated hereby, the capitalization of the Company will be as set forth on Schedule 3.2 hereof.

(b)       Except as set forth in Section 3.2(a), there are no shares of capital stock of the Company issued and outstanding. All of the outstanding shares of Common Stock and all of the outstanding shares of Company’s preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock or Company preferred stock were issued in violation of any preemptive rights or are subject to any preemptive rights of any Person. All of the Shares have been issued and granted in all material respects in compliance with applicable securities Laws and other requirements of Law. No legend or other reference to any Encumbrance appears upon any certificate representing the Shares, except for customary legends with respect to transfer restrictions for restricted securities under federal and state securities Laws. The holders of all capital stock of the Company are set forth on Section 3.2(a).

(c)       Except as set forth in Section 3.2(a), there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the stockholders of the Company or the Company or any contracts or commitments providing for the issuance of, or the granting of rights to acquire:

(i)       any capital stock or other ownership interests of the Company, including, but not limited to the Company Shares; or

(ii)       any securities convertible into or exchangeable for any such capital stock or other ownership interests.

There are no outstanding contractual obligations or plans of any of the stockholders of the Company or the Company to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Company, including, but not limited to the Shares. The Company neither owns nor has any contract, agreement or understanding to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no outstanding bonds, debentures, notes, or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the holders of the shares of the Company common stock may vote.

3.3       Stock Ownership by Stockholder. The Stockholder has good title to, and is the sole record and beneficial owners of, 20,000 shares of Series A Preferred Stock and the shares of Series A Preferred Stock owned by the Stockholder are free and clear of any and all Encumbrances. The Stockholder is not a party to any voting trusts, stockholders agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Series A Preferred Stock owned by the Stockholder other than such which will terminate upon the consummation of the transactions contemplated by this Agreement.

3.4       Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Stockholder and the Company and the consummation by the Stockholder and the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Stockholder and the Company, respectively. This Agreement has been duly executed and delivered by the Stockholder and the Company, and assuming due authorization, execution and delivery by Buyer and Parent, this Agreement constitutes a valid and binding obligation of the Stockholder and the Company enforceable against the Stockholder and the Company in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws, or by equitable principles relating to the rights of creditors generally.

3.5       No Conflict; Governmental Consents. The execution, delivery and performance of this Agreement by the Stockholder and the Company do not and will not:

(a)       violate, conflict with or result in the breach of any provision of the charter, articles of organization, bylaws or operating agreement of the Company or the Stockholder, as applicable;

(b)       conflict with or violate in any material respect any Law or Order applicable to the Stockholder or, to the Knowledge of the Stockholder, the Company; or

(c)       conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the shares of Series A Preferred Stock owned by the Stockholder or on any of the other assets or properties of the Stockholder pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other Contract to which the Stockholder is a party or by which any of the shares of Series A Preferred Stock owned by the Stockholder or any of such other assets or properties is bound or affected, except as would not reasonably be expected to result in a Material Adverse Effect on the Stockholder.

The execution, delivery and performance of this Agreement by the Stockholder and, to the Knowledge of the Stockholder, the Company, do not and will not require any Approval or Order of any Governmental Entity.

3.6       Additional Stockholder Representations.

(a)       The Stockholder represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act and that the Stockholder is able to bear the economic risk of an investment in the Parent Shares. The Stockholder hereby acknowledges and represents that:

(i)       such Stockholder has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Stockholder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Parent to the Stockholder to evaluate the merits and risks of such an investment on the Stockholder’s behalf;

(ii)       the Stockholder recognizes the highly speculative nature of this investment; and

(iii)       the Stockholder is able to bear the economic risk that the Stockholder hereby assumes.

(b)       The Stockholder understands that the Parent Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon such Stockholder’s investment intention. In connection with the foregoing, the Stockholder hereby represents that the Stockholder is purchasing the Parent Shares for the Stockholder’s own account for investment and not with a view toward the resale or distribution to others. The Stockholder, if an entity, further represents that it was not formed for the purpose of purchasing the Parent Shares. The Stockholder understands and hereby acknowledges that the Company is under no obligation to register any of the Parent Shares under the Securities Act or any state securities or “blue sky” laws.

(c)       The Stockholder and the Company on behalf of each other stockholder of the Company, consents to the placement of a legend on any certificate or other document evidencing the Parent Shares that such Parent Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Stockholder and the Company are aware that the Parent will make a notation in its appropriate records with respect to the restrictions on the transferability of such Parent Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

“[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES

3.7       Taxes. During the period beginning on the date of inception through and including the Closing Date (such period, the “Tax Period”):

(a)       All Tax Returns required to be filed by or with respect to the Company in respect of the Tax Period have been timely filed, and, to the Knowledge of the Stockholder, all such Tax Returns are complete and correct in all material respects. The Company has paid (or there has been paid on its behalf) all Taxes, whether shown on any Tax Returns, that are due from or with respect to it for the periods covered by such Tax Returns and have made all required estimated payments of Tax sufficient to avoid any penalties for underpayment.

(b)       To the Knowledge of the Stockholder, no claim has been made, in respect to the Tax Period, by an authority in a jurisdiction where the Company does not file a Tax Return that the Company may be subject to taxation in that jurisdiction and no basis exists for any such claim. There is no proposed assessment and no audit, examination, suit, investigation or similar proceeding pending or to the Knowledge of the Stockholder, proposed or threatened with respect to Taxes of the Company for the Tax Period and, to the Knowledge of the Stockholder, no basis exists therefore.

3.8       Litigation; Compliance with Laws.

(a)       To the Knowledge of the Stockholder, there is no Action pending or threatened against or affecting any of the Company or its respective assets.

(b)       Neither the Stockholder nor the Company are:

(i)       in violation of any applicable Law; or

(ii)       subject to or in default with respect to any Order to which any of them, or any of their respective properties or assets (owned or used), is subject.

To the Knowledge of the Stockholder, the Company, since inception, has been in compliance with each Law that is or was applicable to it or use of any of its assets, except as would not reasonably be expected to result in a Material Adverse Effect on the Company.

(c)       Neither the Stockholder nor, to the Knowledge of the Stockholder, the Company, has received either in its own capacity or as a representative of the Company, since inception, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding:

(i)       any actual, alleged, possible, or potential violation of, or failure to comply with, any Law; or

(ii)       any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except as would not reasonably be expected to result in a Material Adverse Effect on the Company.

3.9       No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Stockholder, the Company, or any of their respective Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or such transactions.

3.10       Mining Law Compliance. To the Knowledge of the Stockholder, the Company (and its subsidiaries) is compliant with applicable state and federal mining statutes, including the General Mining Law of 1872, as amended, the Nevada Revised Statutes and the Wyoming Statutes. The Company represents and warrants that:

(a)       the unpatented mining claims which are a part of the Properties have been located and appropriate record made thereof in compliance with the laws of the United States and the laws of the State of Nevada;

(b)       the claim maintenance fees have been paid for the year beginning on September 1 prior to the effective date of this Agreement and appropriate record made thereof;

(c)       there is no claim of adverse mineral rights affecting the Properties;

(d)       subject to the paramount interest of the United States, the Company controls the full undivided possessory title to the unpatented mining claims which are a part of the Properties; and

(e)       the Company’s possessory right to the unpatented mining claims which are a part of the Properties is free and clear of all liens and encumbrances.

3.11       Intellectual Property Rights. To the Knowledge of the Stockholder, the Company does not own or have the rights to any Intellectual Property.

3.12       Environmental Matters.

(a)       To the Company’s Knowledge, the Company is operating the Properties in material compliance with all applicable Environmental Laws;

(b)       The Company has not, and, to Company’s Knowledge, no other person has, used, stored, disposed of, released or managed (whether by act or omission) any Hazardous Substances in a manner that could reasonably be expected to result in the owner or operator of the Properties incurring any material liability or expense;

(c)       The Company has not received any written notice from any governmental body that the Company is in violation of any Environmental Law in connection with its operation of the Properties; and

(d)       The Company is not subject to any pending or, to the Company’s Knowledge, threatened Action in connection with the Properties involving a demand for damages, injunctive relief, penalties or other potential liability with respect to a violation of any Environmental Law or release of any Hazardous Substance.

3.13       Mine Safety Disclosures. The Company represents and warrants that it has not received any citations, orders, or notices from the Mine Safety and Health Administration or the Federal Mine Safety and Health Review Commission which would, if the Company were a publicly reporting corporation, require disclosure under Item 104 of Regulation S-K.

3.14       Indebtedness and Other Contracts. Except as set forth on Schedule 3.14 annexed hereto, neither the Company nor any of its subsidiaries:

(a)       has any outstanding Indebtedness (as defined below);

(b)       is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect;

(c)       is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect; or

(d)       is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

For purposes of this Agreement:

(a)       “Indebtedness” of any Person means, without duplication:

(i)       all indebtedness for borrowed money;

(ii)       all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business);

(iii)       all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

(iv)       all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(v)       all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

(vi)       all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease;

(vii)       all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

(viii)       all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(b)       “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.15       Disclosure. To the Knowledge of the Stockholder all factual information (taken as a whole) heretofore or contemporaneously requested by Parent or Buyer (or their financial advisor) and furnished to Parent or Buyer by or on behalf of Stockholder and the Company or their representatives for purposes of or in connection with this Agreement or the transactions contemplated herein was materially true and accurate on the date as of which such information is dated and the Stockholder does not believe such factual information is materially incomplete in any respect. By way of example, and not as a limitation, Stockholder has no reason to believe the information contained in the preliminary economic report on the Copper King Project dated August 24, 2012 and undertaken by Mine Development Associates is not true and correct in all material respects as of the original date of issuance of such report.

3.16       Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company or the Stockholder for inclusion or incorporation by reference in the S-4 (as defined herein) will at the time the S-4 becomes effective under the Securities Act:

(a)       contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

(b)       the proxy statement/prospectus to be sent to the stockholders of the Parent in connection with the meetings of the Parent’s stockholders (the “Parent’s Stockholder Meeting”) to consider the adoption of this Agreement (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) shall not, on the date the Proxy Statement/Prospectus is first mailed to the Parent’s stockholders, at the time of the Parent’s Stockholder Meeting and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent’s Stockholder Meeting which has become false or misleading.

The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Closing Date, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent.

ARTICLE IV
INTENTIONALLY OMITTED

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Buyer jointly and severally represent and warrant to the Company and the Stockholder as of the Closing Date and agree as follows:

5.1       Organization and Authority of Parent and Buyer.

(a)       Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the execution, delivery and performance of this Agreement by the Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent. The Parent Shares to be issued to the stockholders of the Company as part of the Merger Consideration have been duly authorized by all necessary corporate action on the part of Parent and, upon receipt of the Shares from the stockholders of the Company, if such Shares are certificated, at the Effective Time, will be validly issued, fully paid and non-assessable. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by the Stockholder, the Company and Buyer, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

(b)       Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the execution, delivery and performance of this Agreement by the Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and assuming due authorization, execution and delivery by the Stockholder, the Company and the Parent, this Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

(c)       Buyer does not own, operate or lease any properties and was created solely for purposes of the transactions contemplated by this Agreement. The Buyer has delivered to the Stockholder and the Company complete and correct copies of the charter and bylaws of the Buyer as in effect as of the Closing Date.

(d)       The Parent has good title to, and is the sole record and beneficial owner of, 100% of the issued and outstanding shares of the Buyer and such shares are free and clear of any and all Encumbrances. The Parent is not a party to any voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of the Buyer owned by the Parent other than such which will terminate upon the consummation of the transactions contemplated by this Agreement.

5.2       Capitalization.

(a)       The authorized capital stock of the Parent consists of 54,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, after giving effect to the Merger and the consummation of the transactions contemplated hereby, the capitalization of the Parent will be as set forth on Schedule 5.2 hereof. All of the outstanding shares of Common Stock and all of the outstanding shares of Parent’s preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock or Parent preferred stock were issued in violation of any preemptive rights or is subject to any preemptive rights of any Person. No legend or other reference to any Encumbrance will appear upon any certificate representing the Merger Consideration, except for customary legends with respect to transfer restrictions for restricted securities under federal and state securities Law.

(b)       Except as set forth in the Parent’s filings with the SEC, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Parent, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire:

(i)       any capital stock or other ownership interests of the Parent, including, but not limited to the Parent Shares; or

(ii)       any securities convertible into or exchangeable for any such capital stock or other ownership interests.

Except as set forth in the Parent’s filings with the SEC, there are no outstanding contractual obligations or plans of the Parent to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Parent. There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Parent common stock may vote.

(c)       The authorized capital stock of the Buyer consists of Three Thousand (3,000) shares of common stock and no shares of preferred stock. As of the date hereof, there are One Thousand (1,000) shares of common stock outstanding, 100% of which are held by the Parent. All of the shares of Buyer common stock, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Buyer’s common stock, were issued in violation of any preemptive rights or is subject to any preemptive rights of any Person.

(d)       There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Buyer, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire:

(i)       any capital stock or other ownership interests of the Buyer, including, but not limited to the Buyer shares; or

(ii)       any securities convertible into or exchangeable for any such capital stock or other ownership interests.

There are no outstanding contractual obligations or plans of the Buyer to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Buyer. There are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Buyer common stock may vote.

5.3       Litigation; Compliance with Laws.

(a)       To the Knowledge of the Buyer, there is no Action pending or threatened against or affecting the Buyer or any of its assets.

(b)       Except as set forth in the Parent’s filings with the SEC, to its Knowledge, neither the Parent nor the Buyer is in violation of any applicable Law or, to the Knowledge of the Parent or the Buyer, subject to or in default with respect to any Order to which it, or its properties or assets (owned or used), is subject except as would not reasonably be expected to result in a Material Adverse Effect on the Parent or Buyer, as the case may be. To the Knowledge of the Buyer, at all times since inception, Buyer has been in compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except as would not reasonably be expected to result in a Material Adverse Effect on the Buyer.

(c)       To the Knowledge of the Parent and except as may be set forth in the Parent’s filings with the SEC, there is no Action pending or threatened against or affecting the Parent or any of its assets.

5.4     No Conflict; Governmental Consents(a)     .

(a)       The execution, delivery and performance of this Agreement by the Parent and Buyer do not and will not:

(i)       violate, conflict with or result in the breach of any provision of the charter or by-laws of the Parent or Buyer;

(ii)       conflict with or violate in any material respect any Law or Order applicable to any of the Parent or Buyer; or

(iii)       conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Parent or Buyer pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other Contract to which the Parent or Buyer is a party or by which any of its assets or properties is bound or affected, except as would not reasonably be expected to result in a Material Adverse Effect on the Parent or Buyer.

(b)       Except for the (i) listing of the Common Consideration and the shares of Common Stock issuable upon conversion of the Preferred Consideration with The NASDAQ Capital Market, if required (which includes Stockholder and NASDAQ Approvals), and (ii) filing and effectiveness of a Form S-4 Registration Statement (the “S-4”) with the SEC in accordance with the Securities Act, the execution, delivery and performance of this Agreement by the Parent does not and will not require any Approval or Order of any Governmental Entity.

5.5       SEC Reporting. Parent has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC pursuant to the Exchange Act or other applicable United States federal securities Laws. None of the Parent’s subsidiaries is required to file periodic reports with the SEC. To the Parent’s Knowledge, no investigation by the SEC with respect to the Parent or any of its subsidiaries is pending or threatened.

5.6       Officer and Directors. To the Parent’s Knowledge, none of the officers or directors of Parent or any of its subsidiaries:

(i)       has been convicted of any felony or misdemeanor or named as a subject of a criminal proceeding within the past ten (10) years (excluding traffic violations and other minor offenses but including in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser);

(ii)       is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within the past five (5) years, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;

(iii)       is subject to an order of the SEC entered pursuant to Sections 15(b), 15B(a), or 15B(c) of the Exchange Act, or Section 203(e) or (f) of the Investment Advisers Act of 1940;

(iv)       is suspended or expelled from membership in, or suspended or barred from association with a member of, a national securities exchange registered under Section 6 of the Exchange Act or a national securities association registered under Section 15A of the Exchange Act for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

(v)       is subject to a United States Postal Service false representation order entered under 39 U.S.C. Section 3005 within the past five (5) years or is subject to a restraining order or preliminary injunction entered under 39 U.S.C. Section 3007 with respect to conduct alleged to have violated 39 U.S.C. Section 3005.

5.7       No Brokers or Finders. Except as set forth on Schedule 5.7, no agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any of the Parent, the Buyer, or any of their respective Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or such transactions.

5.8       Disclosure. To the Knowledge of the Parent and the Buyer all factual information (taken as a whole) heretofore or contemporaneously requested by Stockholder or the Company and furnished to the Stockholder or the Company by or on behalf of the Parent or the Buyer or its representatives for purposes of or in connection with this Agreement or the transactions contemplated herein was materially true and accurate on the date as of which such information is dated and neither the Parent nor the Buyer believes such factual information is materially incomplete in any respect.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1       Assumption of Risk by Parent and Buyer; No Reliance.

(a)       Each of Parent and Buyer, on behalf of themselves and their respective officers, directors, stockholders and affiliates hereby acknowledge and agree that:

(i)       it has had sufficient opportunity to conduct and has conducted a thorough due diligence investigation of the Company and the Properties prior to the date hereof;

(ii)       the representations and warranties set forth in Article III are, subject to the limited recourse set forth in Articles VII and VIII, for informational purposes only, and, except as set forth in Articles VII and VIII, shall not give rise to any Claim in any manner (including, without limitation, breach of contract); and

(iii)       it is sophisticated in business transactions of the nature contemplated by this Agreement and understands the risks of engaging in a such a transaction with limited representations and warranties made by the Stockholder and limited recourse for breach thereof.

(b)        Each of Parent and Buyer, on behalf of themselves and their respective officers, directors, stockholders and affiliates, hereby acknowledge and agree that:

(i)       neither the Company nor the Stockholder or their respective Affiliates or representatives has made or makes any representation or warranty, express or implied, relating to the Company or the Properties or assets or otherwise except for those representations and warranties expressly set forth in Article III; and

(ii)       no Person has been authorized by the Stockholder to make any representation or warranty relating to the Company or its assets or otherwise in connection with the Merger, and if made, such statement must not be relied upon as having been authorized by the Company or the Stockholder.

6.2       Notices and Consents. Each of the Stockholder and Parent agree that, in the event any Approval necessary to preserve the Company’s assets (including the Properties) is not obtained prior to the Closing, the Stockholder will, subsequent to the Closing, on the reasonable request of Parent and at Parent’s sole cost and expense, cooperate with the Surviving Entity and Parent in attempting to obtain such Approval as promptly thereafter as practicable.

6.3       Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets (including the Properties), property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Entity are fully authorized in the name of the Surviving Entity or otherwise to take and will take, all such actions at Parent’s expense.

6.4       Stockholder’s Obligation to Close. The Stockholder’s obligation to close the transaction set forth in this Agreement is expressly made subject to the satisfaction of the following conditions:

(a)       Parent shall have obtained Stockholder and NASDAQ Approvals for the issuance of the Merger Consideration and the consummation of the Merger; and

(b)       Receipt by stockholders of the Company of the Non-Escrow Shares and receipt by the Escrow Agent of the Escrow Shares.

6.5       Conditions Precedent. The Closing of the Merger and related transactions or actions contemplated by this Agreement are expressly subject to and contingent upon the satisfaction of the following conditions precedent (the “Conditions Precedent”):

(a)       Parent shall have obtained Stockholder and NASDAQ Approvals;

(b)       Parent shall have received approval from the NASDAQ Capital Market of an additional listing application covering the Merger Consideration, if required;

(c)       The filing by the Parent of the Schedule 14f-1;

(d)       The Company shall have closed the Keystone Acquisition;

(e)       The Company shall have closed the Company Financing and received at least Three Million Dollars ($3,000,000) in net proceeds from the sale of its securities;

(f)       Delivery of a fairness opinion issued to Parent relating to the Company, the Properties and the Merger Consideration in customary form;

(g)       Parent shall have obtained the requisite approval of holders of its voting capital to increase the number of authorized shares of its Common Stock to Two Hundred Million (200,000,000) shares from Fifty Four Million (54,000,000) shares;

(h)       Immediately preceding the Closing Date, the Parent shall not have more than Four Million Nine Hundred Forty Five Thousand One Hundred Eighty Two (4,945,182) shares of Common Stock and equivalents outstanding on a fully diluted basis to include the issuance of a one-time special dividend for holders of Preferred Series D stock as set forth on Schedule 6.5(h) hereto;

(i)       Immediately preceding the Closing Date, the Company shall not have more than Forty Eight Million Six Hundred Fifteen Thousand Two Hundred Eighty Nine (48,615,289) shares of Common Stock and equivalents outstanding on a fully diluted basis;

(j)       Immediately preceding the Closing Date, except as set forth on Schedule 3.2 hereof, there shall not be any outstanding equity awards held by any of the named executive officers, directors, consultants, service providers, placement agents, or employees of either the Company, Parent or combined Company, or planned issuances thereof;

(k)       The representations and warranties of the Company and the Stockholder contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement (except whether such representations are qualified by material or material adverse effect, which shall be true and correct in all respects) and shall be true and correct as of the Closing Date as if made on the Closing Date and the Company and the Stockholder shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company and the Stockholder in connection with the consummation of the transactions contemplated by this Agreement at or prior to the Closing Date and the Company shall deliver a certificate, executed by its Chief Executive Officer, dated as of the Closing Date, certifying that the foregoing is true;

(l)       The Board of Directors of Parent shall have declared as a special dividend a right entitling each stockholder as of the Record Date (as defined below) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Parent, of the Parent Assets (as defined below) or the net proceeds therefrom, as, when and if the Board of Directors of the Parent elects to divest such Parent Assets within eighteen (18) months of the Closing Date. The record date of such special dividend (the “Record Date”) will be no less than five (5) business days prior to the Closing Date;

(m)       The Company and/or Parent shall have made payment under those certain change in control or employment agreements for Officers of the Parents set forth on Schedule 6.5(m) hereto in the amounts included in such Schedule; and,

(n)       The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

6.6       Further Assurances. Parent, Buyer and the Stockholder shall (and Parent shall cause the Surviving Entity to) provide reasonable cooperation to each other and their professional auditors with respect to any audit, legal or tax inquiries or procedures following the Closing Date including, without limitation, in order to permit Parent to have prepared, at its sole cost and expense, audited financial statements as required for filing with the SEC.

6.7       Legal Representation. Parent and Buyer, on the one hand, and the Company and the Stockholder, on the other hand, hereto acknowledge that they have been represented by independent legal counsel in the preparation of this Agreement. Parent, the Company, the Stockholder and Buyer each hereby explicitly waive any conflict of interest and other allegations that it/they have not been represented by its own counsel.

6.8       Financial Matters. At the Closing Date, all intercompany obligations recorded on the books and records of the Parties, due and owing from the Company to Stockholder, or from Stockholder to the Company shall be cancelled. All bank accounts of the Company shall be maintained and any balances on the date hereof shall be conveyed and transferred to Buyer and the Surviving Entity by virtue of the Merger.

6.9       Company Financial Statements. The Company shall, not later than 20 days after execution of this Agreement, deliver to the Parent its financial statements for the prior two (2) fiscal years (or since inception) audited by a PCAOB firm and unaudited financial statements for any interim period as well as pro forma financial statements of the post-Merger balance sheet of the Parent and the Surviving Entity, on a consolidated basis, and such additional information as is required for the Parent’s S-4 relating to the approval by the Parent’s stockholders of this Agreement, the Merger, the issuance of the Merger Consideration and the transactions contemplated hereby and thereby and the related Current Reports on Form 8-K required in connection with the Closing of the Merger.

6.10       Existing Parent Assets. The Parties acknowledge that it may be in the best interests of both the Parent and its stockholders that the Parent, after Closing of the Merger, divest itself of the existing pre-Merger assets which directly support its memory products and solutions business.  These assets include computer memory products, design and engineering services, contract and flexible manufacturing solutions, simulation labs, financial programs, buyback / trade-in / trade-up programs, software tools and solutions, related intellectual property and customer lists.  It further includes but is not limited its four business lines and associated brands and trademarks which support and provide complimentary solutions to the market (namely Princeton Memory, Micro Memory Bank (MMB), MemoryStore.com, 18004Memory.com).  These are collectively referred to as the “Parent Assets”.  The Parties agree that between the date hereof and the Closing Date they will consider this issue, determine if in fact such a divestiture is in the best interests of the Parent and its stockholders, and review the most effective means of undertaking such a divestiture, taking into account all legal, economic and tax considerations as are appropriate. The parties further agree that in the event of any such divestiture, ownership of the Parent Assets, or the proceeds thereof, will be for the benefit of the stockholder of the Parent prior to consummation of the Merger.

6.11       New Report. Within twelve (12) months of the Closing Date, the Company, as the Surviving Company, shall deliver to Parent the New Report.

6.12       S-4/Proxy Statement/Prospectus.

(a)       As promptly as practicable after the execution of this Agreement, the Parent shall prepare and file with the SEC the S-4, which shall include a document or documents that will constitute:

(i)       the prospectus forming part of the registration statement on the S-4; and

(ii)       the Proxy Statement/Prospectus.  Parent shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable laws in connection with the Merger and the issuance of the Merger Consideration.

The Company shall provide promptly to the Parent such information concerning its business and financial statements and affairs as may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the Parent’s counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4.

(b)       As promptly as practicable after the effective date of the S-4, the Proxy Statement/Prospectus shall be mailed to the stockholders of the Parent. Parent shall cause the Proxy Statement/Prospectus to comply as to form and substance in all material respects with the applicable requirements of:

(i)       the Exchange Act;

(ii)       the Securities Act; and

(iii)       the rules and regulations of The NASDAQ Stock Market LLC.

Parent will notify the Company promptly of the receipt of any:

(i)       comments from the SEC or its staff or any other government officials;

(ii)       notice that the S-4 has become effective;

(iii)       the issuance of any stop order; or

(iv)       request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or for additional information and, except as may be prohibited by any Governmental Entity, will supply the Company with copies of all correspondence between such Parent or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Agreement or any related document or filing.

Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.12(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

(c)       Each of Company and the Parent shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any related filing or document and the Parent shall amend or supplement the Proxy Statement/Prospectus to the extent required by law to do so. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for an amendment of the Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

(d)       Parent shall keep the S-4 continuously effective under the Securities Act until all securities covered by the S-4 have been sold, or may be sold without restrictions pursuant to Rule 144, as determined by the counsel to the Parent pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected stockholder of the Company.

ARTICLE VII
TAX MATTERS

7.1       Conveyance Taxes. Parent and Buyer shall pay and be solely responsible for any transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other party or parties to comply with the foregoing.

7.2       Pre-Closing Tax Returns. The Company shall timely prepare and file all Tax Returns of the Company required to be filed by the Company with respect to a period ending on or before the Closing Date (each such Tax Return, a “Pre-Closing Tax Return”). Parent and Buyer shall cause the Company to execute and timely file any Pre-Closing Tax Return prepared in accordance with this Section 7.2 that will be filed after the Closing Date. The cost of preparing all Pre-Closing Tax Returns shall be paid by the Company and/or the Stockholder. All such Pre-Closing Tax Returns shall be prepared and filed in a manner consistent with the past practice of the Company unless otherwise required by applicable Law. The Stockholder, the Buyer and the Parent will cooperate in good faith in connection with the exchange of information necessary for the preparation of all Pre-Closing Tax Returns.

7.3       Straddle Period. The Parent and Buyer shall timely prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company required to be filed by the Company, as the case may be, with respect to a period beginning before the Closing Date and ending after the Closing Date (a “Straddle Period”) relating to Taxes a portion of which is owed by the Company and the Stockholder with respect to any pre-closing tax period or portion thereof (“Straddle Period Returns”). All Straddle Period Returns shall be prepared and filed in a manner consistent with the past practice of the Company unless otherwise required by applicable Law. The Stockholder shall have the right to review and comment on each Straddle Period Return prior to the filing of such return. The Stockholder, Parent and the Buyer agree to consult and resolve in good faith any issues and comments arising as a result of the review of each Straddle Period Return, and mutually to consent to filing as promptly as possible to each Straddle Period Return. The cost of preparing all Straddle Period Returns shall be paid by the Parent or the Buyer.

7.4       Last Day of Taxable Period. If the Company is permitted under any applicable foreign, state or local income tax Law to treat the Closing Date as the last day of a taxable period of the Company, the Stockholder and the Parent and Buyer shall treat (and cause their respective Affiliates to treat) the Closing Date as the last day of such taxable period (i.e., a deemed closing of the books for Tax purposes). For all purposes under this Agreement, in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is allocable to the portion of the period ending on the close of the Closing Date shall be, in the case of Taxes that are based upon or related to income or receipts, be equal to the amount which would be payable if the taxable year ended on the Closing Date.

7.5       Tax Cooperation. The Stockholder, the Parent and the Buyer shall, upon written request of the other:

(a)       each provide the other with such assistance as may be reasonably requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes or such returns;

(b)       each retain and provide the other with any records or other information that may be relevant to such Tax Returns, audit or examination, proceeding, or determination; and

(c)       each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any such Tax Returns.

Without limiting the generality of the foregoing, the Buyer and Parent shall retain until the applicable statues of limitations (including any extensions) have expired, copies of all Pre-Closing Tax Returns and Straddle Period Returns, supporting work schedules, and other records or information that may be relevant to such returns, and shall not destroy or otherwise dispose of any such records without first providing the Stockholder with a reasonable opportunity to review and copy the same. Each party shall bear its own expenses in complying with the foregoing provisions.

7.6       Required Notification. The Buyer shall promptly notify the Stockholder in writing upon receipt by the Buyer or any of its Affiliates of notice of any audits, examinations, adjustments or assessments relating to Taxes with respect to any Pre-Closing Tax Returns and any Straddle Period Returns, and with respect to amounts which would be paid by the Stockholder or for which any of the Buyer or its Affiliates may be entitled to receive indemnity under this Agreement (each, a “Tax Claim”). The Stockholder, in its sole discretion, may contest such Tax Claim in any permissible forum and shall otherwise have the sole right at their sole expense to direct, control and settle any administrative or judicial proceedings relating to such Tax Claim, provided that:

(a)       the Stockholder notifies the Buyer in writing within twenty (20) days (or if a response to such Tax Claim is required within thirty (30) days and the Internal Revenue Service (or any other applicable state or local tax authority) refuses to grant an extension of at least ten (10) days, fifteen (15) days; provided that the Buyer shall be required to use reasonable efforts to obtain such an extension) of the Buyer's notification of the Stockholder of such Tax Claim of their intent to exercise their right to direct, control, and settle such Tax Claim;

(b)       the Buyer shall be entitled to participate at its sole expense in such administrative or judicial proceedings; and

(c)       to the extent any settlement of any such proceeding is reasonably expected to increase any Tax to the Buyer or its Affiliates in respect of any Tax not indemnified under this Agreement by the Stockholder at the time of such settlement, the Stockholder may not settle any such proceeding without the prior written consent of the Buyer.

ARTICLE VIII
INDEMNIFICATION

8.1       Obligations of Stockholder.

(a)       Indemnification by Stockholder. Subject to the limitations set forth this Section 8.1 and otherwise in this Article VIII, the Stockholder (the “Stockholder Indemnifying Party”), agree to indemnify and hold harmless Parent, the Surviving Entity and their respective directors, officers and Affiliates and their successors and assigns (each a “Parent Indemnified Party”) from and against any and all Losses of the Parent Indemnified Parties, to the extent directly or indirectly resulting or arising from or based upon:

(i)       breach of any representation or warranty set forth in Article III; and

(ii)       all Taxes to the extent resulting from or relating to the ownership, management or use of and the operation of the Company prior to and including the Closing Date.

(b)       Intentionally Omitted.

(c)       Limitations on Liability. The obligations of the Stockholder under this Section 8.1 shall be subject to the following limitations:

(i)       The Stockholder shall not have any liability to any Parent Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.1(a), until such time as the amount of all such liability shall collectively exceed $10,000 (the “Threshold”), whereupon the Losses exceeding the Threshold shall be payable by the Stockholder.

(ii)       Parent waives, on behalf of itself and any Parent Indemnified Party, any right to multiply actual damages or recover consequential, indirect, special, punitive or exemplary damages (including, without limitation, damages for lost profits or loss of business opportunity) arising in connection with or with respect to the indemnification provisions hereof or any right to recovery from any source other than the Escrow Shares. For the avoidance of doubt, the Stockholder’s indemnification obligation is limited to the Escrow Shares.

(iii)        In no event shall the Stockholder’s aggregate liability to any Indemnified Party under Section 8.1 exceed the after tax amount of such Claim and all Claims shall be net of any insurance proceeds reasonably expected to be received in respect of Losses subject to such Claim. The Parent Indemnified Parties shall use all reasonable efforts to collect any amounts available under applicable insurance policies with respect to Losses subject to a Claim.

8.2       Obligations of Parent. Parent, Buyer and the Surviving Entity (collectively, the “Parent Indemnifying Parties”) agree to indemnify and hold harmless the Stockholder and its agents, representatives and Affiliates and its successors and assigns (each, a “Stockholder Indemnified Party”) from and against any and all Losses of the Stockholder Indemnified Party, directly or indirectly, as a result of, or based upon or arising from:

(a)       the ownership, management and operation of the Company and the Surviving Entity after the Closing Date, except:

(i)       to the extent any such Losses are subject to indemnification by the Stockholder pursuant to Section 8.1; or

(ii)       to the extent any such Losses are the result of fraud committed by the Stockholder; and

(b)       Buyer shall not have any liability to the Stockholder Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.2, until such time as the amount of all such liability shall collectively exceed the Threshold, whereupon the Losses exceeding the Threshold shall be payable by Buyer. Also, in no event shall Buyer’s aggregate liability under Section 8.2 exceed the after-tax amount of such Claims.

8.3       Procedure. A Stockholder Indemnified Party or a Parent Indemnified Party (each, an “Indemnified Party”) shall give the Parent Indemnifying Party or Stockholder Indemnifying Party (each, an “Indemnifying Party”), as applicable, notice (a “Claim Notice”) of any matter which an Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (a “Claim”), within forty-five (45) days of such determination; provided, however, that any failure of the Indemnified Party to provide such Claim Notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure. Upon receipt of the Claim Notice, the Indemnifying Party shall be entitled to assume and control the defense of such Claim at its expense if it gives notice of its intention to do so to the Indemnified Party within ten (10) Business Days of the receipt of such Claim Notice from the Indemnified Party; provided, however, that:

(a)       Indemnified Party must approve of the selection of legal counsel by Indemnifying Party, which approval shall not be unreasonably withheld, delayed or conditioned; and

(b)       if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party.

In the event the Indemnifying Party exercises the right to undertake any such defense against any such Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned so long as:

(a)       there is no payment or other consideration required of the Indemnified Party; and

(b)       such settlement does not require or otherwise involve any restrictions on the conduct of Business by the Indemnified Party.

8.4       Survival.

(a)       The representations and warranties of the Stockholder and Parent contained in this Agreement, including the Exhibits and the Schedules to this Agreement, shall survive the Closing until the first (1st) anniversary of the Closing Date. An Indemnifying Party is not required to make any indemnification payment hereunder unless a Claim is delivered to the Indemnifying Party on or before 5:00 p.m. ET of the one year anniversary of the Closing Date, except with respect to Claims of fraud committed by the Indemnifying Party.

(b)       Any matter as to which a Claim has been asserted by a Claim Notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a final, nonappealable judgment of a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

8.5       Notice by Indemnifying Party. The Indemnifying Party agrees to notify the Indemnified Party of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article VIII upon discovery or receipt of notice thereof (other than such claims from the Indemnified Party).

8.6       Exclusive Remedy. Other than rights to equitable relief, to the extent available under applicable law, each of the parties acknowledges and agrees that the sole and exclusive remedy for any Losses arising from Claims described in Sections 8.1 and 8.2 or any other Claims of every nature arising in any manner in connection with this Agreement, shall be indemnification in accordance with this Article VIII.

8.7       Mitigation. Prior to the resolution of any Claim for indemnification under this Agreement, the Indemnified Party shall utilize all commercially reasonable efforts, consistent with normal past practices and policies and good commercial practice, to mitigate such Losses.

8.8       Consequential and Other Damages. No party shall be liable for any lost profits or consequential, special, punitive, indirect or incidental Losses or damages in connection with this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1     Amendments; Waivers. This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

9.2       Exclusivity. Subject to any fiduciary obligations applicable to its boards of directors, the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with this Agreement or the transactions contemplated hereby. The Company shall notify the Parent immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

9.3       Intentionally Omitted.

9.4       Schedules; Exhibits; Integration. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

9.5       Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws. Subject to the provisions of Section 9.17, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located within the Eastern or Southern District of New York with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any New York County or any Federal Court of the United States of America sitting in the Eastern or Southern District of New York.

9.6       No Assignment. Neither this Agreement nor any rights or obligations under it are assignable without the express written consent of the Stockholder and Parent.

9.7       Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

9.8       Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

9.9       Publicity and Reports. The Stockholder and Parent shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as required by Law, no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of each of the Stockholder and Parent.

9.10       Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

9.11       Notices. Any notice or other communication hereunder must be given in writing and:

(a)       delivered in person;

(b)       transmitted by facsimile; or

(c)       mailed by certified mail, postage prepaid, return receipt requested as follows:

If to PARENT or BUYER, addressed to:

DATARAM CORPORATION

777 Alexander Road, Suite 100

Princeton, New Jersey 08543

Attn: Chief Executive Officer

Facsimile:    (609) 799-6734

With a copy to:

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Harvey Kesner, Esq.

If to STOCKHOLDER, addressed to the addresses set forth on the signature page hereto.

If to the COMPANY, addressed to:

U.S. GOLD CORP.

Suite 102, Box 604

1910 East Idaho Street

Elko, NV  89801

Attn: Chief Executive Officer

With a copy to:

Laxague Law, Inc.

1 East Liberty, Suite 600

Reno, Nevada 89501

Attn: Joseph Laxague, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective:

(a)       if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.11 and an appropriate answerback is received;

(b)       if given by mail, three (3) days after such communication is deposited in the mails by certified mail, return receipt requested, with postage prepaid and addressed as aforesaid; or

(c)       if given by any other means, when actually delivered at such address.

9.12       Remedies; Waiver. To the extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

9.13       Attorney’s Fees. In the event of any Action by any party to enforce against another party a right or claim, each party shall pay its own fees, costs and expenses incurred in such Action, and no arbitrator shall have authority to make an award of attorney’s fees in contravention of this provision. Attorney’s fees incurred in enforcing any final judgment in respect of this Agreement are recoverable as a separate item.

9.14       Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect; provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

9.15       Entire Agreement. This Agreement constitutes and includes that entire agreement of the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No promise or representation of any kind has been made to any of the parties to this Agreement by any other party or parties to this Agreement or anyone acting for any of such parties, except as is expressly stated in this Agreement.

9.16       Time is of the Essence. Time is of the essence in interpreting and enforcing this Agreement.

9.17       Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration administered before one arbitrator by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of this Agreement (herein the “AAA Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be selected pursuant to the AAA Rules and shall be a neutral and impartial lawyer with excellent academic and professional credentials:

(a)       who is or has been practicing law for at least fifteen (15) years, specializing in general commercial litigation or general corporate and commercial matters; and

(b)       who has both training and experience as an arbitrator and is generally available to serve as an arbitrator. The arbitration shall be governed by the arbitration law of the Federal Arbitration Act and shall be held in the City of New York, County of New York.

9.18       Expenses. All fees and expenses incurred by any party hereto shall be paid by such party.

9.19       Disclosures. Each exception stated in the Schedules attached hereto shall be deemed to be disclosed under any Section of Article III or Article V specifically identified therein and any other Section or Sections to which such disclosure relates.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

PARENT:

DATARAM CORPORATION

By: /s/ David A. Moylan

Name: David A. Moylan

Title: Chief Executive Officer

BUYER:

DATARAM ACQUISITION SUB, INC.

By: /s/ David A. Moylan

Name: David A. Moylan

Title: Chief Executive Officer

COMPANY:

U.S. GOLD CORP.

By: /s/ David S. Rector

Name: David S. Rector

Title:      Chief Operating Officer

STOCKHOLDER:

COPPER KING LLC

By: /s/ John Stetson

Name: John Stetson

Title:      Managing Member

Annex B

Fairness Opinion of ROTH Capital Partners, LLC

November 28, 2016

Special Committee of the Board of Directors

Dataram Corporation

777 Alexander Road, Suite 100

Princeton, New Jersey 08540

Attention: David A. Moylan, Chairman and Chief Executive Officer

Members of the Special Committee of the Board of Directors:

Roth Capital Partners, LLC (“Roth, “us” or “we”) understands that Dataram Corporation, a corporation organized under the laws of the State of Nevada (“Dataram”), intends to enter into an Agreement and Plan of Merger substantially in the form of a draft dated November, 2016 (the “Merger Agreement”) by and among Dataram; Dataram Acquisition Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Dataram (the “Merger Sub”); U.S. Gold Corp., a Nevada corporation (“U.S. Gold”); and Copper King LLC, a principal stockholder of the Company (“Copper King”). Unless otherwise set forth herein, capitalized terms set forth herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, Dataram will acquire U.S. Gold through the merger of U.S. Gold with and into the Merger Sub, with U.S. Gold surviving such merger, upon the terms and subject to the conditions set forth therein, whereby all of the issued and outstanding shares of the capital stock and other securities of the U.S. Gold will be converted into the right to receive the Merger Consideration (as defined therein; provided, however, for purposes of this opinion only, we have excluded the common stock to be issued in the Company Financing as further described in Section 2(d) and 2(e) of the Merger Agreement).

You have asked us to render an opinion, as of the date hereof, with respect to the fairness, from a financial point of view, of the Merger Consideration to the holders of Dataram Shares.

For purposes of the opinion set forth herein, we have reviewed a draft of the Merger Agreement dated November, 2016, and we have also, among other things:

(i)	reviewed certain publicly available and other business and financial information provided (or caused to be made available to us) by Dataram;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning U.S. Gold provided (or caused to be made available to us) by Dataram;

(iii)	reviewed certain financial forecasts relating to U.S. Gold prepared by the management of U.S. Gold (the “U.S. Gold Forecasts”) and provided (or caused to be made available to us) by Dataram;

(iv)	discussed the past and current operations, financial condition and prospects of each of U.S. Gold and Dataram with senior management of Dataram, including the assessments of senior management of Dataram as to the liquidity needs of, and financing alternatives and other capital resources available to, U.S. Gold;

(v)	participated in certain discussions with senior management of Dataram regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger;

Dataram Corporation

November 28, 2016

(vi)	compared the financial performance of Dataram and U.S. Gold, and their prices and trading activity respectively with that of certain publicly-traded companies we deemed relevant in preparing this opinion;

(vii)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant in preparing this opinion;

(viii)	participated in discussions with certain representatives of Dataram, and its professional advisors; and

(ix)	performed such other analyses and considered such other data, financial studies, analyses and investigations, and financial, economic and market criteria and factors which we deemed relevant in preparing this opinion.

In conducting our review and arriving at our opinion, with your consent, we have not independently investigated or verified any of the foregoing information and we have assumed and relied upon such information as being accurate and complete in all material respects, and we have further relied upon verbal or written assurances of senior management of Dataram that such information was accurate and complete in all material respects when given to us and that they are not aware of any facts or circumstances that would make or render any of such information inaccurate, incomplete or misleading in any material respect. With respect to the U.S. Gold Forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best then-currently available estimates and good faith judgments of the management of U.S. Gold as to the future financial performance of U.S. Gold. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets, liabilities or business operations of Dataram or U.S. Gold, nor have we been furnished with any such valuation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we actually conducted, any physical inspection of the properties or facilities of Dataram or U.S. Gold.

We also have assumed, with your consent, that (i) the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the Nevada Revised Statues, and all other applicable federal, state and local statutes, rules, regulations promulgated thereunder and the rules and regulations of the Nasdaq Stock Market, LLC, and any other applicable exchanges (collectively, “Securities and Exchange Rules”), (ii) the representations and warranties of each party in the Merger Agreement are true and correct (except to the extent such representations and warranties may be reasonably construed as a determination or conclusion of or by any such party regarding the fairness of the Merger), (iii) each party to the Merger Agreement will perform on a timely basis all covenants and agreements required to be performed by it under the Merger Agreement, and (iv) all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that the final Merger Agreement when signed by all relevant parties will conform in all material respects to the draft Merger Agreement dated November, 2016, and that the Merger will be consummated as described in the draft Merger Agreement. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be timely obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have a material adverse effect on Dataram or U.S. Gold or on the contemplated benefits of the Merger.

Dataram Corporation

November 28, 2016

Our opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to the shareholders of Dataram. Our opinion does not in any manner address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of, or any class of such persons, relative to the consideration to be received by the shareholders of Dataram in the Merger. Our opinion also does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Dataram, the underlying business decision of Dataram to proceed with the Merger, or the effects of any other transaction in which Dataram might engage. The issuance of this opinion was approved by an authorized internal fairness committee of Roth in accordance with our customary practice. Our opinion is necessarily based on economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of Dataram or U.S. Gold. Further, we express no opinion as to the actual value of the shares of Dataram when issued pursuant to the Merger Agreement or the prices at which shares of Dataram will trade at any time before, after or during the Merger. It should be understood that, although subsequent developments or events may affect various assumptions used by us in preparing our opinion, we do not have any obligation to update, revise or reaffirm our opinion based on such developments or events or otherwise and we expressly disclaim any responsibility to do so. Our opinion does not address any legal, tax or accounting matters.

We have acted as financial advisor to Dataram in connection with the Merger and will receive a fee for our services payable upon delivery of this opinion to the Special Committee of the Board of Directors of Dataram following a request from such Committee that our opinion be so delivered. Our fee is not contingent upon the consummation of the Merger. We will be reimbursed for our reasonable out of pocket expenses incurred in rendering services to Dataram, subject to an agreed maximum amount. Payment of such reimbursement is not contingent upon consummation of the Merger. Dataram has agreed to indemnify us for certain losses, claims, damages and liabilities arising out our performance of services pursuant to our engagement with Dataram. Subject to a fairness opinion we gave during June 2016, in the two years prior to the date hereof, we have not provided any services to the Dataram where we received a fee.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with arrangements and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Dataram or U.S. Gold, and, accordingly, may at any time hold a long or a short position in such securities.

Dataram Corporation

November 28, 2016

It is understood that this letter is solely for the information and use of the Special Committee of the Board of Directors of Dataram in connection with its evaluation and possible recommendation of the Merger and does not constitute a recommendation to any stockholder of Dataram as to how such stockholder should vote or otherwise act or refrain from acting on any matter relating to the Merger. Subject to all qualifications, limitations and assumptions set forth herein, the Board of Directors of Dataram is entitled to rely on this opinion in connection with its evaluation and possible approval and recommendation of the Merger. Except as otherwise set forth herein, or as expressly contemplated by and subject to the limitations set forth in the Merger Agreement, this opinion may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, provided that we hereby authorize a copy of this opinion to be included in its entirety as an exhibit, and a summary of the contents of this opinion to be disclosed, in any filing or other disclosure that Dataram is required to make under Securities and Exchange Rules in connection with the Merger, but only to the extent Dataram has reasonably concluded that such inclusion or disclosure is required by or advisable under applicable law.

On the basis of and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration is fair, from a financial point of view, to the shareholders of Dataram.

Very truly yours,

Roth Capital Partners, LLC

Annex C

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.       Name of Corporation: Dataram Corporation

2.       The Articles of Incorporation (the “Articles”) have been amended as follows:

Subsections 3.01, 3.02 and 3.03 of Article III are hereby amended and replaced with the following:

3.01    Authorized Capital Stock.    The total number of shares of stock this Corporation is authorized to issue two hundred fifty million (250,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

3.02    Common Stock.    The total number of authorized shares of Common Stock shall be two hundred million (200,000,000) shares with par value of $0.001 per share.

3.03    Preferred Stock.    The total number of authorized shares of Preferred Stock shall be fifty million (50,000,000) shares with par value of $0.001 per share.

3.       The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: *%.

4.       Effective date of filing:

5.       Signature:

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Annex D

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of Corporation: Dataram Corporation

2.	The following amendments to the Articles of Incorporation, as amended, were approved by the directors and thereafter duly adopted by the shareholders of the corporation on the * day of *, 2017.

3.	The number of shares outstanding at the time of the adoption of the amendment was: * shares. The total number of shares entitled to vote thereon was: * shares of Common Stock.

4.	Resolved that Article III is hereby amended to add the following

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Nevada Revised Statutes of this amendment to the Corporation’s Articles of Incorporation, as amended, each * shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the holder shall be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of the Company’s Common Stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on the NASDAQ Capital Market by (ii) the number of shares of the Company’s Common Stock held by the shareholder that would otherwise have been exchanged for the fractional share interest. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

* Whole number between 2 and 10 as determined by the Board of Directors in its sole discretion

5.	The number of shares voting for and against this amendment to Article III is as follows.

Number of Shares Voting for Amendment: _______

Number of Shares Voting Against Amendment: _______

6.	This Certificate of Amendment shall become effective immediately upon filing with the State of Nevada.

Dated this * day of *, 2017	By:

Name:

Title:

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